Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145447

CYBERSOURCE CORPORATION

1295 Charleston Road

Mountain View, CA 94043

To the Stockholders of CyberSource Corporation

Merger Proposal—Your Vote is Very Important

Dear CyberSource Corporation Stockholders:

We are pleased to report that in June the boards of directors of CyberSource Corporation (“CyberSource”) and Authorize.Net Holdings, Inc. (“Authorize.Net”) unanimously approved a definitive agreement to merge Authorize.Net with and into a wholly owned subsidiary of CyberSource.

In the merger, each share of Authorize.Net common stock will be converted, directly or indirectly, into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of a cash payment. Accordingly, the value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. In addition, the amount of cash consideration to be paid per share of Authorize.Net common stock will not be determined until the consummation of the merger. As of June 15, 2007, the last full trading day before the public announcement of the merger, the cash consideration per share would have been $4.45. CyberSource common stock is listed on the Nasdaq Global Market under the trading symbol “CYBS,” and on September 19, 2007, the last full trading day before the printing of this joint proxy statement/prospectus, CyberSource common stock closed at $11.79 per share. Based on the number of shares of common stock of CyberSource and Authorize.Net outstanding on September 14, 2007, the former stockholders of Authorize.Net will own approximately 48% of CyberSource common stock after the merger.

Authorize.Net and CyberSource cannot complete the merger unless CyberSource stockholders approve the issuance of CyberSource securities and approve an amendment to CyberSource’s amended and restated certificate of incorporation to increase the authorized common stock, in each case pursuant to the merger. Your vote is very important. Whether or not you plan to attend the meeting of stockholders, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy statement/prospectus does not deprive you of your right to attend the meeting and to vote your shares in person.

After careful consideration, the CyberSource board of directors unanimously concluded that the amendment to our amended and restated certificate of incorporation and the issuance of securities pursuant to the merger to be fair and in the best interests of CyberSource. The CyberSource board of directors unanimously recommends that you vote “FOR” the proposals to approve the amendment to our amended and restated certificate of incorporation and the issuance of securities pursuant to the merger both of which are necessary to effect the merger.

This joint proxy statement/prospectus provides you with information concerning CyberSource, Authorize.Net and the merger. Please give all of the information contained in this joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled “ Risk Factors” beginning on page 20 of this joint proxy statement/prospectus.

CyberSource sincerely appreciates your interest in and consideration of this matter.

Sincerely,

/s/ William S. McKiernan

William S. McKiernan

Chairman and Chief Executive Officer

CyberSource Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the CyberSource securities to be issued in connection with the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated September 20, 2007, and is first being mailed to the CyberSource stockholders on or about September 24, 2007.

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CYBERSOURCE CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m., local time
DATE:	October 23, 2007
PLACE:	1295 Charleston Road
Mountain View, CA 94043
PURPOSE:	To consider and vote on the issuance of CyberSource Corporation securities pursuant to the proposed merger of Authorize.Net Holdings, Inc. with and into Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource Corporation, and to merge the surviving company, Authorize.Net Holdings, Inc., into Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource Corporation and related matters.

TO THE STOCKHOLDERS OF CYBERSOURCE CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CyberSource Corporation, a Delaware corporation (“CyberSource”), will be held on October 23, 2007, at 10:00 a.m., local time, at its offices located at 1295 Charleston Road, Mountain View, CA 94043, for the following purposes, as more fully described in the document accompanying this Notice:

1. To consider and vote upon a proposal to approve the issuance of CyberSource common stock in connection with the mergers contemplated by the Agreement and Plan of Reorganization, dated June 17, 2007, by and among Authorize.Net Holdings, Inc. (“Authorize.Net”), CyberSource, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource (“Merger Corp.”), and Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource (“Merger LLC”), referred to herein as the “merger agreement,” and attached to the accompanying proxy materials as Annex A. Under the terms of the definitive merger agreement, Authorize.Net will merge with and into Merger Corp., with Authorize.Net surviving the merger. Next, Authorize.Net will merge with and into Merger LLC, with Merger LLC surviving the merger as a wholly owned subsidiary of CyberSource. As a result of the mergers, each share of Authorize.Net common stock held by stockholders of Authorize.Net will be converted, directly or indirectly, into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of a cash payment.

2. To consider and vote upon an amendment to the CyberSource amended and restated certificate of incorporation to increase the number of shares of authorized common stock, par value $0.001, from 50 million to 125 million;

3. To consider and vote upon an amendment to the CyberSource Amended and Restated 1999 Stock Option Plan to extend the plan for an additional three years and to increase the number of shares reserved thereunder from 11.0 million shares to 15.5 million shares; and

4. To consider and vote upon a proposal to grant discretionary authority to management of CyberSource to adjourn the special meeting to a date not later than November 22, 2007, if necessary, to solicit additional proxies if there appear to be insufficient votes at the time of the special meeting to approve any of the foregoing proposals;

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items are more fully described in the joint proxy statement/prospectus accompanying this Notice.

Only stockholders of record at the close of business on September 14, 2007 are entitled to notice of and to vote at the special meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection at the executive offices of CyberSource.

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All stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the special meeting. If you attend the special meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the special meeting will be counted.

By Order of the Board of Directors,

/s/ Richard Scudellari

Richard Scudellari

Secretary

CyberSource Corporation

Mountain View, California

September 24, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED DOCUMENT CAREFULLY. TO ENSURE THAT YOUR SHARES ARE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

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AUTHORIZE.NET HOLDINGS, INC.

f/k/a Lightbridge, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

September 24, 2007

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Authorize.Net Stockholder:

You are cordially invited to attend a special meeting of stockholders to be held at 10:00 a.m., local time, on October 25, 2007 at the offices of Authorize.Net located at 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752.

At the special meeting, among other things, you will be asked to adopt and approve the Agreement and Plan of Reorganization that we entered into with CyberSource Corporation (“CyberSource”) on June 17, 2007. Pursuant to the proposed merger, Authorize.Net will become a wholly owned subsidiary of CyberSource and each share of Authorize.Net common stock shall be converted into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of a cash payment.

After careful consideration, our board of directors has unanimously determined that the merger with CyberSource and the related Agreement and Plan of Reorganization are advisable, fair to and in the best interests of our stockholders and has recommended that you vote for this proposal. Our financial advisor, Jefferies Broadview, a division of Jefferies & Company, Inc., has delivered to our board of directors an opinion to the effect that, as of the date of its opinion and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger agreement was fair from a financial point of view, to those holders. We anticipate that completion of the merger will result in the current holders of Authorize.Net’s equity securities owning approximately 48% of the combined company, based on the number of shares of Authorize.Net and CyberSource outstanding on September 14, 2007.

The accompanying proxy statement provides a detailed description of the proposed merger, and a copy of the merger agreement is attached to the proxy statement as Annex A. I urge you to read the proxy statement materials in their entirety and consider them carefully. Please pay particular attention to the “ Risk Factors” beginning on page 20 for a discussion of the risks related to the merger.

It is important that your shares be represented at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, I urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

I look forward to seeing you on October 25, 2007.

Sincerely,

/s/ Robert E. Donahue

Robert E. Donahue

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the CyberSource securities to be issued in connection with the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated September 20, 2007, and is first being mailed or delivered to stockholders on or about September 24, 2007

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AUTHORIZE.NET HOLDINGS, INC.

f/k/a Lightbridge, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

(508) 229-3200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m., local time
DATE:	October 25, 2007
PLACE:	293 Boston Post Road West, Suite 220
Marlborough, Massachusetts 01752
PURPOSE:	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of June 17, 2007 by and among CyberSource, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC and Authorize.Net.

TO THE STOCKHOLDERS OF AUTHORIZE.NET HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Authorize.Net Holdings, Inc., a Delaware corporation (“Authorize.Net”), will be held on October 25, 2007, at 10:00 a.m., local time, at its offices located at 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752 for the following purposes, as more fully described in the document accompanying this Notice:

1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization, dated June 17, 2007, by and among Authorize.Net Holdings, Inc., CyberSource Corporation (“CyberSource”), Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource (“Merger Corp.”), and Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource (“Merger LLC”), referenced to herein as the “merger agreement,” and attached to the accompanying proxy materials as Annex A, the merger and the other transactions contemplated by the merger agreement. Under the terms of the merger agreement, (i) Merger Corp. would merge with and into Authorize.Net, with Authorize.Net as the surviving corporation, and (ii) immediately thereafter, Authorize.Net would merge with and into Merger LLC, with Merger LLC as the surviving company. As a result of the mergers, each share of Authorize.Net common stock issued and outstanding (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries) will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of cash.

2. To consider and vote upon a proposal to grant discretionary authority to management of Authorize.Net to adjourn the special meeting to a date not later than November 24, 2007, if necessary, to solicit additional proxies if there appear to be insufficient votes at the time of the special meeting to approve the merger proposal;

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items are more fully described in the joint proxy statement/prospectus accompanying this Notice.

Only stockholders of record at the close of business on September 17, 2007 are entitled to notice of and to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection at the executive offices of Authorize.Net during ordinary business hours and in accordance with the Authorize.Net bylaws.

All stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your

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convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the special meeting. If you attend the special meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the special meeting will be counted.

Pursuant to the Delaware General Corporation Law, holders of outstanding shares of common stock of Authorize.Net Holdings, Inc. who do not vote in favor of the approval of the merger and the merger agreement and who comply with the requirements of Section 262 of the Delaware General Corporation Law will have, if the merger is consummated, the right to seek appraisal of their shares of common stock. For a more complete description of such appraisal rights, see “The Merger—Appraisal Rights” beginning on page 72 in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Eugene J. DiDonato

Eugene J. DiDonato

Secretary

Marlborough, Massachusetts

September 24, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY. TO ENSURE THAT YOUR SHARES ARE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

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REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about CyberSource from documents filed with the Securities and Exchange Commission (“the SEC”) that have not been included in or delivered with this joint proxy statement/prospectus. This information is available by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, and at the Internet website that the SEC maintains at http://www.sec.gov, as well as from other sources. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 115.

You may also request copies of these documents that relate to CyberSource, without charge, upon written or oral request to:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

Attention: Bruce Frymire

(650) 965-6000

This joint proxy statement/prospectus constitutes part of the registration statement on Form S-4 filed with the SEC by CyberSource (File No. 333-145447). This joint proxy statement/prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits to read that information. Statements made in this joint proxy statement/prospectus as to certain of our contracts, agreements or other documents referred to are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. This information is available by mail from the Public Reference Room of the SEC and at the Internet website that the SEC maintains, as well as from other sources, including from CyberSource at the address provided above.

This joint proxy statement/prospectus also constitutes a proxy statement and notice of meeting with respect to the special meeting of CyberSource stockholders, at which CyberSource stockholders will be asked to consider and vote upon a proposal to authorize the issuance of CyberSource common shares required to be issued to Authorize.Net stockholders pursuant to the merger agreement and related matters. This joint proxy statement/prospectus also constitutes a proxy statement and notice of meeting with respect to the special meeting of Authorize.Net stockholders, at which Authorize.Net stockholders will be asked to consider and vote upon a proposal to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Authorize.Net stockholders may also request copies of the registration statement or the Authorize.Net proxy materials without charge, by written or oral request to:

Authorize.Net Holdings, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

Attention: Corporate Secretary

(508) 229-3200

If you would like to request documents from either company, you must make your request no later than October 15, 2007.

See “Where You Can Find More Information” beginning on page 115.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some of the questions that you, as a stockholder of CyberSource or Authorize.Net, may have and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this joint proxy statement/prospectus, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this joint proxy statement/prospectus. We urge you to read this joint proxy statement/prospectus in its entirety prior to making any decision.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	CyberSource and Authorize.Net have agreed to combine their respective businesses under the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is included as Annex A to this joint proxy statement/prospectus. You are receiving this joint proxy statement/prospectus because you have been identified as a stockholder of either CyberSource or Authorize.Net, and thus you may be entitled to vote at such company’s special meeting. This joint proxy statement/prospectus serves as both a joint proxy statement of CyberSource and Authorize.Net, used to solicit proxies for the special meetings, and as a prospectus of CyberSource, used to offer shares of CyberSource common stock to Authorize.Net stockholders as part of the merger consideration Authorize.Net stockholders would receive as a result of the merger.

In order to complete the merger, among other things, CyberSource stockholders must vote to approve the amendment to the CyberSource amended and restated certificate of incorporation and issuance of CyberSource common stock pursuant to the merger, and Authorize.Net stockholders must vote to adopt and approve the merger agreement. CyberSource and Authorize.Net will hold separate meetings to obtain these approvals and, in the case of CyberSource, to approve certain other matters related to the merger. Your vote is very important, and we encourage you to vote your proxy as soon as possible.

Q:	Who is CyberSource?

A:	CyberSource provides secure electronic payment and risk management solutions to organizations that procure orders for goods and services over the Internet. CyberSource’s payment solutions allow eCommerce businesses to accept a wide range of payment options, from credit cards and electronic checks to global payment options and emerging payment types. CyberSource’s risk and compliance management tools address complexities common to online businesses, such as credit card fraud, tax calculation, and export controls. CyberSource’s reporting and management tools facilitate the automation of the flow of complex eCommerce processes, such as recurring billing and payment reconciliation. CyberSource partners with and connects to a large network of payment processors and other payment service providers to offer businesses a single source solution.

Q:	Who is Authorize.Net?

A:

Authorize.Net (formerly, Lightbridge, Inc.) develops, markets and supports products and services primarily for businesses that sell products or services online. Authorize.Net’s IP-based Payment Processing solutions offer products and services to merchants in both the Card Not Present (e-commerce and mail order/telephone order) and Card Present (retail point-of-sale and mobile devices) segments of the U.S. credit card transaction processing market. In addition, the Payment Processing Services include an electronic check payment processing solution for merchants, eCheck.Net®. The Payment Processing solutions are designed to provide secure transmission of transaction data over the Internet and manage submission of this payment information to the credit card and Automated Clearing House processing networks. Authorize.Net provides its Payment Processing solutions primarily through a network of outside sales partners, Independent Sales Organizations and merchant bank partners.

Q:	Why are CyberSource and Authorize.Net proposing the merger?

A:	CyberSource and Authorize.Net believe their respective businesses will complement each other and the merger will increase the scale and scope of the combined company, diversify the combined company’s service offerings, and create opportunities for cost reductions through integration savings and rationalization of operations. Authorize.Net has a strong small customer business, and CyberSource has a strong enterprise and mid-sized customer business.

Q:	What will Authorize.Net stockholders receive in exchange for their shares of Authorize.Net common stock?

A:	In the merger, each issued and outstanding share of Authorize.Net common stock (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries) will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of a cash payment. Accordingly, the value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. In addition, the amount of cash consideration to be paid per share of Authorize.Net common stock will be based on the number of issued and outstanding shares of Authorize.Net common stock and therefore will not be determined until the consummation of the merger. As of June 15, 2007, the last full trading day before the public announcement of the merger, the cash consideration per share would have been $4.45.

Q:	How long will it take to complete the merger?

A:	CyberSource and Authorize.Net expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived. These conditions include receiving stockholder approvals at their respective special meeting and all required regulatory approvals. CyberSource and Authorize.Net currently expect to complete the merger in the fourth quarter of 2007.

Q:	Do CyberSource or Authorize.Net have the right to terminate the merger agreement based upon their stock prices?

A:	No. The exchange ratio is fixed and, subject to satisfaction of the conditions to closing the merger, neither CyberSource nor Authorize.Net has the right to “walk away” from the transaction based on the fact that either party’s stock price increases or decreases.

Q:	How will the merger affect Authorize.Net stock options?

A:

Upon completion of the merger, each outstanding option award held by employees of Authorize.Net who become employees of the combined company, with the exception of Roy Banks, will be assumed by CyberSource and converted into an option to purchase a certain number of shares of CyberSource common stock as described in this paragraph. These options will be exercisable on the same terms and conditions as set forth in Authorize.Net’s stock option plan. Each assumed option will be converted into an option to purchase 1.1611 shares of CyberSource common stock plus an additional number of shares equal to the quotient obtained by dividing the cash exchange ratio by the stock option ratio, with the result rounded down to the nearest number of whole shares. The cash exchange ratio is determined by dividing $125 million by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger but excluding shares of Authorize.Net common stock held by CyberSource, Authorize.Net or any of their subsidiaries. The stock option ratio is equal to the average closing price of CyberSource common stock on the Nasdaq Global Market for the 10 trading days immediately preceding the closing of the merger. The per share exercise price for the shares of CyberSource common stock issuable upon exercise of such assumed CyberSource stock option will be equal to the quotient determined by dividing the per share exercise price for such Authorize.Net stock by the option exchange ratio, rounded up to the nearest whole cent. The option exchange ratio is equal to 1.1611 plus the quotient obtained by dividing the cash exchange ratio by the stock option ratio.

Upon the closing of the merger, each outstanding option award held by (a) non-employee members of Authorize.Net’s board of directors, (b) any Authorize.Net employee who is not offered employment by the combined company and (c) Mr. Banks, president of Authorize.Net’s principal operating subsidiary, who will become an employee of the combined company, will be cancelled and converted into a right to receive a cash payment. The cash payment for each vested option will be equal to the cash exchange ratio, as described in the preceding paragraph, plus an amount determined by multiplying 1.1611 by the difference between (x) stock option ratio, as described in the preceding paragraph, and (y) the exercise price to exercise the corresponding vested option and acquire the corresponding share of Authorize.Net common stock.

Q:	Will Authorize.Net stockholders be able to trade the CyberSource common stock they receive in the merger?

A:	Yes. The CyberSource common stock will be listed on the Nasdaq Global Market under the symbol “CYBS.” Certain persons who are deemed affiliates of Authorize.Net will be required to comply with Rule 145 under the Securities Act if they sell their shares of CyberSource common stock received in the merger.

Q:	Are CyberSource stockholders entitled to appraisal rights?

A:	No.

Q:	Are Authorize.Net stockholders entitled to appraisal rights?

A:	Yes. Authorize.Net stockholders will have appraisal rights under Delaware law in connection with the merger. Any Authorize.Net stockholder who has not voted shares of Authorize.Net common stock in favor of the adoption and the approval of the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, such shares of Authorize.Net common stock in lieu of the cash and CyberSource common stock provided for in the merger agreement. The value of the Authorize.Net common stock for this purpose will exclude any impact on value arising from, or expected to arise from, the merger. In order for the holder of Authorize.Net common stock to exercise its right to an appraisal, such holder must deliver to Authorize.Net a written demand for an appraisal of the shares of Authorize.Net common stock prior to the time the vote is taken on the merger agreement at the Authorize.Net stockholder meeting as provided by Delaware law. For more detail, see “The Merger—Appraisal Rights” beginning on page 72.

Q:	What are the United States federal income tax consequences of the merger?

A:	We expect the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. If the merger qualifies as a reorganization, Authorize.Net stockholders generally will not recognize any gain or loss upon the receipt of CyberSource common stock in exchange for Authorize.Net common stock in connection with the merger, except for cash received as merger consideration and cash received in lieu of a fractional share of CyberSource common stock.

Authorize.Net stockholders are urged to read the discussion in the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 67 and to consult their tax advisors as to the United States federal income tax consequences of the merger, as well as the effects of state, local and foreign tax laws.

Q:	Are there risks I should consider in deciding whether to vote for the merger?

A:	Yes. There are a number of risk factors that you should consider in connection with the merger. You should read the discussion in the section entitled “Risk Factors” beginning on page 20.

Q:	How will Authorize.Net fit into CyberSource after the merger?

A:	As a result of the merger, Authorize.Net will become, and will be operated as, a wholly owned subsidiary of CyberSource. Employees of Authorize.Net who are retained by CyberSource will become employees of Authorize.Net LLC, the surviving company in the merger, or employees of CyberSource.

Q:	What are CyberSource stockholders being asked to vote on?

A:	CyberSource stockholders are being asked to vote (a) to approve the issuance of shares of CyberSource common stock to Authorize.Net stockholders pursuant to the merger, (b) to approve an amendment to the CyberSource amended and restated certificate of incorporation to increase the number of authorized shares of CyberSource common stock, (c) to approve an amendment to the CyberSource Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”) to increase the number of shares awarded thereunder and to extend the term of the plan for an additional three years, and (d) if submitted to a vote of CyberSource stockholders, to approve the adjournment of the CyberSource special meeting, including, if necessary, to solicit additional proxies in favor of any of the foregoing proposals.

Q:	Why are CyberSource stockholders being asked to approve an amendment to the CyberSource amended and restated certificate of incorporation to increase the number of authorized shares of common stock?

A:	CyberSource is submitting the amendment to the CyberSource amended and restated certificate of incorporation for stockholder approval for the purpose of increasing the number of authorized shares of common stock available for issuance thereunder by 75 million shares. CyberSource needs additional authorized shares in order to be able to issue the number of shares of common stock to Authorize.Net stockholders required to complete the merger.

Q:	Why are CyberSource stockholders being asked to approve the amendment to the 1999 Stock Option Plan?

A:	CyberSource is submitting the amendment to the 1999 Stock Option Plan for stockholder approval for the purpose of increasing the number of shares of common stock available for issuance thereunder by 4.5 million shares and to extend the term of the 1999 Stock Option Plan for an additional three years. Following the completion of the merger, the combined company will be a much larger company with significantly more employees. The CyberSource board of directors believes that the combined company will need a significant number of shares available to provide equity-based incentive compensation to the directors, officers and other employees of the combined company.

Q:	What vote by CyberSource stockholders is required to approve the proposals to be submitted to CyberSource stockholders at the CyberSource special meeting?

A:	The affirmative vote of a majority of the votes cast in person or by proxy at the CyberSource special meeting is required to approve the proposals relating to the issuance of CyberSource common stock to Authorize.Net stockholders in the merger and the approval of the amendment of the 1999 Stock Option Plan.

The affirmative vote of a majority of the outstanding shares of CyberSource common stock entitled to vote at the CyberSource special meeting is required for approval of the amendment to the CyberSource amended and restated certificate of incorporation to increase the number of authorized shares of CyberSource common stock from 50 million to 125 million.

The affirmative vote of a majority of votes cast in person or by proxy, whether or not a quorum is present at the CyberSource special meeting, is required for stockholders to approve the proposal to adjourn the CyberSource special meeting, if necessary.

Q:	What are Authorize.Net stockholders being asked to vote on and what vote is required to approve those proposals?

A:	Authorize.Net stockholders are being asked to vote (a) to adopt and approve the merger agreement and the transactions contemplated thereby, including the merger, and (b) to grant discretionary authority to the management of Authorize.Net to, if submitted to a vote of Authorize.Net stockholders, adjourn the Authorize.Net special meeting to a date not later than November 24, 2007, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.

The affirmative vote of a majority of the outstanding shares of Authorize.Net common stock entitled to vote at the Authorize.Net special meeting is required to adopt and approve the merger agreement and the transactions contemplated thereby, including the merger.

The affirmative vote of a majority of votes cast in person or by proxy, whether or not a quorum is present at the Authorize.Net special meeting, is required for stockholders to approve the proposal to adjourn the Authorize.Net special meeting.

Q:	What constitutes a quorum?

A:	The presence at the special meeting of shares representing a majority of CyberSource’s outstanding common stock, represented either in person or by proxy, will constitute a quorum for the transaction of business. As of the record date, CyberSource had 35,623,498 shares of common stock outstanding. Abstentions and broker non-votes will each be counted as present for purposes of determining whether a quorum exists at the CyberSource special meeting.

The presence at the special meeting of shares representing a majority of Authorize.Net’s outstanding common stock, represented either in person or by proxy, will constitute a quorum for the transaction of business. As of September 14, 2007, Authorize.Net had 28,293,340 shares of common stock outstanding. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum at the Authorize.Net special meeting.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	What happens if I return my proxy card but don’t indicate how to vote?

A:	For CyberSource stockholders, if you properly sign your proxy card, but do not include instructions on how to vote, your shares will be voted in favor of each of the proposals recommended by the CyberSource board of directors, including: (a) the issuance of CyberSource securities, (b) the amendment of CyberSource’s amended restated certificate of incorporation and (c) the amendment of the 1999 Stock Option Plan.

For Authorize.Net stockholders, if you properly sign your proxy card, but do not include instructions on how to vote, your shares will be voted in favor of each of the proposals recommended by the Authorize.Net board of directors, including the adoption and approval of the merger agreement.

Q:	What happens if I don’t return a proxy card at all?

A:

If you are an Authorize.Net stockholder, not returning your proxy card will have the same effect as voting against adoption and approval of the merger agreement, the merger and the related transactions. If you are a CyberSource stockholder, assuming a quorum is present at the CyberSource special meeting, not returning your proxy card will have no effect on approval of the issuance of CyberSource securities to the Authorize.Net stockholders pursuant to the merger or the approval of amending the 1999 Stock Option Plan. However, if you are a CyberSource stockholder, not returning your proxy card will have the same effect as voting against approval of the amendment to the CyberSource amended and restated certificate of incorporation to increase the number of authorized shares of common stock. If CyberSource does not amend its amended and restated certificate of incorporation to increase the number of authorized common stock, it will not have sufficient common stock to consummate the merger. Therefore, a vote against the amendment to the CyberSource amended and restated certificate of incorporation has the same effect as voting against the merger.

Q:	Can I change my vote after I mail my signed proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can change your vote in one of three ways. First, you can send a written notice to CyberSource or Authorize.Net, as applicable, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card reflecting a later date. If you choose to change your vote by either of these two methods, you must submit your notice of revocation or your new proxy before the vote at the stockholder meeting to the address on page 37 of this joint proxy statement/prospectus, if you are a CyberSource stockholder, or page 38, if you are an Authorize.Net stockholder. Third, you can attend the stockholder meeting and vote in person.

Q:	If my broker or other nominee holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker or other nominee does not have authority to vote on the proposals described in this Proxy Statement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q:	What if I hold shares in both CyberSource and Authorize.Net?

A:	If you are a stockholder of both CyberSource and Authorize.Net, you will receive two separate packages of proxy materials. A vote as an Authorize.Net stockholder for the proposal to adopt and approve the merger agreement will not constitute a vote as a CyberSource stockholder for the proposal to authorize the issuance of CyberSource common shares required to be issued in the merger, or vice versa. THEREFORE, PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS THAT YOU RECEIVE, WHETHER FROM CYBERSOURCE OR AUTHORIZE.NET.

Q:	Should I send in my stock certificates now?

A:	No, do not send in your stock certificates now. After the consummation of the merger, CyberSource will send Authorize.Net stockholders written instructions on how to exchange their Authorize.Net stock certificates for new CyberSource certificates, together with a cash payment.

CyberSource stockholders will not be required to exchange their certificates in connection with the merger.

Q:	Where can I find more information about CyberSource and Authorize.Net?

A:	You can find more information about CyberSource and Authorize.Net in the section entitled “Where You Can Find More Information” on page 115.

Q:	Who can help answer questions about the transaction?

A:	If you are a CyberSource stockholder with questions about the merger or voting your shares, please contact:

CyberSource Corporation

1295 Charleston Road

Mountain View, California 94043

(650) 965-6000

Attention: Bruce Frymire

If you are an Authorize.Net stockholder with questions about the merger or voting your shares, please contact:

Authorize.Net Holdings, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

(508) 229-3200

Attention: Corporate Secretary

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers or that are incorporated by reference herein in order to understand fully the merger and the matters being considered at the special meetings. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. CyberSource and Authorize.Net encourage you to read the merger agreement in its entirety as it is the legal document that governs the merger and related transactions. You may obtain the information incorporated by reference in this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 115. Unless we have stated otherwise, all references in this joint proxy statement/prospectus to CyberSource are to CyberSource Corporation, all references to Authorize.Net are to Authorize.Net Holdings, Inc., all references to Merger Corp. are to Congress Acquisition-Sub, Inc., all references to Merger LLC are references to Congress Acquisition Sub 1, LLC, all references to Lightbridge are to Lightbridge, Inc., which was the former name of Authorize.Net, and all references to the merger agreement are to the Agreement and Plan of Reorganization, dated as of June 17, 2007, by and among CyberSource, Authorize.Net, Merger Corp. and Merger LLC, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Under the terms of the merger agreement, (i) Merger Corp. will merge with and into Authorize.Net, with Authorize.Net as the surviving corporation, and (ii) immediately thereafter, Authorize.Net will merge with and into Merger LLC, with Merger LLC as the surviving company. When we refer to the “merger” in this joint proxy statement/prospectus, we are referring to both mergers described in this paragraph. Immediately after the consummation of the mergers, Merger LLC will change its name to Authorize.Net LLC.

General

The Companies

CyberSource Corporation

1295 Charleston Road

Mountain View, California 94043

(650) 965-6000

http://www.cybersource.com

CyberSource provides secure electronic payment and risk management solutions to organizations that process orders for goods and services over the Internet. CyberSource’s payment solutions allow eCommerce merchants to accept a wide range of online payment options, from credit cards and electronic checks to global payment options and emerging payment types. CyberSource’s risk and compliance management tools address complexities common to online merchants such as credit card fraud, online tax requirements and export controls. CyberSource’s reporting and management tools facilitate the automation of the flow of complex eCommerce processes, such as recurring billing and payment reconciliation. CyberSource partners with and connects to a large network of payment processors and other payment service providers to offer merchants a single source solution.

CyberSource was founded in 1994 and initially launched software.net, an online software store, and built the payment processing capability to support software.net. In 1996, CyberSource created a second business focused on providing payment processing services to third parties and ran two separate business units: the online software store and the payment processing business. On December 31, 1997, the two business units were split into two separate corporations through the spin-off of the payment processing business into a separate corporation initially named, Internet Commerce Services Corporation. After the online software store changed its name to

software.net Corporation (and later to Beyond.com Corporation), Internet Commerce Services Corporation changed its name to CyberSource Corporation and continues to operate today under that name. CyberSource became a publicly traded company in June 1999.

Congress Acquisition-Sub, Inc.

c/o CyberSource Corporation

1295 Charleston Road

Mountain View, California 94043

(650) 965-6000

Congress Acquisition Sub 1, LLC

c/o CyberSource Corporation

1295 Charleston Road

Mountain View, California 94043

(650) 965-6000

Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC are wholly owned subsidiaries of CyberSource, and both entities were formed on June 12, 2007 in the State of Delaware. Neither Congress Acquisition-Sub, Inc. nor Congress Acquisition Sub 1, LLC has engaged in any operations. Each exists solely to facilitate this transaction. Therefore, although Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC will both be parties to the merger, we generally refer only to CyberSource when we discuss the merger in this joint proxy statement/prospectus.

Authorize.Net Holdings, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

(508) 229-3200

http://www.authorize.net

Authorize.Net (formerly, Lightbridge, Inc.) develops, markets and supports products and services primarily for businesses that sell products or services online. Authorize.Net’s IP-based Payment Processing solutions offer products and services to merchants in both the Card Not Present (e-commerce and mail order/telephone order) and Card Present (retail point-of-sale and mobile devices) segments of the U.S. credit card transaction processing market. In addition, the Payment Processing Services include an electronic check payment processing solution for merchants, eCheck.Net®. The Payment Processing solutions are designed to provide secure transmission of transaction data over the Internet and manage submission of this payment information to the credit card and Automated Clearing House processing networks. The Company provides its Payment Processing solutions primarily through a network of outside sales partners, Independent Sales Organizations and merchant bank partners.

Authorize.Net was incorporated in June 1989 under the Laws of the State of Delaware and became a publicly traded company in September 1996. Authorize.Net changed its name from Lightbridge, Inc. to Authorize.Net Holdings, Inc. in April 2007.

Market Price and Dividend Information (See page 19)

CyberSource common stock is listed on the Nasdaq Global Market under the symbol “CYBS,” and Authorize.Net common stock is listed on the Nasdaq Global Market under the symbol “ANET.” On June 15, 2007, the last full trading day before the public announcement of the merger, the closing sale price per share of CyberSource common stock on the Nasdaq Global Market was $12.90 and the closing sale price per share of

Authorize.Net common stock on the Nasdaq Global Market was $16.73. On September 19, 2007, the last full trading day before the printing date of this joint proxy statement/prospectus, the closing sale price per share of CyberSource common stock on the Nasdaq Global Market was $11.79 and the closing sale price per share of Authorize.Net common stock on the Nasdaq Global Market was $17.89.

THE MEETINGS

CyberSource Special Meeting (See page 32)

Under the rules of the Nasdaq Global Market, CyberSource stockholders must vote to approve the issuance of CyberSource securities pursuant to the merger in order for CyberSource and Authorize.Net to complete the merger. According to Delaware General Corporate law, as well as the rules of the Nasdaq Global Market, CyberSource stockholders must vote to approve the amendment to the CyberSource amended and restated certificate of incorporation. According to the rules of the Nasdaq Global Market, CyberSource stockholders must approve the amendment to the CyberSource Amended and Restated 1999 Stock Option Plan.

The CyberSource special meeting will be held at 10:00 a.m. local time on October 23, 2007, at the offices of CyberSource, located at 1295 Charleston Road, Mountain View, CA 94043. At the stockholder meeting, CyberSource stockholders will be asked to vote to (a) approve the issuance of CyberSource securities pursuant to the merger, (b) to approve the amendment to the CyberSource amended and restated certificate of incorporation, (c) to approve the amendment to the 1999 Stock Option Plan and (d) to grant discretionary authority to the management of CyberSource to vote your shares to adjourn the special meeting to a date not later than November 22, 2007, in order to solicit additional proxies if there appears to be insufficient votes for approval of the share issuance of CyberSource common stock pursuant to the merger. The amendment to the CyberSource amended and restated certificate of incorporation will increase the number of authorized shares of CyberSource common stock to 125 million shares so that CyberSource will have enough shares of common stock available to consummate the merger. The amendment to the 1999 Stock Option Plan will extend the term of the plan an additional three years and will increase the number of shares that can be awarded under the plan to 15.5 million shares. Such additional shares will be used, in part, for issuance to Authorize.Net employees who will become CyberSource employees upon the completion of the merger.

Record holders of CyberSource common stock at the close of business on September 14, 2007, which is the record date for the CyberSource meeting, may vote, or submit a proxy to vote, at the CyberSource meeting. CyberSource stockholders who return a proxy may revoke it at any time before the vote at the CyberSource meeting by sending a later-dated proxy or a written notice revoking the proxy to the secretary of CyberSource or by attending the meeting and voting in person.

Authorize.Net Stockholder Meeting (See page 32)

Under the rules of the Delaware General Corporate Law and the Nasdaq Global Market, Authorize.Net stockholders must vote to adopt and approve the merger agreement in order for Authorize.Net and CyberSource to consummate the merger.

The Authorize.Net special meeting will be held 10:00 a.m. local time on October 25, 2007, at the offices of Authorize.Net, located at 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752. At the special meeting, Authorize.Net stockholders will be asked to vote to adopt and approve the merger agreement, referred to herein as the merger proposal, and to grant discretionary authority to the management of Authorize.Net to vote your shares to adjourn the special meeting to a date not later than November 24, 2007, to solicit additional proxies if there are not sufficient votes for approval of the merger proposal.

Record holders of Authorize.Net common stock at the close of business on September 17, 2007, which is the record date for the Authorize.Net special meeting, may vote, or submit a proxy to vote, at the Authorize.Net special meeting. Authorize.Net stockholders who return a proxy may revoke it at any time before the vote at the Authorize.Net special meeting by sending a later-dated proxy or a written notice revoking the proxy to the secretary of Authorize.Net or by attending the meeting and voting in person.

Recommendation of Boards of Directors

CyberSource’s Board of Director’s Recommendation to CyberSource Stockholders (See page 33)

After careful consideration, CyberSource’s board of directors unanimously approved and adopted the merger agreement, determined that the merger and the issuance of CyberSource securities in the merger are in the best interests of CyberSource and its stockholders and unanimously determined to recommend that CyberSource stockholders vote to approve the issuance of CyberSource securities pursuant to the merger. In addition, the board of directors also unanimously approved the amendment to the CyberSource amended and restated certificate of incorporation and the amendment to the 1999 Stock Option Plan. The amendment to the CyberSource amended and restated certificate of incorporation is required so that CyberSource has enough authorized shares of common stock to issue to the Authorize.Net stockholders upon the consummation of the merger. The board of directors unanimously determined to recommend that CyberSource stockholders vote to approve the two amendments.

THE CYBERSOURCE BOARD UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF CYBERSOURCE SECURITIES TO THE AUTHORIZE.NET STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT. THE CYBERSOURCE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CYBERSOURCE AMENDED AND RESTATED 1999 STOCK OPTION PLAN. THE CYBERSOURCE BOARD OF DIRECTORS FURTHER UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF NECESSARY.

In approving the merger agreement and making its recommendation, the CyberSource board of directors consulted with CyberSource’s senior management and CyberSource’s financial and legal advisors and considered a number of strategic, financial and other considerations referred to under “The Merger—CyberSource’s Reasons for the Merger; CyberSource’s Board of Directors’ Recommendations” beginning on page 46.

Authorize.Net’s Board of Director’s Recommendation to Authorize.Net Stockholders (See page 34)

After careful consideration, Authorize.Net’s board of directors unanimously approved the merger agreement and the merger, determined that the merger is in the best interests of Authorize.Net and its stockholders, and unanimously determined to recommend that Authorize.Net stockholders vote to adopt and approve the merger agreement as required under Delaware law.

THE AUTHORIZE.NET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AUTHORIZE.NET STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE ADJOURNMENT PROPOSAL.

In approving the merger agreement and making its recommendation, the Authorize.Net board of directors consulted with Authorize.Net’s senior management and Authorize.Net’s financial and legal advisors and considered a number of strategic, financial and other considerations referred to under “The Merger—Authorize.Net’s Reasons for the Merger; Authorize.Net’s Board of Directors’ Recommendations” beginning on page 47.

Vote Required (See page 34)

CyberSource. The affirmative vote of a majority of the outstanding shares of CyberSource common stock on September 14, 2007, the record date for the CyberSource special meeting, is required for approval of the amendment to the CyberSource amended and restated certificate of incorporation to increase the number of authorized shares of CyberSource common stock from 50 million to 125 million, referred to as the certificate amendment proposal. Approval of the certificate amendment proposal is required to complete the merger. Therefore, if a CyberSource stockholder does not send in a completed proxy, or attend the stockholder meeting to vote shares of CyberSource common stock in person, the effect will be the same as a vote against the certificate amendment proposal and the merger. The affirmative vote of a majority of the votes cast in person or by proxy at the CyberSource special meeting is required to approve the proposals relating to the issuance of CyberSource common stock to Authorize.Net stockholders in the merger and the amendment to 1999 Stock Option Plan to increase the number of shares awarded under the plan from 11.0 million to 15.5 million. The affirmative vote of a majority of votes cast in person or by proxy, whether or not a quorum is present, at the CyberSource special meeting, is required for stockholders to approve the proposal to adjourn the CyberSource special meeting.

Authorize.Net. The affirmative vote of a majority of the outstanding shares of Authorize.Net common stock on September 17, 2007, the record date for the Authorize.Net stockholder meeting, is required to approve the merger proposal. Approval of the merger proposal is required to complete the merger. Therefore, if an Authorize.Net stockholder does not send in a completed proxy, or attend the stockholder meeting to vote shares of Authorize.Net common stock in person, the effect will be the same as a vote against the merger. The affirmative vote of a majority of votes cast in person or by proxy, whether or not a quorum is present at the Authorize.Net special meeting, is required for stockholders to approve the proposal to adjourn the Authorize.Net special meeting.

THE MERGER

The Merger (See page 40)

CyberSource and Authorize.Net are proposing a business combination transaction pursuant to the terms of the merger agreement. Under the terms of the merger agreement, (a) Merger Corp. will merge with and into Authorize.Net, with Authorize.Net as the surviving corporation, and (b) immediately thereafter, Authorize.Net will merge with and into Merger LLC, with Merger LLC as the surviving company. Following the merger, Merger LLC will change its name to Authorize.Net LLC and operate as a wholly owned subsidiary of CyberSource.

As a result of the merger, each share of Authorize.Net common stock issued and outstanding (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries) will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock, referred to as the exchange ratio, and (b) a pro rata share of $125 million in the form of cash. Holders of Authorize.Net common stock will not receive any fractional shares of CyberSource common stock in the merger. Instead, the total number of shares of CyberSource common stock that each Authorize.Net stockholder will receive in the merger will be rounded down to the nearest whole number, and CyberSource will pay cash for any resulting fractional share of CyberSource common stock that an Authorize.Net stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of CyberSource common stock will be determined by multiplying such fraction of a share by the closing price for CyberSource common stock on the trading day immediately prior to the closing date of the merger. The value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. In addition, the amount of cash consideration to be paid per share of Authorize.Net common stock will not be determined until the consummation of the merger. On June 15, 2007, the last full trading day before the public announcement of the merger, the cash consideration per share would have been $4.45. The exchange ratio is described in more detail in the section titled “The Merger—General Description of the Merger and Conversion of Authorize.Net Common Stock” beginning on page 40.

Former Authorize.Net stockholders are currently expected to own approximately 48% of the outstanding CyberSource common shares after the merger, based on shares outstanding as of September 14, 2007, the record date of the CyberSource special meeting.

Opinion of Authorize.Net’s Financial Advisor (See page 49)

On June 15, 2007, Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies Broadview”), delivered to the Authorize.Net board of directors its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger agreement (consisting of (a) 1.1611 shares of CyberSource common stock per share of Authorize.Net common stock and (b) cash consideration per share of Authorize.Net common stock equal to $125 million divided by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger (excluding shares held by CyberSource, Authorize.Net or any of their respective subsidiaries)) was fair, from a financial point of view, to those holders. The full text of Jefferies Broadview’s opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies Broadview in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex F. Authorize.Net encourages its stockholders to read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was provided to the Authorize.Net board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies Broadview’s opinion, of the merger consideration to be received by the holders of Authorize.Net common stock pursuant to the merger agreement and does not address any other aspect of the merger. Jefferies Broadview’s opinion does not constitute a recommendation as to how any holder of shares of Authorize.Net common stock should vote on the merger or any matter related thereto.

Opinion of CyberSource’s Financial Advisor (See page 57)

Goldman, Sachs & Co. (“Goldman Sachs”) delivered its opinion to CyberSource’s board of directors that, as of June 17, 2007, and based upon and subject to the factors and assumptions set forth therein, the merger consideration in the aggregate to be paid by CyberSource in respect of each share of Authorize.Net common stock pursuant to the merger agreement was fair from a financial point of view to CyberSource.

The full text of the written opinion of Goldman Sachs, dated June 17, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex E. Goldman Sachs provided its opinion for the information and assistance of CyberSource’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of CyberSource common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between CyberSource and Goldman Sachs, CyberSource has agreed to pay Goldman Sachs a transaction fee of $3 million, all of which is only payable upon consummation of the transaction.

Interests of Authorize.Net’s Officers and Directors in the Merger (See page 64)

When considering the recommendation of Authorize.Net’s board of directors, you should be aware that Authorize.Net directors and executive officers have interests in the merger that are different from, or are in addition to, your interests. Some of the directors and officers of Authorize.Net participate, or will participate, in employment and severance agreements and other arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests. For example, CyberSource will make cash payments to certain directors and officers in cancellation of their Authorize.Net stock options. Based on the closing price of CyberSource’s common stock on the Nasdaq Global Market on June 29, 2007, the last trading day before the end of the fiscal quarter ended June 30, 2007, the aggregate cash payment would have been approximately $21 million. The actual amount of the cash payment will be based on the average closing price of CyberSource’s common stock on the Nasdaq Global Market for the 10 trading days immediately preceding the closing of the merger and the number of outstanding shares of Authorize.Net’s common stock at the closing of the merger.

Following the merger, Robert Donahue, currently a member of the board of directors of Authorize.Net, will become a member of the board of directors of CyberSource.

Pursuant to an employment agreement by and between Roy Banks, president of Authorize.Net’s principal operating subsidiary, and CyberSource, Mr. Banks will become president of Authorize.Net LLC after the merger and will receive cash compensation, stock options, severance benefits and other consideration as part of his continued employment.

The members of the Authorize.Net board of directors knew about these additional interests, and considered them, when they approved the merger and the merger agreement. As a result of these interests, these directors and officers may be more likely to vote to approve the merger agreement and the merger than if they did not hold these interests. You should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

See the section entitled “The Merger—Interests of CyberSource’s and Authorize.Net’s Officers and Directors in the Merger” on page 64.

Material United States Federal Income Tax Consequences of the Merger (See page 67)

It is intended that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”) for United States federal income tax purposes and that no gain or loss will be recognized by CyberSource, Authorize.Net, Congress Acquisition-Sub, Inc. or Congress Acquisition Sub 1, LLC solely as a result of the merger. If the merger is treated as a reorganization, a stockholder of Authorize.Net who holds his, her or its shares of Authorize.Net as capital assets and who receives shares of CyberSource common stock and cash in the merger in exchange for all of the Authorize.Net shares actually owned by the stockholder will not recognize any loss as a result of the merger, but will recognize gain (if any) equal to the lesser of (a) the amount of cash so received and (b) the amount of gain realized (i.e., the amount by which the sum of the amount of cash so received and the fair market value on the date of the merger of the shares of CyberSource common stock received (including any fractional share) exceeds the stockholder’s adjusted federal income tax basis for the Authorize.Net shares surrendered). Although the matter is not free from doubt, Authorize.Net stockholders should be required to treat any recognized gain as dividend income (which may be eligible for preferential tax rates) unless the gain qualifies for capital gain treatment under Section 302 of the Code. Authorize.Net stockholders should consult their own tax advisors as to whether their receipt of cash qualifies for dividend or capital gain treatment under the Code.

In connection with the filing of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, CyberSource and Authorize.Net will receive legal opinions from Morrison & Foerster LLP and Foley Hoag LLP, respectively, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that CyberSource and Authorize.Net will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. These signed legal opinions will be filed as exhibits to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part.

The legal opinions described above are based upon certain representations, assumptions and limitations, and are not binding on the Internal Revenue Service or a court.

For a more detailed description of the anticipated tax consequences of the merger, see the section of this joint proxy statement/prospectus entitled “Material United States Federal Income Tax Consequences” beginning on page 67.

Accounting Treatment (See page 71)

CyberSource will account for the merger using the purchase method of accounting in accordance with United States generally accepted accounting principles. As the sole owner of Authorize.Net following the merger, CyberSource will be required to include Authorize.Net’s operating results under “Operating Revenues” and “Operating Expenses” on CyberSource’s consolidated financial statements.

Regulatory Approvals (See page 71)

Other than the SEC declaring CyberSource’s registration statement on Form S-4 relating to this transaction (of which this joint proxy statement/prospectus is a part) effective and approvals under the HSR Act, neither CyberSource nor Authorize.Net believes that any additional material governmental filings are required with respect to the transaction.

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. CyberSource and Authorize.Net each filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Department of Justice and the Federal Trade Commission. Effective July 30, 2007, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.

Appraisal Rights (See page 72)

Authorize.Net stockholders will have appraisal rights under Delaware law in connection with the merger. If the merger is consummated, any Authorize.Net stockholder who has not voted shares of Authorize.Net common stock in favor of the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, such shares of Authorize.Net common stock in lieu of the cash and CyberSource securities provided for in the merger agreement. The value of the Authorize.Net common stock for this purpose will exclude any actual or expected impact on value arising from the merger. In order for the holder of Authorize.Net common stock to exercise its right to an appraisal, such holder must deliver to Authorize.Net a written demand for an appraisal of the shares of Authorize.Net common stock prior to the time the vote is taken on the merger at the Authorize.Net special meeting as provided by Delaware law.

Exchange of Stock Certificates (See page 73)

After the merger is completed, Authorize.Net stockholders will receive a letter of transmittal from American Stock Transfer & Trust Company, as exchange agent, that will provide instructions on how to exchange their Authorize.Net stock certificates for new CyberSource stock certificates.

Holders of uncertificated shares of Authorize.Net common stock (holders whose shares are held in book entry) will automatically be issued uncertificated (book entry) shares of CyberSource common stock as soon as possible after the completion of the merger. In addition, the exchange agent will mail to Authorize.Net stockholders a check in the amount (after giving effect to any required tax withholdings) of any cash payable in lieu of fractional shares of CyberSource common stock.

Expenses (See page 73)

Except for the termination fees payable by CyberSource and Authorize.Net in certain circumstances and certain filing fees required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), each company has agreed to pay all expenses it incurs in connection with the merger, whether or not the merger is completed.

Limitation on Authorize.Net’s Ability to Consider Other Acquisition Proposals (See page 79)

Authorize.Net has agreed, unless it receives a superior acquisition proposal as defined in the merger agreement, not to take any action (a) to solicit, initiate or encourage any proposal for a merger or other business combination involving Authorize.Net or (b) involving the acquisition or purchase of a 15% or greater equity interest in, or 15% or more of the assets of, Authorize.Net or any of its subsidiaries, prior to the completion of the merger or the earlier termination of the merger agreement in accordance with its terms.

Treatment of Authorize.Net Stock Options by CyberSource (See page 81)

Upon the closing of the merger, each outstanding option award held by employees of Authorize.Net who become employees of the combined company, with the exception of Roy Banks, the president of Authorize.Net’s principal operating subsidiary, will be assumed by CyberSource and converted into an option to purchase a certain number of shares of CyberSource common stock as described in this paragraph. These options will be exercisable on the same terms and conditions as set forth in Authorize.Net’s stock option plan. Each assumed option will be converted into an option to purchase 1.1611 shares of CyberSource common stock plus an additional number of shares equal to the quotient obtained by dividing the cash exchange ratio by the stock option ratio, with the result rounded down to the nearest number of whole shares. The cash exchange ratio is determined by dividing $125 million by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger but excluding shares of Authorize.Net common stock held by CyberSource, Authorize.Net or any of their subsidiaries. The stock option ratio is the average closing price of CyberSource’s common stock on the Nasdaq Global Market for the 10 trading days immediately preceding the closing of the merger. The per share exercise price for the shares of CyberSource common stock issuable upon exercise of such assumed CyberSource stock option will be equal to the quotient determined by dividing the per share exercise price for such Authorize.Net stock by the option exchange ratio, rounded up to the nearest whole cent. The option exchange ratio is equal to 1.1611 plus the quotient obtained by dividing the cash exchange ratio by the stock option ratio.

Upon the closing of the merger, each outstanding option award held by non-employee members of Authorize.Net’s board of directors, any Authorize.Net employee who is not offered employment by the combined company and Mr. Banks, who will become an employee of the combined company, will be cancelled and converted into a right to receive a cash payment. The cash payment for each vested option will be equal to the cash exchange ratio, as defined in the preceding paragraph, plus an amount determined by multiplying 1.1611 by the difference between (a) the average closing price of CyberSource common stock for the 10 trading days immediately preceding the closing of the merger and (b) the exercise price to exercise the corresponding vested option and acquire the corresponding share of Authorize.Net common stock.

Conditions to Completion of the Merger (See page 82)

CyberSource and Authorize.Net will complete the merger when all of the conditions to completion of the merger are satisfied or waived, including, among other things, approval of the merger proposal by the stockholders of Authorize.Net, approval of the issuance of CyberSource securities pursuant to the merger agreement by the CyberSource stockholders, and waiver or material performance of closing obligations of the parties under the merger agreement.

Termination of the Merger Agreement (See page 83)

CyberSource and Authorize.Net may terminate the merger agreement and decide not to proceed with the merger at any time before completion if both parties agree. Either CyberSource or Authorize.Net may terminate the merger agreement and decide not to proceed with the merger at any time before the completion of the merger if:

•	the merger is not completed by November 30, 2007;

•	Authorize.Net’s stockholders do not adopt and approve the merger agreement at the Authorize.Net special meeting;

•	CyberSource’s stockholders do not approve all necessary proposals required to complete the merger at the CyberSource special meeting; or

•	any government entity issues a final nonappealable order, decree, ruling or permanent injunction or takes any action to prevent the consummation of the merger.

Authorize.Net may terminate the merger agreement and decide not to proceed with the merger before the merger is completed if:

•

before CyberSource’s stockholders approve the issuance of CyberSource common shares required to be issued in the merger, CyberSource’s board of directors withdraws, or modifies in a manner adverse to Authorize.Net, its recommendation of the issuance of the shares pursuant to the merger agreement or the merger;

•	the Authorize.Net board of directors approves and authorizes Authorize.Net to enter into a superior proposal and Authorize.Net pays a $17 million termination fee to CyberSource; or

•

CyberSource breaches any representation, warranty, covenant or agreement, this breach results in a material adverse effect and this breach is not cured or waived within 15 days of receiving written notice of such breach.

CyberSource may terminate the merger agreement and decide not to proceed with the merger before the merger is completed if:

•

before Authorize.Net’s stockholders approve the merger agreement, Authorize.Net’s board of directors withdraws, or modifies in a manner adverse to CyberSource, its recommendation of the merger agreement or merger; or

•

Authorize.Net breaches any of its representations, warranties, covenants or agreements, this breach results in a material adverse effect, and this breach is not cured within fifteen days of receiving written notice of such breach.

Effect of Termination and Termination Fees (See page 84)

In general, if the merger agreement is terminated, neither CyberSource nor Authorize.Net will have any liability to the other under the merger agreement, except for liabilities and damages resulting from (a) breaches by a party of any of its representations, warranties or covenants, (b) failure of either party to fulfill a condition to the performance of the obligations of the other party or (c) any obligation to pay a termination fee or the fees and expenses of the other party.

Authorize.Net will be required to pay a $17 million termination fee to CyberSource if the merger agreement is terminated:

•

by either party due to a failure by Authorize.Net to obtain stockholder approval of the merger, provided that any person publicly announces an intention to make a takeover proposal of Authorize.Net prior to or at Authorize.Net’s special meeting to approve the merger, and a third party acquisition event occurs within 12 months after termination of the merger agreement;

•	by Authorize.Net in order to enter into a superior proposal to the CyberSource merger; or

•	by CyberSource because the board of directors of Authorize.Net has modified or withdrawn its recommendation of the merger agreement or the merger in a manner adverse to CyberSource.

CyberSource will be required to pay a $17 million termination fee to Authorize.Net if the merger agreement is terminated:

•

by either party due to a failure by CyberSource to obtain stockholder approval of the merger, provided that any person publicly announces an intention to make a takeover proposal of CyberSource prior to or at CyberSource’s special meeting to approve the issuance of shares pursuant to the merger and related proposals, and a third party acquisition event occurs within 12 months after termination of the merger agreement; or

•	by Authorize.Net because the board of directors of CyberSource has modified or withdrawn its recommendation of the merger agreement or the merger in a manner adverse to Authorize.Net.

Restrictions on the Ability to Sell CyberSource Common Stock and Delisting and Deregistration of Authorize.Net Common Stock (See page 85)

All shares of CyberSource common stock received by an Authorize.Net stockholder in connection with the merger will be freely transferable, unless the stockholder is considered an “affiliate” of either CyberSource or Authorize.Net under the federal securities laws. CyberSource will be entitled to place appropriate legends on the certificates evidencing any CyberSource common stock to be received by affiliates of Authorize.Net in the merger.

If the merger is completed, Authorize.Net common stock will no longer be listed on the Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended, and Authorize.Net will no longer file periodic reports with the SEC.

Differences in the Rights of Holders of Authorize.Net and CyberSource Common Stock (See page 96)

Holders of Authorize.Net common stock will receive CyberSource securities and become a stockholder of CyberSource after the merger. Their rights as a CyberSource stockholder will continue to be governed by Delaware law, but rather than being governed by Authorize.Net’s certificate of incorporation and bylaws, their rights will be governed by CyberSource’s amended and restated certificate of incorporation and bylaws.

Where You Can Find More Information (See page 115)

Both CyberSource and Authorize.Net are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement of which this joint proxy statement/prospectus is a part and any other documents the parties have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov.

Please do not send your stock certificates at this time.

CYBERSOURCE SUMMARY SELECTED HISTORICAL FINANCIAL DATA

(In thousands, except per share data)

The historical financial data as of December 31, 2005 and 2006 and for the three years ended December 31, 2006 was derived from CyberSource’s audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. The historical financial data as of December 31, 2002, 2003 and 2004 and for years ended December 31, 2002 and 2003 was derived from CyberSource’s audited consolidated financial statements not incorporated by reference in this joint proxy statement/prospectus. The historical financial data as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 have been derived from CyberSource’s unaudited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include, in the opinion of management, all adjustments, which include only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. Historical results are not necessarily indicative of future results and the results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007. The following information should be read in conjunction with the historical consolidated financial statements of CyberSource and related notes and management’s discussion and analysis of financial condition. See “Where You Can Find More Information” beginning on page 115.

SELECTED CONSOLIDATED FINANCIAL DATA

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)
Consolidated Statements of Operations Data:
Revenues	$45,018	$31,982	$70,250	$50,511	$36,709	$27,503	$28,024
Cost of revenues	24,333	14,849	34,627	20,492	12,023	9,293	11,984

Gross profit	20,685	17,133	35,623	30,019	24,686	18,210	16,040
Operating expenses:
Product development	5,483	4,383	9,283	8,000	6,772	7,529	8,078
Sales and marketing	9,198	6,899	14,443	11,140	10,065	11,164	13,143
General and administrative	6,047	4,499	9,861	6,031	5,551	4,942	5,856
Restructuring and other non-recurring charges	—	—	—	—	(1,493)	467	2,473

Total operating expenses	20,728	15,781	33,587	25,171	20,895	24,102	29,550

Income (loss) from operations	(43)	1,352	2,036	4,848	3,791	(5,892)	(13,510)
Interest income, net	1,395	1,036	2,344	1,324	695	625	1,158
Other income (loss)	72	400	341	—	—	(175)	(162)
Income tax provision (benefit)	528	1,123	(9,690)	(3,074)	25	—	—

Net income (loss)	$896	$1,665	$14,411	$9,246	$4,461	$(5,442)	$(12,514)

Basic net income (loss) per share	$0.03	$0.05	$0.42	$0.28	$0.13	$(0.17)	$(0.38)

Diluted net income (loss) per share	$0.02	$0.04	$0.39	$0.26	$0.12	$(0.17)	$(0.38)

Weighted average number of shares used in computing basic net income (loss) per share	35,144	34,419	34,623	33,464	33,448	32,860	32,900

Weighted average number of shares used in computing diluted net income (loss) per share	37,439	37,002	36,593	35,811	35,884	32,860	32,900

	June 30, 2007	December 31,
		2006	2005	2004	2003	2002
	(unaudited)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$61,185	$54,944	$47,001	$44,703	$44,361	$49,275
Working capital	66,332	60,286	53,234	45,468	41,629	42,852
Total assets	94,683	87,043	65,327	55,280	54,807	61,975
Total stockholders’ equity	84,574	78,628	56,933	47,499	44,195	49,368

AUTHORIZE.NET SUMMARY SELECTED HISTORICAL FINANCIAL DATA

(In thousands, except per share data)

The following selected consolidated financial information of Authorize.Net as of and for the three year period ended December 31, 2006 is derived from the audited consolidated financial statements included in Authorize.Net’s Current Report on Form 8-K filed on August 8, 2007 to reflect the account balances and activities of the Telecom Decisioning Services (“TDS”) business as discontinued operations. The selected consolidated financial information as of December 31, 2003 and 2002 is unaudited and reflects the account balances and activities of the TDS business as discontinued operations and is derived from the selected financial data included in Authorize.Net’s Current Report on Form 8-K filed on August 8, 2007. The selected consolidated financial information as of June 30, 2007 and for the six months ended June 30, 2007 and June 30, 2006 is derived from the unaudited consolidated financial statements included in Authorize.Net’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and in the opinion of Authorize.Net’s management, includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The operating results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year or any other interim period.

The selected historical financial data is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes contained in the Authorize.Net Current Report on Form 8-K filed on August 8, 2007, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, all of which have been filed with the SEC and are incorporated by reference into this document.

Authorize.Net’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004(1)	2003	2002
	(unaudited)					(unaudited)
Statement of Operations Data:
Revenues	$33,541	$27,370	$57,549	$45,328	$26,836	$—	$—
Cost of revenues	8,003	5,781	12,479	9,902	7,256	—	—

Gross profit	25,538	21,589	45,070	35,426	19,580	—	—

Operating expenses:
Engineering and development costs	3,020	2,667	5,614	4,719	3,226	—	—
Sales and marketing	10,312	9,078	18,451	16,445	12,962	—	—
General and administrative	8,611	10,365	17,085	15,484	14,374	—	—
Purchased in-process research and development	—	—	—	—	679	—	—
Restructuring costs	241	114	173	1,259	1,375	—	—

Total operating expenses	22,184	22,224	41,323	37,907	32,616	—	—

Income (loss) from operations	3,354	(635)	3,747	(2,481)	(13,036)	—	—
Interest income	3,375	2,109	4,883	1,937	935	—	—

Income (loss) from continuing operations before provision for income taxes	6,729	1,474	8,630	(544)	(12,101)	—	—
Provision (benefit) for income taxes	2,637	520	(18,114)	1,848	8,033	—	—

Income (loss) from continuing operations	4,092	954	26,744	(2,392)	(20,134)	—	—

Discontinued operations, net of income taxes:
Gain on sale of TDS	1,436	—	—	—	—	—	—
Gain on sale of Fraud Centurion	—	—	—	—	2,673	—	—
Gain on sale of INS business	—	—	—	12,689	—	—	—
Income (loss) from discontinued operations, net of income tax	(1,581)	1,532	(1,986)	8,715	2,056	(1,449)	3,630

Total discontinued operations, net of income taxes	(145)	1,532	(1,986)	21,404	4,729	(1,449)	3,630

Net income (loss)	$3,947	$2,486	$24,758	$19,012	$(15,405)	$(1,449)	$3,630

Net income (loss) per common share (basic):
From continuing operations	$0.15	$0.04	$0.98	$(0.09)	$(0.76)	$—	$—
From discontinued operations	(0.01)	0.05	(0.07)	0.80	0.18	(0.05)	0.13

Net income (loss) per common share (basic)	$0.14	$0.09	$0.91	$0.71	$(0.58)	$(0.05)	$0.13

Net income (loss) per common share (diluted):
From continuing operations	$0.14	$0.04	$0.95	$(0.09)	$(0.76)	$—	$—
From discontinued operations	—	0.05	(0.07)	0.80	0.18	(0.05)	0.13

Net income (loss) per common share (diluted)	$0.14	$0.09	$0.88	$0.71	$(0.58)	$(0.05)	$0.13

Basic weighted shares	27,932	27,134	27,248	26,670	26,643	27,015	28,030
Diluted weighted shares	29,112	28,059	28,245	26,670	26,643	27,015	28,433

(1)	Authorize.Net acquired Authorize.Net Corp. on March 31, 2004. The year ended December 31, 2004 includes the operating results of Authorize.Net Corp. for the period March 31, 2004 through December 31, 2004. In addition, the year ended December 31, 2004 includes other general and administrative expenses for the full year.

	June 30, 2007	December 31,
		2006	2005	2004	2003	2002
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$130,915	$116,172	$83,120	$39,036	$69,685	$90,664
Short-term investments	$—	$—	$1,688	$12,589	$63,803	$42,806
Working capital	$117,764	$103,966	$74,156	$42,997	$137,684	$136,501
Total assets	$233,958	$222,474	$189,535	$170,486	$177,836	$180,672
Long-term obligations, less current portion	$700	$700	$700	$149	$33	$259
Stockholders’ equity	$199,710	$190,315	$156,953	$135,667	$154,503	$159,641

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables present information regarding the unaudited proforma financial condition and results of operations after giving effect to the merger. See “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 88 of this joint proxy statement/prospectus. These tables set forth selected unaudited pro forma condensed combined statement of operations data of CyberSource and Authorize.Net for the six months ended June 30, 2007 and for the year ended December 31, 2006, as if the merger had become effective on January 1, 2006. These tables also set forth selected unaudited pro forma condensed combined balance sheet data of CyberSource and Authorize.Net as of June 30, 2007, as if the merger had become effective on that date.

The unaudited pro forma financial data in the table below is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of CyberSource would have been had the merger occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma financial data in the table below does not include the realization of cost savings from operating efficiencies, revenue synergies or restructuring costs resulting from the merger. You should read this information in conjunction with the separate historical consolidated financial statements and accompanying notes of CyberSource and Authorize.Net that are incorporated by reference into this joint proxy statement/prospectus.

The following pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial statements and notes thereto included in this joint proxy statement/prospectus beginning on page 88.

	Six Months Ended June 30, 2007	Year Ended December 31, 2006

	(In thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Revenues	$78,559	$127,799
Income (loss) from continuing operations	$(4,760)	$22,280
Basic income (loss) per share from continuing operations	$(0.07)	$0.33
Diluted income (loss) per share from continuing operations	$(0.07)	$0.32

As of June 30, 2007
(In thousands)
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents and short-term investments	$67,100
Total assets	$624,528
Line of credit, long-term obligations	$—
Long-term debt	$—
Total stockholders’ equity	$497,616

UNAUDITED COMPARATIVE PER SHARE DATA

The following table summarizes unaudited per share information for CyberSource and Authorize.Net on a historical basis, a pro forma combined basis for CyberSource and an equivalent pro forma combined basis for Authorize.Net. It has been assumed for purposes of the unaudited pro forma financial information provided below that the merger was completed on January 1, 2006. The following information should be read in conjunction with the historical audited financial statements of CyberSource as of and for the year ended December 31, 2006 included in the CyberSource Annual Report on Form 10-K, the audited historical financial statements of Authorize.Net as of and for the year ended December 31, 2006, included in the Authorize.Net Form 8-K filed on August 8, 2007, and the unaudited historical financial statements as of and for the six months ended June 30, 2007, included in the CyberSource and Authorize.Net Quarterly Reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus, and the unaudited pro forma condensed combined financial information beginning on page 88. The pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma income (loss) from continuing operations per share of common stock of the combined company is computed by dividing the pro forma income (loss) from continuing operations available to holders of shares of the combined company’s common stock by the pro forma weighted average number of shares outstanding over the period. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period.

	As of/for the Six Months Ended June 30, 2007 (unaudited)		As of/for the Year Ended December 31, 2006 (unaudited)
CyberSource Historical:
Basic income per share	$0.03		$0.42
Diluted income per share	$0.02		$0.39
Dividends declared per share	—	(1)	—	(1)
Book value per share	$2.39		$2.25
Authorize.Net Historical:
Income from continuing operations per common share—basic	$0.15		$0.98
Income from continuing operations per common share—diluted	$0.14		$0.95
Dividends declared per share	—	(1)	—	(1)
Book value per share	$7.07		$6.93
Unaudited Pro Forma Combined:
Basic income (loss) per share from continuing operations	$(0.07)		$0.33
Diluted income (loss) per share from continuing operations	$(0.07)		$0.32
Dividends declared per share	—	(1)	—	(1)
Book value per share	$7.30		N/A
Unaudited Authorize.Net Pro Forma Equivalent(2):
Income from continuing operations per common share—basic	$(0.08)		$0.38
Income from continuing operations per common share—diluted	$(0.08)		$0.37
Dividends declared per share	—	(1)	—	(1)
Book value per share	$9.07		N/A

(1)	CyberSource and Authorize.Net have not declared any dividends.
(2)	Authorize.Net equivalent per share data amounts are calculated by multiplying pro forma per share amounts by the exchange ratio of 1.1611.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

CyberSource common stock is traded on the Nasdaq Global Market under the symbol “CYBS,” and Authorize.Net common stock is traded on the Nasdaq Global Market under the symbol “ANET.” The following table sets forth the respective closing prices of CyberSource and Authorize.Net common stock, and the equivalent per share value of Authorize.Net common stock giving effect to the merger, as of June 15, 2007, the date immediately prior to public announcement of the execution of the merger agreement, and September 19, 2007, the latest practicable trading day before the date of the printing of this joint proxy statement/prospectus. The equivalent per share value of Authorize.Net common stock shown below assumes that the average closing price of CyberSource common stock used to determine the exchange ratio is equal to the closing price of CyberSource common stock on June 15, 2007.

	Closing Price per Share of CyberSource Common Stock	Closing Price per Share of Authorize.Net Common Stock	Authorize.Net Equivalent per Share Value
June 15, 2007	$12.90	$16.73	$19.43
September 19, 2007	$11.79	$17.89	$18.11

For the periods indicated, the following table sets forth the respective intra-day high and low sales prices per share of Authorize.Net and CyberSource common stock as reported on the Nasdaq Global Market. Neither CyberSource nor Authorize.Net has declared or paid any cash dividends on its common stock. The per share prices do not include adjustment for markups, markdowns or commission.

	CyberSource Common Stock			Authorize.Net Common Stock
	High	Low	Cash Dividend Declared	High	Low	Cash Dividend Declared
2005
First Quarter	$7.21	$4.97	$—	$6.63	$5.50	$—
Second Quarter	7.95	4.70	—	6.84	5.68	—
Third Quarter	7.75	6.21	—	8.15	6.24	—
Fourth Quarter	7.70	5.91	—	10.00	7.45	—
2006
First Quarter	$11.34	$6.39	$—	$11.20	$8.23	$—
Second Quarter	12.00	8.39	—	14.69	10.59	—
Third Quarter	12.72	9.58	—	13.67	10.45	—
Fourth Quarter	11.85	9.37	—	14.16	10.88	—
2007
First Quarter	$13.48	$11.00	$—	$18.17	$13.16	$—
Second Quarter	13.84	11.78	—	19.01	14.96	—
Third Quarter (through September 19, 2007)	14.05	10.85	—	20.24	16.45	—

You are advised to obtain current market quotations for CyberSource and Authorize.Net common stock before making any decision regarding the merger. The market price of the common stock of both companies is subject to fluctuation. The dollar value of the shares of CyberSource common stock that holders of Authorize.Net will receive in the proposed merger and the dollar value of the Authorize.Net stock they surrender may increase or decrease.

RISK FACTORS

By voting in favor of approving the merger agreement, the merger and related transactions, Authorize.Net stockholders will be choosing to invest in CyberSource securities. An investment in CyberSource securities involves a high degree of risk, which may be in addition to or different from the risk of investment in Authorize.Net. You should consider the following risk factors in deciding whether, in the case of a CyberSource stockholder, to approve the issuance of securities pursuant to the merger or, in the case of an Authorize.Net stockholder, to approve the merger agreement and the merger. In evaluating the merger, you should consider these risk factors in connection with the other information that CyberSource and Authorize.Net have included or incorporated by reference into this joint proxy statement/prospectus, including the discussion under “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2006, and any changes or additional risks contained in each company’s Quarterly Reports on Form 10-Q for 2007, and the matters addressed under the heading “Forward-Looking Statements” beginning on page 29.

Risks Related to the Merger

Because the market price of CyberSource common shares will fluctuate, the shares of CyberSource common stock to be received by Authorize.Net stockholders in the merger may decrease in value.

In the merger, each share of Authorize.Net common stock (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries) will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock, referred to as the exchange ratio, and (b) a pro rata share of $125 million in the form of a cash payment. Accordingly, the value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. There will be no adjustment to the exchange ratio or right to terminate the merger agreement or the merger based solely on fluctuations in the price of CyberSource common stock or Authorize.Net common stock. In recent periods, the stock market in general has experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of CyberSource common stock. The market price of CyberSource common stock upon and after completion of the merger could be lower than the market price on the date of the merger agreement or its current market price. You should obtain recent market quotations of CyberSource common stock before you return your proxy card or cast your vote on the issuance of CyberSource common stock in the merger at the CyberSource special meeting or your vote on the approval and adoption of the merger agreement at the Authorize.Net special meeting.

In addition, the market price of CyberSource common shares will likely continue to fluctuate after completion of the merger. For example, during the first six months of 2007, the market price of CyberSource common shares ranged from a low of $11.00 to a high of $13.84. See “Comparative Per Share Market Price Data” on page 19.

These variations could result from changes in the business, operations or prospects of Authorize.Net or CyberSource prior to or following the merger, regulatory considerations, general market and economic conditions, and other factors both within and beyond the control of CyberSource or Authorize.Net. As such, at the time of the special meeting, Authorize.Net stockholders will not know with certainty the value of the shares of CyberSource common stock that they will receive upon completion of the merger.

The issuance of shares of CyberSource common stock to Authorize.Net stockholders in the merger will substantially reduce the percentage interests of CyberSource stockholders.

Following the merger, the issuance of additional shares of CyberSource common stock to Authorize.Net stockholders will cause a significant dilution of the interest of current CyberSource common stockholders. We anticipate that completion of the merger will result in the current holders of Authorize.Net’s common stockholders owning approximately 48% of the combined company, based on the number of shares of CyberSource and Authorize.Net outstanding on September 14, 2007.

Sales of substantial amounts of CyberSource common stock in the open market by Authorize.Net stockholders could depress CyberSource’s stock price.

Other than shares held by affiliates of Authorize.Net or CyberSource, shares of CyberSource common stock that are issued to stockholders of Authorize.Net, including those shares issued upon the exercise of outstanding options to purchase CyberSource common stock by Authorize.Net option holders, will be freely tradable by the stockholders of Authorize.Net without restrictions or further registration under the Securities Act.

As of September 14, 2007, the CyberSource record date, CyberSource had approximately 35,623,498 common shares outstanding and approximately 7,668,654 common shares subject to outstanding options and other rights to purchase or acquire its shares. CyberSource currently expects that it will issue 32,851,379 shares of CyberSource common stock to Authorize.Net stockholders pursuant to the merger based on the total issued and outstanding shares of Authorize.Net common stock as of September 14, 2007. In addition, CyberSource will assume outstanding options issued under the Authorize.Net stock option plan to acquire approximately 893,533 shares of CyberSource common stock at the closing of the merger.

If the merger with Authorize.Net closes and if Authorize.Net’s stockholders sell substantial amounts of CyberSource common stock in the public market following the transaction, including shares issued upon the exercise of outstanding options, the market price of CyberSource common stock may decrease. These sales might also make it more difficult for CyberSource to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Potential customer, partner and employee uncertainty related to the merger could harm the combined company.

Potential customers of CyberSource or Authorize.Net may, in response to the merger, determine not to purchase services from CyberSource or Authorize.Net. Any such determinations not to purchase by CyberSource’s or Authorize.Net’s customers could seriously harm the business of the combined company. Similarly, CyberSource and Authorize.Net employees may experience uncertainty about their future role with the combined company. This may adversely affect the combined company’s ability to attract and retain key management, marketing, sales, customer support and technical personnel, which could harm the combined company. Furthermore, certain of Authorize.Net’s partners may deem CyberSource as a competitor because CyberSource offers merchant acquiring services that may overlap with services offered by such partners.

We may fail to realize all of the anticipated benefits of the merger, which could adversely affect the value of CyberSource common stock after the merger.

The merger involves the integration of CyberSource and Authorize.Net, two companies that have previously operated independently. CyberSource and Authorize.Net entered into the merger agreement with the expectation that, among other things, the merger would create opportunities to achieve cost savings and revenue synergies, share technological developments, and achieve other synergistic benefits.

The success of the merger will depend, in part, on our ability to achieve the anticipated cost synergies and other strategic benefits from combining the businesses of CyberSource and Authorize.Net. CyberSource and Authorize.Net expect the combined company to benefit from operational synergies resulting from the consolidation of capabilities and elimination of redundancies, as well as greater efficiencies from increased scale and market integration. However, to realize these anticipated benefits, we must successfully combine the businesses of CyberSource and Authorize.Net. If we are not able to achieve these objectives, the anticipated cost synergies and other strategic benefits of the merger may not be realized fully or at all or may take longer to realize than expected. CyberSource may fail to realize some or all of the anticipated benefits of the transaction in the amounts and times projected for a number of reasons, including that the integration may take longer than anticipated, be more costly than anticipated or have unanticipated adverse results relating to CyberSource’s and Authorize.Net’s existing businesses. See the section entitled “The Merger—CyberSource’s Reasons for the Merger; CyberSource’s Board of Directors’ Recommendations” beginning at page 46.

If the merger is not consummated by November 30, 2007, either CyberSource or Authorize.Net may choose not to proceed with the merger.

Either CyberSource or Authorize.Net may terminate the merger agreement if the merger has not been completed by November 30, 2007, unless the terminating party failed to comply with any provision of the agreement and thereby caused, or materially contributed to, the failure of the merger to occur by that date. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 83.

CyberSource and Authorize.Net will incur significant costs in connection with the merger.

CyberSource and Authorize.Net will incur substantial expenses related to the merger whether or not the merger is completed. CyberSource estimates that it will incur direct transaction costs of approximately $4.6 million associated with the merger, approximately $1.6 million of which are not contingent on the completion of the merger. Authorize.Net estimates that it will incur direct transaction costs of approximately $8.4 million, $1.8 million of which are not contingent on the completion of the merger. In addition, CyberSource estimates that it will incur indirect transaction costs of approximately $1 million associated with the integration of the two businesses. Moreover, in the event that the merger agreement is terminated, CyberSource or Authorize.Net may, under some circumstances, be required to pay the other a $17 million termination fee. See the section entitled “The Merger Agreement—Expenses; Payment of Termination Fees” beginning on page 84 of this joint proxy statement/prospectus.

In the event the merger is completed, CyberSource expects to incur significant additional expenses. CyberSource will make cash payments to certain Authorize.Net directors, officers and employees, relating to severance pay in cancellation of their options and other costs, in the aggregate amount of approximately $21 million, based on the closing price of CyberSource’s common stock on the Nasdaq Global Market on June 29, 2007, the last trading day before the end of the fiscal quarter ended June 30, 2007. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits, fixed assets and lease administration systems, and regulatory compliance. While we have assumed that a certain level of expenses would be incurred, there are a number of factors beyond CyberSource’s control that could affect the total amount or the timing of all the expected integration expenses, including, among others, constraints arising under U.S. federal or state antitrust laws (such as limitations on sharing of information) that may prevent or hinder us from fully developing integration plans and constraints arising as a result of the regulatory approval process. Moreover, many of the expenses that will be incurred, by their nature, are impracticable to estimate at the present time. These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses, the realization of economies of scale, and cost savings and revenue synergies related to the integration of the businesses following the completion of the merger. The amount and timing of any such charges are uncertain at present. In addition, there is no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

Whether or not the merger is completed, the announcement and pendency of the merger could impact or cause disruptions in CyberSource’s and Authorize.Net’s businesses, which could have a material adverse effect on their results of operations and financial condition.

If the merger is not completed, the ongoing businesses of CyberSource or Authorize.Net may be adversely affected and CyberSource and Authorize.Net will be subject to several risks, including:

•

the attention of management of CyberSource and Authorize.Net may have been directed toward the completion of the merger and transaction-related considerations and may be diverted from the day-to-day business operations of their respective companies; and

•	customer perception may be negatively impacted, which could affect the ability of CyberSource and Authorize.Net to compete for, or to win, new and renewal business in the marketplace.

Authorize.Net’s directors and officers have conflicts of interest that may influence them to support or approve the merger.

The directors and executive officers of Authorize.Net have employment and severance agreements or other arrangements with Authorize.Net and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, the other stockholders of Authorize.Net. These directors and executive officers may therefore be more likely to vote to approve the merger agreement and the merger than if they did not have these interests. For example, CyberSource will make cash payments to certain directors and officers in cancellation of their options in the aggregate amount of approximately $21 million, based on the closing price of CyberSource’s common stock on the Nasdaq Global Market on June 29, 2007, the last trading day before the end of the fiscal quarter ended on June 30, 2007. These and other material interests of the directors and executive officers of Authorize.Net in the merger are described under “The Merger—Interests of CyberSource’s and Authorize.Net’s Officers and Directors in the Merger” beginning on page 64.

Any delay in completing the merger may reduce or eliminate the benefits expected.

In addition to the required regulatory approvals, the merger is subject to a number of other conditions beyond our control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether or when these other conditions will be satisfied. Further, these conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. The following conditions, in addition to other customary closing conditions, must be satisfied or waived, if permissible, before CyberSource and Authorize.Net are obligated to complete the merger:

•	the approval of the merger agreement by the holders of a majority of the outstanding shares of the common stock of Authorize.Net;

•

the approval of the issuance of shares of CyberSource common stock to Authorize.Net stockholder pursuant to the merger agreement by the holders of a majority of the shares present at the CyberSource special meeting;

•

receipt of all requisite regulatory approvals (which must remain in full force and effect through the completion of the merger) and expiration of all statutory waiting periods in respect thereof without imposition of a condition on such approval that could have a material adverse effect on the combined company;

•	the absence of any statute, rule, regulation, judgment, decree, injunction or other order that prohibits or makes illegal the completion of the merger;

•

effectiveness of the registration statement filed with the SEC containing a joint proxy statement/prospectus to be sent to CyberSource and Authorize.Net stockholders in connection with their respective stockholder meetings;

•	the shares of CyberSource common stock to be received by Authorize.Net stockholders in the merger are listed on the Nasdaq Global Market;

•	subject to specified materiality standards, the representations and warranties made by the other party or parties to the merger agreement must be true and correct; and

•	each party must have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the completion of the merger.

Any delay in completing the merger could cause us not to realize some or all of the synergies that we expect to achieve if the merger is successfully completed within its expected timeframe. See “The Merger Agreement—Conditions to the Merger” beginning on page 82.

CyberSource and Authorize.Net may waive one or more of the conditions to the merger without resoliciting stockholder approval for the merger.

Each of the conditions to CyberSource’s and Authorize.Net’s obligations to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of CyberSource and Authorize.Net, if the condition is a condition to both CyberSource’s and Authorize.Net’s obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of CyberSource and Authorize.Net may evaluate the materiality of any such waiver to determine whether amendment of this joint proxy statement/prospectus and resolicitation of proxies are necessary. However, CyberSource and Authorize.Net generally do not expect any such waiver to be significant enough to require resolicitation of stockholders. In the event that any such waiver is not determined to be significant enough to require resolicitation of stockholders, the companies will have the discretion to complete the merger without seeking further stockholder approval.

The merger agreement limits Authorize.Net’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that make it more difficult for Authorize.Net to sell its business to a party other than CyberSource. These provisions include a general prohibition on Authorize.Net soliciting any acquisition proposal or offer for a competing transaction and the requirement that Authorize.Net pay a termination fee of $17 million if the merger agreement is terminated in specified circumstances and thereafter an alternative transaction is entered into or completed. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 83.

CyberSource required Authorize.Net to agree to these provisions as a condition to CyberSource’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all or a significant part of Authorize.Net from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher per share market price than the current proposed merger consideration. Furthermore, the termination fee could effectively result in a potential competing acquiror proposing to pay a lower per share price to acquire Authorize.Net than it might otherwise have proposed to pay.

Risks Related to the Combined Company Following the Merger

If CyberSource and Authorize.Net are not successful in integrating their businesses and organizations, the anticipated benefits of the merger may not be realized.

Historically, CyberSource and Authorize.Net have operated as independent companies and will do so until the completion of the merger. Achieving the anticipated benefits of the merger will depend, in part, on the integration of technology, operations and personnel of CyberSource and Authorize.Net. CyberSource and Authorize.Net cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be fully realized. The challenges involved in this integration include the following:

•	persuading the employees that CyberSource’s and Authorize.Net’s business cultures are compatible and retaining the combined company’s key personnel;

•	maintaining the dedication of management resources to integration activities without diverting attention from the day-to-day business of the combined company;

•	maintaining management’s ability to focus on anticipating, responding to or utilizing changing technologies in the electronic payment industry;

•	maintaining Authorize.Net’s key sales partner relationships;

•	demonstrating to customers that the merger will not result in adverse changes to the ability of the combined company to address the needs of customers of the loss of attention or business focus;

•	closing the Marlborough, Massachusetts office of Authorize.Net;

•	integrating the Utah and Washington offices of Authorize.Net into the CyberSource corporate structure;

•	keeping existing independent sales organization channels intact; and

•	keeping and retaining key Authorize.Net employees after the merger.

It is not certain that CyberSource and Authorize.Net can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. In addition, CyberSource cannot assure you that there will not be substantial unanticipated costs associated with the integration process, that integration activities will not result in a decrease in revenues and/or a decrease in the value of CyberSource common stock, or that there will not be other material adverse effects from CyberSource’s integration efforts.

If CyberSource is unable to successfully integrate Authorize.Net, or if the benefits of the merger do not meet the expectations of financial or industry analysts, the market price of CyberSource common stock may decline.

Loss of key personnel could have a material adverse effect on the business and results of operations of the combined company.

The success of the combined company after the merger will depend in part upon the ability of the combined company to retain key employees of both companies. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that the combined company will be able to retain key employees. Loss of key personnel could have a material adverse effect on the business and results of operations of the combined company.

The common stock of the combined company may be affected by factors different from those affecting the price of CyberSource common stock or Authorize.Net common stock.

On completion of the merger, holders of CyberSource common stock and Authorize.Net common stock will be holders of common stock of the combined company. As the current businesses of CyberSource and Authorize.Net are different, the results of operations as well as the price of common stock on completion of the merger may be affected by factors different than those factors affecting CyberSource and Authorize.Net as independent stand-alone entities. The combined company will face additional risks and uncertainties not otherwise facing each independent company in the merger. For a discussion of the current businesses of CyberSource and Authorize.Net and of factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under the section entitled “Where You Can Find More Information” beginning on page 115. In particular, see the discussion under “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2006 and any changes or additional risks in each company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

The combined company will face uncertainties related to the effectiveness of internal controls.

Public companies in the United States are required to review their internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will achieve its stated goal under all potential future conditions, regardless of how remote.

Although each of CyberSource’s and Authorize.Net’s management has determined, and each of their respective independent registered public accounting firms have attested, that their respective internal controls were effective as of the end of their most recent fiscal years, there can be no assurance that the integration of CyberSource and Authorize.Net, and their respective internal control systems and procedures, will not result in or lead to a future material weakness in the combined company’s internal controls, or that the combined company or its independent registered public accounting firm will not identify a material weakness in the combined company’s internal controls in the future. A material weakness in internal controls over financial reporting would require management and the combined company’s independent public accounting firm to evaluate the combined company’s internal controls as ineffective. If the combined company’s internal controls over financial reporting are not considered adequate, the combined company may experience a loss of public confidence, which could have an adverse effect on its business and stock price.

Internal control deficiencies or weaknesses that are not yet identified could emerge.

Over time the combined company may identify and correct deficiencies or weaknesses in its internal controls and, where and when appropriate, report on the identification and correction of these deficiencies or weaknesses. However, the internal control procedures can provide only reasonable, and not absolute, assurance that deficiencies or weaknesses are identified. Deficiencies or weaknesses that have not been identified by CyberSource or Authorize.Net could emerge and the identification and correction of these deficiencies or weaknesses could have a material impact on the results of operations for the combined company.

Failure to manage future growth effectively may have a material adverse effect on the combined company’s financial condition and results of operations.

In the event that the combined company experiences rapid growth in its operations, a significant strain may be placed upon management, administrative, operational and financial infrastructure. Its success will depend in part upon the ability of the executive officers to manage growth effectively. The combined company’s ability to grow also depends upon its ability to successfully hire, train, supervise and manage new employees, obtain financing for its capital needs, expand its systems effectively, allocate its human resources optimally, maintain clear lines of communication between its transactional and management functions and its finance and accounting functions, and manage the pressures on its management and administrative, operational and financial infrastructure. There can be no assurance that the combined company will be able to accurately anticipate and respond to the changing demands it will face as it integrates and continues to expand its operations, and it may not be able to manage growth effectively or to achieve growth at all. Any failure to manage future growth effectively could have a material adverse effect on the combined company’s business, financial condition and results of operations.

Charges to earnings resulting from the application of the purchase method of accounting might adversely affect the market value of CyberSource common stock following the merger.

In accordance with United States generally accepted accounting principles (“GAAP”), the merger will be accounted for using the purchase method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of CyberSource common stock following the completion of the merger.

Under the purchase method of accounting, the total estimated purchase price will be allocated to Authorize.Net’s net tangible assets, identifiable intangible assets or expense for research and development based on their respective fair values as of the date of completion of the merger. Any excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets may become impaired, the combined company will be required to incur material charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company’s results of operations.

CyberSource currently estimates that it will incur approximately $21 million of incremental amortization expense after completion of the merger, based on the closing price of CyberSource’s common stock on the Nasdaq Global Market on June 29, 2007, the last trading day before the end of the fiscal quarter ended on June 30, 2007. The actual amount of the incremental amortization expense will be based on the 10-day trailing average price of CyberSource’s common stock on the Nasdaq Global Market for the 10 trading days immediately preceding the closing of the merger and the number of outstanding shares of Authorize.Net’s common stock as of the closing of the merger. Changes in earnings per share, including as a result of this incremental expense, could adversely affect the trading price of CyberSource common stock.

The unaudited pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The unaudited pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. For example, the unaudited pro forma financial statements have been derived from the historical financial statements of CyberSource and Authorize.Net and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the unaudited pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma financial statements.

In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial conditions or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 88.

Delaware law and provisions of the combined company’s amended and restated certificate of incorporation and bylaws contain provisions that could delay, deter or prevent a change of control.

The anti-takeover provisions of Delaware law impose various impediments on the ability or desire of a third party to acquire control of the combined company, even if a change of control would be beneficial to its existing stockholders, and the combined company will be subject to these Delaware anti-takeover provisions. Additionally, the combined company’s amended and restated certificate of incorporation contains provisions that might enable its management to resist a proposed takeover of the combined company. These provisions could discourage, delay or prevent a change of control of the combined company or an acquisition of the combined company at a price that its stockholders may find attractive.

The anti-takeover provision that the combined company will have is the ability of its board of directors to determine the terms of preferred stock and issue preferred stock without approval of the holders of its common stock. The combined company’s amended and restated certificate of incorporation allows the issuance of up to 5,610,969 shares of preferred stock. As of June 30, 2007, there are no shares of preferred stock outstanding. However, because the rights and preferences of any series of preferred stock may be set by the combined company’s board of directors in its sole discretion without approval of the holders of its common stock, the rights and preferences of this preferred stock may be superior to those of the combined company’s common stock. Accordingly, the rights of the holders of the combined company’s common stock may be adversely affected.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements within the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this joint proxy statement/prospectus and other documents incorporated by reference herein, other than statements of historical fact, are forward-looking statements for purposes of these provisions, including any statements of the plans and objectives for future operations and any statement of assumptions underlying any of the foregoing. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology are forward-looking statements. Actual results could differ materially from those projected in any forward-looking statements. All forward-looking statements are based on information available to us on the date of this joint proxy statement/prospectus, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Forward looking statements in this joint proxy statement/prospectus include, but are not limited to the following:

•	the ability of CyberSource and Authorize.Net to obtain governmental approvals of the merger on the proposed terms and schedule;

•	the failure of CyberSource’s or Authorize.Net’s stockholders to approve the merger and the issuance of securities pursuant to the merger;

•	CyberSource’s and Authorize.Net’s estimates regarding their respective direct transaction costs associated with the merger;

•

CyberSource’s and Authorize.Net’s beliefs regarding potential charges to operations that the combined entity may incur in the quarter in which the merger is completed or the following quarters to reflect costs associated with integrating the two companies;

•	CyberSource’s and Authorize.Net’s intention that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•

the beliefs, expectations and intentions of Authorize.Net and CyberSource regarding their respective operations, including the belief that Authorize.Net’s solutions offer competitive advantages and that the transaction will be accretive in CyberSource’s fiscal year 2007;

•	CyberSource’s and Authorize.Net’s expectations that the combined company will have a larger customer base and will have resources to better serve such customers;

•

CyberSource’s and Authorize.Net’s belief that their respective businesses will complement each other and that the merger will increase the scale and scope of the combined company, diversify the combined company’s service offerings and create opportunities for cost reductions through integration savings and rationalization of operations;

•

CyberSource’s and Authorize.Net’s expectation that the merger will be completed after all conditions to the merger in the merger agreement are satisfied or waived and that the merger will be completed in the fourth quarter of 2007;

•

CyberSource’s board of director’s belief that the combined company will need a significant number of shares available to provide equity-based incentive compensation to the directors, officers and other employees of the combined company;

•	the belief that Robert Donahue will become a member of the board of directors of CyberSource;

•

the belief that other than the SEC declaring CyberSource’s registration statement on Form S-4 effective and approvals under the HSR Act, no additional material governmental filings are required with respect to the transaction;

•

that shares of CyberSource common stock issued to stockholders of Authorize.Net will be freely tradable by the stockholders of Authorize.Net without restrictions or further registration under the Securities Act;

•	the expectation that the combined company will be able to achieve cost savings and technological synergies, share technological developments and achieve other synergistic benefits;

•	that CyberSource and Authorize.Net generally do not expect any waivers of conditions to the merger agreement to be significant enough to require resolicitation of stockholders;

•	that achieving the anticipated benefits of the merger will depend, in part, on the integration of the technology, operations and personnel of CyberSource and Authorize.Net;

•	that the success of the combined company after the merger will depend in part upon the ability of the combined company to retain key employees of both companies;

•	that the closing date of the transaction will be as soon as practicable after the satisfaction or waiver of all conditions to the merger contained in the merger agreement;

•

that the additional authorized shares provided by the amendment to the CyberSource amended and restated certificate of incorporation will benefit CyberSource by providing flexibility to the board of directors in responding to business needs and opportunities as they arise;

•	statements regarding the vesting schedule of options granted under the 1999 Stock Option Plan;

•	CyberSource’s and Authorize.Net’s belief that individuals who are employed by Authorize.Net at the time the merger is completed will continue to be employees of the combined company in the merger; and

•

the financial results set forth in CyberSource’s unaudited pro forma condensed combined consolidated financial data, the unaudited pro forma comparative per share data and the unaudited pro forma condensed combined consolidated financial statements of CyberSource and Authorize.Net.

All forward-looking statements included in this joint proxy statement/prospectus are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

•	combining the businesses of CyberSource and Authorize.Net may cost more than is currently expected;

•	the timing of the completion of the proposed merger may be materially delayed or prohibited;

•	general economic conditions or conditions in securities markets may be less favorable than anticipated;

•	expected cost savings from the merger may not be fully realized within the expected time frame, or at all;

•	integrating the businesses of CyberSource and Authorize.Net and retaining key personnel may be more difficult than expected;

•	contingencies may arise of which CyberSource and Authorize.Net are not currently aware or of which CyberSource and Authorize.Net underestimated the significance;

•	the combined company’s revenues after the merger may be lower than expected;

•	the success of the combined company may depend on factors that Authorize.Net and CyberSource are currently unaware of;

•	that government regulations that the two companies are currently unaware of may materially affect the closing of the transaction or other merger-related expectations;

•	the required number of shares that the combined company will issue under the 1999 Stock Option Plan may be different than currently anticipated;

•	certain delays regarding the closing of the transaction that the companies are currently unaware of;

•

the combined company may lose more business, customers or partners after the merger than CyberSource and Authorize.Net currently expect, or the combined company’s operating costs may be higher than CyberSource and Authorize.Net currently expect; or

•

development costs and anticipated completion, introduction and projected revenues from CyberSource’s and/or Authorize.Net’s new and developing services, products and technologies may be materially different than currently anticipated.

Some of these factors and additional risks and uncertainties are further discussed under “Risk Factors” beginning on page 20 of this joint proxy statement/prospectus. Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Authorize.Net stockholders and CyberSource stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated herein by reference.

THE SPECIAL MEETINGS

General

CyberSource

The CyberSource special meeting is being held so that stockholders of CyberSource may consider and vote (i) upon a proposal to approve the issuance of CyberSource common stock pursuant to the merger contemplated by the Agreement and Plan of Reorganization, dated June 17, 2007, by and among Authorize.Net, CyberSource, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource (“Merger Corp.”), and Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource (“Merger LLC”) (see Annex A). Under the terms of the merger agreement, Authorize.Net will merge with and into Merger Corp., with Authorize.Net surviving the merger. Next, Authorize.Net will merge with and into Merger LLC, and Merger LLC shall survive the merger as a wholly owned subsidiary of CyberSource. In the mergers, each share of Authorize.Net common stock held by stockholders of Authorize.Net will be converted, directly or indirectly, into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) a pro rata share of $125 million in the form of a cash payment; (ii) upon an amendment to the CyberSource amended and restated certificate of incorporation to increase the number of shares of authorized common stock, par value $0.001, from 50 million to 125 million; (iii) upon an amendment to the CyberSource Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”) to extend the plan for an additional three years and to increase the number of shares reserved thereunder from 11 million shares to 15.5 million shares; (iv) upon a proposal to grant CyberSource management the discretionary authority to adjourn the special meeting to a date not later than November 22, 2007, in order to enable the CyberSource board of directors to solicit additional proxies in favor of any of the foregoing proposals; and (v) upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

This joint proxy statement/prospectus, together with a notice of special meeting and a form of proxy, is being provided to CyberSource stockholders in connection with the solicitation of proxies by the CyberSource board of directors for use at the special meeting of CyberSource stockholders. The special meeting of the CyberSource stockholders will be held at 10:00 a.m. local time on October 23, 2007, at CyberSource’s executive offices, located at 1295 Charleston Road, Mountain View, CA 94043, or at any adjournment, postponement or rescheduling of that meeting.

This joint proxy statement/prospectus and the accompanying notice of special meeting and form of proxy are first being mailed to stockholders of CyberSource on or about September 24, 2007.

Authorize.Net

The Authorize.Net special meeting is being held so that stockholders of Authorize.Net may consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of June 17, 2007, by and among CyberSource, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC and Authorize.Net, referred to as the merger proposal (see Annex A). Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. In addition, Authorize.Net stockholders will be asked to consider and vote upon a proposal to grant Authorize.Net management the discretionary authority to adjourn the special meeting to a date not later than November 24, 2007, in order to enable the Authorize.Net board of directors to solicit additional proxies in favor of the merger.

Authorize.Net stockholders may also be asked to consider and vote upon such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting. Authorize.Net is not aware of any business to be acted upon at the special meeting other than the proposals set forth in this joint proxy statement/prospectus. If, however, other matters incident to the conduct of the special meeting are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters. If you vote “AGAINST” the merger proposal, the proxies are not authorized to vote for any adjournments, postponements, continuations or reschedulings of the meeting, including for the purpose of soliciting additional proxies, unless you so indicate by marking the appropriate box on the proxy card.

This joint proxy statement/prospectus, together with a notice of special meeting and a form of proxy, is being provided to Authorize.Net stockholders in connection with the solicitation of proxies by the Authorize.Net board of directors for use at the special meeting of Authorize.Net stockholders. The special meeting of the Authorize.Net stockholders will be held at 10:00 a.m. local time on October 25, 2007, at 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752, or at any adjournment, postponement or rescheduling of that meeting.

This joint proxy statement/prospectus and the accompanying notice of special meeting and form of proxy are first being mailed to stockholders of Authorize.Net on or about September 24, 2007.

Matters to be Considered

CyberSource

At the CyberSource special meeting, CyberSource stockholders will be asked to vote on the following proposals:

•	to approve the merger and the issuance of shares of CyberSource securities to the Authorize.Net stockholders pursuant to the merger;

•	to amend the amended and restated certificate of incorporation of CyberSource to increase the number of shares of authorized common stock to 125 million;

•	to amend to the 1999 Stock Option Plan to increase the number of shares that may be awarded thereunder to 15.5 million and to extend the term of the plan an additional three years;

•

to grant discretionary authority to management of CyberSource to adjourn the special meeting, if necessary, to a date not later than November 22, 2007, to solicit additional proxies if there appear to be insufficient votes at the time of the Special Meeting to approve the proposals; and

•	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Authorize.Net

At the Authorize.Net special meeting, Authorize.Net stockholders will be asked to vote on the following proposals:

•	to adopt and approve the merger agreement;

•

to grant discretionary authority to management of Authorize.Net to adjourn the special meeting, if necessary, to a date not later than November 24, 2007, to solicit additional proxies if there appear to be insufficient votes at the time of the special meeting to approve the merger proposal; and

•	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Recommendation of the Boards of Directors

CyberSource

The CyberSource board of directors unanimously approved the merger agreement, the merger, the issuance of CyberSource securities pursuant to the merger and the other transactions related to the merger and contemplated by the merger agreement. The CyberSource board of directors also unanimously approved the amendment to the amended and restated certificate of incorporation of CyberSource to increase the number of shares of authorized common stock and the amendment to the 1999 Stock Option Plan to increase the number of shares awarded thereunder and to extend the term of the plan an additional three years. If the amendment to the amended and restated certificate of incorporation is not approved CyberSource will not have enough authorized shares of common stock to consummate the merger. The CyberSource board of directors believes that the merger and the two amendments are in the best interest of CyberSource.

THE CYBERSOURCE BOARD UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF CYBERSOURCE SECURITIES TO THE AUTHORIZE.NET STOCKHOLDERS PURSUANT TO THE TERMS OF THE MERGER AGREEMENT. THE CYBERSOURCE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CYBERSOURCE 1999 STOCK OPTION PLAN. THE CYBERSOURCE BOARD OF DIRECTORS FURTHER UNANIMOUSLY RECOMMENDS THAT CYBERSOURCE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO VOTE TO AUTHORIZE MANAGEMENT TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE APPEARS TO BE INSUFFICIENT VOTES TO APPROVE ONE OR MORE OF THE OTHER PROPOSALS.

Authorize.Net

The Authorize.Net board of directors unanimously approved the merger agreement, the merger and the other transactions related to the merger and contemplated by the merger agreement. The Authorize.Net board of directors believes that the merger is in the best interest of Authorize.Net and its stockholders.

THE AUTHORIZE.NET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AUTHORIZE.NET STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO AUTHORIZE.NET MANAGEMENT TO VOTE YOUR SHARES TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE APPEARS TO BE INSUFFICIENT VOTES TO APPROVE THE MERGER PROPOSAL.

In considering such recommendations, CyberSource stockholders and Authorize.Net stockholders should be aware that CyberSource and Authorize.Net have agreed to provide certain employment, severance and indemnification arrangements to certain directors and officers of Authorize.Net. See “The Merger—Interests of CyberSource’s and Authorize.Net’s Officers and Directors in the Merger” beginning on page 64.

Record Date and Vote Required

CyberSource

The CyberSource board of directors has fixed September 14, 2007, as the record date for determining the CyberSource stockholders who are entitled to notice of and to vote at the CyberSource special meeting. Only CyberSource stockholders of record at the close of business on the record date will receive notice of, and be entitled to vote at, the special meeting of CyberSource stockholders.

At the close of business on the record date, there were 35,623,498 shares of CyberSource common stock outstanding and entitled to a vote, held by 309 record holders. A majority of these shares must be represented, in person or by proxy, at the CyberSource special meeting in order to constitute a quorum. A quorum must be present before a vote can be taken on the issuance of CyberSource securities, or any other matter, except adjournment or postponement of the meeting due to the absence of a quorum. At the CyberSource special meeting, abstentions, but not shares held in CyberSource’s treasury, will be counted as present for purposes of determining the presence of a quorum, but will be considered not present for purposes of approving the proposal.

Each share of CyberSource common stock entitles its holder to cast one vote on each matter submitted to a vote at the CyberSource special meeting. For the issuance of CyberSource securities pursuant to the merger and the amendment to the 1999 Stock Option Plan to be approved and ratified under the rules of the Nasdaq Global Market, at least a majority of the shares of CyberSource common stock present in person or by proxy at the CyberSource special meeting must be voted for the issuance of CyberSource securities pursuant to the merger as well as the amendment to the 1999 Stock Option Plan. For the amendment to the CyberSource amended and restated certificate of incorporation to be approved, at least a majority of the shares of CyberSource common stock entitled to vote must be voted for such amendment.

In the event that stockholders are asked to vote on a proposal to adjourn or postpone the CyberSource special meeting to permit solicitation of additional proxies, approval of that proposal would require the affirmative vote of holders of at least a majority of the shares of CyberSource common stock present in person or represented by proxy at the meeting.

As of September 14, 2007, the record date for the CyberSource special meeting, directors and executive officers of CyberSource beneficially owned 5,778,446 of the outstanding shares of CyberSource common stock, which represented approximately 15% of the shares of CyberSource common stock then outstanding.

Authorize.Net

The Authorize.Net board of directors has fixed September 17, 2007, as the record date for determining the Authorize.Net stockholders who are entitled to notice of and to vote at the special meeting. Only Authorize.Net stockholders of record at the close of business on the record date will receive notice of, and be entitled to vote at, the special meeting of Authorize.Net.

At the close of business on September 14, 2007, there were 28,293,340 shares of Authorize.Net common stock outstanding and entitled to a vote, held by 154 record holders. A majority of these shares must be represented, in person or by proxy, at the Authorize.Net special meeting in order to constitute a quorum. A quorum must be present before a vote can be taken on the adoption and approval of the merger agreement, or any other matter except adjournment or postponement of the meeting due to the absence of a quorum. Abstentions, but not shares held in Authorize.Net’s treasury, will be counted for purposes of determining the presence of a quorum at the Authorize.Net special meeting.

Each share of Authorize.Net common stock entitles its holder to cast one vote on each matter submitted to a vote at the Authorize.Net special meeting. For the merger to be approved under Delaware law and Authorize.Net’s certificate of incorporation, at least a majority of the outstanding shares of Authorize.Net common stock on the record date must be voted for the merger proposal. In the event that stockholders are asked to vote on a proposal to adjourn or postpone the Authorize.Net special meeting to permit solicitation of additional proxies, approval of that proposal would require the affirmative vote of holders of at least a majority of the shares of Authorize.Net common stock present and voting, either in person or represented by proxy at the meeting.

Voting of Proxies

CyberSource

This joint proxy statement/prospectus is being furnished to CyberSource stockholders in connection with the solicitation of proxies by the CyberSource board of directors for use at the special meeting of CyberSource. It is accompanied by a form of proxy card.

Voting by proxy means that a CyberSource stockholder authorizes the persons named in the enclosed proxy card to vote the stockholder’s shares at the CyberSource special meeting in the manner it directs. A CyberSource stockholder may vote by proxy or in person at the meeting. To vote by proxy, a CyberSource stockholder may use one of the following methods if it is a registered holder (that is, it holds its stock in its own name):

•	Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	Via the Internet, by going to the web address www.proxyvote.com and following the instructions on the proxy card; or

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

CyberSource stockholders should complete, sign and return the proxy card if they will not be able to attend the special meeting in person. A CyberSource stockholder who submits a proxy and later changes his or her mind as to the vote, or decides to attend the meeting in person, may revoke the proxy at any time before the vote at the CyberSource special meeting by (a) notifying the corporate secretary of CyberSource in writing of the revocation, either by mail, by fax or by delivering such revocation in person or (b) completing, signing and returning a replacement proxy with a later date, either by mail, fax or delivery of such later proxy in person. In addition, a CyberSource stockholder may revoke a prior proxy by attending the CyberSource special meeting and voting in person. However, mere attendance alone at the special meeting by a CyberSource stockholder who has signed a proxy, but has not provided a notice of revocation or request to vote in person to CyberSource’s secretary is not sufficient to revoke such stockholder’s proxy.

All shares of CyberSource common stock represented by properly executed proxies that CyberSource receives by mail, facsimile or in person before or at the CyberSource special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If a properly executed proxy is returned but contains no voting instructions, the shares of CyberSource common stock represented by the proxy will be voted “FOR” the merger and issuance of securities pursuant to the merger agreement, the amendment to the CyberSource amended and restated certificate of incorporation and the amendment to the 1999 Stock Option Plan. If a properly executed proxy is returned to CyberSource and the stockholder has abstained from voting on the issuance of securities pursuant to the merger agreement, the amendment to the CyberSource amended and restated certificate of incorporation and the amendment to the 1999 Stock Option Plan, CyberSource common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of the merger and the issuance of securities pursuant to the merger agreement, the amendment to the CyberSource amended and restated certificate of incorporation and the amendment to the 1999 Stock Option Plan.

If a CyberSource stockholder holds their shares of CyberSource common stock in a brokerage account, the brokers holding such shares in “street name” may vote the shares only if the stockholder provides the broker with appropriate instructions. If an executed proxy is returned to CyberSource by a broker holding shares of CyberSource common stock in “street name” which indicates that the broker does not have discretionary authority to vote on the issuance of securities pursuant to the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of or against the issuance of securities pursuant to the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker. You are urged to mark the applicable box on the proxy to indicate how to vote your shares. In addition, please note that if the shares of a CyberSource stockholder are held in “street name” by a broker, bank or other nominee, and such CyberSource stockholder wishes to vote in person at the CyberSource special meeting, such stockholder must bring to the special meeting a letter from their broker, bank or other nominee in order to vote their shares in person.

CyberSource stockholders should address written notices of revocation of proxies and other communications relating to proxies to:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

Attention: Bruce Frymire

Approval of the issuance of CyberSource securities to the Authorize.Net stockholders requires the affirmative vote of holders of at least a majority of the shares of CyberSource common stock present in person or by proxy at the CyberSource special meeting. In order to ensure there is a quorum at the special meeting, the CyberSource board of directors urges all CyberSource stockholders to complete, date and sign the accompanying proxy and return it promptly in the pre-addressed, postage-paid envelope provided for that purpose.

CyberSource does not expect that any matter other than the approval of the issuance of securities pursuant to the merger agreement, the amendment to the amended and restated certificate of incorporation, the amendment to the 1999 Stock Option Plan and possibly the adjournment or postponement of the meeting will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Solicitation of CyberSource Proxies

Expenses incurred in connection with the solicitation of proxies from CyberSource stockholders are estimated to be approximately $12,500 and will be borne by CyberSource. Following the original mailing of this joint proxy statement/prospectus, proxies and other soliciting materials, CyberSource will request brokers, custodians, nominees and other record holders of CyberSource common stock to forward copies of those materials to persons for whom they hold shares of CyberSource common stock and to request authority for the exercise of proxies. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Bruce Frymire, CyberSource’s Director of Corporate Communications, at 1295 Charleston Road, Mountain View, CA 94043 (650) 965-6000. Directors, executive officers and employees of CyberSource may solicit proxies in person or by telephone, mail, facsimile or other means. These directors, executive officers and employees will not be separately compensated for soliciting proxies. In addition, CyberSource has retained the services of MacKenzie Partners, Inc. to solicit proxies, and CyberSource will bear all cost thereof.

Authorize.Net

This joint proxy statement/prospectus is being furnished to Authorize.Net stockholders in connection with the solicitation of proxies by the Authorize.Net board of directors for use at the special meeting of Authorize.Net stockholders. It is accompanied by a form of proxy card.

Giving a proxy means that an Authorize.Net stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Authorize.Net special meeting in the manner the proxy card directs. An Authorize.Net stockholder may vote by proxy or in person at the meeting. If it is a registered holder (that is, it holds its stock in its own name), an Authorize.Net stockholder may vote by mail if their proxy card is completed and returned in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Authorize.Net stockholders should complete, sign and return the proxy card if they will not be able to attend the special meeting in person. An Authorize.Net stockholder who submits a proxy and later changes his or her mind as to the vote, or decides to attend the meeting in person, may revoke the proxy at any time before the vote at the Authorize.Net special meeting by (1) notifying the corporate secretary of Authorize.Net in writing of the revocation, either by mail, by fax or by delivering such revocation in person, or (2) completing, signing and returning a replacement proxy with a later date again, either by mail, by fax or by delivering such later dated proxy in person. In addition, an Authorize.Net stockholder may revoke a prior proxy by attending the

Authorize.Net special meeting and voting in person. However, mere attendance alone at the special meeting by an Authorize.Net stockholder who has signed a proxy but was not provided a notice of revocation or request to vote in person is not sufficient to revoke such stockholder’s proxy.

All shares of Authorize.Net common stock represented by properly executed proxies that Authorize.Net receives by mail, facsimile or in person before or at the Authorize.Net special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If a properly executed proxy is returned but contains no voting instructions, the shares of Authorize.Net common stock represented by the proxy will be voted “FOR” approval of the merger proposal, unless such shares are held in a brokerage account. If a properly executed proxy is returned to Authorize.Net and the stockholder has abstained from voting on approval of the merger proposal, Authorize.Net common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of approval of the merger proposal.

If an Authorize.Net stockholder holds its shares of Authorize.Net common stock in a brokerage account, the brokers holding such shares in “street name” may vote the shares only if the stockholder provides the broker with appropriate instructions. If an executed proxy is returned to Authorize.Net by a broker holding shares of Authorize.Net common stock in “street name,” which indicates that the broker does not have discretionary authority to vote on approval of the merger proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the merger proposal and will be the equivalent of a vote against approval of the merger proposal. Your broker will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker. You are urged to mark the applicable box on the proxy to indicate how to vote your shares. In addition, please note that if the shares of an Authorize.Net stockholder are held in “street name” by a broker, bank or other nominee, and such Authorize.Net stockholder wishes to vote in person at the Authorize.Net special meeting, such stockholder must bring to the special meeting a letter from their broker, bank or other nominee in order to vote their shares in person.

Authorize.Net stockholders should address written notices of revocation of proxies and other communications relating to proxies to:

Authorize.Net Holdings, Inc.

239 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

Attention: Corporate Secretary

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Authorize.Net common stock outstanding on the record date. Accordingly, abstentions and failures to vote will have the same effect as votes against approval of the merger proposal. Therefore, the Authorize.Net board of directors urges all Authorize.Net stockholders to complete, date and sign the accompanying proxy and return it promptly in the pre-addressed, postage-paid envelope provided for that purpose.

BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE AUTHORIZE.NET COMMON STOCK OUTSTANDING AS OF THE RECORD DATE, ABSTENTIONS, FAILURES TO VOTE AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER PROPOSAL.

Authorize.Net does not expect that any matter other than approval of the merger proposal or possibly the adjournment or postponement of the meeting will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Solicitation of Authorize.Net Proxies

Authorize.Net is soliciting proxies for the special meeting from Authorize.Net stockholders. Expenses incurred in connection with the solicitation of proxies from Authorize.Net stockholders are estimated to be approximately $12,500.00 and will be borne by Authorize.Net. Following the original mailing of this joint proxy statement/prospectus, proxies and other soliciting materials, Authorize.Net will request brokers, custodians, nominees and other record holders of Authorize.Net common stock to forward copies of those materials to persons for whom they hold shares of Authorize.Net common stock, and to request authority for the exercise of proxies. In these cases, if the record holders so request, Authorize.Net will reimburse the record holders for their reasonable expenses. Directors, officers and employees of Authorize.Net may solicit proxies in person or by telephone, mail, facsimile or other means. These directors, officers and employees will not be separately compensated for soliciting proxies. In addition, Authorize.Net has retained the services of Georgeson, Inc. a proxy solicitation firm to solicit proxies, and Authorize.Net will bear all cost thereof.

YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF CERTIFICATES FOR AUTHORIZE.NET COMMON STOCK WILL BE MAILED TO YOU AS SOON AS PRACTICABLE FOLLOWING THE COMPLETION OF THE MERGER.

Availability of Independent Auditors

CyberSource

Ernst & Young LLP acted as CyberSource’s independent auditors for the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP familiar with CyberSource are expected to attend the CyberSource special meeting and be available to answer appropriate questions and will have an opportunity to make a statement if they should desire to do so.

THE MERGER

This section of this joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement and the related agreements. While CyberSource and Authorize.Net believe that the description covers the material terms of the merger and related transactions, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents referred to herein carefully for a more complete understanding of the merger.

General Description of the Merger and Conversion of Authorize.Net Common Stock

On June 17, 2007, CyberSource, Authorize.Net, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource, and Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource, entered into an Agreement and Plan of Reorganization, referred to as the merger agreement. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. Under the terms of the merger agreement and Delaware law, (a) Congress Acquisition Sub, Inc., a wholly owned subsidiary of CyberSource, will merge with and into Authorize.Net, with Authorize.Net as the surviving corporation, and (b) immediately thereafter, Authorize.Net will merge with and into Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource, with Congress Acquisition Sub 1, LLC as the surviving company. As a result of this second merger, the separate corporate existence of Authorize.Net will cease and Congress Acquisition Sub 1, LLC will survive the merger as a wholly owned subsidiary of CyberSource and change its name to Authorize.Net LLC.

Upon completion of the merger, each issued and outstanding share of Authorize.Net common stock (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries) will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) cash consideration per share equal to $125 million divided by the number of shares of Authorize.Net common stock issued and outstanding on the closing date (excluding shares held by CyberSource, Authorize.Net and their respective subsidiaries). Accordingly, the value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. In addition, the amount of cash consideration to be paid per share of Authorize.Net common stock will not be determined until the consummation of the merger. As of June 15, 2007, the last full trading day before the public announcement of the merger, the cash consideration per share would have been $4.45 based on approximately 28.1 million shares of Authorize.Net common stock outstanding.

CyberSource will not issue any fractional shares of its common stock in the merger. Instead of a fraction of a share, Authorize.Net’s stockholders will receive an amount of cash, without interest, equal to the product of (a) such fraction of a share, multiplied by (b) the closing price of CyberSource common stock on the Nasdaq Global Market on the trading date immediately preceding the closing date.

Background of the Transaction

The terms, conditions and other provisions of the merger agreement are the result of arm’s length negotiations conducted among representatives of CyberSource and Authorize.Net. The following is a summary of the meetings, negotiations and discussions between the parties that preceded the execution of the merger agreement.

General

The following is a description of the existing and historical business relationship between CyberSource and Authorize.Net, and a description of the material aspects of the proposed merger and related transactions, including the merger agreement and certain other agreements entered into in connection therewith. This section of this joint proxy statement/prospectus also discusses additional contacts, meetings and negotiations that representatives of Authorize.Net had with other interested parties. While CyberSource and Authorize.Net believe that the following description covers the material terms of the merger and the related transactions, the description may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to herein for a more complete understanding of the merger and the related transactions.

Historical Background

Over the last few years, each of CyberSource and Authorize.Net has independently explored, developed, pursued and implemented a wide range of strategies designed to enhance stockholder value.

Senior management and the board of directors of Authorize.Net have regularly reviewed strategic growth objectives and means of increasing growth and stockholder value. In particular, Authorize.Net’s senior management and board of directors have set Authorize.Net’s long-term strategy to focus its business on the online payment processing market and grow organically or through strategic acquisitions or mergers. Since 2004, Authorize.Net has implemented this strategy through both organic growth and divestitures of unrelated businesses, including the sale of its Fraud Centurion product suite in 2004, the sale of its Intelligent Network Solutions business in 2005, the closing of its Instant Conferencing business in 2005 and the sale of its Telecom Decisioning Services business in 2007. Consistent with this strategy, in the spring of 2006, Authorize.Net, asked Jefferies Broadview, a division of Jefferies & Company, Inc., to assist it in seeking strategic alternatives consistent with its focus on the online payment processing market. After the engagement of Jefferies Broadview and through January 2007, management of Authorize.Net held preliminary discussions with various interested parties concerning strategic transactions.

Senior management and the board of directors of CyberSource routinely evaluate business alternatives and strategic opportunities as part of their ongoing evaluation of the online payment processing industry. In fact, CyberSource participated in the bidding process during 2004 that preceded the sale of Authorize.Net Corp. to Lightbridge, Inc. by InfoSpace, Inc. Authorize.Net Corp. became a principal operating subsidiary of Lightbridge. Since that time, CyberSource has followed the growth of the Authorize.Net business.

On June 1, 2006, Jefferies Broadview at the request of Authorize.Net contacted William McKiernan, the chairman and chief executive officer of CyberSource, to discuss a potential business combination between Authorize.Net and CyberSource. Given the complementary strengths of the two companies and the possible benefits of a business combination, the two companies entered into a non-disclosure agreement on June 21, 2006, and engaged in preliminary discussions during the summer of 2006.

On August 8, 2006, Mr. McKiernan and Scott Cruickshank of CyberSource and senior management of Authorize.Net, including Robert Donahue, Timothy O’Brien, Roy Banks and Eugene DiDonato, met at the offices of Jefferies Broadview in Waltham, Massachusetts, to discuss a potential business combination. These initial discussions were exploratory in nature. Each party provided the other with a general business overview. Following this meeting, senior management of Authorize.Net conferred with Jefferies Broadview to quantify potential synergies that might result from a transaction involving CyberSource and Authorize.Net, including the potential for cross-selling services within the prospective customer base of each of the two companies. On September 1, 2006, representatives from Jefferies Broadview contacted Mr. McKiernan of CyberSource to discuss those potential synergies. Representatives from CyberSource raised a number of questions during this call regarding the potential synergies, which Jefferies Broadview subsequently reviewed with the management of Authorize.Net.

On September 13, 2006, representatives from Jefferies Broadview held a conference call with CyberSource executives, including Mr. McKiernan, George Barby, vice president, worldwide operations, Scott Cruickshank, president and chief operating officer, and Robert Ford, executive vice president, product development, to answer the questions raised previously during the September 1, 2006 conference call. In particular, the call focused on an in-depth review of potential synergies and a financial analysis of a potential transaction. During this call Mr. McKiernan suggested a transaction in which the relative value of the two companies would be based on the current market prices of their respective common stock. Following this conference call, representatives of Jefferies Broadview contacted Mr. Donahue to discuss the substance of the call and to inform him of Mr. McKiernan’s suggested structure for a potential transaction. Mr. Donahue agreed to consult with the Authorize.Net board of directors concerning the possibility of a transaction with CyberSource but indicated that, although he was open to discussing such a transaction with Mr. McKiernan, a valuation that provided no premium to Authorize.Net stockholders would not be acceptable.

On September 22, 2006, following a review and approval of the CyberSource board of directors, CyberSource engaged Goldman Sachs to act as its exclusive financial adviser in connection with the possible acquisition of all or a portion of the stock or assets of Authorize.Net. The board of directors of CyberSource selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction.

Following the engagement of Goldman Sachs by CyberSource, Jefferies Broadview shared with Goldman Sachs’ representatives the synergy analysis that was developed by Authorize.Net’s management and answered questions on the financial information previously shared with CyberSource.

On October 2, 2006, the board of directors of CyberSource met telephonically to discuss the details of a potential business combination with Authorize.Net. Management and the board discussed the relative strengths and weaknesses of the potential transaction and authorized Goldman Sachs to deliver a nonbinding verbal offer for CyberSource to acquire all of the outstanding stock of Authorize.Net in exchange for shares of common stock of CyberSource. The offer implied a premium of approximately 10% based on current trading prices.

On October 4, 2006, CyberSource delivered to Jefferies Broadview a nonbinding verbal offer to acquire Authorize.Net. The verbal offer proposed a transaction in which CyberSource would acquire all of the outstanding stock of Authorize.Net in exchange for shares of common stock of CyberSource with a valuation that implied a premium of approximately 10% based on current trading prices. Based on instructions that had been provided to Jefferies Broadview prior to receipt of CyberSource’s verbal offer, representatives of Jefferies Broadview responded that an offer at that level would not be acceptable to Authorize.Net.

On October 10, 2006, at the direction of CyberSource, representatives from Goldman Sachs, as financial advisor to CyberSource, met with representatives of Jefferies Broadview to discuss the offer made by CyberSource on October 4, 2006. In particular, the group discussed the relative valuations of the two companies and the appropriateness of the proposed structure of the offer.

On October 11, 2006, the board of directors of Authorize.Net, with its financial advisors, met to discuss the offer. The board of directors of Authorize.Net did not believe the offer was adequate but concluded that Authorize.Net should continue its discussions with CyberSource, as well as contact other parties to solicit their interest in pursuing a potential strategic transaction with Authorize.Net. During the period from October 2006 to February 2007, Jefferies Broadview pursued discussions with several parties to determine their interest in a potential strategic transaction with Authorize.Net.

CyberSource and Authorize.Net and their respective financial and legal advisors continued to conduct discussions regarding the proposed transaction and related due diligence of each other’s businesses through the months of October and November 2006. In the course of these discussions, the parties determined that they had differing views as to their respective valuations and differences regarding the parties’ approach to certain matters relating to any business combination involving the two companies. On November 21, 2006, the parties agreed to defer further discussions with respect to a possible transaction until Authorize.Net finalized its 2007 budget.

On December 6, 2006, the board of directors of Authorize.Net met with its financial advisors and discussed various strategic opportunities, including, continuing to seek acquisition targets with complementary businesses, the advantages and disadvantages of continuing to operate as an independent company, and alternatives for possible business combinations. The Authorize.Net board of directors conveyed its view of possible transactions to Mr. Donahue and authorized senior management to reopen discussions with CyberSource regarding a potential business combination. On December 6, 2006, Authorize.Net made a counter-offer to CyberSource’s offer and requested a 35% premium to the current share trading prices, or approximately $16.50 per share of outstanding Authorize.Net common stock, with 20% of the consideration paid in cash.

During December 2006, senior management of CyberSource, together with its board of directors and financial and legal advisors, re-examined the possibility of a business combination with Authorize.Net in connection with CyberSource’s continuing strategic review of its business and prospects. On January 4, 2007, CyberSource delivered a revised verbal offer to Authorize.Net in response to Authorize.Net’s previous offer of $16.50 per share, proposing that CyberSource would acquire all of the outstanding stock of Authorize.Net for an implied value of approximately $15.50 per share based on current trading prices of each parties’ stock. The consideration would be comprised of approximately $100 million in cash plus common stock of CyberSource representing an exchange ratio of 1.046 shares for each outstanding share of Authorize.Net common stock. At the time, this valuation represented a $1.71, or 12.4%, premium over $13.79, the closing price of Authorize.Net common stock on January 4, 2007.

On January 9, 2007, the board of directors of Authorize.Net reviewed the January 4, 2007 offer with Jefferies Broadview and requested additional information in order to evaluate the offer.

On January 24, 2007, the board of directors of CyberSource reviewed the status of the offer made by CyberSource to acquire all of the outstanding shares of Authorize.Net.

On January 24, 2007, the board of directors of Authorize.Net reviewed certain additional financial and other information provided by CyberSource in order to evaluate the revised offer. Also present were representatives of Jefferies Broadview. Representatives from Jefferies Broadview reviewed with the board of directors of Authorize.Net various financial analyses, and management of Authorize.Net and representatives of Jefferies Broadview discussed with the board the potential risks and benefits of a potential business combination with CyberSource. After discussion, the board of directors of Authorize.Net then approved a counter-offer proposing that CyberSource acquire all of the outstanding Authorize.Net stock for an implied value of approximately $16.50 per share of Authorize.Net common stock, a premium of $1.92 over $14.58, the closing price of Authorize.Net common stock on January 24, 2007. The consideration would be a combination of cash and stock, comprised of approximately $100 million in cash plus CyberSource stock representing an exchange ratio of 1.130 shares per outstanding share of Authorize.Net common stock. On January 26, 2007, Jefferies Broadview contacted Goldman Sachs to communicate the counter-offer.

On January 29, 2007, the board of directors of CyberSource held a telephonic meeting with representatives from Goldman Sachs to review the terms of the January 26 counter-offer communicated by Jefferies Broadview. The board discussed with Goldman Sachs its concerns about the relative valuations implied by the counter-offer and instructed Goldman Sachs to request additional time to review the counter-offer in greater detail.

On February 2, 2007, representatives from Goldman Sachs contacted Jefferies Broadview to request additional time to review the January 26, 2007 counter-offer and to express some concerns about the relative valuations implied by the January 26, 2007 counter-offer. Following discussions with CyberSource, the same evening, representatives of Goldman Sachs then contacted representatives of Jefferies Broadview to inform them that CyberSource had decided that, given the current market prices of the two companies’ common stock, it would not pursue a transaction at that time at the relative valuations implied by the January 26, 2007 counter-offer, particularly in light of the continued appreciation in Authorize.Net’s stock price and Authorize.Net’s recent announcements regarding its transition to a pure-play payment processing business. However, Goldman Sachs reaffirmed that the board of directors and management of CyberSource recognized complementary strengths of the two companies and the possible benefits of a business combination.

On February 13, 2007, the Authorize.Net board of directors terminated discussions with CyberSource because of differing views concerning relative valuations and the resulting judgment of Authorize.Net’s management that pursuing such discussions at this time was unlikely to be productive.

On April 30, 2007, the board of directors of CyberSource met telephonically with representatives from Goldman Sachs to discuss reopening discussions with Authorize.Net concerning a potential business combination. After a full discussion on the matter, the board directed Goldman Sachs to contact Jefferies Broadview to express CyberSource’s interest in resuming discussions.

On April 30, 2007, at the direction of CyberSource, Goldman Sachs contacted Jefferies Broadview to determine whether Authorize.Net would be interested in reopening discussions with CyberSource regarding a potential business combination. Jefferies Broadview indicated that it would communicate CyberSource’s interest to the Authorize.Net management and board of directors.

On May 2, 2007, Mr. McKiernan contacted Robert Donahue to reopen the discussions between the parties and to make a verbal offer to acquire all of the outstanding stock of Authorize.Net for consideration consisting of cash and CyberSource common stock representing an implied value of approximately $19.00 per share of Authorize.Net. At the time, this valuation represented a 9.8% premium over the closing price of the Authorize.Net common stock on May 1, 2007. The consideration would be a combination of cash and stock, comprised of approximately $125 million in cash plus CyberSource stock representing an exchange ratio of 1.155 shares per outstanding share of Authorize.Net common stock.

On May 7, 2007, the board of directors of Authorize.Net held a meeting to review the terms of CyberSource’s May 2, 2007 offer. At this meeting, Jefferies Broadview described the offer and provided a financial analysis. Among other matters, the board discussed the various financial information produced by Jefferies Broadview, as well as the risks and benefits of the proposed transaction. The board of directors of Authorize.Net provided Jefferies Broadview with direction on a response to CyberSource’s May 2, 2007 offer.

On May 7, 2007, at the direction of Authorize.Net, representatives from Jefferies Broadview contacted Goldman Sachs to indicate that Authorize.Net, in response to CyberSource’s offer, would entertain an offer of cash and CyberSource common stock representing an implied value of approximately $19.58 per share of Authorize.Net common stock or about a 15% premium above the average of the closing prices for Authorize.Net’s common stock for the 20 trading days ending May 4, 2007. The consideration would be a combination of cash and stock, comprised of approximately $125 million in cash plus CyberSource stock representing an adjusted exchange ratio of 1.192 shares per outstanding share of Authorize.Net common stock.

On May 14, 2007, the board of directors of CyberSource met with its legal and financial advisors to discuss the possibility of a business combination with Authorize.Net. At the direction of the CyberSource board, a representative from Goldman Sachs contacted Jefferies Broadview to increase CyberSource’s nonbinding offer to an implied value of approximately $19.33 per share of outstanding Authorize.Net common stock or a 15% premium to the average of the closing prices for Authorize.Net’s common stock for the 20 trading days ended May 11, 2007. The offer included an aggregate cash payment of approximately $125 million and an adjusted exchange ratio of 1.1611 shares of CyberSource common stock for each outstanding share of Authorize.Net common stock.

On May 18, 2007, the board of directors of Authorize.Net met. Also present in person were representatives of Jefferies Broadview and Foley Hoag LLP, Authorize.Net’s outside legal counsel. The board of directors of Authorize.Net authorized management to accept and proceed with CyberSource’s offer, subject to the completion of satisfactory due diligence and the negotiation of a mutually acceptable definitive agreement to be submitted to the board of directors for approval. At that meeting, the Authorize.Net board of directors also discussed, among other matters, the various financial analyses provided by Jefferies Broadview, as well as the risks and benefits of the proposed transaction and the alternatives available to Authorize.Net, including a review of other potential strategic transactions. Jefferies Broadview also discussed with the board of directors the advantages and disadvantages of several transaction structures that could potentially be used to provide greater certainty of value, such as a collar for the exchange ratio.

From May 22, 2007 through June 17, 2007, both companies and their respective accounting, financial and legal advisors conducted further due diligence.

On May 22, 2007, CyberSource and Authorize.Net entered into a new non-disclosure agreement, superseding the non-disclosure agreement entered into on June 1, 2006.

On May 24, 2007 and May 25, 2007, representatives from CyberSource, including William McKiernan, Scott Cruickshank and Steven Pellizzer, met with Authorize.Net management in Salt Lake City, Utah, together with their respective financial advisors, to conduct business, financial and accounting due diligence, and to conduct interviews with Authorize.Net management.

On May 29, 2007, Morrison & Foerster LLP, legal counsel to CyberSource circulated a draft merger agreement to Authorize.Net and its legal and financial advisors.

From May 29, 2007 to June 15, 2007, the parties negotiated the terms of a definitive merger agreement and related ancillary agreements. Negotiations centered around the representations and warranties to be made by each party, interim covenants, the treatment of employee stock options and provisions limiting both parties ability to terminate the agreement.

On May 30 and May 31, 2007, representatives of CyberSource met with Authorize.Net management in Bellevue, WA to conduct technical due diligence and a review of customer support operations.

On June 4, 2007, representatives for CyberSource and Authorize.Net, together with their respective financial advisors, met in California to discuss various matters related to the proposed transaction. In particular, the parties addressed the treatment of employee stock options, the continued employment of key Authorize.Net operations personnel after the merger and the financial and operational elements of the proposed transaction.

Between June 5 and June 7, 2007, CyberSource and Authorize.Net exchanged additional diligence materials and on June 7, 2007, CyberSource and Authorize.Net provided each other with updated financial forecasts.

On June 5, 2007, the CyberSource board of directors met telephonically to review due diligence and other matters relating to the proposed transaction. Certain members of management of CyberSource and Authorize.Net participated in portions of the telephonic meeting.

On June 8, 2007, the Authorize.Net board of directors held a meeting to review the progress of due diligence and status of negotiations of the merger agreement. Also present were representatives of Jefferies Broadview and Foley Hoag LLP. At this meeting Jefferies Broadview updated financial information previously presented to the Authorize.Net board of directors at the May 18, 2007 meeting.

On June 15, 2007, the Authorize.Net board of directors held a meeting and reviewed and analyzed the strategic, financial and legal considerations concerning the proposed transaction, the advisability of the transaction and the fairness of the exchange ratio and cash consideration proposed by CyberSource. Also present were representatives of Foley Hoag LLP and Jefferies Broadview. During the meeting, Jefferies Broadview reviewed its analysis of the financial terms of the proposed transaction. Foley Hoag then reviewed with the Authorize.Net board of directors its legal obligations, including its fiduciary duties, and reviewed the terms of the most recent draft of the merger agreement and related documentation, which had been previously distributed to the board. In addition, Jefferies Broadview rendered to the Authorize.Net board of directors its opinion to the effect that, as of June 15, 2007 and based upon and subject to the various considerations and assumptions set forth in its opinion, the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. The written opinion of Jefferies Broadview is attached to this joint proxy statement/prospectus as Annex F. Additionally, the Authorize.Net board of directors discussed the terms of the merger agreement and asked its financial and legal advisors various questions regarding the proposed merger. Following these discussions, the Authorize.Net board of directors determined that the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of Authorize.Net and the Authorize.Net stockholders and unanimously approved the merger, authorized the execution and delivery of the merger agreement and any related agreements, and recommended, among other matters, that the Authorize.Net stockholders approve and adopt the merger agreement and the merger and that the Authorize.Net rights agreement be amended so as not to apply to the proposed transaction.

On June 16 and 17, 2007, the attorneys for CyberSource and Authorize.Net finalized the proposed merger agreement and transaction documents.

On June 17, 2007, the CyberSource board of directors met telephonically and reviewed and analyzed the strategic, financial and legal considerations concerning the proposed transaction. Also present were representatives of Morrison & Foerster LLP and Goldman Sachs. During the meeting, CyberSource reviewed with its board the summary of its due diligence review of Authorize.Net. Goldman Sachs next reviewed the financial terms of the transaction and valuation analyses of the proposed transaction. Morrison & Foerster then reviewed with the CyberSource board its legal obligations, including its fiduciary duties, and reviewed the terms of the most recent draft of the agreement and plan of merger and related documentation, which had been previously distributed to the board. In addition, Goldman Sachs rendered its oral opinion, which was subsequently confirmed in writing that, as of June 17, 2007, based upon and subject to the factors and assumptions discussed with the CyberSource board of directors, the proposed merger consideration to be paid by CyberSource with respect of each share of Authorize.Net common stock pursuant to the merger agreement was fair from a financial point of view to CyberSource. The written opinion is attached to this joint proxy statement/prospectus as Annex E. Additionally, the CyberSource board of directors discussed the terms of the merger agreement and asked its financial and legal advisors various questions regarding the proposed merger. Following these discussions, the CyberSource board of directors determined that the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of CyberSource and the CyberSource stockholders and unanimously approved the merger, authorized the execution and delivery of the merger agreement and any related agreements, and recommended, among other matters, that the CyberSource stockholders approve the issuance of additional shares of common stock necessary to facilitate the merger.

On June 18, 2007, CyberSource and Authorize.Net issued a joint press release announcing the execution of the merger agreement.

CyberSource’s Reasons for the Merger; CyberSource’s Board of Directors’ Recommendation

In adopting the merger agreement, the CyberSource board of directors considered a number of factors, including the factors discussed in the following paragraphs. In view of the number and wide variety of factors considered in connection with its evaluation of the merger, the CyberSource board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The CyberSource board of directors viewed its position and recommendations as being based on all of the information and factors presented to and considered by it. In addition, individual directors may have given different weight to different information and factors.

In reaching its decision, the CyberSource board of directors consulted with CyberSource management with respect to strategic and operational matters. The CyberSource board of directors also consulted with CyberSource’s legal counsel and with Goldman Sachs, its financial advisor.

Among the reasons supporting the CyberSource board of directors’ recommendation were the following:

•

Strategic nature of transaction and complementary customer bases. The CyberSource board considered the strategic advantages that would result from the combined company, stemming in part from complementary expertise and complementary customer bases, that might result in greater growth of the combined company than the two companies might achieve operating independently. In particular, the board considered that there is very little overlap of the two companies’ customer bases: Authorize.Net is focused on small business customers and CyberSource is focused on medium and enterprise business customers. The possibility of cross-selling CyberSource’s merchant services to the Authorize.Net small business was viewed very positively. Authorize.Net’s large sales partner network was also considered important by the CyberSource board.

•

Financial benefits of the transaction. In addition to the strategic benefits of the transaction discussed above, the CyberSource board considered the substantial cost savings and increased profitability that might result from the combined company, in particular, through the elimination of Authorize.Net corporate overhead that would not be needed upon combining the two companies. In addition to generating stockholder value through improved earnings, these cost savings would offer strategic benefits by reducing CyberSource’s overall cost structure in relation to the revenues the combined company is expected to generate. The CyberSource board also considered Authorize.Net’s historical revenue growth rate and earnings history, as well as the likelihood of the acquisition of Authorize.Net being accretive to the combined company’s earnings.

•

Other potential acquirors. The CyberSource board considered the current environment in the online payment industry, especially the potential for other parties to acquire Authorize.Net resulting in increased competition for CyberSource.

•

Similar corporate cultures and complementary technologies. The CyberSource board considered that CyberSource and Authorize.Net have similar corporate cultures focused on providing quality products and services to customers and the complementary nature of the two companies’ service and product lines.

•

Goldman Sachs opinion. The CyberSource board of directors evaluated the financial analyses and presentation of Goldman Sachs, as well as its opinion that, based upon and subject to the factors and assumptions set forth in the opinion, as of the date of such opinion, the merger consideration in the aggregate to be paid by CyberSource in respect of each share of Authorize.Net common stock was fair from a financial point of view to CyberSource. The opinion of Goldman Sachs is described in detail under the heading “The Merger—Opinion of CyberSource’s Financial Advisor” on page 57.

•	Results of due diligence. The CyberSource board of directors evaluated the results of the due diligence investigations by CyberSource’s management and legal and financial advisors.

The CyberSource board of directors weighed these advantages and opportunities against the challenges inherent in the combination of two business enterprises and the possible resulting diversion of management attention for an extended period of time. The CyberSource board realized that there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding long-term value, competitive and financial strength, potential revenue enhancements, synergies and anticipated cost savings. However, the CyberSource board concluded that the potential positive factors outweighed the potential risks of completing the merger. Note that this explanation of the CyberSource board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statements Concerning Forward-Looking Statements” on page 29.

At a special meeting held on June 17, 2007, after due consideration and consultation with its financial and legal advisors, the CyberSource board of directors unanimously determined that the merger agreement, the issuance of CyberSource securities under the merger agreement and the transactions contemplated thereunder are advisable, fair to and in the best interests of CyberSource and its stockholders. The CyberSource board unanimously adopted the merger agreement, the issuance of CyberSource securities pursuant to the merger agreement and the transactions contemplated thereunder and unanimously recommends that the CyberSource stockholders vote to approve the merger and the issuance of CyberSource securities pursuant to the merger agreement.

Authorize.Net’s Reasons for the Merger; Authorize.Net’s Board of Directors’ Recommendation

At its meeting on June 15, 2007, following presentations by Authorize.Net’s management and outside advisors and discussions with management and outside advisors, the members of the Authorize.Net board of directors unanimously approved the merger agreement with CyberSource and declared its advisability. In reaching its decision to adopt and approve the merger agreement, Authorize.Net’s board consulted its management, legal counsel and financial advisors, and identified and considered several factors over the course of its deliberations that, when taken as a whole, supported its decision, including the following:

•	The financial terms of the transaction, including:

•

the fixed exchange ratio of 1.1611 shares of CyberSource common stock for each share of Authorize.Net common stock and the cash exchange ratio equal to $125 million divided by the outstanding shares of Authorize.Net common stock;

•	the fact that the consideration per share reflected approximately a 15% premium to the Authorize.Net stockholders based on historical trading relationships of the common stock of the two companies;

•

the fact that the Authorize.Net stockholders will own approximately 46% of the outstanding shares common stock of the combined company immediately after closing and will have the opportunity to share in the future growth and expected synergies of the combined company, while retaining the option to sell all or a portion of those shares for cash into a liquid market;

•

the financial analyses of Jefferies Broadview and its opinion to the Authorize.Net board of directors to the effect that, as of June 15, 2007, and based upon and subject to the various considerations and assumptions set forth in its opinion, the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders; and

•	the qualification of the merger as a tax-free transaction, except for tax resulting from cash received by holders of Authorize.Net common stock.

•	The Authorize.Net board of directors also considered the following business factors:

•	CyberSource’s reputation and name recognition in the online payment processing market;

•	the opportunity to provide additional products and services to each company’s existing customers;

•

the strategic advantages that would result from the combined company, stemming in part from its complementary areas of expertise, that might result in greater growth prospects of the combined company than the two companies might achieve independently;

•

the manageable execution risk of the merger in view of the complementary customer bases and technologies of the two companies and the likelihood that the merger would be approved by the appropriate regulatory authorities; and

•

the strategic and financial alternatives available to Authorize.Net in the competitive online payment processing market and the Authorize.Net board of directors’ judgment, after consultation with its financial advisor, that a transaction with CyberSource could provide greater value to the Authorize.Net shareholders than other alternatives.

•	The Authorize.Net board of directors also considered the following factors:

•	the merger agreement was the product of arm’s length negotiations between Authorize.Net and its advisors, on the one hand, and CyberSource and its advisors, on the other;

•

the terms of the merger agreement, including the nature and scope of the closing conditions, the ability to recommend an alternative transaction, subject to potential liabilities for a termination fee of a customary amount relative to the size of the deal; the fact that the amount and payment triggers for the termination fee were the subject of negotiations between the parties; and the fact that the fee would generally be payable only in the event that the merger agreement is terminated in conjunction with the acceptance by Authorize.Net of a superior acquisition proposal by a third party;

•	the receipt of one seat on the combined company’s board of directors; and

•	the board’s judgment that the potential positive factors outweighed the potential risks of completing the merger.

•	The Authorize.Net board of directors also considered certain potentially negative factors in its deliberations concerning the merger agreement, including:

•	the possibility that the effort required to pursue the merger might adversely affect the ability of Authorize.Net to meet its existing business performance targets;

•	the difficulties and management challenges inherent in completing the merger;

•

the risk that CyberSource’s financial performance may not meet Authorize.Net’s expectations and therefore the market value of the CyberSource stock to be received by Authorize.Net stockholders may decrease;

•	the risk that after the merger Authorize.Net could lose current distribution partners or merchants;

•

the risk that if the merger is not consummated, Authorize.Net’s management would have devoted substantial time and resources to the combination at the expense of attending to and growing Authorize.Net’s business or other business opportunities;

•	the risk that the merger might not be consummated and the possible adverse implications for customers, investor relations and employee morale under such circumstances; and

•	the other risks described under “Risk Factors” beginning on page 20.

The Authorize.Net board of directors also reviewed certain information derived from publicly available third-party analyses regarding CyberSource’s business prospects and financial condition.

Authorize.Net’s board of directors evaluated these factors in light of their knowledge of Authorize.Net’s business, the online payment processing market and related industries, and their business judgment. In view of the variety of factors and the amount of information considered, Authorize.Net’s board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors taken as a whole. In addition, individual members of Authorize.Net’s board of directors may have given different weights to different factors.

AUTHORIZE.NET’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. AUTHORIZE.NET’S BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF AUTHORIZE.NET AND ITS STOCKHOLDERS AND RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

If the merger is not completed, Authorize.Net intends to continue as an independent public company and will continue to pursue other strategic transactions or alternatives to realize value for its stockholders.

Opinion of Authorize.Net’s Financial Advisor

Jefferies Broadview served as Authorize.Net’s financial advisor in connection with the merger. On June 15, 2007, Jefferies Broadview delivered to the Authorize.Net board of directors its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger agreement (consisting of (a) 1.1611 shares of CyberSource common stock per share of Authorize.Net common stock, and (b) cash consideration per share of Authorize.Net common stock equal to $125 million divided by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger (excluding shares held by CyberSource, Authorize.Net or any of their respective subsidiaries)) was fair, from a financial point of view, to those holders.

The full text of Jefferies Broadview’s opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies Broadview in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex F. Authorize.Net encourages its stockholders to read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was provided to the Authorize.Net board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies Broadview’s opinion, of the merger consideration to be received by the holders of Authorize.Net common stock pursuant to the merger agreement and does not address any other aspect of the merger. Jefferies Broadview’s opinion does not constitute a recommendation as to how any holder of shares of Authorize.Net common stock should vote on the merger or any matter related thereto. The summary of Jefferies Broadview’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, Jefferies Broadview, among other things:

•	reviewed a draft of the merger agreement, dated as of June 15, 2007;

•	reviewed certain publicly available financial and other information about Authorize.Net and CyberSource;

•

reviewed certain information furnished to Jefferies Broadview by Authorize.Net’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Authorize.Net;

•	reviewed certain information furnished to Jefferies Broadview by CyberSource’s management, including financial forecasts and analyses relating to the business, operations and prospects of CyberSource;

•	held discussions with members of senior management of Authorize.Net and CyberSource concerning the matters described in the prior three bullet points;

•

reviewed the share trading price history and valuation multiples for Authorize.Net common stock and CyberSource common stock and compared them with those of certain publicly traded companies that Jefferies Broadview deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies Broadview deemed relevant;

•	considered the potential pro forma impact of the merger; and

•	conducted such other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate.

In Jefferies Broadview’s review and analysis and in rendering its opinion, Jefferies Broadview assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to it by Authorize.Net or that was publicly available (including, without limitation, the information described above) or that was otherwise reviewed by it. In its review, Jefferies Broadview did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies Broadview conduct a physical inspection of any of the properties or facilities of, Authorize.Net. Jefferies Broadview was not furnished with any such evaluations or appraisals or the results of any of such physical inspections and did not assume any responsibility to obtain them.

With respect to the financial forecasts provided to and examined by it, Jefferies Broadview’s opinion noted that projecting future results of any company is inherently subject to uncertainty. Authorize.Net and CyberSource informed Jefferies Broadview, however, and Jefferies Broadview assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Authorize.Net and CyberSource as to the future financial performance of Authorize.Net and CyberSource, respectively. Jefferies Broadview expressed no opinion as to Authorize.Net’s or CyberSource’s financial forecasts or the assumptions on which they were made.

Jefferies Broadview’s opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies Broadview expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies Broadview’s opinion of which Jefferies Broadview became aware after the date of its opinion.

Jefferies Broadview made no independent investigation of any legal or accounting matters affecting Authorize.Net, and Jefferies Broadview assumed the correctness in all respects material to Jefferies Broadview’s analysis of all legal and accounting advice given to Authorize.Net and the Authorize.Net board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to Authorize.Net and its stockholders. In addition, in preparing its opinion, Jefferies Broadview did not take into account any tax consequences of the merger to any holder of Authorize.Net common stock. Jefferies Broadview assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. Jefferies Broadview also assumed that in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Authorize.Net, CyberSource or the contemplated benefits of the merger.

Jefferies Broadview’s opinion was for the use and benefit of the Authorize.Net board of directors in its consideration of the merger, and Jefferies Broadview’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Authorize.Net, nor did it address the underlying business decision by Authorize.Net to engage in the merger or the terms of the merger agreement or the documents referred to therein. In addition, Jefferies Broadview was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Authorize.Net, other than the holders of Authorize.Net common stock. Jefferies Broadview expressed no opinion as to the price at which shares of Authorize.Net common stock or CyberSource common stock will trade at any time.

In preparing its opinion, Jefferies Broadview performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies Broadview believes that its analyses must be considered as a whole. Considering any portion of Jefferies Broadview’s analyses or the factors considered by Jefferies Broadview, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies Broadview’s opinion. In addition, Jefferies Broadview may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies Broadview’s view of Authorize.Net’s actual value. Accordingly, the conclusions reached by Jefferies Broadview are based on all analyses and factors taken as a whole and also on the application of Jefferies Broadview’s own experience and judgment.

In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Authorize.Net’s and Jefferies Broadview’s control. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Authorize.Net common stock do not purport to be appraisals or to reflect the prices at which

Authorize.Net common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies Broadview’s analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of Authorize.Net common stock pursuant to the merger, and were provided to the Authorize.Net board of directors in connection with the delivery of Jefferies Broadview’s opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies Broadview in connection with Jefferies Broadview’s delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies Broadview’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies Broadview’s financial analyses.

Transaction Overview

Based upon the approximately 28.1 million shares of Authorize.Net common stock that were outstanding as of May 10, 2007, Jefferies Broadview noted that the cash consideration pursuant to the merger agreement of $125 million implied a cash value per share of Authorize.Net common stock of approximately $4.45, although Jefferies Broadview also noted that the exact cash value per share would vary based upon the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger (including any shares that may be issued upon exercise of options). Based upon the closing price per share of CyberSource common stock of $12.79 on June 14, 2007, the exchange ratio of 1.1611 shares of CyberSource common stock per share of Authorize.Net common stock, and the cash consideration of $4.45 per share of Authorize.Net common stock, Jefferies Broadview observed that holders of Authorize.Net common stock would own approximately 46% of the combined company, and noted that the implied value of the merger consideration pursuant to the merger agreement was approximately $19.30 per share of Authorize.Net common stock, which is referred to as the “Implied Merger Consideration Value,” compared to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007. Jefferies Broadview also noted that the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock represented:

•	a premium of 20.0% over the closing price per share of Authorize.Net common stock on June 14, 2007;

•	a premium of 27.1% over the closing price per share of Authorize.Net common stock on May 17, 2007 (which was the day twenty trading days prior to the date of the Jefferies Broadview presentation);

•	a premium of 8.6% over the highest price per share of Authorize.Net common stock for the 52-weeks ending June 14, 2007; and

•	a premium of 82.1% over the lowest price per share of Authorize.Net common stock for the 52-weeks ending June 14, 2007.

Authorize.Net Analysis

Historical Trading Analysis

Jefferies Broadview reviewed the share price trading history of the Authorize.Net common stock for the one-year period ending June 14, 2007 on a stand-alone basis and also in relation to the Nasdaq Composite and to a composite index consisting of the following electronic payment processing companies:

•	Bottomline Technologies (de), Inc.;

•	Checkfree Corporation;

•	CyberSource;

•	eFunds Corporation;

•	Electronic Clearing House, Inc.; and

•	Online Resources Corporation

Comparable Public Company Analysis

Using publicly available information and information provided by Authorize.Net’s management, Jefferies Broadview analyzed the trading multiples of Authorize.Net and the corresponding trading multiples of the group of companies listed above under “Authorize.Net—Historical Trading Analysis.” In its analysis, Jefferies Broadview derived and compared multiples for Authorize.Net and the selected companies, calculated as follows:

•	the enterprise value divided by trailing twelve month, or TTM, revenue, which is referred to as “Total Enterprise Value/TTM Revenue;”

•	the enterprise value divided by projected revenue for fiscal year 2007, which is referred to as “Total Enterprise Value/2007P Revenue;”

•	the enterprise value divided by projected revenue for fiscal year 2008, which is referred to as “Total Enterprise Value/2008P Revenue;”

•	the enterprise value divided by TTM adjusted earnings before interest, taxes, depreciation and amortization, or EBITDA, which is referred to as “Total Enterprise Value/TTM Pro Forma Adjusted EBITDA;”

•	the enterprise value divided by projected adjusted EBITDA for fiscal year 2007, which is referred to as “Total Enterprise Value/2007P Pro Forma Adjusted EBITDA;”

•	the enterprise value divided by projected adjusted EBITDA for fiscal year 2008, which is referred to as “Total Enterprise Value/2008P Pro Forma Adjusted EBITDA;”

•	the price per share divided by TTM adjusted earnings per share, or EPS, which is referred to as “TTM Pro Forma Adjusted P/E;”

•	the price per share divided by projected adjusted EPS for fiscal year 2007, which is referred to as “2007P Pro Forma Adjusted P/E;” and

•	the price per share divided by projected adjusted EPS for fiscal year 2008, which is referred to as “2008P Pro Forma Adjusted P/E.”

In calculating the adjusted EBITDA multiples described above, Jefferies Broadview excluded from the historical and projected EBITDA for Authorize.Net and each of the other companies, as applicable, stock-based compensation expense, and in calculating the adjusted EPS multiples described above, Jefferies Broadview excluded from the historical and projected EPS for Authorize.Net and each of the other companies, as applicable, stock-based compensation expense, amortization of intangibles and other non-recurring charges, in each case when such information was available.

This analysis indicated the following:

Comparable Public Company Multiples

Benchmark	High	Low	Median
Total Enterprise Value/TTM Revenue	5.7x	1.0x	3.2x
Total Enterprise Value/2007P Revenue	4.5x	0.9x	2.8x
Total Enterprise Value/2008P Revenue	3.4x	1.9x	2.5x
Total Enterprise Value/TTM Pro Forma Adjusted EBITDA	50.9x	10.0x	13.4x
Total Enterprise Value/2007P Pro Forma Adjusted EBITDA	36.0x	7.9x	10.9x
Total Enterprise Value/2008P Pro Forma Adjusted EBITDA	22.9x	8.3x	9.5x
TTM Pro Forma Adjusted P/E	98.7x	19.5x	26.2x
2007P Pro Forma Adjusted P/E	37.6x	17.3x	23.3x
2008P Pro Forma Adjusted P/E	24.6x	14.9x	19.7x

Using a reference range of 4.0x to 6.0x Authorize.Net’s TTM revenues, 3.0x to 5.0x Authorize.Net’s 2007P Revenue, and 2.75x to 4.0x Authorize.Net’s 2008P Revenue, Jefferies Broadview determined an implied enterprise value for Authorize.Net, then subtracted total indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $12.29 to $16.29 using TTM revenues, $11.32 to $16.02 using 2007P Revenue, and $12.13 to $15.70 using 2008P Revenue, compared in each case to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

Using a reference range of 19.0x to 25.0x Authorize.Net’s TTM Pro Forma Adjusted EBITDA, 16.0x to 20.0x Authorize.Net’s 2007P Pro Forma Adjusted EBITDA, and 13.0x to 15.0x Authorize.Net’s 2008P Pro Forma Adjusted EBITDA, Jefferies Broadview determined an implied enterprise value for Authorize.Net, then subtracted total indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $13.90 to $16.93 using TTM Pro Forma Adjusted EBITDA, $14.57 to $17.13 using 2007P Pro Forma Adjusted EBITDA, and $15.16 to $16.83 using 2008P Pro Forma Adjusted EBITDA, compared in each case to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

Using a reference range of 26.0x to 35.0x Authorize.Net’s TTM Pro Forma Adjusted EPS, 23.0x to 33.0x Authorize.Net’s 2007P Pro Forma Adjusted EPS, and 20.0x to 24.0x Authorize.Net’s Pro Forma Adjusted 2008P EPS, Jefferies Broadview determined an implied equity value. This analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $11.84 to $15.94 using TTM Pro Forma Adjusted EPS, $10.99 to $15.76 using 2007P Pro Forma Adjusted EPS, and $12.11 to $14.54 using 2008P Pro Forma Adjusted EPS, compared in each case to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

No company utilized in the comparable company analysis is identical to Authorize.Net. In evaluating the selected companies, Jefferies Broadview made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Authorize.Net’s and Jefferies Broadview’s control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis

Using publicly available and other information, Jefferies Broadview examined the following nine transactions involving electronic payment processing companies with TTM revenue between $20 million and $1 billion announced since January 1, 2005. The transactions considered and the month and year each transaction was announced were as follows:

Target	Acquiror	Month and Year Announced
iPayment, Inc.	Investor Group (management buyout)	May 2005
BillMatrix Corporation	Fiserv, Inc.	July 2005
VeriSign, Inc. (Payment Gateway Business)	eBay Inc. (PayPal)	October 2005
Verus Financial Management, Inc.	Sage Group PLC	January 2006
First Horizon National Corporation (First Horizon Merchant Services)	US Bancorp (NOVA Information Systems)	January 2006
Princeton eCom Corporation	Online Resources Corporation	May 2006
Digital Insight Corporation	Intuit, Inc.	November 2006
Carreker Corporation	CheckFree Corporation	January 2007
Corillian Corporation	CheckFree Corporation	February 2007

Using publicly available estimates and other information for each of these transactions, Jefferies Broadview reviewed the transaction value as a multiple of the target company’s TTM Revenue immediately preceding announcement of the transaction, which is referred to below as “Total Enterprise Value/TTM Revenue,” and as a multiple of the target company’s TTM Pro Forma Adjusted EBITDA immediately preceding announcement of the transaction, which is referred to below as “Total Enterprise Value/TTM Pro Forma Adjusted EBITDA.” In each case, the price paid in the transaction was adjusted for the target’s cash and debt at the time of acquisition when such information was available. In calculating the adjusted EBITDA multiples described above, Jefferies Broadview excluded from the historical EBITDA for each of the companies, as applicable, stock-based compensation expense, when such information was available.

This analysis indicated the following:

Selected Comparable Transaction Multiples

Benchmark	High	Low	Median
Total Enterprise Value/TTM Revenue	6.7x	1.5x	4.9x
Total Enterprise Value/TTM Pro Forma Adjusted EBITDA	97.6x	12.9x	15.1x

Using a reference range of 4.0x to 6.5x Authorize.Net’s TTM Revenue and 13.0x to 20.0x Authorize.Net’s TTM Pro Forma Adjusted EBITDA, Jefferies Broadview determined an implied enterprise value for Authorize.Net, then subtracted total indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $12.29 to $17.34 using TTM Revenue and $10.80 to $14.36 using TTM Pro Forma Adjusted EBITDA, compared in each case to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies Broadview made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Authorize.Net’s and Jefferies Broadview’s control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Premiums Paid Analysis

Using publicly available information, Jefferies Broadview analyzed the premiums offered in selected North American software and information technology transactions with equity consideration between $250 million and $750 million announced since January 1, 2006. For each of these transactions, Jefferies Broadview calculated the premium represented by the offer price over the target company’s closing share price one trading day and twenty trading days prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Time Period Prior to Announcement	High Premium	75th Percentile Premium	Median Premium	25th Percentile Premium	Low Premium
1-trading day	53.3%	26.2%	20.6%	12.8%	1.6%
20-trading days	75.8%	44.5%	26.3%	17.8%	10.1%

Using the low and high premiums set forth above and the closing price per share of Authorize.Net common stock of on June 14, 2007, this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $16.35 to $24.66, respectively, using the premiums 1-trading day prior to announcement, and approximately $16.73 to $26.70, respectively, using the premiums 20-trading days prior to announcement, compared in each case to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

Pro Forma Relative Contribution Analysis

Based on information provided by management of each of Authorize.Net and CyberSource, Jefferies Broadview compared the contribution of each of Authorize.Net and CyberSource to the combined company expected to result from the completion of the merger. The implied contribution was based upon actual TTM revenue, pro forma adjusted EBITDA and pro forma cash net income, and estimates of revenue, pro forma adjusted EBITDA and pro forma cash net income for 2007 and 2008. In calculating the pro forma adjusted EBITDA, Jefferies Broadview excluded from the historical and projected EBITDA for Authorize.Net and CyberSource, as applicable, stock-based compensation expense. In calculating the pro forma cash net income, Jefferies Broadview excluded from the historical and projected net income for Authorize.Net and CyberSource, as applicable, stock-based compensation expense, non-cash tax provisions, depreciation and amortization, and other non-recurring charges. Jefferies Broadview then calculated the implied equity market capitalization attributable to holders of Authorize.Net common stock using the weighted average trading multiples for Authorize.Net and CyberSource for each of the foregoing historical and estimated results, adjusting for each company’s cash and debt as appropriate. Based on approximately 28.1 million shares of Authorize.Net common stock outstanding as of May 10, 2007 and approximately 2.5 million options at a weighted average exercise price of $9.29 issued and outstanding as of May 31, 2007 on a fully diluted basis (calculated using the treasury stock method), this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $14.22 to $21.07, compared to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

Discounted Cash Flow Analysis

Jefferies Broadview performed a discounted cash flow analysis to estimate the present value of the free cash flows of Authorize.Net through the fiscal year ending December 31, 2012 using Authorize.Net management’s financial projections, discount rates ranging from 15.0% to 19.0%, and perpetual growth rates of free cash flow after fiscal year 2012 ranging from 4.0% to 6.0%. To determine the implied total equity value for Authorize.Net, Jefferies Broadview subtracted total indebtedness and added cash and cash equivalents to the implied enterprise value for Authorize.Net. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Authorize.Net common stock of approximately $11.06 to $15.38, compared to the closing price per share of Authorize.Net common stock of $16.09 on June 14, 2007 and the Implied Merger Consideration Value of $19.30 per share of Authorize.Net common stock.

CyberSource Analysis

Historical Trading Analysis

Jefferies Broadview reviewed the share price trading history of the CyberSource common stock for the one-year period ending June 14, 2007 on a stand-alone basis and also in relation to the Nasdaq Composite and to a composite index consisting of the following electronic payment processing companies:

•	Authorize.Net;

•	Bottomline Technologies (de), Inc.;

•	Checkfree Corporation;

•	eFunds Corporation;

•	Electronic Clearing House, Inc.; and

•	Online Resources Corporation

Comparable Public Company Analysis

Using publicly available information and information provided by CyberSource’s management, Jefferies Broadview analyzed and compared the trading multiples of CyberSource and the corresponding trading multiples of the group of companies listed above under “CyberSource Analysis—Historical Trading Analysis,” calculated as described above under “Authorize.Net Analysis—Historical Trading Analysis.”

No company utilized in the comparable company analysis is identical to CyberSource. In evaluating the selected companies, Jefferies Broadview made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond CyberSource’s and Jefferies Broadview’s control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Jefferies Broadview’s opinion was one of many factors taken into consideration by the Authorize.Net board of directors in its consideration of the merger and should not be considered determinative of the views of the Authorize.Net board of directors with respect to the merger.

Jefferies Broadview was selected by Authorize.Net based on Jefferies Broadview’s qualifications, expertise and reputation. Jefferies Broadview, a division of Jefferies & Company, Inc., is an internationally recognized investment banking and advisory firm. Jefferies Broadview, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement letter between Authorize.Net and Jefferies Broadview dated January 20, 2006, Authorize.Net agreed to pay Jefferies Broadview a fee for its services based on a percentage of the total value of the merger, which fee is estimated as of the date of this joint proxy statement/prospectus to be approximately $7 million. Of this amount, $500,000 was payable upon delivery of Jefferies Broadview’s opinion, and the balance is payable upon consummation of the merger. In addition, Authorize.Net has agreed to reimburse Jefferies Broadview for reasonable expenses incurred, including the reasonable fees and expenses of Jefferies Broadview’s legal counsel. Authorize.Net also has agreed to indemnify Jefferies Broadview and certain related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by it under its engagement. Jefferies Broadview has, in the past, provided financial advisory services to Authorize.Net and has received fees for the rendering of such services. Jefferies Broadview maintains a market in the securities of CyberSource, and in the ordinary course of Jefferies Broadview’s business, Jefferies Broadview and its affiliates may trade or hold securities of Authorize.Net or CyberSource and/or their respective affiliates for Jefferies Broadview’s own account and for the accounts of Jefferies Broadview’s customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies Broadview may seek, in the future, to provide financial advisory and financing services to Authorize.Net, CyberSource or entities that are affiliated with Authorize.Net or CyberSource, for which Jefferies Broadview would expect to receive compensation.

Opinion of CyberSource’s Financial Advisor

Goldman Sachs rendered its opinion to CyberSource’s board of directors that, as of June 17, 2007, and based upon and subject to the factors and assumptions set forth therein, the merger consideration in the aggregate to be paid by CyberSource in respect of each share of Authorize.Net common stock pursuant to the merger agreement was fair from a financial point of view to CyberSource.

The full text of the written opinion of Goldman Sachs, dated June 17, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex E. Goldman Sachs provided its opinion for the information and assistance of CyberSource’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of CyberSource common stock should vote with respect to the transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of CyberSource and Authorize.Net for the five fiscal years ended December 31, 2006;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CyberSource and Authorize.Net;

•	certain other communications from CyberSource and Authorize.Net to their respective stockholders;

•	certain internal financial analyses and forecasts for Authorize.Net prepared by its management; and

•

certain internal financial analyses and forecasts for CyberSource prepared by its management and certain internal financial analyses and forecasts for Authorize.Net prepared by the management of CyberSource, including certain cost savings and operating synergies projected by the management of CyberSource to result from the transaction, which are referred to as the “Synergies.”

Goldman Sachs also held discussions with members of the senior managements of CyberSource and Authorize.Net regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of CyberSource and Authorize.Net. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of CyberSource common stock and the shares of Authorize.Net common stock, compared certain financial and stock market information for Authorize.Net and CyberSource with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the payment processing industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering its opinion, Goldman Sachs relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by it. In that regard, Goldman Sachs assumed, with CyberSource’s consent, that the internal financial analyses and forecasts for Authorize.Net prepared by the management of CyberSource, including the Synergies, had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CyberSource, and that the Synergies would be realized. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction would be obtained without any adverse effect on CyberSource or Authorize.Net or on the expected benefits of the transaction in any way meaningful to its analysis. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of CyberSource or Authorize.Net or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs’ opinion did not address the underlying business decision of CyberSource to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that might be available to CyberSource, nor did Goldman Sachs express any opinion as to the prices at which shares of CyberSource common stock would trade at any time. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, June 17, 2007.

The following is a summary of the material financial analyses delivered by Goldman Sachs to CyberSource’s board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 14, 2007 and is not necessarily indicative of current market conditions.

Historical Exchange Ratio Analysis

Goldman Sachs calculated and reviewed the historical unadjusted exchange ratios implied by dividing the daily closing price per share of Authorize.Net common stock by the daily closing price per share of CyberSource common stock for each trading day from June 14, 2006 to June 14, 2007. Goldman Sachs also calculated and reviewed the historical adjusted exchange ratios implied by dividing the daily closing share price implied by a 15% premium to the rolling 20-day Authorize.Net trading average per share price minus the cash consideration per share payable to Authorize.Net’s stockholders in the merger by the rolling 20-day CyberSource trading average per share price for each trading day from January 3, 2007 to June 14, 2007 and derived a range of adjusted exchange ratios of 1.0150x to 1.2572x. Goldman Sachs compared these historical adjusted exchange ratios to the exchange ratio in the merger agreement of 1.1611x.

Historical Price to Earnings Ratio Analysis

Goldman Sachs reviewed and compared the historical price to forward year one earnings ratios for CyberSource, Authorize.Net and the Payment Processor Composite for the period from June 14, 2004 to June 14, 2007. The historical price to forward year one earnings ratios were determined by dividing the daily closing price per share of CyberSource common stock, Authorize.Net common stock and the Payment Processor Composite by the median estimated forward year one earnings per share for CyberSource, Authorize.Net and the Payment Processor Composite, respectively. Goldman Sachs also reviewed and compared the one-year, two-year and three-year average historical price to forward year one earnings ratios for CyberSource, Authorize.Net and the Payment Processor Composite. The one-year, two-year and three-year average historical price to forward year one earning ratios were determined by dividing the average daily closing price per share of CyberSource common stock, Authorize.Net common stock and the Payment Processor Composite by the median estimated forward year one earnings per share for CyberSource, Authorize.Net and the Payment Processor Composite, respectively. The earnings per share estimates were obtained from selected research analyst reports and Factset Research Systems, a data service that monitors and publishes compilations of earnings estimates by research analysts and other financial information. The results of this analysis were as follows:

FY1 P/E	CyberSource	Authorize.Net	Payment Processor Composite
At June 14, 2007	35.2x	34.5x	21.2x
1-Year Average	39.6x	26.4x	22.7x
2-Year Average	39.5x	28.9x	25.3x
3-Year Average	39.3x	28.9x	25.6x

Selected Companies Analysis

Goldman Sachs reviewed and compared certain publicly available financial and stock market information, ratios and multiples for CyberSource and Authorize.Net to corresponding publicly available financial and stock market information, ratios and multiples for the group of companies included in the Payment Processor Composite (excluding Alliance Data Systems Corporation and First Data Corporation). Alliance Data Systems Corporation and First Data Corporation were excluded from the Payment Processor Composite for purposes of this analysis because they are in the process of being acquired. For this analysis, Goldman Sachs relied on information from SEC filings of the selected companies and median estimates provided by Institutional Brokers’ Estimate System (“IBES”), a data service that compiles estimates issued by securities analysts. With respect to CyberSource and Authorize.Net, Goldman Sachs relied on estimates by selected research analysts. The selected financial information, multiples and ratios that were calculated and compared by Goldman Sachs included the following:

•	enterprise value as a multiple of last twelve-month (“LTM”) revenue;

•	enterprise value as a multiple of estimated 2007 earnings before interest, taxes, depreciation and amortization, or EBITDA;

•	enterprise value as a multiple of estimated 2008 EBITDA;

•	the ratio of closing share price to the estimated calendar year 2007 earnings per share, or the 2007 P/E;

•	the ratio of closing share price to the estimated calendar year 2008 earnings per share, or the 2008 P/E;

•	the ratio of the 2007 P/E to the 5-year estimated earnings per share compounded annual growth rate (the “5-Year CAGR”); and

•	the ratio of the 2008 P/E to the 5-Year CAGR.

The results of these analyses were as follows:

	Enterprise Value			Calendarized P/E Multiples		2007 PE to 5-Year CAGR	2008 PE to 5-Year CAGR
	LTM	EBITDA
	Revenue	2007E	2008E	2007	2008
CyberSource (Analyst)	5.6x	39.1x	25.0x	35.2x	23.7x	1.4x	0.9x
Authorize.Net (Analyst)	5.7x	17.5 x	13.2x	34.5x	27.2x	1.4x	1.1x
Payment Processor Composite
High	5.3x	18.1x	15.2x	31.3x	25.9x	1.8x	1.5x
Median	3.3x	13.6x	11.4x	21.2x	18.4x	1.4x	1.1x
Mean	3.6x	13.2x	11.5x	22.6x	19.1x	1.4x	1.2x
Low	2.1x	10.2x	9.6x	18.6x	15.4x	1.0x	0.8x

Discounted Cash Flow Analysis

Goldman Sachs performed a discounted cash flow analysis to determine ranges of illustrative implied present values per share of Authorize.Net common stock using CyberSource management’s projections. All cash flows were discounted to September 30, 2007. In performing the illustrative discounted cash flow analysis, Goldman Sachs applied discount rates ranging from 11.5% to 14.5% to the projected cash flows of Authorize.Net for the fourth quarter of fiscal year 2007 and fiscal years 2008 to 2011. Goldman Sachs also applied terminal forward year one net income (excluding stock-based compensation expense and other non-recurring items) exit multiples ranging from 23.0x to 31.0x. This analysis resulted in a range of implied present values of $18.90 to $27.28 per share of Authorize.Net common stock.

Using the same projections and a discount rate of 12.5% and a terminal forward year one net income exit multiple of 27.0x, Goldman Sachs performed an illustrative sensitivity analysis to determine a range of implied present values per share of Authorize.Net common stock based on a range of incremental revenue growth rates of Authorize.Net of (4.0%) to 2.0% as compared to CyberSource management’s projections and a range of incremental EBITDA margins of Authorize.Net of (4.0%) to 2.0% as compared to CyberSource management’s projections. This analysis resulted in a range of implied present values of $22.10 to $23.96 per share of Authorize.Net common stock.

Using projections prepared by CyberSource’s management, Goldman Sachs calculated the net present value of the cost and revenue Synergies on a per share of CyberSource common stock basis, using discount rates ranging from 10% to 14% and exit multiples of 7.0x to 10.0x. This analysis resulted in net present values of the cost and revenue Synergies ranging from $0.85 to $2.54 per share.

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to the following selected completed and pending transactions involving payment processors:

Date Announced	Acquiror	Target
30-May-07	Thomas H. Lee	Ceridian
17-May-07	Blackstone	Alliance Data Systems
2-Apr-07	KKR	First Data
9-Jan-06	The Sage Group	Verus Financial
9-Jun-05	eFunds	WildCard Systems
17-May-04	Metavante	NYCE Corporation
12-Aug-03	Global Payments	DolEx Dollar Express
2-Apr-03	First Data Corp.	Concord EFS
8-Jul-02	eBay	PayPal

For each of the selected payment processor related transactions, Goldman Sachs, to the extent information was publicly available, calculated and compared purchase price as a multiple of last-twelve-month earnings and of estimated earnings for the fiscal year following the transaction based on IBES median estimates or publicly provided estimates in private company transactions. To the extent information was publicly available, Goldman Sachs also calculated and compared implied purchase price enterprise value as a multiple of last-twelve-month revenue and of last-twelve-month EBITDA. For this analysis, Goldman Sachs relied on information obtained from SEC filings, press releases and Wall Street Research. The results of this analysis were as follows:

	Price /Earnings		Enterprise Value /LTM
	LTM	Year 1	Revenue	EBITDA
High	30.8x	37.4x	8.6x	15.5x
Mean	25.2x	26.5x	4.2x	12.9x
Median	25.3x	26.9x	3.6x	14.6x
Low	19.9x	18.4x	2.6x	7.6x

Goldman Sachs also analyzed certain publicly available information relating to the following selected internet-related transactions:

Date Announced	Acquiror	Target
6-Mar-2006	NBC	iVillage
16-Feb-2006	The E.W. Scripps Co.	uSwitch
14-Dec-2005	Experian (sub of GUS pic)	Pricegrabber
6-Dec-2005	Liberty Media Corp.	Provide Commerce Inc.
1-Jun-2005	eBay	Shopping.com
21-Mar-2005	Interactive Corp.	AskJeeves
17-Feb-2005	New York Times	About.com

For each of the selected internet related transactions, Goldman Sachs, to the extent information was publicly available, calculated and compared aggregate transaction consideration as a multiple of last-twelve-month sales and EBITDA and of estimated sales and EBITDA for the fiscal year following the transaction. For this analysis, Goldman Sachs relied on information obtained from SEC filings, press releases and Wall Street Research. The results of this analysis were as follows:

	Multiple of LTM		Multiple of 1-Year Forward
	Sales	EBITDA	Sales	EBITDA
High	14.6x	34.6x	8.6x	29.3x
Mean	7.5x	26.3x	4.9x	20.6x
Median	7.1x	26.2x	4.8x	19.9x
Low	2.3x	21.4x	1.8x	15.6x

Although none of the selected transactions or the companies party to the transactions is directly comparable to the merger or to CyberSource or Authorize.Net, the transactions were chosen because they involve transactions that for purposes of analysis may be considered similar to the merger and/or involve publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of CyberSource and Authorize.Net.

Precedent Transactions Premium Analysis

Goldman Sachs reviewed certain publicly available information relating to selected completed and pending transactions which were announced since June 14, 2006 involving U.S. based publicly traded target companies with implied transaction values between $300 million and $600 million. For each of the selected transactions, Goldman Sachs calculated the premium per share received by the target’s stockholders based on the closing price per share of the target’s common stock one day, one week and four weeks prior to the announcement of the transaction, and compared it with the premium to be paid to Authorize.Net stockholders based on the implied value of the per share merger consideration as of June 14, 2007 (calculated on a fully diluted basis applying treasury stock method and using the closing price of CyberSource common stock on June 14, 2007). The results of this analysis were as follows:

	Premium Prior to Announcement
	1-Day	1-Week	4-Week
Precedent Transactions
High	71.6%	59.7%	65.2%
Mean	28.7%	27.7%	31.3%
Median	22.1%	22.9%	26.0%
Low	0.7%	0.1%	9.5%
Proposed Transaction	17.5%	10.7%	19.0%

Contribution Analysis

Goldman Sachs reviewed market capitalization information for CyberSource and Authorize.Net as of June 14, 2007, and specific historical and estimated future operating information including, among other information, estimated 2007 and 2008 revenue, EBITDA (excluding stock-based compensation expense and non-recurring items), GAAP net income and non-GAAP net income (excluding stock-based compensation expense, non-recurring items, depreciation and amortization) for CyberSource and Authorize.Net, based on publicly available information and projections prepared by CyberSource’s management, both before and after taking into account the Synergies. Goldman Sachs noted that on an unadjusted basis (assuming for illustrative purposes an all stock transaction), CyberSource’s stockholders would have received 46.5% of the outstanding equity interest of the combined company following the merger on a fully diluted basis applying the treasury stock method and the closing share price of CyberSource common stock on June 14, 2007. Goldman Sachs then analyzed the relative income statement contributions of CyberSource and Authorize.Net to the combined company following the merger. The results of this analysis were as follows:

	Revenue	CyberSource Contribution to Combined Company
		EBITDA	GAAP Net Income	Non-GAAP Net Income
2007E (w/ Synergies)	59.3%	38.3%	28.6%	47.4%
2007E (w/o Synergies)	59.4%	38.4%	28.8%	47.5%
2008E (w/ Synergies)	62.7%	32.4%	24.6%	42.1%
2008E (w/o Synergies)	63.4%	39.3%	31.4%	48.2%

Pro Forma Merger Analysis

Goldman Sachs reviewed the impact of the merger on earnings by comparing the earnings per share of CyberSource common stock on a standalone basis projected by CyberSource’s management to the pro forma earnings per share of the combined company following the merger, using projections for Authorize.Net and CyberSource prepared by CyberSource’s management and both before and after taking into account the Synergies. For purposes of this analysis, Goldman Sachs assumed a closing date of the merger of September 30, 2007 and a pre-tax opportunity cost of cash of 4% and a 40% tax rate and did not assume the application of any potential benefits from CyberSource’s net operating losses to Authorize.Net’s non-GAAP net income. Based on this analysis, the merger would be accretive to CyberSource’s stockholders on a non-GAAP earnings per share basis in 2007 and 2008, both before and after taking into account of the Synergies.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CyberSource or Authorize.Net or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to CyberSource’s board of directors as to the fairness from a financial point of view to CyberSource of the merger consideration in the aggregate to be paid by CyberSource in respect of each share of Authorize.Net common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CyberSource, Authorize.Net, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between CyberSource and Authorize.Net and was approved by CyberSource’s board of directors. Goldman Sachs provided advice to CyberSource during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to CyberSource or CyberSource’s board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to CyberSource’s board of directors was one of many factors taken into consideration by CyberSource’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this joint proxy statement/prospectus as Annex E.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with merger and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to CyberSource in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. In addition, Goldman Sachs has provided certain investment banking and other financial services to CyberSource from time to time. Goldman Sachs also may provide investment banking and other financial services to CyberSource and Authorize.Net in the future. In connection with the above-described investment banking services, Goldman Sachs may receive compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to CyberSource, Authorize.Net and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of CyberSource and Authorize.Net for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

CyberSource’s board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated September 22, 2006, CyberSource engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, CyberSource has agreed to pay Goldman Sachs a transaction fee of $3 million payable upon consummation of the transaction. In addition, CyberSource has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Authorize.Net’s Officers and Directors in the Merger

Certain of Authorize.Net’s directors and officers have interests in the merger that may be different from, or in addition to, their interests as Authorize.Net stockholders. You should be aware of those interests when considering the unanimous recommendation of the Authorize.Net board of directors that Authorize.Net stockholders vote to adopt and approve the merger agreement at the Authorize.Net stockholder meeting. The members of the CyberSource and Authorize.Net board of directors knew about these additional interests and considered them when they approved the merger agreement.

Specifically, the directors and officers of Authorize.Net participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, yours, including the following:

As of September 14, 2007, the executive officers, the controller and the directors of Authorize.Net owned stock options to purchase an aggregate of approximately 1.8 million shares of Authorize.Net common stock, of which approximately 700,000 are unvested. If the merger is completed, approximately 700,000 shares underlying unvested options will accelerate and become immediately exercisable. Upon the closing of the merger, each outstanding option award (including previously vested awards) held by non-employee members of Authorize.Net’s board of directors, any Authorize.Net employee who is not offered employment by the combined company and Roy Banks, who will become an employee of the combined company, will be cancelled and converted into a right to receive a cash payment. The cash payment for each vested option will be equal to the cash exchange ratio, as defined in the following sentence, plus an amount determined by multiplying 1.1611 by the difference between (a) the average closing price of CyberSource common stock for the 10 trading days immediately preceding the closing of the merger and (b) the exercise price to exercise the corresponding vested option and acquire the corresponding share of Authorize.Net common stock. The cash exchange ratio is determined by dividing $125 million by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the closing of the merger but excluding shares held by CyberSource or any subsidiary of Authorize.Net or CyberSource.

The following table, which was calculated using the 10-day trading average of CyberSource common stock as of June 30, 2007, or $12.3235 per share, provides information about the payment that is estimated to occur by reason of the merger to:

(1)	each of the three non-continuing executive officers and the controller of Authorize.Net;

(2)	each non-employee director of Authorize.Net; and

(3)	Roy Banks, who will become an employee of the combined company.

Included in the table is the name of each person; the amount of salary and bonus to which he would be entitled as change-in-control payments by reason of the merger and the employment or executive retention agreements described below; the number of vested and unvested options and shares of restricted stock, and the estimated payment value of such vested and unvested securities; and the total of all of the columns. The table does not reflect the conversion into merger consideration, pursuant to the merger agreement and on the same basis as is available to all stockholders, of shares of Authorize.Net common stock owned by each such person. As of September 14, 2007, the number of shares of Authorize.Net common stock owned by the persons listed in the table is as follows: Mr. Donahue, 15,000; Mr. O’Brien, 2,922; Mr. DiDonato, 2,274; Mr. Banks, 2,422; Mr. Granara, none; Mr. Mills, 17,500; Ms. Chong, 8,684; Mr. Melia, 23,900; and Mr. Haroian, none.

Name	Salary	Bonus	Vested Options	Estimated Value of Vested Options	Unvested Options & Shares	Estimated Value of Unvested Options & Shares	Total
Robert Donahue(1)	$700,500	$675,000	475,311	$6,197,257	389,689	$3,331,650	$10,904,407
Timothy O’Brien(2)	340,000	253,460	145,711	1,804,236	176,789	1,802,310	4,200,006
Eugene DiDonato(3)	245,000	136,850	110,089	1,131,284	85,411	724,043	2,237,178
Roy Banks(4)	—	—	27,998	251,080	151,502	1,344,782	1,595,862
John Granara(5)	195,000	107,457	4,061	34,593	45,939	347,977	685,026
Kevin Melia(6)	—	—	45,000	497,760	—	—	497,760
Rachelle Chong(7)	—	—	73,553	648,741	—	—	648,741
Gary Haroian(7)	—	—	16,665	209,427	8,335	104,745	314,172
Andrew Mills(7)	—	—	80,000	598,813	—	—	598,813

(1)	Mr. Donahue is the President and Chief Executive Officer of Authorize.Net.
(2)	Mr. O’Brien is the VP, Finance and Administration, Chief Financial Officer and Treasurer of Authorize.Net
(3)	Mr. DiDonato is the VP, General Counsel of Authorize.Net
(4)	Mr. Banks is the President of Authorize.Net Corp., Authorize.Net’s principal operating subsidiary.
(5)	Mr. Granara is the Vice President and Corporate Controller of Authorize.Net.
(6)	Mr. Melia is the Chairman of the Board of Authorize.Net’s Board of Directors.
(7)	Ms. Chong, Mr. Haroian and Mr. Mills are each members of Authorize.Net’s Board of Directors.

In addition, upon the completion of the merger, Robert Donahue will join the CyberSource board of directors. Pursuant to the CyberSource 1999 Stock Option Plan, as a non-employee director, Mr. Donahue will be entitled to receive options to purchase 25,000 shares of CyberSource common stock upon joining the board. See “Amendment to the CyberSource Amended and Restated 1999 Stock Option Plan—Other Terms” on page 108.

Authorize.Net Officers’ Employment Agreement and Executive Retention Agreements

CyberSource intends to enter into employment agreements with one executive of Authorize.Net: Roy Banks. CyberSource does not plan to offer employment to or enter into an employment agreement with any other Authorize.Net executive. Eugene DiDonato, John Granara, Timothy O’Brien, and Robert Donahue are expected to receive certain change-in-control benefits from Authorize.Net immediately prior to the effective time of the merger, as explained below.

Authorize.Net has an employment agreement with Mr. Donahue and executive retention agreements with its executive officers, including Timothy C. O’Brien, Roy Banks, Eugene J. DiDonato and John Granara.

The Donahue Employment Agreement

In January 2005, Authorize.Net entered into an employment agreement with Mr. Donahue related to his employment as CEO, which was then amended in January 2007. The agreement does not state a specific term, but either party may terminate Mr. Donahue’s employment at any time with one month’s notice.

In the case of termination of employment by Authorize.Net without “cause” (as defined in the agreement), Mr. Donahue will continue to receive his base salary for a period of one year (paid on the normal payroll schedule unless such payments are required to be suspended or delayed under Code Section 409A). Code Section 409A provides for a six-month suspension of Authorize.Net’s obligation to pay such salary during such period, with unpaid salary accruing during such period. In addition, stock options under the first stock option that would have become vested within one year of the termination become immediately vested at the date of termination and Mr. Donahue has until 90 days following the end of the salary continuation period to exercise the first stock option and the second stock option. The first stock option consists of 250,000 options subject to time-based vesting over four years from the date of grant, and the second stock option consists of 150,000 options subject to performance-based vesting. In order to receive the salary continuation, Mr. Donahue is required to sign a release and severance agreement.

In the case of termination of employment within two years after a change-in-control by Authorize.Net without cause or by the employee for “good reason” (as defined in the agreement), Mr. Donahue is entitled to (a) a lump-sum payment of 1.5 times his then-current base salary plus 1.5 times his bonus earned for the immediately preceding calendar year (unless that bonus has not been determined, in which case it is equal to 60% of the target bonus), (b) benefits continuation for 18 months and (c) vesting of all unvested stock options.

In the event that the compensation paid to him as a result of a change-in-control would constitute an excess parachute payment (which triggers an excise tax under Code Section 280G), Mr. Donahue has the right to cause Authorize.Net to reduce his compensation to avoid the tax.

Executive Retention Agreements

The Authorize.Net executive retention agreements cover each of the current Authorize.Net executive officers other than Mr. Donahue.

The retention agreements are for one-year terms with automatic renewal. Upon termination of employment within two years after a change-in-control by Authorize.Net without cause or by the employee for “good reason” (as defined in the agreements), each executive officer would receive (a) a lump sum payment of one times his then-current base salary plus one-times his bonus earned for the immediately preceding calendar year (unless that bonus has not been determined, in which case it is equal to 60% of the target bonus), (b) benefits continuation for 12 months and (c) vesting of all unvested stock options.

The table appearing under “Interests of CyberSource’s and Authorize.Net’s Officers and Directors in the Merger” on page 64 sets forth the salary and bonus, for the identified officers assuming a change-in-control followed by termination of employment had occurred on June 30, 2007. Mr. Banks will not receive the base salary and bonus benefits upon termination of employment since he will continue to be employed by CyberSource after the closing pursuant to the terms of his employment agreement with CyberSource. No separate information is given concerning the vesting of unvested stock options, because all options and shares of restricted stock, vested and unvested, held by the identified officers will be cashed out pursuant to the merger agreement, so the separate tabulation of the effect of the change-in-control provisions is not meaningful.

In addition, under the terms of the change-in-control agreements between Authorize.Net and the executive officers, any payment made pursuant to the change of control severance agreements, may be reduced by the executive in the event such compensation received by any Authorize.Net executive officer is subject to the excise tax imposed by Section 280G of the Code to an amount that would avoid the application of Section 280G.

On July 3, 2007, Kathleen Harris resigned her position with Authorize.Net, effective July 20, 2007, and CyberSource agreed to release Ms. Harris from the Stock Restriction Agreement (described on page 86), effective July 19, 2007.

Indemnification and Directors’ and Officers’ Insurance

Under their existing indemnity agreements with Authorize.Net, Authorize.Net’s directors and officers are entitled to be held harmless and to be indemnified by Authorize.Net against liabilities arising out of their services as an officer or director of Authorize.Net. CyberSource has agreed, following the merger, to indemnify each current and former director and officer of Authorize.Net or any of its subsidiaries to the extent provided in Authorize.Net’s current articles of incorporation, bylaws or existing indemnification agreements. CyberSource has also agreed, for a period of six years after the effective time of the merger, to provide officers’ and directors’ liability insurance for acts and omissions occurring on or prior to the effective time of the merger.

Completion and Effectiveness of the Merger

CyberSource and Authorize.Net will complete the merger when all of the conditions to completion of the merger are satisfied or waived, including approval of the merger agreement and the merger by the stockholders of Authorize.Net and approval of the issuance of CyberSource securities under the merger agreement by the CyberSource stockholders. The merger will become effective on the filing of the certificate of merger with the State of Delaware. Subject to stockholder approvals and other conditions, the merger is expected to be completed in the fourth quarter of 2007.

Board of Directors and Management of Authorize.Net LLC after the Merger

After the merger, Congress Acquisition Sub 1, LLC, the surviving entity following the merger, will continue to operate as a subsidiary of CyberSource under the name Authorize.Net LLC. Upon the completion of the merger, William S. McKiernan, chairman and chief executive officer of CyberSource, will serve as chief executive officer and director of Authorize.Net LLC. Steven Pellizzer, chief financial officer of CyberSource, will serve as secretary and treasurer of Authorize.Net LLC. Roy Banks, president of Authorize.Net’s principal operating subsidiary, will serve as president of Authorize.Net LLC. Information about Mr. McKiernan and Mr. Pellizzer in their current positions as officers and directors of CyberSource can be found in CyberSource’s Proxy Statement for the 2007 Annual Meeting of Stockholders filed with the SEC on April 9, 2007, as part of its Schedule 14A. Information about Mr. Banks can be found in Authorize.Net’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 15, 2007. Both the CyberSource Proxy Statement and the Authorize.Net Annual Report on Form 10-K are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 115.

Board of Directors and Management of CyberSource after the Merger

The management of CyberSource after the transaction will remain unchanged, except that Robert Donahue will join the CyberSource board of directors and Roy Banks will become the president of Authorize.Net LLC, a wholly owned subsidiary of CyberSource. Information about the current directors and executive officers of CyberSource can be found in CyberSource’s Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the SEC on April 9, 2007, as part of its Schedule 14A, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 115.

Material United States Federal Income Tax Consequences

In the opinions of Morrison & Foerster LLP, legal counsel to CyberSource, and Foley Hoag LLP, legal counsel to Authorize.Net, the following are the material United States federal income tax consequences of the merger of Authorize.Net with Congress Acquisition-Sub, Inc. (the “First Merger”) and the subsequent merger of Authorize.Net with and into Congress Acquisition Sub 1, LLC (the “Second Merger,” and together with the First Merger, the “merger”) to the Authorize.Net stockholders, CyberSource, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC, assuming that the merger is effected as described in the merger agreement and this joint proxy statement/prospectus. These opinions and the following discussion are based on and subject to the Code, as amended, the regulations promulgated under the Code, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

•	individual stockholders who are neither citizens nor residents of the United States and stockholders that are foreign corporations, foreign partnerships or foreign estates or trusts;

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	mutual funds;

•	dealers in securities or foreign currencies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	stockholders who acquired their Authorize.Net shares pursuant to the exercise of options or similar derivative securities or otherwise as compensation; and

•	stockholders who hold their Authorize.Net shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

This discussion assumes the holders of Authorize.Net common stock hold their shares as capital assets within the meaning of Section 1221 of the Code.

It is intended that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that for United States federal income tax purposes no gain or loss will be recognized by CyberSource, Authorize.Net, Congress Acquisition-Sub, Inc. or Congress Acquisition Sub 1, LLC, solely as a result of the merger. Morrison & Foerster LLP and Foley Hoag LLP delivered to CyberSource and Authorize.Net, respectively, their opinions, dated as of the effective date of the registration statement, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that CyberSource and Authorize.Net will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. These signed legal opinions are filed as exhibits to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The opinions of counsel described in this paragraph are based on law existing and in effect as of the date of each opinion as reflected in the Code, current, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. In addition, the opinions of counsel assume the absence of changes in existing facts and rely on customary assumptions and representations, including those contained in certificates executed by officers of CyberSource and Authorize.Net and dated on or before the date of issuance of the relevant opinion, which certificates shall not have been withdrawn or modified in any material respect as of the effective time of the merger. The opinions neither bind the IRS nor preclude the IRS from adopting a contrary position, and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Neither CyberSource nor Authorize.Net intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

None of CyberSource, Authorize.Net, Congress Acquisition-Sub, Inc. or Congress Acquisition Sub 1, LLC will recognize gain or loss for United States federal income tax purposes solely as a result of the merger. The United States federal income tax consequences of the merger to each Authorize.Net stockholder will depend on whether such stockholder (a) exchanges his, her or its Authorize.Net shares for CyberSource common stock and cash or (b) effectively dissents from the merger and receives solely cash.

Authorize.Net Stockholders Exchanging for CyberSource Common Stock and Cash

Based upon the qualification of the merger as a “reorganization,” an Authorize.Net stockholder who receives shares of CyberSource common stock and cash in the merger in exchange for all of the Authorize.Net shares actually owned by the stockholder will not recognize any loss as a result of the merger, but will recognize gain (if any) equal to the lesser of: (a) the amount of cash so received; and (b) the amount of gain realized (i.e., the amount by which the sum of the amount of cash so received and the fair market value on the date of the merger of the shares of CyberSource common stock received (including any fractional share), exceeds the stockholder’s adjusted federal income tax basis for the Authorize.Net shares surrendered). For this purpose, gain or loss must be calculated separately for each identifiable block of Authorize.Net shares surrendered in the exchange, and a loss realized on a particular block of Authorize.Net shares cannot be used to offset a gain recognized on another block of Authorize.Net shares. Any stockholder who holds Authorize.Net shares with differing tax bases is urged to consult his, her or its own tax advisor regarding the tax consequences of the merger.

Although the matter is not free from doubt, Authorize.Net stockholders should be required to treat any recognized gain as dividend income (which may be eligible for preferential tax rates, as discussed below) unless the gain qualifies for capital gain treatment under Section 302 of the Code, as discussed below. In general, the determination of whether any recognized gain will be treated as dividend income or capital gain depends upon whether and to what extent the exchange reduces an Authorize.Net stockholder’s deemed percentage stock ownership of CyberSource. For purposes of this determination, Authorize.Net stockholders will be treated as if they first exchanged all of their Authorize.Net shares solely for CyberSource common stock and then CyberSource immediately redeemed (the “Deemed Redemption”) a portion of such CyberSource common stock in exchange for the cash actually received. The gain recognized in the exchange followed by a Deemed Redemption will be treated as capital gain if the deemed redemption (a) is “not essentially equivalent to a dividend” with respect to the Authorize.Net stockholder under Section 302(b)(1) of the Code, (b) is “substantially disproportionate” with respect to the Authorize.Net stockholder under Section 302(b)(2) of the Code (and the stockholder actually or constructively owns after the deemed redemption less than 50% of the voting power of the outstanding CyberSource common stock), or (c) results in a “complete redemption” of the Authorize.Net stockholder’s deemed interest in CyberSource stock under Section 302(b)(3) of the Code (collectively, the “Section 302 tests”). In applying the Section 302 tests, an Authorize.Net stockholder must take into account not only shares that the stockholder actually owns, but also shares that the stockholder constructively owns under Section 318 of the Code. Under Section 318, a stockholder may constructively own (i) shares that are actually owned, and in some cases constructively owned, by certain related individuals or entities, and (ii) shares that the stockholder has the right to acquire by exercise of an option, warrant or conversion right. Since the above rules are complex and dependent upon each Authorize.Net stockholder’s specific circumstances, Authorize.Net stockholders should consult their own tax advisors as to whether their receipt of cash qualifies for dividend or capital gain treatment under Section 302 of the Code.

If none of the Section 302 tests is satisfied, the gain recognized by the exchanging Authorize.Net stockholder will be treated as a dividend to the extent of the stockholder’s ratable share of the earnings and profits of Authorize.Net (or possibly the earnings and profits of Authorize.Net and CyberSource) accumulated through the date of the merger, and any remaining amount of gain recognized will be characterized as capital gain. If any of the Section 302 tests is satisfied with respect to an exchanging Authorize.Net stockholder, the gain so recognized by such stockholder will be treated as capital gain. The federal income tax basis of the shares of CyberSource common stock received by exchanging Authorize.Net stockholders will be the same as the adjusted federal income tax basis of the Authorize.Net shares surrendered in exchange therefor (other than any basis allocable to cash received in lieu of a fractional share of CyberSource stock), increased by the amount recognized as either dividend income or capital gain (other than any gain recognized with respect to cash received in lieu of a fractional share), and decreased by the amount of cash received (other than cash received in lieu of a fractional share). The holding period of the shares of CyberSource common stock received by exchanging Authorize.Net stockholders in the merger will include the holding period of the Authorize.Net shares exchanged therefor.

Any gain recognized and classified as a dividend may be treated as “qualified dividend income,” taxable to individual stockholders for United States federal income tax purposes at the long-term capital gain rate (generally, 15%), provided that the exchanging Authorize.Net stockholder held the shares giving rise to such income for the requisite holding period (generally, for more than 60 days during the 120-day period beginning on the date which is 60 days before the effective date of the merger) and was not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Any gain recognized and classified as capital gain under the Section 302 tests with respect to Authorize.Net shares held for one year or less will be treated as short-term capital gain; net short-term capital gain is taxable to individual stockholders for federal income tax purposes at the same marginal rates that apply to ordinary income.

Any gain recognized and classified as capital gain under the Section 302 tests with respect to Authorize.Net shares held for one year or less will be treated as short-term capital gain which will generally be taxable to individual stockholders for United States federal income tax purposes at the rates applicable to ordinary income (up to 35%). Any gain recognized and classified as capital gain under the Section 302 tests with respect to Authorize.Net shares held for more than one year will be treated as long-term capital gain which will generally be taxable to individual stockholders for United States federal income tax purposes at the rate of 15%.

Any Authorize.Net stockholder who receives cash in lieu of a fractional share of CyberSource common stock will be treated as if that stockholder had received the fractional share in the merger, and such fractional share was then redeemed by CyberSource.

Authorize.Net Stockholders Effectively Dissenting from the Merger

Any stockholder of Authorize.Net who effectively dissents from the merger and who receives cash for his or her Authorize.Net shares will recognize a gain (or loss) for United States federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) the stockholder’s tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on the length of time the shares are held by the dissenter, and whether the dissenter actually owns or is deemed to own Authorize.Net shares or CyberSource stock. In certain circumstances, a dissenter can be deemed for tax purposes to own shares that are actually owned by a non-dissenter that is related to the dissenter, or to own shares of CyberSource common stock, with the possible result that the cash received upon the exercise of the dissenter’s rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Authorize.Net shares pursuant to Section 302 of the Code (described above). Authorize.Net stockholders who dissent from the merger should consult their own tax advisors as to whether their receipt of cash qualifies for dividend or capital gain treatment under Section 302 of the Code.

Information Reporting

Authorize.Net stockholders must comply with the information reporting requirements set forth in the Treasury regulations under Section 368 of the Code. In general, the Treasury regulations under Section 368 of the Code require any taxpayer who receives stock, securities or other property, including cash, in a tax-free exchange in connection with a corporate reorganization to include with his, her or its federal income tax return a complete statement of facts pertaining to the nonrecognition of gain or loss including:

•	the cost or other basis of the stock or securities transferred in the exchange; and

•	the amount of stock, securities or other property received in the exchange.

In addition, the statement must include the fair market value, at the date of the exchange, of each kind of stock, securities or other property received by the taxpayer. Taxpayers are required to keep permanent records showing the cost or other basis of any property involved in such an exchange. Authorize.Net stockholders are urged to consult their tax advisors to determine the specific information that they may need to file pursuant to the Treasury regulations under Section 368 of the Code.

Backup Withholding

Backup withholding tax at a rate of 28% may apply to cash paid in the merger to an Authorize.Net stockholder. Backup withholding will not apply, however, if the stockholder:

•	furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on IRS Form W-9, or an appropriate substitute form;

•	provides a certificate of foreign status on IRS Form W-8BEN, or an appropriate substitute form; or

•	otherwise proves to CyberSource and its exchange agent that the stockholder is exempt from backup withholding.

The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number. Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules may be credited against a stockholder’s United States federal income tax liability. Furthermore, a stockholder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger. The foregoing discussion is not intended to be, and should not be considered as, tax advice.

Accounting Treatment

The transaction described in this joint proxy statement/prospectus will be accounted for using the “purchase” method of accounting as that term is used under GAAP for accounting and financial reporting purposes. Authorize.Net will be treated as the acquired corporation for these purposes. Authorize.Net’s assets, liabilities and other items will be adjusted to their estimated fair value at the completion of the merger and combined with the historical book values of the assets and liabilities of CyberSource. Applicable income tax effects of these adjustments will be included as a component of the combined company’s deferred tax asset or liability.

Goodwill resulting from this transaction will be reported by CyberSource as an asset and not amortized against earnings unless it becomes impaired. For further information concerning the amount of goodwill or other intangibles to be recorded in connection with the merger and the amortization of that goodwill, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and the accompanying notes beginning on page 88.

Regulatory Approvals

Other than the SEC declaring CyberSource’s registration statement on Form S-4 relating to this transaction effective and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), CyberSource and Authorize.Net do not believe that any additional material governmental filings are required with respect to the transaction.

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. Each of CyberSource and Authorize.Net has filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Department of Justice and the Federal Trade Commission. Under the HSR Act, the merger may not be consummated until 30 days after the initial filing (unless early termination of this waiting period is granted) or, if the Antitrust Division of the Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after CyberSource and Authorize.Net have complied with such request for additional information (unless this period is shortened by termination).

Effective July 30, 2007, the Federal Trade Commission has granted an early termination of this waiting period for the merger.

Approval of the Merger

Under Delaware law, the approval of the board of directors of Authorize.Net and the affirmative vote of holders of at least a majority of the shares of Authorize.Net common stock outstanding on the record date are required to approve and adopt the merger agreement, the merger and the transactions contemplated therein. By vote of all directors present and voting at its meeting on June 15, 2007, Authorize.Net’s board of directors unanimously approved the merger. The affirmative vote of holders of at least a majority of the shares of CyberSource common stock present in person or by proxy at a meeting at which there is a quorum is required to approve the issuance of CyberSource securities pursuant to the merger under the Nasdaq rules because the number of shares of CyberSource common stock that CyberSource is obligated to issue in the merger is expected to exceed 20% of the CyberSource common stock outstanding before the merger.

Appraisal Rights

Authorize.Net stockholders will have appraisal rights under Delaware law in connection with the merger. Any Authorize.Net stockholder who has not voted shares of Authorize.Net common stock in favor of the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, such shares of Authorize.Net common stock in lieu of the cash and CyberSource securities provided for in the merger agreement. The value of the Authorize.Net common stock for this purpose will exclude any actual or expected impact on value arising from the merger. In order for the holder of Authorize.Net common stock to exercise its right to an appraisal, if any, such holder must deliver to Authorize.Net a written demand for an appraisal of the shares of Authorize.Net common stock prior to the time the vote is taken on the merger at the Authorize.Net stockholder meeting as provided by Delaware law. Authorize.Net stockholders wishing to seek and perfect appraisal rights under the Delaware General Corporate Law may do so at their own expense. The text of the Delaware General Corporate Law governing appraisal rights is attached to this joint proxy statement/prospectus as Annex G.

Restrictions on Resale of CyberSource Common Stock by Affiliates

The issuance of CyberSource securities to Authorize.Net stockholders in connection with the merger has been registered under the Securities Act. Such shares may be traded freely and without restriction by those Authorize.Net stockholders who are not deemed to be an “affiliate” of CyberSource or Authorize.Net as that term is defined under the Securities Act, at the time the merger and the merger agreement is submitted for approval by the Authorize.Net stockholders at the Authorize.Net stockholder meeting. An affiliate of a person is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Authorize.Net. Any subsequent transfer of CyberSource common stock issued in the merger by any Authorize.Net affiliate will, under existing law, require one of the following:

•	registration of the transfer under the Securities Act;

•	compliance with Rule 145 under the Securities Act, which allows limited sales under specified circumstances; or

•	availability of another exemption from registration.

This registration statement, including this joint proxy statement/prospectus, does not cover any resales of CyberSource common stock by former Authorize.Net stockholders, including CyberSource common stock issuable upon the exercise of any assumed options to be received by Authorize.Net stockholders upon completion of the merger. No person is authorized to make use of this joint proxy statement/prospectus in connection with any resale of CyberSource securities received by them in the merger.

Anti-Dilution Adjustments

If between June 17, 2007, and the effective date of the merger, the outstanding shares of CyberSource common stock or Authorize.Net common stock are converted into a different number of shares because of any reorganization, recapitalization, stock split, reverse stock split or other like change, increase or decrease, or exchange of shares, or if any dividend payable in stock or other securities is declared on such shares with a record date within this period, the merger agreement requires that the exchange ratio be adjusted accordingly to provide the same economic effect as contemplated by the merger agreement before such reorganization, stock split, reverse stock split, change, exchange or dividend.

Exchange of Certificates

CyberSource has agreed to deposit the certificates representing the CyberSource securities to be issued under the merger agreement and cash to be paid instead of fractional shares with American Stock Transfer & Trust Company, who will act as exchange agent in the merger for the benefit of the holders of issued and outstanding shares of Authorize.Net common stock. CyberSource has agreed to deposit such certificates and cash with its exchange agent within three business day after the closing of the merger. Additionally, CyberSource will cause the exchange agent to mail a letter of transmittal to each holder of Authorize.Net common stock as soon as reasonably practical after the closing of the merger. The letter of transmittal will contain instructions on how Authorize.Net stockholders may surrender their Authorize.Net stock certificates to the exchange agent in order to exchange them for new CyberSource certificates.

If you are an Authorize.Net stockholder, you should NOT return your stock certificates with the enclosed proxy, and you should NOT forward them to CyberSource’s exchange agent until you receive the letter of transmittal. Following your receipt of the letter of transmittal, you should forward the certificates only in accordance with the instructions specified in the letter.

After the effective time of the merger, an Authorize.Net stockholder, until the holder surrenders the certificates representing its Authorize.Net common stock for exchange to CyberSource’s exchange agent, will not be paid any dividends or other distributions declared after the effective time of the merger on the CyberSource securities. Any such unpaid dividends or other distributions on such CyberSource securities will be paid, without interest, only to those former Authorize.Net stockholders who have properly tendered their Authorize.Net common stock certificates for exchange. All Authorize.Net stock certificates presented after the effective time of the merger will be canceled and exchanged for a certificate or certificates representing the applicable number of shares of CyberSource securities and cash instead of fractional shares to be received by such Authorize.Net stockholder in the merger.

Any shares of CyberSource securities that remain undistributed one year after the effective date of the merger will be delivered to CyberSource on demand. After that time, certificates representing Authorize.Net common stock must be surrendered for exchange to CyberSource, provided, however, that the failure of Authorize.Net stockholder to deliver its Authorize.Net stock certificates and/or a duly executed letter of transmittal to CyberSource’s exchange agent within such year period shall in no way affect such Authorize.Net stockholder’s right to receive CyberSource securities and cash in lieu of fractional shares in exchange for such Authorize.Net common stock in the merger. CyberSource and Authorize.Net LLC, as the surviving corporation of the merger, will not be liable for any shares of CyberSource securities or for any cash amounts delivered to a public official under any abandoned property, escheat or similar laws.

If a certificate representing Authorize.Net common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration payable under the merger agreement when the claimant submits an affidavit of loss, theft or destruction, and, if required by CyberSource or the exchange agent in such party’s reasonable discretion, posts a reasonable bond as indemnity against any claim that may be made later with respect to the lost certificate.

Fees and Expenses

CyberSource and Authorize.Net have agreed that each company will pay its own expenses incurred in connection with the merger agreement, whether or not the merger is consummated, subject to certain exceptions described below in the section titled “The Merger Agreement—Expenses; Payment of Termination Fees” beginning on page 84.

In addition, CyberSource and Authorize.Net have agreed to reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding this joint proxy statement/prospectus and other offering materials to their customers in connection with the solicitation of proxies for the CyberSource special meeting and the Authorize.Net special meeting, respectively.

CyberSource has retained American Stock Transfer & Trust Company as the exchange agent. CyberSource has agreed to pay the exchange agent reasonable and customary compensation for its services in connection with the merger, has agreed to reimburse the exchange agent for its reasonable out-of-pocket expenses and has agreed to indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

Except as described above, neither CyberSource nor has Authorize.Net agreed to pay any fees or commissions to any broker, dealer or other person for soliciting proxies pursuant to the merger.

CyberSource and Authorize.Net have agreed to share equally any applicable filing fees related to HSR Act filings.

Delisting and Deregistration of Authorize.Net Common Stock after the Merger

If the merger is completed, Authorize.Net common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act, and Authorize.Net will no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following describes certain aspects of the proposed merger, including the material terms of the merger agreement. The following description of the merger agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated in this joint proxy statement/prospectus by reference. All CyberSource stockholders and Authorize.Net stockholders are urged to read the merger agreement carefully and in its entirety.

The Merger

At the closing of the first merger, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of CyberSource, will be merged with and into Authorize.Net. Immediately thereafter, Authorize.Net will then be merged with and into Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of CyberSource. Upon completion of this second merger, the separate corporate existence of Authorize.Net will cease and Congress Acquisition Sub 1, LLC will survive as a wholly owned subsidiary of CyberSource. Congress Acquisition Sub 1, LLC will change its name to Authorize.Net LLC after the merger. After completion of the merger, the stockholders of Authorize.Net will become stockholders of CyberSource. The merger is expected to be accounted for as a purchase transaction for accounting and financial reporting purposes and is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code for United States federal income tax purposes.

Closing and Effective Time of the Merger

The closing date for the merger will occur as soon as practicable after the satisfaction or waiver of all conditions to the merger contained in the merger agreement, unless otherwise agreed by the parties. On the closing date, the parties will file the first certificate of merger with the Secretary of State of the State of Delaware to consummate the merger of Congress Acquisition-Sub, Inc. with and into Authorize.Net. Immediately thereafter, the parties will file a second certificate of merger with the Secretary of State of the State of Delaware to consummate the merger of Authorize.Net with and into Congress Acquisition Sub 1, LLC.

Conversion of Securities

Upon completion of the first merger, each share of Authorize.Net common stock held by stockholders will be converted into the right to receive (a) 1.1611 shares of CyberSource common stock and (b) cash consideration per share equal to $125 million divided by the number of shares of Authorize.Net common stock issued and outstanding on the closing date minus Authorize.Net shares held by CyberSource, Authorize.Net or any of their subsidiaries. Accordingly, the value, but not the number, of shares of CyberSource common stock that Authorize.Net stockholders will receive in the merger will vary depending upon the market price of CyberSource common stock at the time of the consummation of the merger. In addition, the amount of cash consideration to be paid per share of Authorize.Net common stock will not be determined until the consummation of the merger. As of June 15, 2007, the last full trading day before the public announcement of the merger, the cash consideration per share would have been $4.45 based on approximately 28.1 million shares of Authorize.Net common stock outstanding.

CyberSource will not issue any fractional shares of its common stock in the merger. Instead of a fraction of a share, Authorize.Net’s stockholders will receive an amount of cash, without interest, equal to the product of (a) such fraction, multiplied by (b) the closing price of CyberSource common stock on the Nasdaq Global Market on the trading date immediately preceding the closing date.

No dividends or other distributions payable by CyberSource in respect of CyberSource common stock with a record date after the effective time of the merger shall be paid to the holders of Authorize.Net certificates not surrendered or transferred until they exchange their Authorize.Net stock certificates for shares of CyberSource common stock. After they deliver their Authorize.Net stock certificates to the exchange agent, those stockholders will receive, subject to applicable law, any accumulated dividends and distributions, without interest.

Representations and Warranties

CyberSource and Authorize.Net each made a number of customary representations and warranties in the merger agreement, relating to, among other things, aspects of their respective businesses, assets, financial condition, structure and other facts pertinent to the merger.

Representations and Warranties of Authorize.Net

The representations given by Authorize.Net cover the following topics, among others, as they relate to Authorize.Net and its subsidiaries:

•	corporate organization, good standing and power to own properties and carry on its business;

•	capital structure;

•	authorization to enter into the merger agreement;

•	enforceability and binding nature of the merger agreement;

•	that the transactions contemplated by the merger will not result in a violation of organizational documents, laws or material contracts;

•	governmental consents and regulatory approvals necessary to complete the merger;

•	SEC filings and financial statements;

•	the absence of material changes, events or effects;

•	the absence of undisclosed liabilities;

•	litigation;

•	governmental authorization;

•	intellectual property;

•	taxes;

•	certain employee benefits;

•	certain employee matters;

•	interested party transactions;

•	compliance with applicable laws;

•	brokers’, finders’ and legal fees;

•	required stockholder vote;

•	board approval;

•	material contracts;

•	no breach of material contracts;

•	material third party consents;

•	information supplied for use in this joint proxy statement/prospectus;

•	opinion rendered by financial advisor; and

•	takeover restrictions.

Representations and Warranties of CyberSource

The representations given by CyberSource cover the following topics, among others, as they relate to CyberSource and its subsidiaries, including Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC:

•	corporate organization, good standing and power to own properties and carry on its business;

•	capital structure;

•	authorization to enter into the merger agreement;

•	enforceability and binding nature of the merger agreement;

•	that the transactions contemplated by the merger will not result in a violation of organizational documents, laws or material contracts;

•	governmental consents and regulatory approvals necessary to complete the merger;

•	board approval;

•	SEC filings and financial statements;

•	the absence of material changes, events or effects;

•	the absence of undisclosed liabilities;

•	litigation;

•	governmental authorization;

•	intellectual property;

•	information supplied for use in this joint proxy statement/prospectus;

•	employee benefit plans;

•	interested party transactions;

•	compliance with applicable laws;

•	material contracts;

•	no breach of material contracts;

•	material third party consents;

•	takeover restrictions;

•	financing of the acquisition; and

•	opinion rendered by financial advisor.

The representations and warranties contained in the merger agreement are subject to materiality and knowledge qualifications in many respects, and do not survive the completion of the merger.

Conduct of Authorize.Net’s Business before Completion of the Merger

Authorize.Net has agreed until the earlier of the completion of the merger or the termination of the merger agreement, or unless CyberSource consents in writing, to carry on its business in the ordinary course consistent with past practices. Authorize.Net has further agreed to use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, to keep available the services of its present officers and certain key employees and to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Additionally, Authorize.Net has agreed to prepare and timely file all tax returns required to be filed by Authorize.Net and its subsidiaries. Authorize.Net shall also provide CyberSource, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC and their authorized representatives reasonable access to all properties, books records and tax returns related to Authorize.Net or any of its subsidiaries.

Restrictions on Authorize.Net’s Conduct of its Business

Authorize.Net has also agreed that until the earlier of the completion of the merger or the termination of the merger agreement, or unless CyberSource consents in writing, Authorize.Net will not do any of the following:

•	modify its organizational documents;

•	pay or authorize dividends or other distributions or repurchases or any stock splits or combinations;

•	except as contemplated by the merger agreement, modify its stock option plans, including the vesting period or other rights of options granted under Authorize.Net’s stock option plans;

•	enter into or modify material contracts other than in the ordinary course of business;

•

issue, sell or otherwise dispose of securities, except for (a) the issuance of shares of common stock upon exercise of stock options issuable and outstanding on June 17, 2007, or (b) the issuance of stock pursuant to other rights outstanding as of June 17, 2007 and in the ordinary course of business; provided that the grant of new awards shall not exceed 100,000 stock options in the aggregate and all option grants are required to be made at an exercise price no less than the fair market value of Authorize.Net common stock on the date of grant;

•	transfer any material intellectual property or any material rights to its intellectual property, except with respect to transfers in the ordinary course of business;

•	enter into or modify any agreement granting exclusive marketing rights or other exclusive rights with respect to its products or technology;

•	dispose of or encumber any property or assets, except in the ordinary course of business;

•	incur any material indebtedness, or guarantee such indebtedness or guarantee debt securities of others;

•	enter into any material operating lease;

•

pay or discharge, in excess of $50,000 in any one case, or $250,000 in the aggregate, any claim, liability or obligation arising other than in the ordinary course of business, and other than the payment, discharge or satisfaction of liabilities reflected or reserved against or accrued for in Authorize.Net’s financial statements or related to the consummation of the merger;

•	make any capital expenditures except in the ordinary course of business that exceed $150,000 in any one case;

•	commit to or incur any other expenses in excess of $50,000 in any one case;

•	materially reduce the amount of any insurance coverage provided by existing insurance policies;

•	terminate or waive any right of substantial value;

•

except as required by applicable law, adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, or increase the annual level of compensation of any officer, or grant any unusual or extraordinary bonuses, benefits or other direct or indirect compensation, except in the ordinary course of business and in amounts consistent with past practices;

•	acquire any other entity or otherwise acquire any material assets;

•	amend any tax return, make, amend or revoke any material election with respect to taxes, or change any accounting method relating to taxes;

•

revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles or the Securities Exchange Act of 1934, as amended;

•	adopt or implement any stockholder rights plan; and

•	enter into any transaction with any affiliate of Authorize.Net which is not a subsidiary of Authorize.Net.

Conduct of CyberSource’s Business before Completion of the Merger

CyberSource has agreed until the earlier of the completion of the merger or the termination of the merger agreement, unless Authorize.Net consents in writing, to carry on its business in the ordinary course. CyberSource has further agreed to use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, to keep available the services of its present officers and certain key employees and to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. In addition, CyberSource has agreed that until the earlier of the completion or termination of the merger agreement, CyberSource and its subsidiaries will not do any of the following:

•	modify its organizational documents, other than amending its amended and restated certificate of incorporation pursuant to the merger and related transactions;

•	pay or authorize dividends or other distributions or repurchases or any stock splits or combinations;

•	enter into or modify material contracts other than in the ordinary course of business;

•	transfer any material intellectual property or any material rights to its intellectual property, except with respect to transfers in the ordinary course of business;

•	acquire any other entity or otherwise acquire any material assets; and

•	adopt or implement any stockholder rights plan.

Limitation on Authorize.Net’s Ability to Consider Other Acquisition Proposals

Authorize.Net has agreed that, subject to certain exceptions, neither it nor any of its subsidiaries and the officers, directors, employees or other agents of Authorize.Net and its subsidiaries will:

•	take any action to solicit, initiate or encourage any “takeover proposal” (as defined below); or

•

take any action, solicit, facilitate, encourage or engage in negotiations or discussions with, disclose any nonpublic information relating to, Authorize.Net or any of its subsidiaries to, or afford access to the properties, books or records of Authorize.Net or any of its subsidiaries to, any person that has advised Authorize.Net that it may be considering making, or that has made, a takeover proposal.

However, Authorize.Net may furnish information regarding Authorize.Net to, or take other actions consistent with the fiduciary obligations of its board of directors, or enter into and engage in discussions with, any person or group in response to an unsolicited written takeover proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a takeover proposal, if:

•

Authorize.Net’s board of directors believes in good faith (after consultation with its financial advisors) that such takeover proposal could reasonably be expected to lead to a “superior proposal” (as defined below); and

•

Authorize.Net’s board of directors determines in good faith (after consultation with outside legal counsel) that taking action with respect to such takeover proposal is consistent with the fiduciary duties of Authorize.Net’s board of directors to Authorize.Net’s stockholders under applicable law.

Authorize.Net may take the actions described immediately above only if Authorize.Net:

•

notifies CyberSource in writing of the determination by Authorize.Net’s board of directors that taking action with respect to such superior proposal is consistent with the fiduciary duties of Authorize.Net’s board of directors to Authorize.Net’s stockholders under applicable law;

•

provides CyberSource with a complete copy of the takeover proposal received from such third party and with all documents containing or referring to non-public information of Authorize.Net that are supplied to such third party; and

•

before providing non-public information to any person in connection with such a takeover proposal, enters into a non-disclosure agreement with the person making the proposal at least as restrictive as the confidentiality agreement by and between Authorize.Net and CyberSource dated May 22, 2007.

Authorize.Net has also agreed to advise CyberSource, within 24 hours of its receipt, of any takeover proposal or any notice that any person is considering making a takeover proposal or any request for non-public information relating to Authorize.Net or any of its subsidiaries or for access to the properties, books or records of Authorize.Net or any of its subsidiaries by any person that has advised Authorize.Net that it may be considering making, or that has made, a takeover proposal and Authorize.Net has agreed to keep CyberSource fully informed of the status of any such takeover proposal notice or request and to provide CyberSource with a true summary of such takeover proposal notice or request.

A “takeover proposal” means any offer or proposal for, or any indication of interest in (whether written or oral), a merger or other business combination involving Authorize.Net or any of its subsidiaries or the acquisition of any significant equity interest (15% or more) in, or a significant portion of the assets (15% or more on a consolidated basis) of, Authorize.Net or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

A “superior proposal” means any takeover proposal which the board of directors of Authorize.Net determines in good faith (after consultation with its financial advisors) would, if consummated, result in a transaction more favorable to Authorize.Net’s stockholders than the transaction contemplated by the merger agreement.

Recommendation of the Board of Directors

Authorize.Net has agreed to include in this joint proxy statement/prospectus the recommendation of its board of directors to its stockholders concerning the adoption of the merger agreement. Authorize.Net’s board of directors is required to recommend the merger until such time as the board of directors determines, after consultation with outside legal counsel, that continuing to make such recommendation is inconsistent with its fiduciary duties to its stockholders under applicable law, at which time Authorize.Net’s board of directors may change or withdraw its recommendation or recommend a superior proposal; provided that, before making any such determination with respect to a superior proposal, Authorize.Net must notify CyberSource in writing, attaching the most current version of such proposal (or a description of all material terms and conditions thereof), and then only if CyberSource fails to make, within 60 hours of receipt of such written notification, an offer that the board of directors of Authorize.Net determines, in good faith after consultation with its financial advisors, is at least as favorable to its stockholders as such superior proposal, may Authorize.Net’s board of directors change or withdraw its recommendation or recommend a superior proposal.

Authorize.Net’s Employee Benefit Plans

Individuals who are employed by Authorize.Net at the time the merger is completed will continue to be employees of either Authorize.Net LLC as the surviving entity in the merger or CyberSource. CyberSource has agreed to provide employee benefits to employees of Authorize.Net, LLC and/or of CyberSource, including the right to participate in CyberSource’s 401(k) Plan, commensurate with those provided by CyberSource and its subsidiaries to similarly situated employees for a period of at least 12 months after the closing of the merger.

Employees of Authorize.Net who become employees of CyberSource and/or Authorize.Net.LLC shall be credited with their period of service with Authorize.Net or any predecessor employer prior to the completion of the merger, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

Treatment of Authorize.Net Stock Options

Upon the closing of the merger, each outstanding option award held by employees of Authorize.Net who become employees of the combined company, with the exception of Roy Banks, the president of Authorize.Net’s principal operating subsidiary, will be assumed by CyberSource and converted into an option to purchase a certain number of shares of CyberSource common stock, as described in this paragraph. These options will be exercisable on the same terms and conditions as set forth in Authorize.Net’s stock option plan. Each assumed option will be converted into an option to purchase 1.1611 shares of CyberSource common stock plus an additional number of shares equal to the quotient obtained by dividing the cash exchange ratio by the stock option ratio, with the result rounded down to the nearest number of whole shares. The cash exchange ratio is determined by dividing $125 million by the number of shares of Authorize.Net common stock issued and outstanding immediately prior to the effective time of the merger but excluding shares of Authorize.Net common stock held by CyberSource, Authorize.Net or any of their subsidiaries. The stock option ratio is the average closing price of CyberSource’s common stock on the Nasdaq Global Market for the 10 trading days immediately preceding the closing of the merger. The per share exercise price for the shares of CyberSource common stock issuable upon exercise of such assumed CyberSource stock option will be equal to the quotient determined by dividing the per share exercise price for such Authorize.Net stock by the option exchange ratio, rounded up to the nearest whole cent. The option exchange ratio is equal to 1.1611 plus the quotient obtained by dividing the cash exchange ratio by the stock option ratio.

Upon the closing of the merger, each outstanding option award held by non-employee members of Authorize.Net’s board of directors, any Authorize.Net employee who is not offered employment by the combined company and Mr. Banks, who will become an employee of the combined company, will be cancelled and converted into a right to receive a cash payment. The cash payment for each vested option will be equal to the cash exchange ratio, as defined in the preceding paragraph, plus an amount determined by multiplying 1.1611 by the difference between (a) the average closing price of CyberSource common stock for the 10 trading days immediately preceding the closing of the merger and (b) the exercise price to exercise the corresponding vested option and acquire the corresponding share of Authorize.Net common stock.

CyberSource will file a registration statement on Form S-8 for the shares of CyberSource common stock issuable with respect to options under the Authorize.Net Stock Option Plan that are being assumed by CyberSource and will use commercially reasonable efforts to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding. Any options that are held by non-employee members of the board of directors will be canceled, as stated above.

Indemnification and Directors and Officers Insurance

CyberSource has agreed, following the merger, to indemnify each current and former director and officer of Authorize.Net or any of its subsidiaries to the extent provided in Authorize.Net’s current certificate of incorporation, bylaws or existing indemnification agreements. CyberSource has also agreed, for a period of six years after the effective time of the merger, to provide officers’ and directors’ liability insurance for acts and omissions occurring on or prior to the effective time of the merger. See “Interests of Directors and Executive Officers of Authorize.Net in the Merger—Indemnification and Directors’ and Officers’ Insurance” on page 67.

Consents and Antitrust Filings

Each of CyberSource and Authorize.Net has agreed to:

•

use commercially reasonable efforts to obtain all consents and approvals required to be obtained by each for the consummation of the merger, including those required under the HSR Act, and to resolve objections, if any, that may be asserted by any governmental entity;

•

consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law;

•	use commercially reasonable efforts to complete the merger, to fulfill the closing conditions to the merger and to do all things necessary or desirable to complete the merger; and

•	make all necessary filings and submissions required under applicable federal or state securities laws, the HSR Act and any other antitrust regulations and any other applicable law.

Authorize.Net has agreed to use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the merger for the assignment of the contract.

Conditions to Completion of the Merger

Conditions to CyberSource and Authorize.Net’s Obligations to Complete the Merger

CyberSource’s and Authorize.Net’s obligations to complete the merger are subject to certain conditions. The conditions that must be satisfied or waived before the completion of the merger include the following:

•	the merger agreement must be adopted by the affirmative votes of the holders of a majority of the outstanding shares of Authorize.Net and CyberSource common stock;

•

the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, must become effective, no stop order may be issued and no proceedings for suspension of its effectiveness may be initiated by the SEC;

•	the absence of any law, rule, regulation, judgment, decree, injunction, executive order or award making the merger illegal or otherwise prohibiting completion of the merger; and

•

the waiting period and any extensions applicable to the completion of the merger under the HSR Act or under any other foreign antitrust or combination law, and any material filing, comment, approval or authorization legally required, must either have expired, been terminated or been obtained.

Conditions to Authorize.Net’s Obligation to Complete the Merger

Authorize.Net’s obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

•

CyberSource’s representations and warranties must be true and correct, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on CyberSource;

•	CyberSource must have performed or complied in all material respects with all of its agreements and covenants to be performed or complied with by CyberSource at or before completion of the merger;

•	receipt of a certificate executed on behalf of CyberSource as to the above two conditions;

•

no change, event or effect has occurred, nor any fact or circumstance arisen, that, taken together with all other changes, events, effects, facts and circumstances, constitutes a material adverse effect on CyberSource; and

•	the shares of CyberSource common stock to be issued in the merger must be approved for listing on the Nasdaq Global Market System.

Conditions to CyberSource’s Obligation to Complete the Merger

CyberSource’s obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

•

Authorize.Net’s representations and warranties must be true and correct, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on Authorize.Net;

•	Authorize.Net must have performed or complied in all material respects with all of its agreements and covenants to be performed or complied with by Authorize.Net at or before completion of the merger;

•	receipt of a certificate executed on behalf of Authorize.Net as to the above two conditions; and

•

no change, event or effect has occurred, nor any fact or circumstance arisen, that, taken together with all other changes, events, effects, facts and circumstances, constitutes a material adverse effect on Authorize.Net.

Termination of the Merger Agreement

Termination of Merger Agreement by CyberSource or Authorize.Net

Whether before or after approval of the matters presented in connection with the merger by the stockholders of Authorize.Net and CyberSource, the merger agreement may be terminated by either CyberSource or Authorize.Net:

•	by mutual written consent of CyberSource and Authorize.Net;

•	if the merger is not completed before November 30, 2007, which date may be extended by the mutual consent of CyberSource and Authorize.Net;

•	if there is any permanent injunction or other order of a court or other authority preventing the consummation of the merger which has become final and nonappealable; or

•	if Authorize.Net’s or CyberSource’s stockholders do not adopt the merger agreement at their respective special meetings.

Termination of Merger Agreement by CyberSource

In addition, CyberSource may terminate the merger agreement if:

•

Authorize.Net breaches any representation, warranty, obligation or agreement under the merger agreement (other than a breach which has not had, and would not reasonably be expected to result in, a material adverse effect on Authorize.Net) and the breach is not cured within 15 business days of written notice of the breach; or

•	Authorize.Net’s board of directors withdraws or modifies its recommendation of the merger in a manner adverse to CyberSource.

Termination of Merger Agreement by Authorize.Net

Furthermore, Authorize.Net may terminate the merger agreement if:

•

CyberSource breaches any representation, warranty, obligation or agreement under the merger agreement (other than a breach which has not had, and would not reasonably be expected to result in, a material adverse effect on CyberSource) and the breach is not cured within 15 business days of written notice of the breach;

•	CyberSource’s board of directors withdraws or modifies its recommendation of the merger in a manner adverse to Authorize.Net; or

•	Authorize.Net accepts a superior proposal in accordance with the merger agreement and pays CyberSource a termination fee of $17 million.

Expenses; Payment of Termination Fees

Expenses

Except as described below, each party agreed to pay all expenses it incurs in connection with the merger, whether or not the transaction is completed. The parties agreed to split the costs of filing the pre-merger notification and report under the HSR Act.

Payment of Termination Fees

Authorize.Net will be required to pay a $17 million termination fee to CyberSource if the merger agreement is terminated:

•

by either party due to a failure by Authorize.Net to obtain stockholder approval of the merger, provided that any person publicly announces an intention to make a takeover proposal of Authorize.Net prior to or at Authorize.Net’s special meeting to approve the merger, and a third party acquisition event occurs within 12 months after termination of the merger agreement;

•	by Authorize.Net in order to enter into a superior proposal to the CyberSource merger; or

•	by CyberSource because the board of directors of Authorize.Net has modified or withdrawn its recommendation of the merger agreement or the merger in a manner adverse to CyberSource.

CyberSource will be required to pay a $17 million termination fee to Authorize.Net if the merger agreement is terminated:

•

by either party due to a failure by CyberSource to obtain stockholder approval of the merger, provided that any person publicly announces an intention to make a takeover proposal of CyberSource prior to or at CyberSource’s special meeting to approve the issuance of shares pursuant to the merger and related proposals, and a third party acquisition event occurs within 12 months after termination of the merger agreement; or

•	by Authorize.Net because the board of directors of CyberSource has modified or withdrawn its recommendation of the merger agreement or the merger in a manner adverse to Authorize.Net.

Extension, Waiver and Amendment

Authorize.Net and CyberSource may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by the Authorize.Net stockholders, Authorize.Net and CyberSource may not amend the merger agreement if the amendment would alter or change the amount or kind of consideration to be received on conversion of Authorize.Net’s stock, alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the merger, or alter or change any of the terms and conditions of the merger agreement, if such alteration or change would materially adversely affect the holders of Authorize.Net common stock.

At any time prior to the closing of the merger, Authorize.Net or CyberSource may extend the time for performance of any obligation or other act of the other party, waive any inaccuracy in the representations and warranties in the merger agreement or waive compliance by the other party with any agreement or condition contained in the merger agreement.

Restrictions on the Ability to Sell CyberSource Stock

Under the merger agreement, CyberSource will be entitled to place appropriate legends on the certificates evidencing any CyberSource common stock to be received by affiliates of Authorize.Net. In addition, affiliates of Authorize.Net have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of CyberSource common stock to be received by them in the merger.

All shares of CyberSource common stock received by you in connection with the merger will be freely transferable unless you are considered an affiliate of either CyberSource or Authorize.Net under the federal securities laws. Shares of CyberSource common stock held by affiliates of CyberSource may only be sold pursuant to a registration statement or exemption under the Securities Act, or as permitted under the rules of the Securities Act.

Operations after the Merger

Following the merger, Authorize.Net will continue its operations as a wholly owned subsidiary of CyberSource for a period of time determined by CyberSource. Some officers of CyberSource may serve as officers of Authorize.Net LLC, the surviving company. Some officers and directors of Authorize.Net will assume roles and positions with either Authorize.Net LLC or CyberSource described under “Board of Directors and Management of CyberSource after the Merger” and “Board of Directors and Management of Authorize.Net LLC after the Merger” beginning on page 67. The stockholders of Authorize.Net will become stockholders of CyberSource, and their rights as stockholders of CyberSource will be governed by the CyberSource certificate of incorporation, the CyberSource bylaws and the laws of the State of Delaware. See “Comparative Rights of CyberSource Stockholders and Authorize.Net Stockholders” beginning on page 96.

THE STOCK AND OPTION RESTRICTION AGREEMENT,

EXECUTIVE EMPLOYMENT AGREEMENT AND NON-SOLICITATION

AND NON-COMPETE AGREEMENT

On June 17, 2007, as an essential condition and inducement to Authorize.Net, CyberSource, Congress Acquisition-Sub, Inc. and Congress Acquisition Sub 1, LLC entering into the merger agreement, certain directors and officers entered into a stock and option restriction agreement with CyberSource. As an additional condition and inducement, Roy Banks also entered into an executive employment agreement and a non-competition and non-solicitation agreement with CyberSource.

The following is a description of the material terms of the stock and option restriction agreement, the executive employment agreement and the non-competition and non-solicitation agreement. A complete form of the stock and option restriction agreement is attached as Annex B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. A complete form of the executive employment agreement and the non-competition and non-solicitation agreement are also attached as Annex C and Annex D, respectively, to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. All Authorize.Net stockholders and CyberSource stockholders are urged to read the form of stock and option restriction agreement, the executive employment agreement and the non-competition and non-solicitation agreement carefully and in their entirety.

Stock and Option Restriction Agreement

The stock and option restriction agreement (the “Stock Restriction Agreement”) is an agreement between CyberSource and the following stockholders and optionholders of Authorize.Net, each of whom is a member of the board of directors or an officer of Authorize.Net: Robert Donahue, Eugene DiDonato, Roy Banks, Timothy O’Brien, Kathleen Harris, John Granara, Rachelle B. Chong, Kevin C. Melia, Gary E. Haroian and Andrew G. Mills (together, the “Affiliated Stockholders”). Pursuant to the terms of the Stock Restriction Agreement, except as provided in the merger agreement, the Affiliated Stockholders are not permitted to sell, transfer, assign, pledge, hypothecate, encumber or otherwise transfer, dispose of or encumber any shares of common stock of Authorize.Net or options to purchase shares of common stock of Authorize.Net that the Affiliated Stockholders hold. Affiliated Stockholders are also not permitted to exercise options that the Affiliated Stockholders hold. The restrictions set forth in the Stock Restriction Agreement terminate upon the earlier of (i) the closing of the merger or (ii) the termination of the merger agreement.

On July 3, 2007, Kathleen Harris resigned her position with the Authorize.Net, effective July 20, 2007, and CyberSource agreed to release Ms. Harris from the Stock Restriction Agreement, effective July 19, 2007.

Employment Agreement with Roy Banks

As a condition to the consummation of the merger, CyberSource and Roy Banks entered into an executive employment agreement, dated June 17, 2007 (the “Employment Agreement”), pursuant to which Mr. Banks would serve as the president of Authorize.Net LLC conditioned upon and effective upon the close of the merger. Under the terms of the Employment Agreement, Mr. Banks will receive a yearly salary of $275,000 and will be provided with an option to purchase 395,000 shares of the common stock of CyberSource, which shall vest over a four-year period. Mr. Banks shall also be eligible for variable compensation in the amount of $100,000 payable based on the achievement of targets established by CyberSource’s board of directors. Mr. Banks shall further be eligible for a bonus of $25,000 payable based on CyberSource’s overachievement of overall operating income plan targets as established by CyberSource’s board of directors.

The Employment Agreement shall terminate on December 31, 2008, and commencing on January 1, 2009, and on each January 1 thereafter, the Employment Agreement shall be automatically extended for an additional year unless CyberSource gives Mr. Banks 180 days notice that the Employment Agreement will not be extended.

Non-Competition Agreement with Roy Banks

In addition to the Employment Agreement, and conditioned upon and effective upon the close of the merger, CyberSource and Mr. Banks also entered into a non-competition and non-solicitation agreement, dated June 17, 2007 (the “Non-Competition Agreement”). Under the terms of the Non-Competition Agreement, Mr. Banks cannot engage in any competitive business activity, divert or attempt to divert from CyberSource or any of its affiliates any business of any kind in which it is engaged or solicit, hire, recruit, employ or retain any person or entity who is employed by or has a contractual relationship with CyberSource or any of its affiliates. The Non-Competition Agreement extends for the term of Mr. Bank’s employment with CyberSource and for a period of one year thereafter.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

CyberSource will acquire all of the outstanding common shares of Authorize.Net in accordance with the merger agreement. The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of CyberSource and Authorize.Net, after giving effect to the acquisition of Authorize.Net by CyberSource, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007, and the year ended December 31, 2006, are presented as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on June 30, 2007. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus beginning on page 92; and

•

separate unaudited historical financial statements of CyberSource and Authorize.Net as of and for the three and six month periods ended June 30, 2007, included in the CyberSource and Authorize.Net quarterly reports on Form 10-Q for the six months ended June 30, 2007, and audited historical financial statements of CyberSource as of and for the year ended December 31, 2006, included in the CyberSource annual report on Form 10-K, and audited historical financial statements of Authorize.Net as of and for the year ended December 31, 2006 included in the Authorize.Net Form 8-K filed on August 8, 2007, to reflect the Authorize.Net’s former Telecom Decisioning Services business as a discontinued operation and to modify the related disclosures in accordance with the provisions of Statement of Financial Accounting Standards No. 144, which are incorporated by reference into this document.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable and do not take into account anticipated operating efficiencies and costs savings resulting from the merger.

Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values as of June 30, 2007. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the merger, the actual amounts recorded for the merger may differ materially from the information presented. CyberSource’s management, with the assistance of a third party valuation firm, has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of June 30, 2007. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed as well as the impact of potential restructuring activities and actual transaction costs. Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of Authorize.Net’s operations up to the closing date of the merger.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(In thousands)

	As of June 30, 2007
	Historical		Pro Forma
	Authorize.Net	CyberSource	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$130,915	$28,397	$(125,000	)(1)	$34,312
Short-term investments	—	32,788	—		32,788
Trade accounts receivable, net	2,827	10,835	—		13,662
Prepaid expenses and other current assets	1,199	2,594	(568	)(2)	3,225
Deferred income taxes	4,690	1,827	6,941	(8)	13,458
Current assets of discontinued operations	82	—	—		82

Total current assets	139,713	76,441	(118,627)		97,527

Property and equipment, net	5,427	3,556	—		8,983
Intangible assets, net	14,166	2,777	138,234	(4)	155,177
Non-current deferred income taxes, net	16,123	9,629	27,429	(8)	53,181
Restricted cash	500	—	—		500
Goodwill	57,628	—	248,851	(5)	306,479
Other noncurrent assets	401	2,280	—		2,681

Total assets	$233,958	$94,683	$295,887		$624,528

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,978	$363	$—		$2,341
Other accrued liabilities	5,659	7,751	25,432	(6)	38,842
Deferred rent	162	—	—		162
Deferred revenue	2,518	1,995	(1,925	)(3)	2,588
Funds due to merchants	9,920	—	—		9,920
Accrued restructuring	1,163	—	—		1,163
Current liabilities of discontinued operations	549	—	—		549

Total current liabilities	21,949	10,109	23,507		55,565

Deferred rent, less current portion	411	—	—		411
Deferred tax liabilities	7,065	—	59,574	(8)	66,639
Other long-term tax liabilities	2,187	—	—		2,187
Deferred revenue, less current portion	965	—	(526	)(3)	439
Accrued restructuring, less current portion	971	—	—		971
Other long-term liabilities	700	—	—		700

Total liabilities	34,248	10,109	82,555		126,912

Stockholders’ equity:
Common stock	317	35	(317	)(7)	35
Additional paid-in capital	184,318	373,549	228,724	(7)	786,591
Accumulated other comprehensive income	186	55	(186	)(7)	55
Retained earnings (accumulated deficit)	35,700	(289,065)	(35,700	)(7)	(289,065)
Treasury stock, at cost	(20,811)	—	20,811	(7)	—

Total stockholders’ equity	199,710	84,574	213,332		497,616

Total liabilities and stockholders’ equity	$233,958	$94,683	$295,887		$624,528

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

(In thousands, except per share amounts)

	Six Months Ended June 30, 2007
	Historical		Pro Forma
	Authorize.Net	CyberSource	Adjustments		Combined
Revenues	$33,541	$45,018	$—		$78,559
Cost of revenues	8,003	24,333	1,474	(9)	33,810

Gross profit	25,538	20,685	(1,474)		44,749

Operating expenses:
Product development	3,020	5,483	144	(10)	8,647
Sales and marketing	10,312	9,198	8,724	(11)	28,234
General and administrative	8,611	6,047	(594	)(12)	14,064
Restructuring charges	241	—	—		241

Total operating expenses	22,184	20,728	8,274		51,186

Income (loss) from operations	3,354	(43)	(9,748)		(6,437)

Other income, net	3,375	1,467	—		4,842

Income before income taxes	6,729	1,424	(9,748)		(1,595)
Income tax provision	2,637	528	—		3,165

Income (loss) from continuing operations	$4,092	$896	$(9,748)		$(4,760)

Basic income (loss) per share from continuing operations	$0.15	$0.03			$(0.07)
Diluted income (loss) per share from continuing operations	$0.14	$0.02			$(0.07)

Weighted average number of shares used in computing basic income (loss) per share	27,932	35,144			67,921	(13)
Weighted average number of shares used in computing diluted income (loss) per share	29,112	37,439			67,921	(13)

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

(In thousands, except per share amounts)

	Year Ended December 31, 2006
	Historical		Pro Forma
	Authorize.Net	CyberSource	Adjustments		Combined
Revenues	$57,549	$70,250	$—		$127,799
Cost of revenues	12,479	34,627	3,303	(9)	50,409

Gross profit	45,070	35,623	(3,303)		77,390

Operating expenses:
Product development	5,614	9,283	726	(10)	15,623
Sales and marketing	18,451	14,443	17,261	(11)	50,155
General and administrative	17,085	9,861	(2,415	)(12)	24,531
Restructuring charges	173	—	—		173

Total operating expenses	41,323	33,587	15,572		90,482

Income (loss) from operations	3,747	2,036	(18,875)		(13,092)

Other income, net	4,883	2,685	—		7,568

Income before income taxes	8,630	4,721	(18,875)		(5,524)
Income tax provision (benefit)	(18,114)	(9,690)	—		(27,804)

Income (loss) from continuing operations	$26,744	$14,411	$(18,875)		$22,280

Basic income (loss) per share from continuing operations	$0.98	$0.42			$0.33
Diluted income (loss) per share from continuing operations	$0.95	$0.39			$0.32

Weighted average number of shares used in computing basic income (loss) per share	27,248	34,623			67,400	(13)
Weighted average number of shares used in computing diluted income (loss) per share	28,245	36,593			69,370	(13)

1. Basis of Pro Forma Presentation

On June 17, 2007, CyberSource and Authorize.Net entered into a definitive merger agreement in a transaction to be accounted for using the purchase method of accounting. The total estimated purchase price of approximately $543 million is comprised of $125 million of cash and the remainder in CyberSource common shares and assumed stock options and stock awards.

The unaudited pro forma condensed combined balance sheet is presented to give effect to CyberSource’s acquisition of Authorize.Net as if the transaction had been consummated on June 30, 2007. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007, and for the year ended December 31, 2006, are presented as if the transaction had been consummated on January 1, 2006. The unaudited pro forma condensed combined balance sheet provides for the issuance of approximately 33 million CyberSource common shares, based upon a fixed exchange ratio of 1.1611 CyberSource common shares for each outstanding share of Authorize.Net common stock as of June 30, 2007. The actual number of CyberSource common shares to be issued will be determined based on the actual number of shares of Authorize.Net common stock outstanding at the closing date of the merger. Under the purchase method of accounting, the fair value of the total consideration was determined using an average of CyberSource’s closing share prices beginning two days before and ending two days after June 18, 2007, the date by which the acquisition was announced.

CyberSource will assume Authorize.Net options to purchase the equivalent of approximately 900,000 CyberSource common shares at a weighted average exercise price of $8.42. The fair value of options assumed was estimated using the Black Scholes valuation model and a share price of $12.52 per share, which represents the average closing price of CyberSource common shares from two trading days before and two trading days after June 18, 2007, the date by which the acquisition was announced. The actual number of Authorize.Net options to be assumed will be determined based on the actual number of Authorize.Net options outstanding as the closing date.

The total estimated purchase price of the merger is as follows (in thousands):

Fair value of CyberSource common shares to be issued	$410,000
Estimated fair value of stock options assumed	7,347
Unvested portion of fair value of stock options assumed	(4,305)
Cash	125,000
Direct transaction costs	4,600

Total estimated purchase price	$542,642

Preliminary Estimated Purchase Price Allocation

The preliminary allocation of the purchase price to Authorize.Net’s tangible and intangible assets acquired and liabilities assumed was based on their estimated fair values as of June 30, 2007. The valuation of these tangible and identifiable intangible assets and liabilities is subject to further management review and may change materially between the preliminary valuation date and the closing date of the merger. Adjustments to these estimates may be included in the final allocation of the purchase price of Authorize.Net, if the adjustment is determined within the purchase price allocation period (up to twelve months from the closing date). The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

An allocation of the total estimated purchase price to major categories of assets in the accompanying pro forma condensed financial statements is summarized below (in thousands):

Tangible assets acquired	$196,534
Liabilities assumed	(112,771)
Indentifiable intangible assets:
Partner contracts and related relationships	80,800
Merchant contracts and related relationships	45,100
Existing technology	21,400
Trade name	3,900
Processor relationships	1,200
Goodwill	306,479

Total estimated purchase price	$542,642

Tangible Assets Acquired and Liabilities Assumed

CyberSource has estimated the fair value of tangible assets acquired and liabilities assumed. Some of these estimates are subject to change. These estimates are based on a preliminary valuation dated June 30, 2007, and are subject to further review by CyberSource, which may result in material adjustments at the closing date of the merger. Furthermore, the fair values of the tangible assets acquired and liabilities assumed may be affected and materially changed by the results of Authorize.Net’s operations up to the closing date of the merger. Tangible assets acquired include cash and cash equivalents of approximately $130.9 million, deferred income taxes of $20.8 million, and property and equipment of $5.4 million. Liabilities assumed include other accrued liabilities of approximately $27.1 million, which includes severance costs based on contractual agreements with certain employees of Authorize.Net who will be terminated upon closing of the merger, funds due to merchants of $9.9 million, and deferred and other long-term tax liabilities of $68.8 million.

Identifiable Intangible Assets

CyberSource has estimated the fair value of intangible assets acquired. Some of these estimates are subject to change.

The value of the partner contracts and related relationships of approximately $80.8 million was derived by considering, among other factors, the expected income and discounted cash flows to be generated from such partner contracts and related relationships. The value of the partner contracts and related relationships is being amortized over an eleven year period.

The value of merchant contracts and related relationships of approximately $45.1 million was derived by considering, among other factors, the expected income and discounted cash flows to be generated from such merchant contracts and related relationships. The value of the merchant contracts and related relationships is being amortized over a four to seven year period.

The value of the existing technology of approximately $21.4 million was derived by considering, among other factors, the expected income and discounted cash flows to be generated, taking into account risks related to the characteristics and applications of the technology and assessments of the life cycle state of the technology. The value of the existing technology is being amortized over a five year period.

The value of the trade name of approximately $3.9 million was derived by considering, among other factors, expected income and discounted cash flows to be generated, also taking into account the expected period in which the company intends to utilize the trade name. The value of the trade name is being amortized over a two year period.

The value of the processor relationships of approximately $1.2 million was derived by considering the expected cost that would be incurred to establish and build connections with the processors. The value of the processor relationships is being amortized over a five year period.

In connection with the merger, CyberSource will incur integration costs that are not included in the unaudited pro forma condensed combined financial statements.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed balance sheet:

(1)	In accordance with the merger agreement, Authorize.Net shareholders will receive approximately $4.45 per share upon the completion of the merger, based on the outstanding common shares as of June 18, 2007. The pro forma adjustment is to reflect the $125 million distribution to the Authorize.Net shareholders.

(2)	Adjustment to prepaid expenses and other current assets to reflect the elimination of prepaid direct acquisition costs.

(3)	Adjustment to deferred revenue to reflect the writedown of deferred revenue to the estimated amount of the costs to maintain gateway connectivity for merchants under existing contracts as of June 30, 2007.

(4)	Adjustments to intangible assets (in thousands):

To eliminate Authorize.Net intangible assets from previous acquisitions	$(14,166)
To record intangible assets related to the merger with Authorize.Net	152,400

Total	$138,234

(5)	Adjustments to goodwill (in thousands):

To eliminate Authorize.Net goodwill from previous acquisitions	$(57,628)
To record goodwill related to the merger with Authorize.Net	306,479

Total	$248,851

(6)	Adjustments to accrued liabilities to reflect estimated direct acquisition related costs and severance costs based on contractual agreements with certain employees of Authorize.Net who will be terminated upon closing of the merger (in thousands):

To record accrual of direct acquisition related costs	$4,600
To record accrual of severance related costs	21,400
To eliminate accrual of CyberSource’s direct acquisition costs	(568)

Total	$25,432

(7)	Adjustments to stockholders’ equity (in thousands):

To eliminate Authorize.Net stockholders’ equity	$(199,710)
To record fair value of vested Authorize.Net options assumed	3,042
To record CyberSource common shares issued	410,000

Total	$213,332

(8)	Adjustment to record a deferred tax liability resulting from the intangible assets acquired and the related reversal of CyberSource deferred tax asset valuation allowance recorded as a result of the merger.

(9)	Adjustments to costs of sales (in thousands):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006

To eliminate Authorize.Net’s historical amortization of intangibles	$(1,028)	$(2,057)
To record amortization of acquired intangibles	2,437	5,188
To eliminate Authorize.Net’s historical share-based compensation expense	(38)	(92)
To record amortization of share-based compensation related to Authorize.Net options assumed	103	264

Total	$1,474	$3,303

(10)	Adjustments to product development (in thousands):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical share-based compensation expense	$(152)	$(223)
To record amortization of share-based compensation related to Authorize.Net options assumed	296	949

Total	$144	$726

(11)	Adjustments to sales and marketing (in thousands):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical amortization of intangibles	$(388)	$(775)
To record amortization of acquired intangibles	9,053	17,787
To eliminate Authorize.Net’s historical share-based compensation expense	(52)	(76)
To record amortization of share-based compensation related to Authorize.Net options assumed	111	325

Total	$8,724	$17,261

(12)	Adjustments to general and administrative (in thousands):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
To eliminate Authorize.Net’s historical share-based compensation expense	$(834)	$(3,084)
To record amortization of share-based compensation related to Authorize.Net options assumed	240	669

Total	$(594)	$(2,415)

(13)	The pro forma number of shares used in per share calculations reflects the weighted average of CyberSource common shares for each period presented combined with the outstanding Authorize.Net common shares at June 30, 2007, adjusted to reflect the exchange ratio of 1.1611 CyberSource common shares for each outstanding share of Authorize.Net common stock. The dilutive effect of Authorize.Net stock options assumed did not have an impact on the proforma combined diluted income per share for the year ended December 31, 2006.

COMPARATIVE RIGHTS OF CYBERSOURCE STOCKHOLDERS AND AUTHORIZE.NET STOCKHOLDERS

Upon completion of the merger, Authorize.Net stockholders will receive shares of CyberSource common stock in exchange for their shares of Authorize.Net common stock. As a result, the rights of Authorize.Net stockholders who become CyberSource stockholders will be governed by the Delaware General Corporate Law, CyberSource’s certificate of incorporation and CyberSource’s bylaws (as each is defined below). Set forth below is a summary comparison of material differences between the rights of CyberSource stockholders under CyberSource’s amended and restated certificate of incorporation (“CyberSource’s certificate of incorporation”) and bylaws (“CyberSource’s bylaws”), and Authorize.Net stockholders under Authorize.Net’s amended and restated certificate of incorporation (“Authorize.Net’s certificate of incorporation”) and amended and restated bylaws (“Authorize.Net’s bylaws”). This summary is not an exhaustive or complete description of the similarities and differences between the rights of CyberSource stockholders and Authorize.Net stockholders, and is qualified in its entirety by reference to the Delaware General Corporation Law, the common law thereunder, the full text of CyberSource’s certificate of incorporation and CyberSource’s bylaws, and the full text of Authorize.Net’s certificate of incorporation and Authorize.Net’s bylaws. While CyberSource and Authorize.Net believe the description covers the material differences between the two, this summary may not contain all the information that is important to you. You should carefully review these entire documents and the other documents referred to for a more complete understanding of the differences between being a stockholder of CyberSource and being a stockholder of Authorize.Net. Copies of these documents may be obtained as described under “Where You Can Find More Information” on page 115.

Summary of Material Differences Between the Current Rights of Authorize.Net Stockholders and Rights Those Stockholders Will Have as CyberSource Stockholders Following the Merger

CyberSource	Authorize.Net
GENERAL

• CyberSource is a Delaware corporation and a public company subject to the provisions of the Delaware General Corporation Law or DGCL.	• Authorize.Net is a Delaware corporation and a public company subject to the provisions of the Delaware General Corporation Law or DGCL.

• The rights of CyberSource stockholders are governed by CyberSource’s certificate of incorporation and bylaws, in addition to the DGCL.	• The rights of Authorize.Net stockholders are governed by Authorize.Net’s certificate of incorporation and bylaws, in addition to the DGCL.

•     Upon completion of the merger, the CyberSource certificate of incorporation and bylaws will be the same in all respects as the present documents, except that the certificate of incorporation will authorize additional shares of common stock.

• Upon completion of the merger, Authorize.Net stockholders will become CyberSource stockholders and their rights will be governed by the DGCL, CyberSource’s certificate of incorporation and bylaws.

AUTHORIZED SHARES OF CAPITAL STOCK

• At the closing, the authorized capital stock of CyberSource will consist of:	• The authorized capital stock of Authorize.Net consists of:

• 125,000,000 shares of CyberSource common stock, with a par value of $0.001 per share; and	• 60,000,000 shares of Authorize.Net common stock, with a par value of $0.01 per share; and

• 5,610,969 shares of undesignated preferred stock, with a par value of $0.001 per share.	• 5,000,000 shares of undesignated preferred stock, with a par value of $0.01 per share.

• As of September 14, 2007, 35,623,498 shares of common stock and no shares of preferred stock were issued and outstanding.	• As of September 14, 2007, 28,260,481 shares of common stock and no shares of preferred stock were issued and outstanding.

•     CyberSource’s board of directors currently has the authority, without further action by CyberSource stockholders, to issue all of the authorized shares of CyberSource preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights.

•     Authorize.Net’s board of directors currently has the authority, without further action by Authorize.Net stockholders, to issue all of the authorized shares of Authorize.Net preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

•     For any wholly unissued series of preferred stock, the board of directors has the authority to fix the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences.

VOTING RIGHTS

• Each outstanding share of CyberSource common stock is entitled to one vote on each matter submitted to a vote of the stockholders of CyberSource.	• Each outstanding share of Authorize.Net common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Authorize.Net.

LIQUIDATION PREFERENCES

• CyberSource common stock has no liquidation preference.	• Authorize.Net common stock has no liquidation preference.

CONVERSION RIGHTS

• Shares of CyberSource common stock are not convertible.	• Shares of Authorize.Net common stock are not convertible.

RESTRICTIONS ON TRANSFER

• CyberSource stockholders are not subject to any restrictions on transfer.	• Authorize.Net stockholders are not subject to any restrictions on transfer.

AMENDMENT OF GOVERNING DOCUMENTS

Certificate of Incorporation

•     The DGCL requires a vote of the corporation’s board of directors followed by the affirmative vote of a majority of the outstanding stock entitled to vote and the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation.

• CyberSource’s certificate of incorporation does not require a greater level of approval for amendment to the certificate of incorporation.	• Authorize.Net’s certificate of incorporation does not require a greater level of approval for amendment to the certificate of incorporation.

Bylaws

•     The DGCL also states that the power to adopt, amend or repeal bylaws of a corporation is vested in the stockholders entitled to vote; provided, however, that a corporation may confer in its certificate of incorporation such power on the board of directors in addition to the stockholders.

• CyberSource’s certificate of incorporation expressly authorizes the board of directors to make, alter, amend or repeal the CyberSource bylaws.

•     Authorize.Net’s certificate of incorporation and bylaws provide that the Authorize.Net bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of directors at any meeting where a quorum is present or by the affirmative vote of 75% of the shares of Authorize.Net’s common stock entitled to vote at any regular or special meeting of stockholders.

DIRECTORS

Number of Directors

• CyberSource’s bylaws provide that the number of directors shall be not less than four and no more than seven. The exact number of directors shall be six until changed.

•     The Authorize.Net bylaws provide that the number of directors must be no fewer than two and no more than nine, with the actual number to be fixed from time to time by resolution of the board of directors.

• The current number of directors is five.

Classified Board of Directors

• CyberSource’s certificate of incorporation and bylaws do not provide for a classified board of directors.

•     The Authorize.Net directors are divided into three classes and are elected to three-year terms. The three-year terms are staggered by class such that, each year, the terms of one class of directors expire.

Removal of Directors

• Under CyberSource’s bylaws, any director or the entire board of directors may be removed only in the manner and within the limitations provided by the DGCL.

•     Under Authorize.Net’s bylaws, any Authorize.Net director may be removed from office only for cause and upon the affirmative vote of holders of at least two-thirds (66 2/3%) of the shares entitled to vote at any election of directors.

Vacancies on the Board of Directors

•     A vacancy occurring on the CyberSource board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by a vote of the majority of the board of directors then in office, although less than a quorum. A director chosen in this manner shall hold office until the expiration of the term and until a successor is duly elected unless sooner displaced.

•     A vacancy occurring on the Authorize.Net board of directors, including a vacancy resulting from an increase in the number of directors, must be filled by a vote of the majority of the board of directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of the class for which such director has been chosen, subject to the election and qualification of his successor, or until his earlier death, resignation or removal.

Board Quorum and Vote Requirements

•     A majority of the authorized number of directors shall constitute a quorum.

•     CyberSource’s bylaws provide that the act of a majority of CyberSource’s directors present at any meeting at which there is a quorum shall be the act of its board of directors.

•     A majority of the total number of directors then in office constitutes a quorum. If one or more directors is disqualified to vote at any meeting, then the required quorum is reduced by one for each disqualified director, provided that the quorum is not less than one-third of the total number of directors constituting the whole board.

• The vote of a majority of the directors present at any meeting for which a quorum exists constitutes an act of the board.

Limitation of Personal Liability of Directors

•     CyberSource’s certificate of incorporation provides that a director of CyberSource shall not be personally liable to CyberSource or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to CyberSource or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefit.

•     Authorize.Net’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director is personally liable to Authorize.Net or its stockholders for monetary damages arising from a breach of fiduciary duty as an Authorize.Net director.

Indemnification

•     CyberSource’s certificate of incorporation provides that the corporation shall indemnify its directors, officers, employees or agents for any liability incurred in their official capacity to the maximum extent permissible under applicable law. CyberSource will indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors.

•     Authorize.Net’s certificate of incorporation and bylaws provide that Authorize.Net will, to the maximum extent permissible by the DGCL, indemnify each person who is or was, or has agreed to become, a director or officer of Authorize.Net, or is or was serving, or has agreed to serve, at the request of Authorize.Net, as a director, officer or trustee of, or in a similar capacity with, another corporation, against expenses, judgments, fines and amounts paid in settlement that are incurred in connection with any proceeding arising by reason of the fact that such person is or was, or has agreed to become, a director or officer of Authorize.Net, or is or was serving, or has agreed to serve, at the request of Authorize.Net, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Authorize.Net.

Interested Director Transactions

• Under the DGCL, no contract or transaction that is:

• between a corporation and one or more of its directors or officers,

• between a corporation and another organization in which one or more of the corporation’s directors or officers are directors or officers, or

• between a corporation and another organization in which one or more of the corporation’s directors or officers have a material financial interest,

is void or voidable solely because of such relationship or interest, because the director or officer is present at or participates in the meeting of the board or committee that authorizes the contract or transaction or because the director’s or officer’s vote was counted for this purpose, if:

•     the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or are known to the board of directors or a committee of the board, and the board or the committee authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even if these directors are less than a quorum),

•     the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or are known to the stockholders entitled to vote on the matter and the stockholders specifically approve in good faith the contract or transaction, or

• the contract or transaction is fair to the corporation at the time it is authorized, approved or ratified by the board, a committee or the stockholders.

STOCKHOLDERS

Special Meetings of Stockholders

• CyberSource’s bylaws provide that special meetings of the stockholders may be called at any time by:

•     Authorize.Net’s bylaws provide that special meetings of stockholders may be called at any time by the President of Authorize.Net and must be called by the President or the Secretary of Authorize.Net at the request in writing of a majority of the board of directors.

• The board of directors;
• The chairman of the board;
• The president;
• The chief executive officer; or
• One or more stockholders holding shares of 10% or more of the then issued and outstanding shares of capital stock of CyberSource entitled to vote at the meeting.

Stockholder Inspection of Books and Records

•     The DGCL permits any stockholder, upon written demand under oath stating the purpose, to inspect the corporation’s stock ledger, a list of its stockholders, and its other books and records, for any proper purpose during the usual hours for business, and to make copies and extracts therefrom.

•     Pursuant to CyberSource’s bylaws, any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of stockholders, and its other books and records, and to make copies or extracts therefrom.

• Authorize.Net’s certificate of incorporation and bylaws contain no provisions on stockholder inspection of books and records.

Notice Requirements for Stockholder Proposals, Including Director Nominations

•     To be timely, a stockholder’s notice regarding proposals and nominations must be delivered to or mailed and received at the principal executive offices of CyberSource, not less than 45 days nor more than 75 days prior to the date on which CyberSource first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year).

•     Nominees for election to the board of directors at any annual or special meeting may be made, and any other business to be considered at an annual meeting may be brought, by any stockholder who is entitled to vote at such meeting by delivering timely notice to the Secretary of Authorize.Net. Notice is generally considered timely if delivered not less than 60 days prior to the date of Authorize.Net’s annual meeting of stockholders as specified in Authorize.Net’s bylaws (the fourth Wednesday in May).

•     In addition, a stockholder who desires to nominate a person for election to the board of directors or to make other proposals must meet the deadlines and other requirements set forth in the rules and regulations of the SEC related to stockholder proposals.

Notice of Meetings and Record Date

•     Notice of a special meeting must state the place, date and hour of the special meeting, and the purpose or purposes for which the special meeting is called.

•     CyberSource’s bylaws require that, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting be given to each stockholder who is entitled to vote at the meeting not less than 10 days or more than 60 days prior to the meeting date.

•     CyberSource’s bylaws permit the board of directors to fix a record date as follows:

•     In the case of determination of stockholders entitled to vote at a meeting, the record date shall not be more than 60 nor less than 10 days before the date of the meeting;

•     In the case of determination of stockholders entitled to express written consent, the record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors; and

•     In all other cases, the record date shall not be more than 60 days prior to such other action.

•     Authorize.Net’s bylaws require that notice of meetings of stockholders stating the place, date and hour of the meeting and, in the case of special meetings, the purpose for which the meeting has been called, be given to each Authorize.Net stockholder entitled to vote at the meeting. Only the business specified in the notice may be transacted at the special meeting. The notice must be sent not less than 10 days or more than 60 days before the date of the meeting.

•     The DGCL and Authorize.Net’s bylaws permit the board of directors to fix, in advance, a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, which shall not be more than 60 days nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

Preemptive Rights

•     As permitted by the DGCL, CyberSource common stock has no preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of CyberSource or any other securities convertible into shares of any class of stock of CyberSource under CyberSource’s certificate of incorporation.

•     As permitted by the DGCL, Authorize.Net common stock has no preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of Authorize.Net or any other securities convertible into shares of any class of stock of Authorize.Net under Authorize.Net’s certificate of incorporation.

Stockholder Action Without Meeting

•     CyberSource’s bylaws provide that stockholder action may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

• Authorize.Net’s bylaws state that stockholders may not take action by written consent.

Dividends

•     The DGCL allows directors, subject to restrictions in a corporation’s certificate of incorporation, to declare and pay dividends upon the shares of its capital stock, either out of its surplus or, in case there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

• CyberSource’s certificate of incorporation and bylaws do not restrict the declaration or payment of dividends.	• Authorize.Net’s certificate of incorporation and bylaws do not restrict the declaration or payment of dividends.

STOCKHOLDER RIGHTS PLAN

• CyberSource does not have a stockholder rights plan.

•     Authorize.Net has entered into a stockholder rights plan with American Stock Transfer & Trust Company as rights agent pursuant to which each outstanding share of common stock is entitled to a right to purchase one one-hundredth (0.01) of a share of Series A participating cumulative preferred stock of Authorize.Net at a price of $75.00 exercisable upon the earlier of (a) the date which Authorize.Net learns that a person or group acquired, or obtained the right to acquire, beneficial ownership of 15% or more of Authorize.Net’s outstanding common stock or (b) the date designated by the board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of Authorize.Net’s outstanding common stock.

•     The Authorize.Net rights plan has been amended by the Authorize.Net board of directors to insure that it will not be applicable to the transactions contemplated by the merger agreement.

Business Combinations; Supermajority Voting Requirements

• CyberSource’s certificate of incorporation and bylaws do not exempt Authorize.Net from the coverage of Section 203 of the DGCL.	• Authorize.Net’s certificate of incorporation and bylaws do not exempt Authorize.Net from the coverage of Section 203 of the DGCL.

LEGAL MATTERS

Morrison & Foerster LLP, Palo Alto, California, will pass on the validity of the shares of CyberSource securities to be issued to Authorize.Net stockholders in the transaction. Certain tax consequences of the transaction will be passed upon for CyberSource by Morrison & Foerster LLP, Palo Alto, California, and for Authorize.Net by Foley Hoag LLP, Boston, Massachusetts. Richard Scudellari, a director of CyberSource Corporation and a beneficial holder of 158,500 shares of CyberSource common stock, is a partner of Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of CyberSource appearing in CyberSource’s Annual Report on Form 10-K for the year ended December 31, 2006 (including schedule appearing therein), and CyberSource management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, of Authorize.Net Holdings, Inc. (formerly Lightbridge, Inc.) and subsidiaries, incorporated by reference in this prospectus from Authorize.Net Holdings, Inc.’s Current Report on Form 8-K filed with the commission August 8, 2007, and management’s report on the effectiveness of internal control over financial reporting, incorporated by reference in this prospectus from Authorize.Net Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective January 1, 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER MATTERS TO BE CONSIDERED AT CYBERSOURCE’S SPECIAL MEETING

The CyberSource meeting at which the proposal to approve the issuance of shares of CyberSource common stock to Authorize.Net stockholders pursuant to the merger will be considered also will consider the amendment to the CyberSource amended and restated certificate of incorporation, the amendment to the CyberSource Amended and Restated 1999 Stock Option Plan and the proposal to grant discretionary authority to management of CyberSource to adjourn the special meeting. This portion of the joint proxy statement/prospectus discusses these proposals.

AMENDMENT TO THE CYBERSOURCE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Pursuant to the CyberSource amended and restated certificate of incorporation, CyberSource is currently authorized to issue 75 million shares, of which 50 million shares are designated as common stock. Pursuant the proposed merger, CyberSource will need to issue an estimated 33 million additional shares of CyberSource common stock to obtain the stock consideration necessary to complete the merger. The current amendment proposes to increase the number of authorized shares of CyberSource common stock to 125 million, which will provide the additional common stock necessary for the merger. A copy of the certificate of amendment is attached to this joint proxy statement/prospectus as Annex H.

While CyberSource has no specific plans, arrangements or agreements to issue shares of common stock other than those described above, the board of directors of CyberSource believes it is advisable and in the best interest of CyberSource to have available authorized but unissued shares of common stock in an amount adequate to provide for the future needs of CyberSource. The additional authorized shares will benefit CyberSource by providing flexibility to the board of directors without further action or authorization by stockholders (except as required by law), in responding to business needs and opportunities as they arise or for other proper corporate purposes. These corporate purposes might include acquisitions of assets, technology rights or securities of other corporations, stock dividends, stock splits, employee or director stock options, convertible debt financings, the obtaining of capital funds through public and private offerings of shares or to compensate employees or retain consultants. The issuance of any additional shares will be on terms deemed by the CyberSource board of directors to be, at the time of such issuances, in the best interests of CyberSource and its stockholders. If such additional authorized shares are subsequently issued to other than existing stockholders, the percentage interest of existing stockholders in CyberSource will be reduced. Holders of issued and outstanding shares have no pre-emptive rights with respect to future issuances of shares.

If CyberSource does not amend its amended and restated certificate of incorporation to increase the number of authorized common stock, it will not have sufficient common stock to consummate the merger. As a result, both abstaining from voting on this amendment or voting against the amendment will be equivalent to a vote against the merger.

The affirmative vote of a majority of the shares entitled to vote is required for adoption of the amendment to the CyberSource amended and restated certificate of incorporation. For purposes of the vote on this amendment, abstentions and broker non-votes will have the same effect as “no” votes on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CYBERSOURCE.

AMENDMENT TO THE CYBERSOURCE AMENDED AND RESTATED 1999 STOCK OPTION PLAN

CyberSource’s stockholders are being asked to approve an amendment to the CyberSource Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”). The proposed amendment of the 1999 Stock Option Plan will increase the number of shares reserved for issuance under the 1999 Stock Option Plan from 11.0 million shares to 15.5 million shares. The proposed amendment will also extend the term of the plan an additional three years by extending the termination date of the plan from December 31, 2008, to December 31, 2011.

The board of directors believes that the attraction and retention of high quality personnel are essential to CyberSource’s continued growth and success. The increase in the number of shares reserved for issuance is intended to support CyberSource’s acquisition of Authorize.Net, as discussed above, as well as provide additional shares for existing and future employees of CyberSource.

The board of directors has agreed that in connection with the amendment of the 1999 Stock Option Plan, beginning January 1, 2007 and for the three year period ending December 31, 2009, CyberSource’s prospective annual burn rate with respect to the company’s equity awards will not exceed 5.82%. The burn rate is determined as (i) the number of shares underlying stock options and similar awards plus two times the number of shares underlying other equity-related awards (including restricted stock and deferred stock) for which the participant does not pay the grant date share value, divided by (ii) the number of shares outstanding at the end of the fiscal year. This limitation applies to awards that can result in the delivery of shares and applies to the 1999 Stock Option Plan and CyberSource’s other 1998 and 1999 plans, but excludes plans assumed in future acquisitions, qualified employee stock purchase plans, and certain other tax-qualified plans.

The affirmative vote of a majority of the shares present in person or by proxy at the meeting of stockholders and entitled to vote is required for adoption of this amendment. For purposes of the vote on this amendment, abstentions will have the same effect as “no” votes on this proposal, whereas broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CYBERSOURCE AMENDED AND RESTATED 1999 STOCK OPTION PLAN.

A copy of the 1999 Stock Option Plan is attached to this joint proxy statement/prospectus as Annex I. A general description of the principal terms of the 1999 Stock Option Plan as proposed to be amended is set forth below. This description is qualified in its entirety by the terms of the amendment to the 1999 Stock Option Plan, a copy of which is attached to this joint proxy/prospectus as Annex J and is incorporated by reference herein. In the following discussion of the 1999 Stock Option Plan, capitalized terms have the same meaning as defined in the 1999 Stock Option Plan, unless otherwise noted.

General Description

The 1999 Stock Option Plan was approved by the board of directors and by CyberSource’s stockholders in 1999. In 2000, the board of directors and the stockholders approved an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for issuance under the 1999 Stock Option Plan from six million shares to seven million shares. In 2004, the board of directors and the stockholders approved an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for issuance under the 1999 Stock Option Plan from seven million shares to nine million shares. In March 2006, the board of directors and the stockholders approved an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for issuance under the 1999 Stock Option Plan from nine million shares to 11.0 million shares. In June 2007, the board of directors approved an amendment to the 1999 Stock Option Plan, conditioned upon and not to take effect until approved by CyberSource’s stockholders, to increase the number of shares reserved for issuance under the 1999 Stock Option Plan from 11.0 million shares to 15.5 million shares.

The purposes of the 1999 Stock Option Plan are to give CyberSource’s employees and others who perform substantial services to CyberSource an incentive, through ownership of CyberSource’s common stock, to continue in service to CyberSource, and to help CyberSource compete effectively with other enterprises for the services of qualified individuals. The 1999 Stock Option Plan permits the grant of “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) only to employees, including officers and employee directors, of CyberSource or any parent or subsidiary corporation of CyberSource. Nonqualified stock options, restricted shares and restricted share units may be granted to employees, directors and consultants. As of June 30, 2007, the number of executive officers, employees, consultants and directors of CyberSource and its subsidiaries that were eligible to receive grants under the 1999 Stock Option Plan was approximately 290 persons.

Shares Outstanding and Available for Issuance

As of June 30, 2007, there are 7,936,270 options and 300,000 full-value awards outstanding under the 1999 Stock Option Plan. The weighted average exercise price of the outstanding options is $8.21711, and the weighted average remaining term is 5.07 years. There are 1,385,916 shares available for future option awards. Of the shares available for future option awards, CyberSource can grant 993,345 as full-value awards, such as restricted stock awards.

As of July 25, 2007, there are 593,075 options and no full-value awards outstanding under Authorize.Net’s option plan. The weighted average exercise price of the outstanding options is $11.5098 and the weighted average remaining term is 8.62 years.

Immediately following the closing of the merger, CyberSource estimates that there will be approximately 8,850,257 options outstanding under the Option Plan, which includes the assumption and conversion of the 593,075 options outstanding under Authorize.Net’s option plan into 913,987 CyberSource options, assuming none of the Authorize.Net option holders exercise options prior to the closing of the merger.

Amendment to Increase Shares Reserved

The current number of shares reserved for issuance under the 1999 Stock Option Plan is 11.0 million. The proposed amendment to the Option Plan provides that the number of shares reserved for issuance will be increased by 4.5 million shares to a total reserve of 15.5 million shares.

Administration

The 1999 Stock Option Plan is administered, with respect to grants to directors, officers, consultants and employees, by the plan administrator (the “Administrator”) of the 1999 Stock Option Plan, defined as the board of directors or a committee designated by the board of directors. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”). With respect to options subject to Code Section 162(m), the committee will be comprised solely of two or more “outside directors” as defined under Code Section 162(m) and applicable tax regulations. Currently, the CyberSource Compensation Committee, comprised of Messrs. McDonnell, Novak and Thornton, serves as the Administrator of the 1999 Stock Option Plan.

Amendment and Termination

The board of directors may at any time amend, suspend or terminate the 1999 Stock Option Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, CyberSource will obtain stockholder approval of any amendment to the 1999 Stock Option Plan in such a manner and to such a degree as required. The 1999 Stock Option Plan will terminate on December 31, 2008 unless previously terminated by the board of directors.

Under the proposed amendment, the 1999 Stock Option Plan will terminate on December 31, 2011, three years later than the 1999 Stock Option Plan’s current termination date.

Other Terms

The Administrator has the authority to select individuals who are to receive awards under the 1999 Stock Option Plan and to specify the terms and conditions of awards granted (including whether or not options are ISOs or nonqualified stock options), the vesting provisions, the option term and the exercise price. The exercise price of options granted under the 1999 Stock Option Plan shall equal 100% of the fair market value of CyberSource’s common stock on the date of grant (or 110% of the fair market value of CyberSource’s common stock on the date of grant, in the case of ISOs granted to any employee who owns stock representing more than 10% of the combined voting power of CyberSource or any parent or subsidiary of CyberSource). The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value of CyberSource’s common stock on the date of grant. Option holders may pay the exercise price in cash or other consideration as approved by the Administrator.

The maximum number of shares with respect to which options may be granted to a participant during a fiscal year is one million shares. Under Code Section 162(m) no deduction is allowed in any taxable year of CyberSource for compensation in excess of $1 million paid to CyberSource’s chief executive officer and the four other most highly compensated officers of the Company.

An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of CyberSource’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. However, to be eligible for the exception to the $1 million deduction limitation under Section 162(m) of the Code the options must be approved by a committee of the board of directors composed solely of “outside directors” within the meaning of Section 162(m). To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the limitation contained in the 1999 Stock Option Plan, if any option is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For awards of restricted shares and restricted share units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year is one million shares. In addition, in order for restricted shares and restricted share units to qualify as performance-based compensation under Section 162(m), the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which the award relates and while the achievement of the performance goal is still substantially uncertain. Furthermore, the performance goal must be stated in terms of an objective formula or standard. In addition, the restricted shares and restricted share units (as well as the performance goals) must be approved by a committee of the board of directors composed solely of “outside directors” within the meaning of Section 162(m). The 1999 Stock Option Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Generally, options granted under the 1999 Stock Option Plan in connection with the hiring of employees vest at a rate of 25% of the shares underlying the option after one year of employment with CyberSource and the remaining shares vest in equal portions over the following 36 months, so that all shares are vested after four years. Options granted under the 1999 Stock Option Plan after employees have been employed with CyberSource for one year, typically, vest in equal portions over 48 months. The form of stock option grant under the 1999 Stock Option Plan used to grant options to CyberSource’s employees provides for accelerated vesting of half of all unvested shares upon involuntary termination of employment with CyberSource without cause occurring within one year of a change in control of CyberSource. The term of any option granted under the 1999 Stock Option Plan may not be for more than ten years (or five years in the case of ISOs granted to any optionee who owns stock representing more than 10% of the combined voting power of CyberSource or any parent or subsidiary of CyberSource).

An option may not be exercised after the termination date of such option as set forth in the option agreement. In the event an optionee terminates employment or service with CyberSource or any of CyberSource’s affiliates for any reason other than termination as a result of death or disability, the vested portion of an option may generally be exercised within 30 days after the optionee’s termination of employment or service. In the event an optionee terminates employment or service with CyberSource or any of CyberSource’s affiliates as a result of death or disability, the vested portion of an option may generally be exercised within one year after the optionee’s termination of employment or service. Options granted under the 1999 Stock Option Plan are generally non-transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by the optionee.

The 1999 Stock Option Plan provides that (a) any reduction of the exercise price of any option awarded under the 1999 Stock Option Plan shall be subject to stockholder approval and (b) canceling any option awarded under the 1999 Stock Option Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

Subject to any required action by the stockholders of CyberSource, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 1999 Stock Option Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of CyberSource without consideration, or if a substantial portion of the assets of CyberSource are distributed, without consideration in a spin-off or similar transaction, to the stockholders of CyberSource.

In the event of (i) a merger or consolidation as a result of which the holders of CyberSource’s voting securities prior to the transaction hold shares representing less than 51% of CyberSource’s voting securities after giving effect to the transaction (other than a merger or consolidation with a wholly owned subsidiary or where there is no substantial change in CyberSource’s stockholders and the awards granted under the 1999 Stock Option Plan are assumed by the successor corporation) or (ii) the sale of all or substantially all of CyberSource’s assets, the successor corporation will assume or substitute for the awards CyberSource has granted under the 1999 Stock Option Plan or shall provide substantially similar consideration to grantees as is provided to the stockholders. In the event the successor corporation refuses to assume or substitute for outstanding awards as provided above, or in the event of CyberSource’s dissolution or liquidation, outstanding awards shall expire, notwithstanding any contrary terms in the option agreement, on a date specified in a written notice sent to all optionees (which date shall be at least 20 days after the date of the notice).

The 1999 Stock Option Plan also provides for automatic grants to non-employee directors. Each non-employee director, upon initial election or appointment to the board of directors, is entitled to receive options to purchase 25,000 shares of CyberSource’s common stock. Thereafter, each non-employee director is entitled to receive options to purchase 10,000 shares of CyberSource’s common stock annually on January 1 of each year, provided he or she is a non-employee director on the date of grant and has continuously been an active member of the board of directors for the year prior to the grant date. Options granted to non-employee directors pursuant to the automatic grant provisions of the 1999 Stock Option Plan are immediately exercisable, nonqualified stock options. The options will vest nine months after the date of the grant. In the event the option is exercised for unvested shares, CyberSource has a repurchase right as to unvested shares. Options granted to non-employee directors pursuant to the automatic grant provisions of the 1999 Stock Option Plan must be granted with an exercise price equal to 100% of the fair market value of CyberSource’s common stock as of the date of grant. The term of options granted to non-employee directors pursuant to the automatic grant provisions of the 1999 Stock Option Plan may not be for more than ten years. Discretionary grants of options may also be made to non-employee directors. Grants to non-employee directors are subject to the general requirements of the 1999 Stock Option Plan. Discretionary grants of options to non-employee directors have typically been awarded at or around the same time annual grants of options to executives and other employees are awarded. These annual grants of options have typically been awarded in February or March of each fiscal year.

Post-Amendment Option Plan Benefits

The number of securities to be issued during 2007 and in the future under the 1999 Stock Option Plan after giving effect to the amendment cannot presently be determined. Below is a table listing the number of securities issued under the 1999 Stock Option Plan during 2006 to the individuals and groups listed below and the value thereof. Future issuance may be different than those in 2006.

NEW PLAN BENEFITS

Name and Position	Number of Options(3)	Number of Units(2)	Value(1)
William S. McKiernan Chairman and Chief Executive Officer	100,000	—	—

Steven D. Pellizzer Chief Financial Officer and Vice President of Finance	60,000	—	—

Scott R. Cruickshank President and Chief Operating Officer	850,000	100,000	$1,046,000

Robert J. Ford Chief Technology Officer and Executive Vice President of Product Development	75,000	—	—

Michael A. Walsh Senior Vice President, Worldwide Sales	50,000	—	—

Executive Group	1,135,000	—	—

Non-Executive Director Group	90,000	—	—

Non-Executive Officer and Employee Group	546,000	—	—

(1)	Value is determined using the closing price of CyberSource’s common stock on the grant date multiplied by the number of shares of restricted stock.
(2)	With regard to named executive officers, amounts shown in this column consist of the number of shares of common stock subject to restricted share awards granted to the named executive officers under the 1999 Stock Option Plan during 2006.
(3)	As the total number of options to be granted in 2007 to the listed individuals is not yet determinable, the amounts shown in this column consist of the number of options granted in 2006.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 1999 Stock Option Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this joint proxy statement/prospectus. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Code.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 1999 Stock Option Plan generally will not result in any federal income tax consequences to the optionholder or to CyberSource. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. CyberSource is entitled to an income tax deduction in the amount of the income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as CyberSource withholds the appropriate taxes with respect to such income (if required) and the optionholder’s total compensation is deemed reasonable in amount. Any gain or loss on the optionholder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. CyberSource does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Incentive Stock Options

The grant of an incentive stock option under the 1999 Stock Option Plan will not result in any federal income tax consequences to the optionholder or to CyberSource. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and CyberSource receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of common stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. CyberSource is not entitled to any deduction under these circumstances.

If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (a) the difference between the amount realized on the disposition and the exercise price or (b) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. CyberSource, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionholder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionholder’s alternative minimum tax liability exceeds such optionholder’s regular income tax liability, the optionholder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionholder must sell the shares within the same fiscal year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Shares

The grant of restricted shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. CyberSource is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as CyberSource withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. CyberSource does not receive a tax deduction for any such gain.

Recipients of restricted shares may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the shares. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted shares are issued.

Restricted Share Units

Recipients of restricted share units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted share units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted share units equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. CyberSource will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as CyberSource withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted share units also can be considered non-qualified deferred compensation and subject to the Section 409A of the Code. A grant of restricted share units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient. Currently, how the additional tax, penalties and interest will be applied is unclear.

PROPOSAL TO ADJOURN CYBERSOURCE SPECIAL MEETING

The stockholders of CyberSource are being asked to consider and vote upon a proposal to approve an adjournment of the special meeting, if necessary, including adjournments to permit further solicitation of proxies in favor of each of the proposals to approve the issuance of shares of CyberSource common stock in the merger, approve the amendment to the CyberSource amended and restated certificate of incorporation and approve the amendment to the CyberSource Amended and Restated 1999 Stock Option Plan.

If a quorum is present at the CyberSource special meeting, but there appears to be insufficient votes at the time of the special meeting to approve one or more of the proposals, CyberSource stockholders may be asked to vote on the proposal to approve the adjournment of the special meeting to permit further solicitation of proxies in favor of the other proposals; provided, however, that if (a) there are sufficient votes to approve the amendment to the CyberSource amended and restated certificate of incorporation and the issuance of the shares of CyberSource common stock in the merger and (b) all of the other conditions to the merger are satisfied, CyberSource will not delay completion of the merger to solicit additional proxies in favor of the proposals to approve the amendment to the CyberSource amended and restated certificate of incorporation or the amendment to the CyberSource Amended and Restated 1999 Stock Option Plan.

If the adjournment proposal is submitted for a vote at the CyberSource special meeting, and if the stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the CyberSource board of directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the CyberSource special meeting is adjourned, the CyberSource board of directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the special meeting, including the solicitation of proxies from stockholders that have previously voted their proxies against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though CyberSource may have received proxies representing a sufficient number of votes against a proposal to defeat it, management could present the adjournment proposal for a vote of stockholders and thereby cause the CyberSource special meeting to be adjourned without a vote on the particular proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal.

CyberSource’s board of directors believes that, if the number of shares of common stock voting in favor of any of the proposals presented at the CyberSource special meeting is insufficient to approve a proposal, it is in the best interest of CyberSource’s stockholders to enable CyberSource’s board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

THE CYBERSOURCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE CYBERSOURCE MANAGEMENT TO VOTE IN FAVOR OF ADJOURNING THE SPECIAL MEETING, AND ANY LATER ADJOURNMENTS, TO A DATE OR DATES NOT LATER THAN NOVEMBER 22, 2007 TO SOLICIT ADDITIONAL PROXIES.

OTHER MATTERS TO BE CONSIDERED AT AUTHORIZE.NET’S SPECIAL MEETING

The Authorize.Net special meeting at which the merger proposal will be considered also will consider a proposal to grant discretionary authority to management of Authorize.Net to adjourn the special meeting to a date not later than November 24, 2007, if necessary, to solicit additional proxies if there appear to be insufficient votes at the time of the special meeting to approve the merger proposal. This portion of the joint proxy statement/prospectus discusses this proposal.

Proposal to Adjourn Authorize.Net Special Meeting

If at the special meeting of stockholders, it appears that the number of shares of Authorize.Net common stock present or represented and voting in favor of approval of the merger proposal is insufficient to approve the merger proposal under Delaware law, Authorize.Net management intends to move to adjourn the special meeting in order to enable the Authorize.Net board of directors to solicit additional proxies in favor of the merger proposal. In that event, Authorize.Net will ask its stockholders to vote only upon the adjournment proposal, and not the proposal regarding approval of the merger proposal.

In this proposal, Authorize.Net is asking you to authorize Authorize.Net management to vote in favor of adjourning the special meeting, and any later adjournments, to a date or dates not later than November 24, 2007, in order to enable the Authorize.Net board of directors to solicit additional proxies in favor of the merger proposal. If the stockholders approve the adjournment proposal, Authorize.Net could adjourn the special meeting, and any adjourned session of the special meeting, to a date not later than November 24, 2007, and use the additional time to solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from stockholders that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if Authorize.Net had received proxies representing a sufficient number of votes against the merger proposal to defeat the merger proposal, Authorize.Net could adjourn the special meeting without a vote on the merger proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Under Authorize.Net’s bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Authorize.Net common stock present and voting, either in person or by proxy, at the special meeting. Only shares voted “FOR” or “AGAINST” the proposal will be counted towards the vote requirement. Thus, shares represented at the meeting that are marked “ABSTAIN,” and broker non-votes, if any, will not be counted towards the vote requirement. No proxy that is specifically marked “AGAINST” approval of the merger proposal will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal. Additionally, if you do not complete and return a proxy card and do not attend the special meeting and vote in person, there will be no effect on the outcome of the vote on the proposal to adjourn the Authorize.Net special meeting.

The board of directors believes that if the number of shares of Authorize.Net common stock present or represented by proxy at the special meeting and voting in favor of the merger proposal is insufficient to approve the merger proposal, it is in the best interests of the stockholders of Authorize.Net to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the merger proposal to bring about its approval.

THE AUTHORIZE.NET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE AUTHORIZE.NET MANAGEMENT TO VOTE IN FAVOR OF ADJOURNING THE SPECIAL MEETING, AND ANY LATER ADJOURNMENTS, TO A DATE OR DATES NOT LATER THAN NOVEMBER 24, 2007, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL.

WHERE YOU CAN FIND MORE INFORMATION

CyberSource and Authorize.Net are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy these reports, statements or other information in person at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like CyberSource and Authorize.Net that file electronically with the SEC. The address of that site is http://www.sec.gov.

CyberSource has filed a registration statement on Form S-4 to register with the SEC the CyberSource securities to be issued to Authorize.Net stockholders pursuant to the merger. This joint proxy statement/prospectus is a part of that registration statement. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the Form S-4, and any amendments to that document, in the manner described above.

The SEC allows CyberSource and Authorize.Net to “incorporate by reference” information into this joint proxy statement/prospectus. This means that CyberSource and Authorize.Net can disclose important information to you by referring you to another document filed separately with the SEC. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this joint proxy statement/prospectus, to the extent that a statement contained in or omitted from this joint proxy statement/prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below that CyberSource and Authorize.Net have previously filed with the SEC. They contain important information about CyberSource and Authorize.Net.

The following documents listed below, which were filed by CyberSource with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

•	CyberSource’s Form 10-K for the fiscal year ended December 31, 2006 (File No. 000-26477), filed on March 13, 2007;

•	CyberSource’s Form 10-Q for the quarterly period ended March 31, 2007 (File No. 000-26477), filed on May 8, 2007;

•	CyberSource’s Form 10-Q for the quarterly period ended June 30, 2007 (File No. 000-26477), filed on August 8, 2007;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on March 9, 2007;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on April 19, 2007;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on June 18, 2007, relating to the proposed acquisition of Authorize.Net;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on June 19, 2007, relating to the proposed acquisition of Authorize.Net;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on June 22, 2007, relating to the proposed acquisition of Authorize.Net;

•	CyberSource’s Form 8-K (File No. 000-26477), filed on August 1, 2007, relating to the proposed acquisition of Authorize.Net;

•

The description of CyberSource’s common stock contained in its registration statement on Form 8-A, dated October 19, 1999, and any other amendment or report filed for the purpose of updating such description; and

•	CyberSource’s Proxy Statement on Schedule 14A for its 2007 Annual Meeting of Stockholders (File No. 000-26477), filed on April 9, 2007.

All documents that CyberSource files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this joint proxy statement/prospectus to the date of the special meeting of stockholders for consideration of the merger shall also be deemed to be incorporated by reference into this joint proxy statement/prospectus.

CyberSource documents incorporated by reference are available from CyberSource, without charge, upon oral or written request to CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California, 94043, (650) 965-6000. In order to receive timely delivery, you must make your request no later than October 15, 2007. If you request any incorporated documents from CyberSource, CyberSource will mail them to you by first class mail, or another equally prompt means, within one business day after CyberSource receives your request.

CyberSource has not authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that CyberSource has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the CyberSource securities offered by this joint proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer of CyberSource securities presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus, unless the information specifically indicates that another date applies.

CyberSource® is a registered trademark of CyberSource Corporation. All other trade names and trademarks appearing in this joint proxy statement/prospectus are the property of their holders.

The following documents, which were filed by Authorize.Net with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

•

Authorize.Net’s Form 10-K (except for Items 6, 7, and 8 which are incorporated by reference from Authorize.Net’s Current Report on Form 8-K filed on August 8, 2007) for the fiscal year ended December 31, 2006 (File No. 000-21319), filed on March 15, 2007;

•	Authorize.Net’s Form 10-Q for the quarterly period ended March 31, 2007 (File No. 000-21319), filed on May 10, 2007;

•	Authorize.Net’s Form 10-Q for the quarterly period ended June 30, 2007 (File No. 000-21319), filed on July 27, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on January 16, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on January 30, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on February 26, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on March 2, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on October 10, 2006, as amended on March 13, 2007 and March 14, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on February 26, 2007, as amended on May 7, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on April 25, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on May 1, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on June 18, 2007, as amended on June 19, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on June 19, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on June 21, 2007;

•	Authorize.Net’s Form 8-K (File No. 000-21319), filed on August 8, 2007; and

•	Authorize.Net’s Proxy Statement on Schedule 14A for its Special Meeting in Lieu of 2007 Annual Meeting of Stockholders (File No. 000-21319), filed on April 30, 2007.

All documents that Authorize.Net files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this joint proxy statement/prospectus to the date of the special meetings of stockholders for consideration of the merger shall also be deemed to be incorporated by reference into this joint proxy statement/prospectus.

Authorize.Net documents incorporated by reference are available from Authorize.Net, without charge, upon oral or written request to Authorize.Net Holdings, Inc., 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752, (508) 229-3200. In order to receive timely delivery, you must make your request no later than October 15, 2007. If you request any incorporated documents from Authorize.Net, Authorize.Net will mail them to you by first class mail, or another equally prompt means, within one business day after Authorize.Net receives your request.

Authorize.Net has not authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Authorize.Net has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Authorize.Net securities offered by this joint proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer of Authorize.Net securities presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus, unless the information specifically indicates that another date applies.

Authorize.Net, Lightbridge, eCheck.Net and the Authorize.Net logo are Authorize.Net’s trademarks in the United States and other countries. All other trademarks, trade names or service marks appearing in this joint proxy statement/prospectus are the property of their respective owners.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

CYBERSOURCE CORPORATION,

CONGRESS ACQUISITION-SUB, INC.,

CONGRESS ACQUISITION SUB 1, LLC

AND

AUTHORIZE.NET HOLDINGS, INC.

June 17, 2007

(continued)

(continued)

(continued)

Page
9.3	Interpretation	A-52

9.4	Counterparts; Facsimile Delivery	A-52

9.5	Entire Agreement; Parties in Interest	A-52

9.6	Severability	A-53

9.7	Remedies Cumulative	A-53

9.8	Governing Law	A-53

9.9	Rules of Construction	A-53

9.10	Assignment	A-53

9.11	Waiver of Jury Trial	A-53

9.12	Specific Performance	A-53

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of June 17, 2007 (the “Execution Date”) by and among CYBERSOURCE CORPORATION, a Delaware corporation (“Parent”), CONGRESS ACQUISITION-SUB, INC., a Delaware Corporation (“Merger Sub Corp.”), CONGRESS ACQUISITION SUB 1, LLC, a Delaware limited liability company (“Merger Sub LLC”), and AUTHORIZE.NET HOLDINGS, INC., a Delaware corporation (“Company”).

RECITALS

A. The Boards of Directors of Parent and Company each have determined that the strategic business combination pursuant to the terms and subject to the conditions set forth herein is in the best interests of their respective companies and stockholders.

B. Each of Merger Sub Corp. and Merger Sub LLC is a direct wholly owned subsidiary of Parent.

C. Pursuant to the Mergers (as defined in Section 2.1(b)), among other things, each issued and outstanding share of common stock of Company (together with the associated Right under the Rights Agreement, dated as of November 14, 1997, as amended, between the Company and American Stock Transfer and Trust Company, as Rights Agent) shall be converted into a prorated share of the Merger Consideration (as defined in Section 1.54).

D. Company and Parent desire to make certain representations, warranties, covenants and other agreements in this Agreement in connection with the Mergers.

E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Mergers to qualify as a reorganization under the provisions of Sections 368(a) of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 “Antitrust Laws” shall have the meaning as set forth in Section 6.6(b).

1.2 “Card Organization” shall mean any card association or other financial institution that licenses the issuance of, or directly issues, credit cards, charge cards, and/or debit cards to cardholders. Card Organization includes, without limitation, Visa International, Inc., Visa U.S.A., Inc., MasterCard International Services, Inc., and American Express Travel Related Services, Inc.

1.3 “Cash Exchange Ratio” shall mean cash in the amount of the quotient obtained by dividing (i) one hundred twenty-five million dollars ($125,000,000) by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time minus Excluded Securities.

1.4 “Certificate” or “Certificates” shall mean a certificate or certificates representing outstanding shares of Company Common Stock.

1.5 “Certificates of Merger” shall have the meaning as set forth in Section 2.2.

1.6 “Closing” shall have the meaning as set forth in Section 2.2.

1.7 “Closing Date” shall have the meaning as set forth in Section 2.2.

1.8 “Company Ancillary Agreements” shall have the meaning as set forth in Section 3.3.

1.9 “Company Balance Sheet Date” shall mean March 31, 2007.

1.10 “Company Board Recommendation” shall have the meaning as set forth in Section 6.1(a).

1.11 “Company Board Recommendation Change” shall have the meaning as set forth in Section 6.1(b).

1.12 “Company Common Stock” shall mean shares of the common stock of Company, $0.01 par value, together (unless the context otherwise requires) with the associated Rights under the Rights Agreement, dated as of November 14, 1997, as amended, between Company and American Stock Transfer and Trust Company, as Rights Agent.

1.13 “Company Change in Control Agreements” shall mean each of the executive retention agreements by and between the Company and each of Eugene DiDonato, John Granara, Kathleen Harris, and Timothy O’Brien, and the employment agreement by and between the Company and Robert Donahue.

1.14 “Company Designated Director” shall have the meaning as set forth in Section 6.16.

1.15 “Company Financial Statements” shall mean the financial statements of Company, including the notes thereto, included in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2007, and the Company’s Annual Report on Form 10-K, as filed with the SEC on March 15, 2007.

1.16 “Company Group” shall mean, individually and collectively, (i) Company, (ii) each Subsidiary of Company, and (iii) any individual, trust, corporation, partnership or other entity as to which Company is liable for Taxes incurred by such individual, trust, corporation, partnership or entity, whether as a transferee or successor of such person, by contract, or pursuant to Treasury Regulations Section 1.1502-6 or similar or corresponding provisions of federal, territorial, state, local or foreign law or regulations.

1.17 “Company IP” shall mean (a) all Company Owned IP, and (b) all Company Licensed IP.

1.18 “Company IP Rights Agreement” shall mean any instrument, contract, license or other agreement involving Company IP or that otherwise relates to any Intellectual Property or Intellectual Property Rights developed by, with, or for the Company or any of its Subsidiaries.

1.19 “Company Licensed IP” shall mean all Intellectual Property Rights related to the Company’s business, as currently conducted and contemplated, licensed to the Company or any of its Subsidiaries.

1.20 “Company Options” shall mean any unexpired and unexercised options or other rights to purchase or otherwise acquire shares of Company Common Stock, whether or not presently exercisable or subject to additional conditions prior to exercise, under and pursuant to the Company Stock Plans, pursuant to another Company compensatory plan or otherwise.

1.21 “Company Owned IP” shall mean all Intellectual Property Rights related to the Company’s business, as currently conducted and contemplated, owned by the Company or any of its Subsidiaries.

1.22 “Company Recommendation” shall have the meaning as set forth in Section 3.19.

1.23 “Company Registered IP” shall mean all Company Owned IP that is registered, subject to a pending application for registration, subject to a pending application for patent, or issued by an IP Registry, including, without limitation, all patents, registered copyrights, registered mask works, registered trademarks and all applications for any of the foregoing, including Company Owned IP that is no longer used or that Company intends to cease using (the “Legacy Company Registered IP”).

1.24 “Company SEC Documents” shall mean each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act (as defined below)), definitive proxy statement, and other filings filed with or hereafter filed with the SEC by the Company since January 1, 2006.

1.25 “Company Stock Incentive Plan” shall mean the Company’s 2004 Stock Incentive Plan.

1.26 “Company Stockholder Approval” shall have the meaning as set forth in Section 3.18.

1.27 “Company Stockholders” shall mean the record holders of issued and outstanding Company Common Stock immediately prior to the Effective Time.

1.28 “Company Stockholders Meeting” shall have the meaning as set forth in Section 3.23.

1.29 “Company Stock Plans” shall mean, as each of the following has been amended from time to time, the Credit Technologies, Inc. 1990 Incentive and Nonqualified Stock Option Plan, the 1996 Incentive and Non-Qualified Stock Option Plan, the Corsair Communications, Inc. 1997 Stock Incentive Plan, the Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan, the Lightbridge, Inc. 2004 Stock Incentive Plan and the terms and conditions of any agreements or instruments with regard to any Company Options or awards granted pursuant to such plans.

1.30 “Confidentiality Agreement” shall have the meaning as set forth in Section 6.4.

1.31 “Continuing Employees” shall mean all employees of the Company or any of its Subsidiaries who are offered and accept employment, prior to the Closing Date, by Parent or any Subsidiary of Parent, who continue their employment with the Company or any Subsidiary of the Company or who remain or become at the Effective Time employees of the Company, Parent or any Subsidiary of Parent or Company. Roy Banks shall not be considered a Continued Employee for purposes of Section 6.7(c).

1.32 “Delaware Law” shall mean the Delaware General Corporation Law.

1.33 “Dissenting Shares” shall mean all shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Mergers or consented thereto in writing and who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters’ rights.

1.34 “Effective Time” shall have the meaning as set forth in Section 2.2.

1.35 “Employee Plans” shall have the meaning as set forth in Section 3.13(a).

1.36 “Encumbrance” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), excluding Permitted Encumbrances and restrictions in license agreements with respect to Company Licensed IP or Parent Licensed IP. For avoidance of doubt, the phrase “restriction on the use” or any similar expression does not mean or refer to intellectual property rights of another the violation of which constitutes or could give rise to a claim of infringement.

1.37 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.38 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.39 “Exchange Agent” shall have the meaning as set forth in Section 2.7(a).

1.40 “Excluded Securities” shall have the meaning as set forth in Section 2.6(b).

1.41 “GAAP” shall mean generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures.

1.42 “Governmental Entity” shall mean any court, administrative agency or commission or other governmental body, agency, authority or instrumentality, foreign, federal, supranational, state or local, including the United States Patent and Trademark Office, United States Copyright Office or their respective counterparts in any relevant jurisdiction (each an “IP Registry” and together the “IP Registries”).

1.43 “HSR” shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

1.44 “Intellectual Property” shall mean, collectively, all inventions and discoveries (whether or not patentable), algorithms, architectures, application programming interfaces, apparatus, databases and data collections, development tools, designs, network configurations and architectures, net lists, protocols, schematics, specifications, software (in any form including source code and executable or object code), screen displays, subroutines, test results, test vectors, user interfaces, techniques, diagrams, technical drawings, methods, processes, formulae, know-how, trade secrets, proprietary information, customer lists, supplier lists, trademarks, service marks, other marks (including brand names, product names, logos, and slogans), trade names, Internet domain names, Internet and World Wide Web URLs or addresses, web sites, photographs, images, layouts, works of authorship, documentation and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

1.45 “Intellectual Property Rights” shall mean, collectively, all of the following types of rights in any Intellectual Property under the laws of the United States and any other jurisdiction in the world: (a) rights associated with works of authorship, including copyrights, moral rights, rights and exclusive exploitation rights; (b) rights in trademarks, service marks and trade names and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) rights of privacy or publicity; (f) other intellectual property or proprietary rights in Intellectual Property of every kind and nature; and (g) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to above.

1.46 “IP Registry” and “IP Registries” shall have the meaning as set forth in Section 1.42.

1.47 “Joint Proxy Statement/Prospectus” shall have the meaning as set forth in Section 3.23.

1.48 “Knowledge” shall mean, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of (a) an individual, if used in reference to an individual, or (b) any “officer” (as defined in Rule 3b-2 of the Exchange Act) or director of such party, if used in reference to Company, Parent or any Person that is not an individual.

1.49 “Legacy Company Registered IP” shall have the meaning as set forth in Section 1.23.

1.50 “Legacy Parent Registered IP” shall have the meaning as set forth in Section 1.72.

1.51 “Material Adverse Effect” shall mean, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole; provided that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change in the market price or trading volume of Company’s stock after the date hereof; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent solely attributable to the announcement or pendency of the Mergers; (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries as a whole in which Company participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Company or any of its Subsidiaries has material operations or sales; or (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; and provided, further, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (w) any change in the market price or trading volume of Parent’s stock after the date hereof; (x) any adverse change, effect, event, occurrence, state of facts or development to the extent solely attributable to the announcement or pendency of the Mergers; (y) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries as a whole in which Parent participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Parent or any of its Subsidiaries has material operations or sales; or (z) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement.

1.52 “Material Contracts” shall have the meaning as set forth in Section 3.20.

1.53 “Merger Communication” shall mean, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a holder of Company Common Stock, could reasonably be deemed to constitute either (x) an offer to sell Parent Common Stock or a solicitation of an offer to buy Company Common Stock or (y) a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) in favor of the Mergers.

1.54 “Merger Consideration” shall mean the aggregate of (i) that number of shares of Parent Common Stock issuable pursuant to Section 2.6(a) in exchange for all Company Common Stock (including the cash payable in lieu of fractional shares pursuant to Section 2.6(e)), and (ii) the cash payable in exchange for all Company Common Stock pursuant to Section 2.6(a).

1.55 “NASD” shall mean the National Association of Securities Dealers, Inc.

1.56 “NASDAQ” shall mean the NASDAQ Global Market System.

1.57 “Non-Continuing Employee” shall mean all employees of the Company or any of its Subsidiaries who are not Continuing Employees, and others, in each case as listed on Schedule 1.57 hereto, as may be amended from time to time prior to the Effective Date.

1.58 “Open Source Software” shall mean any software that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Software includes, without limitation, software that is licensed under the GNU General Public License or GNU Lesser General Public License.

1.59 “Option Exchange Ratio” shall mean the sum of (x) the Stock Exchange Ratio and (y) the quotient determined by dividing the Cash Exchange Ratio by the average closing price of Parent Common Stock on

NASDAQ for the ten (10) trading days immediately preceding the Closing Date (which shall be calculated to five decimal places).

1.60 “Parent Ancillary Agreements” shall have the meaning as set forth in Section 4.3.

1.61 “Parent Authorizations” shall have the meaning as set forth in Section 4.11

1.62 “Parent Balance Sheet” shall have the meaning as set forth in Section 4.9.

1.63 “Parent Common Stock” shall mean shares of the common stock of Parent, $0.001 par value.

1.64 “Parent Financial Statements” shall mean the financial statements of Parent, including the notes thereto, included in the Parent’s Quarterly Report on Form 10-Q, as filed with the SEC on May 8, 2007, and the Parent’s Annual Report on Form 10-K, as filed with the SEC on March 13, 2007.

1.65 “Parent IP” shall mean (a) all Parent Owned IP, and (b) all Patent Licensed IP.

1.66 “Parent IP Rights Agreement” shall mean any instrument, contract, license or other agreement involving Parent IP or that otherwise relates to any Intellectual Property or Intellectual Property Rights developed by, with, or for Parent or any of its Subsidiaries.

1.67 “Parent Licensed IP” shall mean all Intellectual Property Rights related to the Parent’s business, as currently conducted and contemplated, licensed to Parent or any of its Subsidiaries.

1.68 “Parent Material Contracts” shall have the meaning as set forth in Section 4.17.

1.69 “Parent Option” shall have the meaning as set forth in Section 6.7(c).

1.70 “Parent Owned IP” shall mean all Intellectual Property Rights related to the Parent’s business, as currently conducted and contemplated, owned by Parent or any of its Subsidiaries.

1.71 “Parent Recommendation” shall mean the unanimous recommendation by Board of Directors of Parent, Merger Sub Corp. and Merger Sub LLC that the Parent Stockholders and stockholders of Merger Sub Corp. and the Member of Merger Sub LLC approve this Agreement, each Parent Ancillary Agreement and the Mergers and the transactions and actions contemplated hereby and thereby.

1.72 “Parent Registered IP” shall mean all Parent Owned IP that is registered, subject to a pending application for registration, subject to a pending application for patent, or issued by an IP Registry, including, without limitation, all patents, registered copyrights, registered mask works, registered trademarks and all applications for any of the foregoing, including Parent Owned IP that is no longer used or that Parent intends to cease using (the “Legacy Parent Registered IP”).

1.73 “Parent Stock Price” shall mean closing price of Parent Common Stock on NASDAQ on the trading day immediately preceding the Closing Date.

1.74 “Parent Stockholder Approval” shall mean the affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date set for the Parent Stockholders Meeting.

1.75 “Parent SEC Documents” shall mean each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since January 1, 2006.

1.76 “Permitted Encumbrance” shall mean (a) liens for taxes and assessments or governmental charge or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings; (c) liens on personal property leased under operating leases, (d) liens arising under Article 9 of the Uniform Commercial Code that are purchase money security interests; and (e) such imperfections or minor defects of title, easements, rights-of-way and other similar restrictions (if any) as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the properties or assets of the party subject thereto or affected thereby, and do not otherwise materially adversely affect or impair the business or operations of a party.

1.77 “Period” shall have the meaning as set forth in Section 3.11(c).

1.78 “Person” shall mean any corporation, partnership, individual, trust, unincorporated association or other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act).

1.79 “Proprietary Information” shall have the meaning as set forth in Section 3.11(g).

1.80 “SEC” shall mean the Securities Exchange Commission.

1.81 “Stock Exchange Ratio” shall mean 1.16110.

1.82 “Subsidiary” of a specified entity shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

1.83 “Superior Proposal” shall have the meaning as set forth in Section 5.3(b).

1.84 “Takeover Proposal” shall mean, with respect to any Person, any offer or proposal for, or any indication of interest in (whether written or oral), a merger or other business combination involving that Person or any of its Subsidiaries or the acquisition of any significant equity interest (fifteen percent (15%)) or more) in, or a significant portion of the assets (fifteen percent (15%) or more on a consolidated basis) of, that Person or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

1.85 “Takeover Statute” has the meaning as set forth in Section 3.25.

1.86 “Tax” (and, with correlative meaning, “Taxes”) shall mean (a) any federal, state, local or foreign income, alternative or add-on minimum income, ad valorem, business license, documentary, employment, environmental, excise, franchise, gains, gross income, gross receipts, license, occupation, payroll, personal property, premium, profits, property transfer, real property, recording, sales, services, severance, social security, stamp, transfer, unemployment insurance, use, value added, windfall profit or withholding tax, custom, duty, levy or other governmental assessment, charge or fee in the nature of a tax (whether payable directly or by withholding); (b) any liability for Taxes as a transferee; (c) any liability for Taxes as a result of being or having been a member of an affiliated, consolidated, combined or unitary group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or a party to any Tax sharing, Tax indemnity, Tax allocation or similar agreement or arrangement; and (d) any estimated Tax, interest, fines, penalties or additions to Tax with respect to amounts referred to in clauses (a), (b) or (c) hereof.

1.87 “Tax Return” shall mean any report, estimate, declaration of estimated tax, information statement or return (including any schedule or attachment thereto, or any amendment thereof) relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding and other payments to third parties.

1.88 “Termination Fee” shall mean an amount equal to seventeen million dollars ($17,000,000).

1.89 “Third Party Acquisition Event” shall mean, with respect to any Person, the consummation of a Takeover Proposal involving the purchase of either the equity securities of that Person or of the consolidated assets of that Person and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted a Takeover Proposal.

1.90 “Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.

1.91 “Uncertificated Shares” shall mean uncertificated shares of Common Stock.

1.92 “Unvested Company Option” shall mean any Company Option that, as of the Effective Time, is by its terms not exercisable by the holder thereof.

1.93 “Unvested Company Shares” shall mean all outstanding shares of Company Common Stock subject to repurchase and forfeiture rights held by the Company as of the Effective Time.

1.94 “Vested Company Option” shall mean any Company Option that is not an Unvested Company Option

ARTICLE II

THE MERGERS

2.1 The Mergers. Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Effective Time:

(a) First, Merger Sub Corp. shall be merged with and into Company (the “Company Merger”), which shall be the surviving corporation (the “Company Surviving Corporation”) in the Company Merger, and the separate existence of Merger Sub Corp. shall thereupon cease.

(b) Second, the Company Surviving Corporation shall be merged with and into Merger Sub LLC (the “LLC Merger”), which shall be the surviving limited liability company in the LLC Merger (the “Surviving LLC”) and the separate existence of Company Surviving Corporation shall thereupon cease. The Company Merger and LLC Merger are together referred to herein as the “Mergers.”

2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable after the satisfaction or (to the extent permitted hereby) waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Mergers to be consummated by filing (a) the certificate of merger relating to the Company Merger, in the form attached hereto as Exhibit C-1 (the “Company Certificate of Merger”), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law and (b) the certificate of merger relating to the LLC Merger, in the form attached hereto as Exhibit C-2 (the “LLC Certificate of Merger” and together with the Company Certificate of Merger, the “Certificates of Merger”), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of the completion of such filings with the Secretary of State of Delaware, or such later time as may be agreed in writing by the parties and specified in the Certificates of Merger, being the “Effective Time”).

2.3 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company, Merger Sub Corp. and Merger Sub LLC shall vest in the Surviving LLC, and all debts, liabilities and duties of Company, Merger Sub Corp. and Merger Sub LLC shall become the debts, liabilities and duties of the Surviving LLC.

2.4 Organizational Documents.

(a) At the Effective Time, the Certificate of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Company Surviving Corporation, and the Certificate of Formation of the Merger Sub LLC as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving LLC, until thereafter amended as provided by Delaware Law and such Certificate of Formation.

(b) At the Effective Time, the limited liability company agreement of Merger Sub LLC, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving LLC until thereafter amended as provided by Delaware Law and the terms of the Certificate of Formation and the limited liability agreement.

2.5 Directors and Officers. From and after the Effective Time, the individuals listed on Schedule 2.5 hereto shall be the initial directors and officers of the Surviving LLC, in each case until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Formation and limited liability company agreement of the Surviving LLC and Delaware Law.

2.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Sub Corp., Merger Sub LLC, Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, but excluding all Dissenting Shares and any Excluded Securities, will be cancelled and extinguished and automatically converted into the right to receive (i) that number of shares of Parent Common Stock equal to the Stock Exchange Ratio; (ii) cash equal to the Cash Exchange Ratio; and (iii) cash to be paid in lieu of fractional shares in accordance with Section 2.6(e).

(b) Cancellation of Company Common Stock Owned by Company. Each share of Company Common Stock (and each other security of Company) that is held by Company or is owned by Parent, Merger Sub Corp., Merger Sub LLC or any direct or indirect wholly owned subsidiary of Company or Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof (collectively, the “Excluded Securities”).

(c) Treatment of Company Options. The Company Stock Plans and all Company Options then outstanding and held by Continuing Employees shall be assumed by Parent and converted into Parent Options in accordance with Section 6.7. Each Company Option then outstanding and held by Persons other than Continuing Employees shall be cancelled and converted into the right to receive a cash payment in accordance with the terms of Section 6.7(c). At the Closing, Parent shall make all cash payments due pursuant to obligations set forth in Section 6.7(c) of this Agreement and obligations pursuant to the Company Change in Control Agreements, each payment to be in the form of a wire transfer to bank accounts designated in writing by each recipient, less applicable withholdings, as required by law.

(d) Adjustments to Exchange Ratios. The Stock Exchange Ratio and Cash Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

(e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of

Parent Common Stock (after aggregating all shares of Parent Common Stock to be received by such holder, including all fractional shares) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Price, less any amount required to be withheld under foreign, federal, state or local Tax laws.

(f) Capital Stock of Merger Sub Corp; Membership Interests of Merger Sub LLC.

(i) First, at the Effective Time, each share of common stock of Merger Sub Corp. issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Company Surviving Corporation. Each stock certificate of Merger Sub Corp. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Company Surviving Corporation.

(ii) Second, at the Effective Time, each share of common stock of Company Surviving Corporation issued and outstanding at Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable membership interest of Surviving LLC. Each share certificate Merger Sub LLC evidencing ownership of any such membership interests shall continue to evidence ownership of such membership interests of the Surviving LLC.

(g) Dissenting Shares. Notwithstanding anything to the contrary set forth in this Agreement, Dissenting Shares shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 2.6(a), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under Delaware Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If a holder of Dissenting Shares fails to perfect, withdraws or loses the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 2.6(a), upon surrender of the certificate representing such shares pursuant to Section 2.7. Company shall give Parent prompt notice of any demands received by Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

2.7 Surrender of Certificates.

(a) Exchange Agent. Parent’s transfer agent, American Stock Transfer and Trust Company, shall act as the exchange agent (the “Exchange Agent”) in the Mergers.

(b) Parent to Provide Common Stock and Cash. Within three (3) business days following the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 2.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time, and (ii) cash in an amount sufficient to permit payment of cash payable pursuant to Section 2.6(a) and cash payable in lieu of fractional shares pursuant to Section 2.6(e), less any amounts required to be withheld from such cash under foreign, federal, state or local laws.

(c) Exchange Procedures.

(i) As soon as reasonably practical after the Effective Time, the Parent shall cause to be mailed to each holder of record of Certificates or Uncertificated Shares at the Effective Time, whose shares were converted into the right to receive the consideration set forth in Section 2.6(a) (and cash in lieu of fractional shares, less any amount required to be withheld from such cash under foreign, federal, state or local Tax laws), (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify), and (2) instructions for use in effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for certificates representing shares of Parent Common Stock and cash that such holder has the right to receive pursuant to Section 2.6(a) (and cash in lieu of fractional shares, less any amount required to be withheld from such cash under foreign, federal, state or local Tax laws).

(ii) Each holder of shares of Company Common Stock that have been converted into the right to receive the consideration as set forth in Section 2.6(a) shall be entitled to receive, upon (A) surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or (B) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, (X) a certificate representing the number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 2.6(a) (Y) cash that such holder is entitled to receive pursuant to Section 2.6(a), and (Z) if applicable, the cash payment in lieu of fractional shares that such holder is entitled to receive pursuant to Section 2.6(e), and the Certificate or Uncertificated Share so surrendered or transferred shall forthwith be cancelled.

(iii) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue or cause to be issued to such Person in exchange for such lost, stolen or destroyed Certificate, a new certificate into which the shares of such Person’s Company Common Stock are converted on the Effective Time and deliver or cause to be delivered to such Person cash in immediately available funds that such holder is entitled to receive pursuant to Section 2.6(a) and, if any, Section 2.6(e). When authorizing such issuance in exchange therefor, Parent and/or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Parent and/or the Exchange Agent a reasonable form of indemnity (including the issuance of a surety bond) against any claim that may be made against Parent, Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate not surrendered or Uncertificated Shares not transferred with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate or Uncertificated Share shall surrender such Certificate or transfer such Uncertificated Share. Subject to applicable law, following surrender of any such Certificate or transfer such Uncertificated Share, there shall be paid to the record holder of the Certificate or such transferred Uncertificated Share representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.7(d)) with respect to such shares of Parent Common Stock.

(e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer or the Uncertificated Share shall be properly transferred and that (ii) the Person requesting such exchange will have paid to the Exchange Agent, Parent or any other agent designated by Parent, as applicable, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or Uncertificated Share transferred, or established to the satisfaction of the Exchange Agent, Parent or any other agent designated by Parent, as applicable, that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 2.7, none of the Exchange Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Termination of Exchange Fund. Any portion of the Mergers Consideration which remains undistributed to the holders of Company Common Stock for twelve (12) months after the effective time shall be delivered to Parent upon demand and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 2.7 shall thereafter look only to Parent for Merger Consideration to which they are entitled by virtue of the Mergers, subject to applicable escheat laws.

2.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (and any cash paid in lieu of fractional shares) and the cash paid in exchange of shares of Company Common Stock as contemplated by Section 2.6(a) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no registration after the Effective Time of transfers on the records of the Company Surviving Corporation or Surviving LLC of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving LLC for any reason, they shall be cancelled and exchanged for the consideration that is provided in this Article II.

2.9 Tax Treatment, Deductions, and Withholding.

(a) Tax Treatment. It is intended by the parties hereto that the Mergers shall constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations promulgated under Section 368 of the Code.

(b) Deductions and Withholdings. Parent and the Surviving LLC shall be entitled to deduct and withhold from the Merger Consideration payable or otherwise deliverable pursuant to this Agreement, and from amounts payable pursuant to Section 6.7 hereof, such amounts as Parent and the Surviving LLC are required to deduct and withhold therefrom under any applicable provision of federal, state, local, provincial or foreign tax law or any other applicable legal requirement. To the extent that amounts are deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid and delivered to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Surviving LLC.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further instruments, deeds, assignments, assurances or other actions are necessary or desirable to carry out the purposes and intent of this Agreement and to vest the Surviving LLC with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company, Parent, Company Surviving Corporation and the Surviving LLC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in (i) a document of even date herewith and attached to this Agreement and delivered by Company to Parent prior to the execution and delivery of this Agreement and referring by section number to the representations and warranties in this Agreement (the “Company Disclosure Schedule”), provided that any disclosure in the Company Disclosure Schedule shall qualify the disclosure under the section number referred to in the Company Disclosure Schedule as well as all other sections in this Article III when it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections, (ii) the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2007, or (iii) the Company’s Annual Report on Form 10-K, as filed with the SEC on March 15, 2007, Company hereby represents and warrants to Parent, Merger Sub Corp. and Merger Sub LLC as follows:

3.1 Organization, Standing and Power. Each of Company and its Subsidiaries is a business organization that has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each of Company and its Subsidiaries has the corporate or organizational power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and (to the extent applicable in its jurisdiction of organization) is in good standing in each jurisdiction in which it conducts its business, subject in each case to such exceptions as would not have a Company Material Adverse Effect. Company has made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company, each as amended to date. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Company is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and non-assessable. Other than as set forth on Schedule 3.1 the Company Disclosure Schedule, Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Company or any of its Subsidiaries in accordance with and pursuant to the Company’s formal investment policy and comprising less than five percent (5%) of the outstanding stock of such company.

3.2 Capitalization.

(a) The authorized capital stock of Company is set forth on Schedule 3.2(a) of the Company Disclosure Schedule.

(b) The only Company Option Plan under which options to purchase Company Common Stock may be granted is the Company Stock Incentive Plan. As of the Execution Date, 2,476,869 shares are subject to outstanding, unexercised options, and 3,078,505 shares remain available for future option grants and issuances thereunder. As of the Execution Date, except for (i) the rights created pursuant to this Agreement and the Company Stock Plans, and (ii) Company’s right to repurchase any unvested shares under the Company Stock Plans or the stock option agreements thereunder, there are no, and as of the Effective Time, there will be no, other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Common Stock or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement except as may be permitted under Section 5.2 hereof. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company Common Stock (i) between or among Company and any of its securityholders and (ii) to Company’s Knowledge, between or among any of Company’s securityholders.

(c) The terms of the Company Stock Plans permit the assumption of the Company Options by Parent as provided for in this Agreement, without the consent or approval of the holders of the Company Options, the stockholders of the Company, or otherwise, without any acceleration of the exercise schedule or vesting provisions with respect to those options, except for the automatic partial acceleration of outstanding Company Options pursuant to the terms and conditions of stock options granted under the Company Stock Plans and pursuant to the terms and conditions of the Company Change in Control Agreements. Notwithstanding the previous sentence, none of the outstanding Company Options require any automatic accelerated vesting or exercisability of those options by reason of the Mergers or any other transactions contemplated by this Agreement, except (i) as otherwise disclosed on Schedule 3.2(c) of the Company Disclosure Schedule and (ii) as expressly provided by Section 6.7(a) of this Agreement. True and complete copies of the standard forms of agreements and instruments relating to Company Options issued under the Company Stock Plans, or otherwise relating to the issuance of Company Options have been made available to Parent, and, except in connection with written employment agreements with officers or employees of Company of any Subsidiary no Company Options have been granted whose terms differ materially from such forms provided to Parent.

3.3 Authority. Company has all requisite right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements and documents to which the Company is or will be a party that are required to be executed pursuant to this Agreement (the “Company Ancillary Agreements”). The execution and delivery of this Agreement and the Company Ancillary Agreements have been and, following the Company Stockholder Meeting will have been unanimously approved by the Board of Directors of Company, duly authorized by all necessary corporate action on the part of Company.

3.4 Enforceability; No Conflict. This Agreement and the Company Ancillary Agreements have been duly executed and delivered by Company and constitute the valid and binding obligations of Company, enforceable against Company in accordance with its terms, except (as to enforceability) as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement by Company does not, and the execution and delivery of the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions in subsection (ii) would not be reasonably expected to have, whether individually or in the aggregate, a Company Material Adverse Effect.

3.5 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger, as provided in Section 2.2, (ii) the filing of a Form 8-K with the SEC and the NASD within four (4) business days after the Closing Date, (iii) the filing with the SEC and the NASD of the Joint Proxy Statement/Prospectus relating to the Company Stockholders Meeting, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under HSR and under any other Antitrust Laws; (vi) any notice described in Section 6.12 hereof and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Company Material Adverse Effect and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

3.6 SEC Documents, Financial Statements.

(a) As of their respective filing dates, the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and none of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequent filing. All documents required to be filed as exhibits to the Company SEC Documents have been so filed.

(b) Company Financial Statements fairly present the financial condition and results of the operations of the Company and its consolidated Subsidiaries in all material respects as of their respective dates and for the periods indicated therein, in accordance with GAAP throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). There has been no change in Company accounting policies except as described in the notes to the Company Financial Statements.

3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7 of the Company Disclosure Schedule, since Company Balance Sheet Date through the Execution Date, there has not occurred any:

(a) change, event or condition (whether or not covered by insurance or similar indemnification agreement) that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect;

(b) acquisition, sale or transfer of any material asset of Company or any of its Subsidiaries;

(c) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its Subsidiaries’ assets;

(d) declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock, other than in connection with Unvested Company Stock;

(e) material contract entered into by Company or any of its Subsidiaries, or any material amendment or (except by way of lapse of the term thereof) termination of, or default under, any material contract to which Company or any of its Subsidiaries is a party or by which it is bound;

(f) action to amend or change the Certificate of Incorporation or Bylaws of Company;

(g) material increase in the compensation, including severance compensation, or benefits payable or to become payable by Company to any of its directors or employees, other than in the ordinary course of business and as contemplated by this Agreement or increases associated with merit or annual pay increases or promotions in the ordinary course of business;

(h) transaction with any affiliate of the Company which is not a Subsidiary of the Company;

(i) incurrence, creation or assumption by Company of (1) any Encumbrance on any of the assets or properties of Company, (2) obligation or liability or indebtedness for borrowed money, or (3) any contingent liability as a guarantor or surety with respect to the obligation of others;

(j) acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Company’s capital stock, or any acceleration or release of any right to repurchase shares of Company’s capital stock upon any stockholder’s termination of employment or services with Company or pursuant to any right of first refusal, other than acceleration or release of vesting conditions that occur pursuant to, in connection with or are contemplated by this Agreement;

(k) damage, destruction or loss of any material property or asset, whether or not covered by insurance;

(l) change with respect to “officers” of Company (as such term is defined in Rule 3b-2 of the Exchange Act); or

(m) negotiation or agreement by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (l) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the agreements disclosed herein).

3.8 Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet and accompanying notes to the Company Financial Statements included in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2007 (the “Company Balance Sheet”), (ii) those incurred in the ordinary course of business before, on or after the date of this Agreement and in the first such case not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date that would not reasonably be expected to result in a Company Material Adverse Effect.

3.9 Litigation. As of the Execution Date, there is no private or governmental action, suit, proceeding, claim, arbitration, mediation or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Company, threatened against Company, any of its Subsidiaries or any of their respective properties or any of their respective officers, directors, employees or agents (in their capacities as such) that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or that would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, decree or order against Company or any of its Subsidiaries, or, to the Knowledge of Company and any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Company Material Adverse Effect. Schedule 3.9 of the Company Disclosure Schedule lists all material litigation that Company has pending on the Execution Date against other parties.

3.10 Governmental Authorization. Company and each of its Subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company’s or any of its Subsidiaries’ business or the holding of any such interest ((i) and (ii) herein collectively called the “Company Authorizations”), and all of such Company Authorizations are in full force and effect, in each case subject to such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

3.11 Intellectual Property.

(a) Company and its Subsidiaries own (free and clear of all Encumbrances) or are licensed to use in the manner currently used by Company, all of the Company IP that is used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted by Company and its Subsidiaries (including without limitation the current development, manufacture, use, import and sale of those products of Company and its Subsidiaries currently under development), in each case, subject to such exceptions as would not reasonably be expected to have a Company Material Adverse Effect. The ownership of Company and its Subsidiaries of the Company Owned IP is exclusive and not joint, subject to such exceptions as would not be reasonably expected to have a Company Material Adverse Effect. Company and its Subsidiaries are not bound by, and no Company Owned IP is subject to, any instrument, contract, license, agreement, action, suit, proceeding, decree, order, judgment, office action, settlement agreement or stipulation that in any way limits or restricts the ability of Company to continue its current use, exploitation, license, transfer, assertion or enforcement of any Company Owned IP anywhere in the world, or that may affect the validity or enforceability of such Company Owned IP in each case, subject to non-exclusive Intellectual Property Rights licenses granted by Company or any of its Subsidiaries in the ordinary course of business and subject to such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither Company nor any of its Subsidiaries has (i) licensed or provided in source code form to any Person any of the software owned or developed by Company or any of its Subsidiaries and used in the business of Company or any of its Subsidiaries currently or at any time after April 1, 2004, or (ii) entered into any source code escrow agreements with respect to any such software. To Company’s Knowledge, the source code and system documentation relating to any such software have at all times been maintained in confidence and have been disclosed only to employees and consultants of Company and its Subsidiaries who have a “need to know” the contents thereof in connection with their duties to Company and its Subsidiaries. Such employees and consultants have executed appropriate confidentiality agreements in connection therewith. To Company’s Knowledge, none of the software owned or developed by Company or any of its Subsidiaries and used in the business of Company or any of its Subsidiaries currently contains or at any time after April 1, 2004, contained any computer code designed to disrupt, disable, harm, distort or otherwise impede in any manner the operation of such software, or any other associated software, firmware, hardware, computer system or network (including without limitation what are sometimes referred to as “viruses,” “worms,” “time bombs” and/or “back doors”). No software distributed by Company currently is or at any time after April 1, 2004, was distributed with, is derived from, or is being or was developed using Open Source Software that is licensed under any terms that (i) impose a requirement or condition that any software or part thereof be disclosed or distributed in source code form, be licensed for the purpose of making modifications or derivative works, or be redistributable at no charge, or (ii) otherwise impose any other limitation, restriction, or condition that would reasonably be expected to have a Company Material Adverse Effect.

(c) To Company’s Knowledge, there is no, nor has there been any, unauthorized use, disclosure, infringement or misappropriation of any Company Owned IP, or any exclusively licensed Company Licensed IP,

by any Person, including any employee or former employee of Company or any of its Subsidiaries. During the period since April 1, 2004 (the “Period”), neither Company nor any of its Subsidiaries has sent any notice or other communication of any actual, alleged, possible or potential unauthorized use, disclosure, infringement or misappropriation of any Company Owned IP. During the Period, neither Company nor any of its Subsidiaries has brought any action, suit or proceeding for infringement or misappropriation of any Company Owned IP, or for breach of any Company IP Rights Agreement, against any Person, which is not disclosed in Company Disclosure Schedule.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, to Company’s Knowledge, neither Company nor any of its Subsidiaries is or has been infringing or misappropriating any Intellectual Property Rights of any other Person. During the Period, neither Company nor any of its Subsidiaries has received any notice or other communication of any actual, alleged, possible or potential infringement of any Intellectual Property Rights of any other Person. During the Period, neither Company nor any of its Subsidiaries has been sued or threatened to be sued in any suit, action or proceeding that involves a claim of infringement or misappropriation of any Intellectual Property Rights of any other Person, and to Company’s Knowledge there is no basis for any such suit, action or proceeding. No Company Owned IP is subject to any outstanding decree, order, judgment, office action or settlement agreement or stipulation that (i) restricts in any manner the use, transfer or licensing thereof by Company or any of its Subsidiaries, or (ii) may affect the validity, use or enforceability of such Company Owned IP.

(e) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has entered into any agreement, or otherwise has any obligation, to indemnify, defend or hold harmless any other Person against any claim of infringement or misappropriation of any Intellectual Property Rights, other than indemnification provisions contained in purchase orders or agreements that arise in the ordinary course of business and that contain such terms as are typical for the business, services and products of Company.

(f) Schedule 3.11(f) of the Company’s Disclosure Schedule contains a complete and accurate list of all Company Registered IP, including the applicable jurisdiction and application/registration number and whether such Company Registered IP is Legacy Company Registered IP. To Company’s Knowledge, all Company Registered IP, excluding patent applications and Legacy Company Registered IP, is valid and subsisting and Company has not misrepresented, or failed to disclose, any fact or circumstances in any application that would materially affect the validity or enforceability of any such Company Registered IP. All documents and instruments necessary to establish or perfect the rights of Company in the Company Registered IP, excluding Legacy Company Registered IP, have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Entity. There is no, nor has there been any since April 1, 2004, interference, opposition, reissue, reexamination, or other proceeding or investigation pending or threatened, in which the scope, validity, or enforceability of any Company Registered IP, excluding Legacy Company Registered IP, is being or has been contested or challenged. To Company’s Knowledge, there are no facts, circumstances or information that (i) would render any Company Registered IP, excluding Legacy Company Registered IP, invalid or unenforceable, (ii) would adversely affect any pending application for any Company Registered IP, excluding patent applications and Legacy Company Registered IP. Company has not misrepresented, or failed to disclose, any fact or circumstances in any patent application that would materially affect the validity or enforceability of any such patent application. Except as set forth on Schedule 3.11(f) of the Company’s Disclosure Schedule, there is no payment of any registration, maintenance or renewal fees to an IP Registry nor the filing of any responses to office actions, applications for renewal, statements of use or similar documents to an IP Registry that must be taken by Company within one hundred twenty (120) days of the Closing Date that, if not taken, will result in the loss of any Company Registered IP, excluding Legacy Company Registered IP, except as would not reasonably be expected to have a Company Material Adverse Effect.

(g) Company and each of its Subsidiaries has taken necessary and appropriate steps to protect and preserve the confidentiality of all information developed by Company or its Subsidiaries that is material Intellectual Property that is not otherwise protected by patents or patent applications and from which Company derives independent economic value, actual or potential, from not being generally well known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use (“Proprietary Information”). All of Company’s and its Subsidiaries’ use of, and disclosure to a third party (including any current or former employee or consultant of Company or any of its Subsidiaries), of Proprietary Information has been pursuant to an obligation or agreement of such third party that protects such Proprietary Information, except as would not reasonably be expected to have a Company Material Adverse Effect. To Company’s Knowledge, no such third party is in material breach of such an obligation or agreement, except as would not reasonably be expected to have a Company Material Adverse Effect.

(h) The execution and delivery of this Agreement by Company does not, and the execution of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in, or give any other Person the right or option to cause or declare, (i) the release, disclosure, or delivery of any Intellectual Property subject to Company Owned IP by or to any escrow agent or other Person; (ii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any Company Owned IP; or (iii) Company or Surviving Corporation being bound by, or subject to, any non-compete or other restriction on its use of Company Owned IP in the operation or scope of its business, except as the Company or any of its Subsidiaries was restricted immediately prior to execution and delivery of this Agreement or as would not be reasonably expected to have, whether individually or in the aggregate, a Company Material Adverse Effect.

(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, Company and each of its Subsidiaries has secured from all its consultants and employees who contributed to the invention, creation or development of Intellectual Property for Company or any of its Subsidiaries that is subject to Company Owned IP, obligations to assign or assignments of all Intellectual Property Rights in and to such Intellectual Property, to the extent Company or such Subsidiary, as applicable, does not already own such Intellectual Property Rights by operation of law. Except as would not reasonably be expected to have a Company Material Adverse Effect, in each case in which Company or its Subsidiaries has acquired any Company Owned IP from any Person other than its consultants and employees, Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Company Owned IP to it or its Subsidiaries, and has recorded in a timely manner each such assignment in accordance with applicable laws and regulations with the relevant IP Registry.

(j) Company and each of its Subsidiaries is and has been in compliance in all material respects with all applicable laws and regulations with respect to the collection, use, transfer, disclosure, and security of personally identifiable information, including, but not limited to, financial information of consumers.

(k) Neither the Company nor any of its Subsidiaries has collected, used, transferred or disclosed any personally identifiable information in violation of any privacy policy, statement, or agreement maintained by the Company or any of its Subsidiaries (a “Privacy Policy”). Company and each of its Subsidiaries has commercially reasonable security measures and safeguards in place to protect personally identifiable information from illegal or unauthorized access, download or use by its personnel or third parties and, to the knowledge of the Company, no illegal or unauthorized access, downloading or use has occurred.

(l) Neither Company nor any of its Subsidiaries has created any limits in any Privacy Policy on the transfer or sale of personally identifiable information or its use after sale, including, but not limited to, consumer data.

(m) Company and each of its Subsidiaries is in compliance in all material respects with all laws and regulations applicable to the transfer of personally identifiable information across national borders, including all laws of countries of the European Union and Canada.

(n) Company and each of its Subsidiaries is and has been in compliance in all material respects with all applicable rules and regulations of Card Organizations, including, without limitation, operating regulations of the various Card Organizations, Payment Card Industry Data Security Standard, the Account Information Security program, and the Site Data Protection program.

(o) Company is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP.

3.12 Taxes.

(a) All Tax Returns required to be filed by or on behalf of members of the Company Group have been duly filed on a timely basis or are subject to extensions that have been timely filed, and such Tax Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, or accrued on the Company Balance Sheet, and no other Taxes are payable by any member of the Company Group with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. Each member of the Company Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on the assets of any member of the Company Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Company Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(b) The aggregate amount of the liability of Company and each of its Subsidiaries for unpaid Taxes (including any liability of Company and its Subsidiaries arising under Treasury Regulation Section 1.1502-6 or any similar or corresponding state, local or foreign law or regulation, or arising as a result of any contract or as a successor or transferee of any Person) for all periods ending on or before the Company Balance Sheet Date does not, in the aggregate, exceed the amount of the current liability accruals for Taxes, plus liabilities under FASB Interpretation No. 48 (FIN 48) (excluding reserves and adjustments for deferred Taxes), as such accruals are reflected on the Company Balance Sheet, and the amount of the liability of the Company and the each of its Subsidiaries for unpaid Taxes (including any liability arising under Treasury Regulation Section 1.1502-6 or any similar or corresponding state, local or foreign law or regulation, or arising as a result of any contract or as a successor or transferee of any Person) for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes plus liabilities under FASB Interpretation No. 45 (excluding reserves and adjustments for deferred Taxes), as such accruals are reflected on the Company Balance Sheet, as adjusted for operations in the ordinary course of business since the Company Balance Sheet Date in accordance with past custom and practice.

(c) Company has furnished or caused to be furnished to Parent (i) true and complete copies of all income and franchise tax audit reports, all statements of deficiencies, and all closing or other agreements received by Company or any of it Subsidiaries or on behalf of Company or any of its Subsidiaries relating to Taxes, (ii) all federal income and state income or franchise Tax Returns of Company and any of its Subsidiaries for all periods ending on or after December 31, 2001, and (iii) portions of all federal income and state income or franchise Tax Returns filed by any other members of the Company Group pertaining to Company or any of its Subsidiaries for all periods ending on or after December 31, 2001. Neither Company nor any of its Subsidiaries has ever been a member of an affiliated group filing consolidated federal income Tax Returns other than the group of which Company presently is and has since inception been the “common parent” (within the meaning of Section 1504(a) of the Code). Neither Company nor any member of the Company Group does or has done business in or derives or has derived income from any state, local, territorial or foreign taxing jurisdiction other than those for which all income or franchise Tax Returns for the periods described in clauses (ii) and (iii) of the first sentence of this Section 3.12(c) have been furnished to Parent.

(d) No Tax Returns of the Company Group have ever been audited by any government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of the Company Group, and no member of the Company Group has received notice (either in writing or orally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. Neither Company nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of any Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Company or any of its Subsidiaries or the assets of any of them. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company Group. Neither Company nor any of its Subsidiaries has received notice (either in writing or orally, formally or informally) from any Person of, or is otherwise aware of, any Tax audit or existing, proposed or threatened Tax deficiencies pertaining to any other member of the Company Group.

(e) Company, its Subsidiaries and each other member of the Company Group have disclosed on their federal income Tax Returns, in accordance with applicable disclosure procedures under Code Sections 6662 and 6664 all positions taken thereon that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

(f) None of Company, its Subsidiaries or any other member of the Company Group has participated in a “reportable transaction,” including without limitation a “listed transaction,” within the meaning of Treasury Regulations Sections 1.6011-4(b) and 1.6011-4(b)(2), respectively, or a transaction required to be registered as a tax shelter under Code Section 6111 or the Treasury Regulations thereunder.

(g) Neither Company nor any of its Subsidiaries is, or ever has been, a party to or bound by any Tax sharing agreement or Tax indemnity agreement, and none of Company nor any of its Subsidiaries has assumed the liability of any Person for Taxes pursuant to any contract.

(h) No member of the Company Group is a party to any joint venture, partnership, or other arrangement or contract (whether written or oral, formally or informally) which could be treated as a partnership for United States federal income Tax purposes.

(i) No member of the Company Group is or has been a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Parent is not required to withhold Tax on in connection with the payment of the Merger Consideration.

(j) Except as set forth in Schedule 3.12(j) of the Company’s Disclosure Schedule, no member of the Company Group is obligated under any agreement, contract or arrangement that may result directly or indirectly in the payment to any Person of any amount that would not be deductible by reason of Code Sections 162(m) or 280G or which would result in the imposition of an excise tax on the recipient of such payment pursuant to Code Section 4999.

(k) Neither Company nor any of its Subsidiaries has agreed, nor is any such person required to make, any adjustment under Code Section 481 by reason of a change in accounting method or otherwise.

(l) Neither Company nor any of its Subsidiaries has incurred any liability for Taxes pursuant to Section 1374 or 1375 of the Code (and any predecessor provision and any similar provision of applicable state or local or other Tax law).

(m) No member of the Company Group has a “permanent establishment” in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

(n) Company and each of its Subsidiaries are in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which any of them may be subject or which any of them may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

(o) No member of the Company Group has participated in an “international boycott” as defined in Code Section 999.

(p) Neither Company nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement.

(q) Schedule 3.12(q) of the Company Disclosure Schedule contains accurate and complete descriptions of Company and each Subsidiary’s (i) applicable federal, state and foreign Tax bases in its assets, (ii) current and accumulated earnings and profits (or deficit), and (iii) Tax carryovers, Schedule 3.12(q) of the Company Disclosure Schedule also contains accurate and complete descriptions of excess loss accounts in the Company Group, Tax elections made by any member of the Company Group affecting Company or any of its Subsidiaries, and deferred intercompany transactions within the Company Group. None of Company’s or any of its Subsidiaries’ net operating losses, capital losses or other tax attributes are presently subject to limitation under Code Sections 382, 383 or 384 or the federal consolidated return regulations.

(r) Neither Company nor any of its Subsidiaries has ever been a “reporting corporation” within the meaning of and subject to Code Section 6038A.

3.13 Employee Benefit Plans.

(a) Schedule 3.13(a) of the Company Disclosure Letter lists (i) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, and (ii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, to which the Company or any Subsidiary or any entity that is treated as a single employer with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code (each, an “ERISA Affiliate”) contributes to or has any obligation to contribute to (collectively, the “Employee Plans”).

(b) Each Employee Plan (and each related trust, insurance contract or fund) has been maintained and administered, in all material respects, and all contributions, premiums or other payments due under the terms of each Employee Plan have been paid in accordance with its governing instruments and all applicable laws, including, but not limited to, ERISA and the Code. All unpaid amounts attributable to any such Employee Plan for any period prior to the Closing Date will be accrued on the Company’s consolidated books and records in accordance with GAAP.

(c) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and has either received and is entitled to rely upon a favorable determination letter or opinion letter from the Internal Revenue Service with respect to such Employee Plan as to its qualified status under the Code, and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such determination or opinion.

(d) With respect to each applicable Employee Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred for which any material liability has been incurred by the Company, its ERISA Affiliates, or any of their respective employees; (ii) there are no actions, claims or lawsuits pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any such Employee Plan or fiduciary thereto or against the assets of any such Employee Plan; (iii) there are no audits, investigations, claims, or lawsuits pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any Employee Plan; and (iv) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) which has resulted or could reasonably be expected to result in material liability to the Company, its ERISA Affiliates or any of their respective employees.

(e) Benefits under each Employee Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), with the exception of any flexible spending arrangements subject to Sections 125 and 105 of the Code, are provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to the Company or any ERISA Affiliate, the premiums for which are paid directly by the Company or any ERISA Affiliate from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to any such Employee Plan requires or permits retroactive increase in premiums or payments due thereunder.

(f) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed to, had any obligation to contribute to, or incurred any other liability under or with respect to any Company Plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has ever incurred any liability under or with respect to any “multiemployer plan” as defined in ERISA Section 3(37) or any multiple employer plan or to any plan described in Section 413 of the Code. None of the Company Plans provide health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar provisions of state law and other than commitments made that involve no future costs to the Company.

(g) All reports, forms and other documents required to be filed with any Governmental Authority or furnished to employees with respect to any Employee Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed or furnished and are accurate in all material respects.

(h) Each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, any of its ERISA Affiliates, or Parent or the Surviving Corporation (other than ordinary administration expenses typically incurred in a termination event).

(i) Each Employee Plan, employment agreement, or other contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409(A(d)(1) of the Code) has been operated in good faith compliance with Section 409A of the Code, its Treasury Regulations, and any administrative guidance relating thereto; and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by any individual covered by any such Employee Plan, employment agreement, or other contract, plan, program, agreement, or arrangement.

(j) Except as set forth on Schedule 3.13(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement and the Company Ancillary Agreements nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, agent or employee of Company or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Company or any of its Subsidiaries to their respective employees or (iii) result in the acceleration of the time of payment or vesting of any such employee benefits.

3.14 Employees; Independent Contractors.

(a) Company and each of its Subsidiaries, are, and at all times have been, in compliance in all material respects with all currently applicable laws and regulations respecting employment, employment practices, equal employment opportunity, terms and conditions of employment, wages and hours (including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under all applicable laws and regulations), and hours and occupational safety and health and immigration. Company and each of its Subsidiaries are not, and at no time have been, engaged in any unfair labor practice. Company and each Subsidiary has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to their respective employees; and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

(b) A list of all employees, officers and consultants of Company and its Subsidiaries and their current title and/or job description, current compensation rates, bonuses paid during the last fiscal year, and accrued vacation is set forth on Schedule 3.14(b) of the Company Disclosure Schedule. Except as set forth on Schedule 3.14(b) of the Company Disclosure Schedule, neither Company nor its Subsidiaries has any employment contracts currently in effect that are not terminable at will, other than agreements with the sole purpose of providing for the confidentiality of Proprietary Information or assignment of inventions. The Company is not a party to any consulting agreements currently in effect that are not terminable within thirty (30) days or less, without cost or liability, other than agreements with the sole purpose of providing for the confidentiality of Proprietary Information or assignment of inventions. Except as set forth on Schedule 3.14(b) of the Company Disclosure Schedule, the employment or engagement of each employee, officer or independent consultant of the Company and its Subsidiaries is terminable at will (or within thirty (30) days or less in the case of consultants) without cost of liability to the Company or its Subsidiaries, except for amounts earned prior to the time of termination.

(c) There are no proceedings, claims, or material disputes pending or, to the Knowledge of Company or any of its Subsidiaries, threatened, between Company or any of its Subsidiaries and any of their respective current or former employees. Neither Company nor any of its Subsidiaries is now, nor has it ever been, party to any collective bargaining agreement, other labor union contract, nor does Company or any of its Subsidiaries have Knowledge of any activities or proceedings of any labor union or organization of any such employees. There is no strike, slowdown, work stoppage or lockout existing, or, to the Knowledge of the Company, threatened by or with respect to any employees of the Company or any of its Subsidiaries.

(d) Each independent contractor that currently performs or has in the past performed services for the Company or its Subsidiaries is subject to a written agreement with the Company. All such independent contractors have been fully paid all amounts owing to them by the Company through the date hereof, and there are no disputes or controversies between Company or any of its Subsidiaries and any such independent contractor and the Company whatsoever, including without limitation, disputes regarding amounts owned or ownership of Intellectual Property, except as would not reasonably be expected to have a Company Material Adverse Effect. All such written agreements are in full force and effect, and neither the Company nor any of its Subsidiaries is in breach thereof.

3.15 Interested Party Transactions. Neither Company nor any of its Subsidiaries is indebted to any director, officer, employee, any Affiliate of the Company which is not a Subsidiary or agent of Company or its Subsidiaries (except for amounts due as normal wages and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Company or its Subsidiaries and except as contemplated by this Agreement, there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since March 31, 2007.

3.16 Compliance with Laws. Each of Company and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Company Material Adverse Effect.

3.17 Brokers’, Finders’ and Legal Fees. Except for amounts due to Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies”), Foley Hoag LLP and Deloitte & Touche LLP (“Deloitte”), Company has not incurred, nor will it incur, directly or indirectly, any liability for legal fees, accountants’ fees, brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement, the Mergers or any other transaction contemplated hereby. Company has furnished to Parent accurate and complete copies of all agreements under which any such legal fees, accountants’ fees or brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges have been paid or may become payable to, and all indemnification and other agreements related to the engagement of Jefferies and Deloitte.

3.18 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting (the “Company Stockholder Approval”) is the only vote of the holders of any of Company’s Common Stock necessary to approve the Mergers, this Agreement, each Company Ancillary Agreement and the transactions and actions contemplated thereby and hereby.

3.19 Board Approval. The Board of Directors of Company has unanimously (i) approved this Agreement and the Mergers, (ii) determined that the Mergers are in the best interests of the stockholders of Company and is on terms that are fair to such stockholders, and (iii) recommended that the stockholders of Company approve this Agreement, each Company Ancillary Agreement and the Mergers and the transactions and actions contemplated hereby and thereby (such recommendation, the “Company Recommendation”).

3.20 Material Contracts. Except for this Agreement, the Company Ancillary Agreements and other contracts and agreements (i) set forth on Schedule 3.20 of the Company Disclosure Schedule or (ii) filed as exhibits to the Company SEC Documents (collectively, the “Material Contracts”) or (iii) which individually or in the aggregate are not material to Company’s or any of its Subsidiaries’ businesses, as of the date of this Agreement, neither the Company nor any of its Subsidiaries are a party to or bound by:

(a) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement (other than any such arrangement entered into for bona fide hedging purposes) or any leasing transaction of the type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financing Accounting Standards Board;

(b) any contract for capital expenditures in excess of one hundred fifty thousand dollars ($150,000) in the aggregate;

(c) any contract limiting the freedom of Company to engage in any line of business, to acquire any material product or asset from any other Person outside the ordinary course of business, to sell any material product or asset outside the ordinary course of business to, or to perform any material service outside the ordinary course of business, or to compete with any other Person (as that term is defined in the Exchange Act);

(d) any contract pursuant to which Company is a lessor of real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal tangible property involving in the case of any such personal property contract more than one hundred thousand dollars ($100,000) over the life of the contract that expires or may be renewed at the option of any Person other than Company so as to expire more than one (1) year after the date of this Agreement;

(e) any material contract with any Person with whom Company does not deal at arm’s length;

(f) any contract which provides for the indemnification of any officer, director, employee or agent;

(g) any guarantee of indebtedness of any other Person;

(h) any contract with or commitment to any labor union;

(i) any contract or commitment for or relating to the employment of any officer, employee or consultant of Company or any other type of contract or understanding with any officer, employee or consultant of the Company that is not immediately terminable (or terminable within thirty (30) days or less in the case of consultants) by Company without cost or other liability;

(j) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party; and

(k) any Company IP Rights Agreement other than object code licenses of commercial off-the-shelf computer software under shrink-wrap or other non-negotiated agreements having a cost of less than five hundred dollars ($500) per seat or other generally available commercial licenses providing for license fees in an amount less than ten thousand dollars ($10,000).

3.21 No Breach of Material Contracts. Except as would not have a Company Material Adverse Effect, (i) Company has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in material breach or default in respect of any Material Contracts, and (ii) each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or, to Company’s Knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. Company has made available to Parent complete and accurate copies of all Material Contracts, as amended through the Execution Date.

3.22 Material Third Party Consents. Schedule 3.22 of the Company Disclosure Schedule lists all contracts that require a novation or consent to the Mergers or change of control, as the case may be, prior to the Effective Time which, if no novation occurs or if no consent to the Mergers or change of control is obtained, would have a Material Adverse Effect on Surviving Corporation.

3.23 Joint Proxy Statement/Prospectus. The information relating to Company included in the joint proxy statement/prospectus on Form S-4 (or such other successor form as may be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Mergers will be registered with the SEC, including any amendments or supplements thereto (the “Joint Proxy Statement/Prospectus”) shall not, at the time the Joint Proxy Statement/Prospectus is declared effective by the SEC and at all times subsequent thereto (through and including the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to Company included in the Joint Proxy Statement/Prospectus to be sent to the stockholders of Company in connection with the meeting of the Company stockholders (the “Company Stockholders Meeting”) and to the stockholders of the Parent in connection with the meeting of the Parent’s stockholders (the “Parent Stockholders Meeting”), as may be amended or supplemented shall not, on the date or dates the Joint Proxy Statement/Prospectus is first mailed to the stockholders of Company and the Parent, at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or omit to state a material fact necessary to correct any statement in an earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting or the Parent Stockholders Meeting which has become false or misleading. If, at any time prior to the Effective Time, any event or information should be discovered by Company which should be set forth in an amendment to the Joint Proxy Statement/Prospectus or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent which is contained in the Joint Proxy Statement/Prospectus.

3.24 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Jefferies, its financial advisor, to the effect that, as of the date of such opinion and subject to the qualifications and limitations set forth therein, the consideration to be received by the stockholders of Company pursuant to the Mergers is fair, from a financial point of view, to such stockholders.

3.25 Takeover Restrictions. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute (each, a “Takeover Statute”) is applicable to the Mergers, except for such statutes or regulations as to which all necessary action has been taken by Company and its Board of Directors to permit the consummation of the Mergers in accordance with the terms hereof, and Company has amended its Rights Agreement, dated as of November 14, 1997, as amended, between Company and American Stock Transfer and Trust Company, as Rights Agent, to permit the consummation of the Mergers in accordance with the terms hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB CORP. AND MERGER SUB LLC

Except as disclosed in (i) a document of even date herewith and delivered by Parent to Company prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the “Parent Disclosure Schedule”), provided that any disclosure in the Parent Disclosure Schedule shall qualify the section number referred to in the Parent Disclosure Schedule as well as all other sections in this Article IV when it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections, (ii) the Parent’s Quarterly Report on Form 10-Q, as filed with the SEC on May 8, 2007, or (iii) the Parent’s Annual Report on Form 10-K, as filed with the SEC on March 13, 2007, Parent, Merger Sub Corp. and Merger Sub LLC hereby represent and warrant to Company as follows:

4.1 Organization, Standing and Power. Each of Parent and its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, is a business organization that has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Parent and its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, has the corporate or organizational power to own its properties and to carry on its respective businesses as now being conducted and as currently proposed to be conducted and is duly qualified to do business and (to the extent applicable in their jurisdictions of organization) are in good standing in each jurisdiction in which it conducts its business, subject in each case to such exceptions as would not have a Parent Material Adverse Effect. Parent has made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent, each as amended to date. Neither Parent nor any of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Parent is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and non-assessable. Other than as set forth on Schedule 4.1 of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent or any of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, in accordance with and pursuant to the Parent’s formal investment policy and comprising less than five percent (5%) of the outstanding stock of such company.

4.2 Capitalization. The authorized capital stock of Parent is set forth on Schedule 4.2 of the Parent Disclosure Schedule.

4.3 Authority. Parent, Merger Sub Corp. and Merger Sub LLC each have all requisite right, power, legal capacity and authority to enter into this Agreement and all agreements and documents to which Parent is or will be a party that are required to be executed pursuant to this Agreement (the “Parent Ancillary Agreements”). The execution and delivery of this Agreement and the Parent Ancillary Agreements have been unanimously approved by the Board of Directors of Parent, Merger Sub Corp. and Merger Sub LLC and, following the Parent Stockholder Meeting, will have been, duly authorized by all necessary corporate and limited liability company action on the part of each of Parent, Merger Sub Corp. and Merger Sub LLC, as applicable. None of Parent, Merger Sub Corp. or Merger Sub LLC, nor any of their “affiliates” or “associates” have been “interested stockholders” of the Company at any time within three (3) years of the date of this Agreement, as those terms are used in Section 203 of Delaware Law.

4.4 Enforceability; No Conflict. This Agreement and the Parent Ancillary Agreements have been duly executed and delivered by each of Parent, Merger Sub Corp. and Merger Sub LLC, as applicable, and constitute the valid and binding obligations of Parent, Merger Sub Corp. and Merger Sub LLC enforceable against each in accordance with its terms, except (as to enforceability) as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement by Parent, Merger Sub Corp. and Merger Sub LLC does not, and the execution and delivery of the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws, or equivalent organizational documents, of Parent, Merger Sub Corp. or Merger Sub LLC, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions in subsection (ii) would not be reasonably expected to have, whether individually or in the aggregate, a Parent Material Adverse Effect.

4.5 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required with respect to Parent, Merger Sub Corp. or Merger Sub LLC in connection with the execution and delivery of this Agreement by Parent, Merger Sub Corp. and Merger Sub LLC or the consummation by Parent, Merger Sub Corp. and Merger Sub LLC of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificates of Merger as provided in Section 2.2, (ii) the filing of a Form 8-K with the SEC and the NASD within four (4) business days after the Closing Date, (iii) the filing with the SEC and the NASD of the Joint Proxy Statement/Prospectus, (iv) any filings as may be required under applicable federal, state and local securities laws and the securities laws of any foreign country, (v) such filings as may be required under HSR and under any other Antitrust Laws, (vi) the filing with NASDAQ of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Mergers and upon exercise of the options under the Company Stock Plans and assumed by Parent, (vii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Plans and assumed by Parent, and (ix) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

4.6 Board Approval. The Parent Board of Directors has, at a meeting duly called and held prior to the execution of this Agreement, (i) approved this Agreement and the Mergers, (ii) approved the issuance of Parent Common Stock as Merger Consideration (the “Parent Share Issuance”), (iii) determined that the transactions contemplated hereby and thereby (including the Mergers and share issuance) are advisable and in the best interests of the holders of Parent Common Stock, and (iv) resolved to recommend the approval of the Parent Share Issuance. The affirmative vote of holders of a majority of the shares of Parent Common Stock present and entitled to vote at the Parent Stockholders Meeting is the only vote, approval or other corporate action of the holders of any class or series of Parent capital stock necessary to approve the Parent Share Issuance. Other than the votes set forth in this Section 4.6, no vote, approval or other corporate action on the part of any holder of any capital stock or other security of Parent is required to approve or adopt the Parent Share Issuance and the other transactions contemplated hereby to consummate the Mergers.

4.7 SEC Documents; Financial Statements.

(a) As of their respective filing dates, the Parent SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and none of the Parent SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequent filings. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed.

(b) Parent Financial Statements fairly present the financial condition and results of the operations of the Parent and its consolidated Subsidiaries in all material respects as of their respective dates and for the periods indicated therein, in accordance with GAAP throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8 of the Parent Disclosure Schedule, since the Parent Balance Sheet Date through the Execution Date, there has not occurred any:

(a) change, event or condition (whether or not covered by insurance or similar indemnification agreement) that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect;

(b) acquisition, sale or transfer of any material asset of Parent or any of its Subsidiaries;

(c) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent or any of its or any of its Subsidiaries’ assets;

(d) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of Parent’s capital stock, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock;

(e) material contract entered into by Parent of any of its Subsidiaries, or any material amendment or (except by way of lapse of the term thereof) termination of, or default under, any material contract to which Parent or any of its Subsidiaries is a party or by which it is bound;

(f) action to amend or change the Certificate of Incorporation or Bylaws of Parent;

(g) transaction with any affiliate of the Parent which is not a Subsidiary of the Parent;

(h) damage, destruction or loss of any material property or asset, whether or not covered by insurance; or

(i) negotiation or agreement by Parent or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (h) (other than negotiations with Company and its representatives regarding the transactions contemplated by this Agreement and the agreements disclosed herein).

4.9 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet and accompanying notes to the Parent Financial Statements included in the Parent’s Quarterly Report on Form 10-Q, as filed with the SEC on May 8, 2007 (the “Parent Balance Sheet”), (ii) those incurred in the ordinary course of business before, on or after the date of this Agreement and in the first such case not required to be set forth in the Parent Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since the Parent Balance Sheet Date that would not reasonably be expected to result in a Parent Material Adverse Effect.

4.10 Litigation. As of the Execution Date, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or that would reasonably be expected to have a Parent Material Adverse Effect. There is no judgment, decree or order against Parent or any of its Subsidiaries, or, to the Knowledge of Parent any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Parent Material Adverse Effect. Schedule 4.10 of the Parent Disclosure Schedule lists all material litigation that Parent has pending on the Execution date against other parties.

4.11 Governmental Authorization. Parent and each of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Parent or any of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Parent’s or any of its Subsidiaries’ business or the holding of any such interest ((i) and (ii) herein collectively called the “Parent Authorizations”), and all of such Parent Authorizations are in full force and effect, in each case subject to such exceptions as would not reasonably be expected to have a Parent Material Adverse Effect.

4.12 Intellectual Property.

(a) Parent and its Subsidiaries own (free and clear of all Encumbrances) or are licensed to use in the manner currently used by Parent, all of the Parent IP that is used in or necessary for the conduct of the business of Parent and its Subsidiaries, as currently conducted by Parent and its Subsidiaries (including, without limitation, the current development, manufacture, use, import and sale of those products of Parent and its Subsidiaries currently under development), in each case subject to such exceptions as would not reasonably be expected to have a Parent Material Adverse Effect. The ownership of Parent and its Subsidiaries of the Parent Owned IP is exclusive and not joint, subject to such exceptions as would not be reasonably expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries are not bound by, and no Parent Owned IP is subject to, any instrument, contract, license, agreement, action, suit, proceeding, decree, order, judgment, office action, settlement agreement or stipulation that in any way limits or restricts the ability of Parent to continue its current use, exploitation, license, transfer, assertion or enforcement of any Parent Owned IP anywhere in the world, or that may affect the validity or enforceability of such Parent Owned IP in each case, subject to non-exclusive Intellectual Property Rights licenses granted by Parent or any of its Subsidiaries in the ordinary course of business and subject to such exceptions as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) To Parent’s Knowledge, there is no, nor has there been any, unauthorized use, disclosure, infringement or misappropriation of any Parent Owned IP, or any exclusively licensed Parent Licensed IP, by any Person, including any employee or former employee of Parent or any of its Subsidiaries. During the Period, neither Parent nor any of its Subsidiaries has brought any action, suit or proceeding for infringement or misappropriation of any Parent Owned IP, or for breach of any Parent IP Rights Agreement, against any Person, which is not disclosed in Parent Disclosure Schedule.

(c) Except as would not reasonably be expected to have a Parent Material Adverse Effect, to Parent’s Knowledge, neither Parent nor any of its Subsidiaries is or has been infringing or misappropriating any Intellectual Property Rights of any other Person. During the Period, neither Parent nor any of its Subsidiaries has received any notice or other communication of any actual, alleged, possible or potential infringement of any Intellectual Property Rights of any other Person. During the Period, neither Parent nor any of its Subsidiaries has been sued or threatened to be sued in any suit, action or proceeding that involves a claim of infringement or misappropriation of any Intellectual Property Rights of any other Person, and to Parent’s Knowledge there is no basis for any such suit, action or proceeding. No Parent Owned IP is subject to any outstanding decree, order, judgment, office action or settlement agreement or stipulation that (i) restricts in any manner the use, transfer or licensing thereof by Parent or any of its Subsidiaries, or (ii) may affect the validity, use or enforceability of such Parent Owned IP.

(d) To Parent’s Knowledge, all Parent Registered IP, excluding Legacy Parent Registered IP, is valid and subsisting and Parent has not misrepresented, or failed to disclose, any fact or circumstances in any application that would materially affect the validity or enforceability of any such Parent Registered IP. All documents and instruments necessary to establish or perfect the rights of Parent in the Parent Registered IP, excluding Legacy Parent Registered IP, have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Entity. There is no, nor has there been since April 1, 2004, any interference, opposition, reissue, reexamination, or other proceeding or investigation pending or threatened, in which the scope, validity, or enforceability of any Parent Registered IP, excluding Legacy Parent Registered IP, is being or has been contested or challenged. To Parent’s Knowledge, there are no facts, circumstances or information that (i) would render any Parent Registered IP, excluding Legacy Parent Registered IP, invalid or unenforceable, or (ii) would adversely affect any pending application for any Parent Registered IP, excluding Legacy Parent Registered IP.

(e) Parent and each of its Subsidiaries is and has been in compliance in all material respects with all applicable laws and regulations with respect to the collection, use, transfer, disclosure, and security of personally identifiable information, including, but not limited to, financial information of consumers.

(f) Neither Parent nor any of its Subsidiaries has collected, used, transferred or disclosed any personally identifiable information in violation of any Privacy Policy. Parent and each of its Subsidiaries has commercially reasonable security measures and safeguards in place to protect personally identifiable information from illegal or unauthorized access, download or use by its personnel or third parties and, to the knowledge of the Parent, no illegal or unauthorized access, downloading or use has occurred.

(g) Parent and each of its Subsidiaries is in compliance in all material respects with all laws and regulations applicable to the transfer of personally identifiable information across national borders, including all laws of countries of the European Union and Canada.

(h) Parent and each of its Subsidiaries is and has been in compliance in all material respects with all applicable rules and regulations of Card Organizations, including, without limitation, operating regulations of the various Card Organizations, Payment Card Industry Data Security Standard, the Account Information Security program, and the Site Data Protection program.

(i) Parent is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Parent to grant or offer to any other Person any license or right to any Parent IP.

4.13 Joint Proxy Statement/Prospectus. The information relating to Parent included in the Joint Proxy Statement/Prospectus filed with the SEC on Form S-4 shall not, at the time such Joint Proxy Statement/Prospectus is declared effective by the SEC and at all times subsequent thereto (through and including the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to Parent included in the Joint Proxy Statement/Prospectus shall not, on the date or dates the Joint Proxy Statement/Prospectus is first mailed to the stockholders of Parent and the stockholders of Company, at the time of the Parent Stockholders Meeting and the Company Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or omit to state a material fact necessary to correct any statement in an earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting or Company Stockholders Meeting which has become false or misleading. If, at any time prior to the Effective Time, any event or information should be discovered by Parent which should be set forth in an amendment to the Joint Proxy Statement/Prospectus or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by Company which is contained in the Joint Proxy Statement/Prospectus.

4.14 Employee Benefit Plans.

(a) Schedule 4.14(a) sets forth each Parent Employee Plan. The Parent has previously provided or made available to Company (i) correct and complete copies of all documents setting forth the terms each Parent Employee Plan, including all amendments thereto; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust; (iii) the most recent summary plan description together with the most recent summary of material modifications, if any, with respect to each Parent Employee Plan; and (iv) the current IRS determination or opinion letter for each applicable Parent Employee Plan.

(b) None of the Parent Employee Plans is a (i) a single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a “multi-employer plan” (within the meaning of Section 3(37) of ERISA), or (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code).

(c) No Parent Employee Plan provides benefits, including death or medical benefits (whether or not insured), with respect to employees or former employees of Parent and its ERISA Affiliates beyond retirement or other termination of service, other than coverage required by Section 4980B of the Code and Sections 601 through 608 of ERISA (and, if applicable, comparable state law).

(d) Each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter or opinion letter from the IRS with respect to such Parent Employee Plan as to its qualified status under the Code issued on or after January 1, 1997, and, since the issuance of the most recent determination or opinion letter, there has been no event, condition or circumstance that has adversely affected or is reasonably likely to adversely affect the qualified status of any such Parent Employee Plan

(e) The Parent and each Subsidiary has performed all material obligations required to be performed by it under each Parent Employee Plan and each Parent Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable law, including ERISA and the Code, in all material respects. There are no actions, suits or claims pending, or, to the Knowledge of the Parent, threatened or anticipated (other than routine claims for benefits) against any Parent Employee Plan or fiduciary thereto, and there are no audits, inquiries or proceedings pending or, to the Knowledge of the Parent, threatened by the IRS or Department of Labor with respect to any Parent Employee Plan.

4.15 Interested Party Transactions. Neither Parent nor any of its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, is indebted to any director, officer, employee, any Affiliate of the Parent which is not a Subsidiary or agent of Parent or its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, (except for amounts due as normal wages and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Parent or its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since March 31, 2007.

4.16 Compliance with Laws. Each of Parent and its Subsidiaries, including Merger Sub Corp. and Merger Sub LLC, has complied with, is not in violation of, and has not received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Parent Material Adverse Effect.

4.17 Material Contracts. Set forth on Schedule 4.17 hereto are the contracts and agreements relating to each Parent customer which generated two percent (2%) or more of Parent net revenues in the first quarter of 2007 and Parent’s top three (3) processors by dollar volume processed in the first quarter of 2007. The contracts and agreements (i) set forth on Schedule 4.17 of the Parent Disclosure Schedule and (ii) filed as exhibits to the Parent SEC Documents shall be referred to herein as the “Parent Material Contracts”.

4.18 No Breach of Parent Material Contracts. Except as would not have a Parent Material Adverse Effect, (i) Parent has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in material breach or default in respect of any Parent Material Contracts, and (ii) each of the Parent Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Parent or, to Parent’s Knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Parent Material Contract. Parent has made available to Company complete and accurate copies of all Parent Material Contracts, as amended through the Execution Date.

4.19 Material Third Party Consents. Schedule 4.19 of the Parent Disclosure Schedule lists all contracts that require a novation or consent to the Mergers or change of control, as the case may be, prior to the Effective Time which, if no novation occurs or if no consent to the Mergers or change of control is obtained, would have a Material Adverse Effect on Surviving Corporation.

4.20 Takeover Restrictions. No Takeover Statute is applicable to the Mergers, except for such statutes or regulations as to which all necessary action has been taken by Parent and its Board of Directors to permit the consummation of the Mergers in accordance with the terms hereof nor does it have any stockholder rights or similar “poison pill” plans, other than those disclosed in Schedule 4.20 of the Parent Disclosure Schedule.

4.21 Financing. Parent (i) will promptly following the Closing have sufficient funds available to pay the aggregate Merger Consideration and any expenses incurred by the Parent, Merger Sub Corp., Merger Sub LLC and Company in connection with the transactions contemplated by this Agreement; (ii) at the Closing will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would materially impair or adversely affect such resources and capabilities.

4.22 Opinion of Financial Advisor. Parent has been advised orally by Goldman Sachs & Co., its financial advisor, that in such advisor’s opinion, as of the date hereof and subject to certain assumptions, qualifications and limitations, the consideration in the aggregate to be paid by Parent in respect of each share of Company Common Stock is fair from a financial point of view, to Parent.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business Prior to Effective Time.

(a) During the period from the Execution Date and continuing until the earlier of the termination of this Agreement or the Effective Time (except as required by law or to the extent expressly contemplated by this Agreement, Section 5.2 hereof or as consented to in writing by Parent in the case of Company) or Company (in the case of Parent, Merger Sub Corp. and Merger Sub LLC), which consent shall not be unreasonably withheld, delayed or conditioned, each of Company, Parent, Merger Sub Corp. and Merger Sub LLC, and their respective Subsidiaries, agree:

(i) to carry on its business in the ordinary course; and

(ii) to use commercially reasonable efforts consistent with past practice and policies to preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material business dealings with it and to preserve intact its present business organizations and keep available the services of its present officers and key employees (other than those listed in Schedule 5.1(a) of the Company Disclosure Schedule).

(b) Tax Matters.

(i) Subject to Section 5.2(s) below, Company shall prepare and timely file all Tax Returns and amendments thereto required to be filed by Company and any Subsidiary on or before the Effective Time. Company shall pay and discharge, or cause to be paid and discharged, all Taxes, assessments and governmental charges upon or against Company, any of its Subsidiaries, or any of the assets of any of them, and any liabilities existing before the same shall become delinquent and before penalties accrue thereon, except to the extent and so long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Company Material Adverse Effect; and (ii) Company shall have set aside reserves (duly reflected on the Company Balance Sheet and segregated to the extent required by sound accounting practice) in the amount of all such Taxes, assessments and governmental charges (together with interest and penalties relating thereto, if any).

(ii) Company shall provide Parent, Merger Sub Corp. and Merger Sub LLC and their authorized representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company and any of its Subsidiaries’ Tax Returns and other records and workpapers relating to Taxes, including the following: (i) the types of Tax Returns being filed by Company and any of its Subsidiaries in each taxing jurisdiction, (ii) the year of the commencement of the filing of each such type of Tax Return, (iii) all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) all Tax elections filed in each jurisdiction by Company and any of its Subsidiaries, (v) any deferred intercompany gain with respect to transactions to which Company or any of its Subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

(c) Between the date of this Agreement and the Effective Time, Company shall give Parent, Merger Sub Corp. and Merger Sub LLC and their authorized representatives reasonable access to all properties, books, records and Tax Returns of or relating to Company or any of its Subsidiaries, whether in the possession of Company, any of its Subsidiaries or any third party in order that Parent, Merger Sub Corp. and Merger Sub LLC may have full opportunity to make such investigations as it shall desire to make of the affairs of Company and each of its Subsidiaries. Company shall use commercially reasonable efforts to provide that all third party advisors and representatives of Company and each of its Subsidiaries, including without limitation accountants and attorneys, fully cooperate and make themselves available to Parent in connection with such investigation.

(d) Company shall, on or prior to the Effective Time, terminate all Tax allocation agreements or Tax sharing agreements with respect to Company and each of its Subsidiaries and shall ensure that such agreements are of no further force or effect as to Company and each of its Subsidiaries on and after the Effective Time and that there shall be no further liability of Company or any of its Subsidiaries under any such agreement.

5.2 Restriction on Conduct of Business. During the period from the Execution Date and continuing until the earlier of the termination of this Agreement or the Effective Time, except as required by law, as set forth in Schedule 5.2 of the Company Disclosure Schedule (as such applies to Company) or Schedule 5.2 of the Parent Disclosure Schedule (as such applies to Parent, Merger Sub Corp. or Merger Sub LLC), as expressly contemplated by this Agreement or as consented to in writing by Parent (in the case of Company) or by Company (in the case of Parent, Merger Sub Corp. and Merger Sub LLC), which consent may not be unreasonably withheld, delayed or conditioned, each of Company, each of the Company’s Subsidiaries, Parent, Merger Sub Corp. and Merger Sub LLC shall not do, cause or permit any of the following, as applicable:

(a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws or equivalent organizational documents;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or split, combine or reclassify any of its capital stock or, except for the issuance of shares pursuant to the exercise of options issued and outstanding on the Execution Date or granted pursuant to Section 5.2(e) hereof pursuant to restricted stock agreements with employees, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it pursuant to restricted stock agreements with employees;

(c) Company Options. With respect to Company only, except as otherwise provided in Section 6.7(b) of this Agreement and the Company Change in Control Agreements, or otherwise to effect the acceleration described in Section 6.7, accelerate, amend or change the period of exercisability or vesting of Company Options or other rights granted under the Company Stock Plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts or Parent Material Contracts, as the case may be (for purposes of this Section 5.2(d), “Material Contracts” shall include any contract or commitment with Jefferies relating to services to be provided in connection with the Mergers) in any material respect, except in the ordinary course; provided, further, that Company shall not, except in the ordinary course, enter into any contract, commitment or agreement (i) which grants any third party exclusive rights, (ii) which provides any third party with equity, as compensation or otherwise, or (iii) solely in the case of the Company and its Subsidiaries, with any third party which could reasonably be deemed to be a competitor of Parent;

(e) Issuance of Securities. With respect to Company and its Subsidiaries only, except with respect to the transfer of Company securities contemplated by this Agreement, issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than pursuant to the exercise of Company Options issued and outstanding on the Execution Date, or other rights therefor outstanding as of the date of this Agreement and the issuance of stock options in the ordinary course of business; provided that such issuance of stock options (i) must be awarded to employees hired after the Execution Date and (ii) shall not exceed one hundred thousand (100,000) stock options in the aggregate and all grants shall be made at an exercise price no less than the fair market value of the Company Common Stock on the date of such grant;

(f) Intellectual Property. Transfer to any Person or entity any of its material Intellectual Property or any material rights to its Intellectual Property other than in the ordinary course of business;

(g) Exclusive Rights. With respect to Company and its Subsidiaries only, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products, technology or services;

(h) Dispositions. With respect to Company and its Subsidiaries only, sell, lease, license or otherwise dispose of or encumber any of its properties or assets except for in the ordinary course;

(i) Indebtedness. With respect to Company and its Subsidiaries only, incur any material indebtedness for borrowed money under existing credit lines or otherwise, guarantee any such indebtedness or guarantee any debt securities of others;

(j) Leases. With respect to Company and its Subsidiaries only, enter into any material operating lease;

(k) Payment of Obligations. With respect to Company and its Subsidiaries only, pay, discharge or satisfy in an amount in excess of fifty thousand dollars ($50,000) in any one case or two hundred fifty thousand dollars ($250,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, and other than the payment, discharge or satisfaction of liabilities (i) reflected or reserved against or accrued for in the Company Financial Statements or (ii) in connection with or that relate to the consummation of the Mergers and the transactions contemplated by this Agreement;

(l) Capital Expenditures. With respect to Company and its Subsidiaries only, make any capital expenditures, capital additions or capital improvements except in the ordinary course of business, and notwithstanding the above, make any such expenditures, additions or improvements in excess of one hundred fifty thousand dollars ($150,000) in any one case, other than in the ordinary course of business;

(m) Other Expenses. With respect to Company and its Subsidiaries only, commit to or incur any other expenses (excluding capital expenditures which are addressed in (l) above) in an amount in excess of fifty thousand dollars ($50,000) in any one case;

(n) Insurance. With respect to Company and its Subsidiaries only, materially reduce the amount of any insurance coverage provided by existing insurance policies;

(o) Termination or Waiver. With respect to Company and its Subsidiaries only, terminate or waive any right of substantial value;

(p) Employee Benefit Plans; New Hires; Pay Increases. With respect to Company and its Subsidiaries only, adopt or amend any employee benefit or stock purchase or option plan, except as required under ERISA or other applicable law or except as necessary to maintain the qualified status of such plan under the Code, or hire or promote any new director level or “officer” level employee, or increase the annual level of compensation of any “officer,” or grant any additional material bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in the ordinary course of business and in amounts consistent with past practices (for purposes of this Section 5.2(p), the term “officer” shall have the meaning as set forth in Rule 3b-2 of the Exchange Act);

(q) Acquisitions. Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets;

(r) Taxes. With respect to Company and its Subsidiaries only, amend any Tax Return, make, amend or revoke any material election with respect to Taxes, change any accounting method relating to Taxes, enter into any closing agreement, settle or compromise any claim or assessment with respect to Taxes except settlements that are not material in amount or that have been reserved for, or consent to any waiver or extension of the limitations period with respect to any Taxes or Tax Return;

(s) Revaluation. With respect to Company and its Subsidiaries only, revalue any of its assets, including without limitation or writing off notes or accounts receivable other than in the ordinary course of business or as may be required by GAAP or the Exchange Act;

(t) Stockholder Rights Plan. Adopt or implement any stockholder rights plan;

(u) Transactions with Non-Subsidiary Affiliates. With respect to Company and its Subsidiaries only, enter into any transaction with any affiliate of the Company which is not a Subsidiary of the Company; and

(v) Other. Agree in writing or otherwise take any of the actions described in Sections 5.2(a) through 5.2(u) above that are applicable to Parent or Company and their respective Subsidiaries, as the case may be.

5.3 No Solicitation of Company.

(a) Company and each of its Subsidiaries and the officers, directors, employees, affiliates or other agents of Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal for the Company or (ii) subject to the terms of Section 5.3(b) below, take any action, solicit, facilitate, encourage or engage in negotiations or discussions with, or disclose any nonpublic information relating to Company or any of its Subsidiaries to, or afford access to the properties, books or records of Company or any of its Subsidiaries to, any Person that has advised Company that it may be considering making, or that has made, a Takeover Proposal; provided that nothing herein shall prohibit Company’s Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

(b) Notwithstanding Section 5.3(a) above, if an unsolicited written Takeover Proposal, or an unsolicited written expression of interest that could reasonably be expected to lead to a Takeover Proposal, shall be received by the Company or any of its advisors, then (i) to the extent the Board of Directors of Company believes in good faith (after consultation with its financial advisors) that such Takeover Proposal (or written expression of interest) could reasonably be expected to lead to a transaction more favorable to Company’s stockholders than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a “Superior Proposal”), and (ii) the Board of Directors of Company determines in good faith (after consultation with outside legal counsel) that taking action with respect to such Takeover Proposal is consistent with its fiduciary duties to its stockholders under applicable law, Company and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection with such a Superior Proposal information and take such other actions with respect to such Superior Proposal (including, but not limited to, engaging in negotiation and discussion) as are consistent with the fiduciary obligations of Company’s Board of Directors, and such actions with respect to such Takeover Proposal (or written expression of interest) shall not be considered a breach of this Section 5.3, provided that in each such event Company (A) notifies Parent in writing of such determination by the Company Board of Directors, (B) provides Parent with a true and complete copy of the Takeover Proposal (or written expression of interest) received from such third party, and (C) provides Parent with all documents containing or referring to non-public information of Company that are supplied to such third party. Notwithstanding the immediately preceding sentence, neither Company nor its representatives may take any action with respect to any such Takeover Proposal (or written expression of interest) unless Company provides such non-public information pursuant to a non-disclosure agreement at least as restrictive as the Confidentiality Agreement (as defined in Section 6.4).

(c) Company will promptly notify Parent after receipt, but in no event later than twenty-four (24) hours from such receipt, of any Takeover Proposal or any notice that any Person is considering making a Takeover Proposal or any request for non-public information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any Person that has advised Company that it may be considering making, or that has made, a Takeover Proposal and will keep Parent informed of the status and details of any such Takeover Proposal notice or request in all material respects and shall provide Parent with a true and complete copy of such Takeover Proposal notice or request, if it is in writing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Joint Proxy Statements/Prospectus.

(a) As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare and shall use their commercially reasonable efforts to file with the SEC on or before July 22, 2007, preliminary joint proxy materials relating to the approval of the Mergers and the transactions contemplated hereby by the stockholders of Company and Parent and, as promptly as practicable following receipt of SEC comments thereon, Parent shall file with the SEC a Joint Proxy Statement/Prospectus on Form S-4 (or such other form or successor form as shall be appropriate), which complies in form with applicable SEC requirements and shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to become effective as soon thereafter as practicable. The Joint Proxy Statement/Prospectus shall include the unanimous recommendation of the Board of Directors of Company that the stockholders of the Company vote in favor of the Mergers and approve this Agreement (“Company Board Recommendation”).

(b) Neither the Company’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation (a “Company Board Recommendation Change”), provided that the Company’s Board of Directors shall be entitled to a Company Board Recommendation Change if (i) Company’s Board of Directors believes in good faith that a Superior Proposal has been made, (ii) after consultation with its outside legal counsel, Company’s Board of Directors determines that to include such recommendation or not withdraw such recommendation or not to recommend such Superior Proposal would not be consistent with the Board’s fiduciary duties under applicable law, and (iii) prior to effecting such Company Board Recommendation Change, the Company’s Board of Directors shall have given Parent, Merger Sub Corp. and Merger Sub LLC at least sixty (60) hours advance notice (it being understood and agreed that any material amendment to the financial or other material terms of such Superior Proposal shall require a new sixty (60) hour period to afford Parent the opportunity to meet and discuss with the Company, as described below) that the Company intends to effect a Company Board Recommendation Change (which notice shall include the final terms and conditions of, and a copy of any written materials relating to, such Superior Proposal) (which notice, in and of itself, shall not be deemed to be a Company Board Recommendation Change) and a reasonable opportunity to meet with the Company Board of Directors and its outside legal counsel and financial advisor for the purpose of enabling Parent, Merger Sub Corp., Merger Sub LLC and the Company to discuss in good faith any proposed modifications to the terms and conditions of this Agreement, and the Company’s Board of Directors shall have determined in good faith that no proposal made by Parent during such sixty (60) hour day period (if any) is as favorable to the Company Stockholders as such Superior Proposal.

6.2 Meetings of Stockholders.

(a) Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold the Company Stockholders Meeting, as promptly as practicable, and in any event within forty-five (45) days of the Joint Proxy Statement/Prospectus being declared effective by the SEC. Subject to Section 5.3, the Company will use its commercially reasonable efforts to solicit from Company Stockholders proxies in favor of the Mergers, and will use its commercially reasonable efforts to secure Company Stockholder Approval. The Company may adjourn or postpone the stockholder meeting called to approve the Mergers to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Company Stockholders in advance of a vote on the Mergers. In addition, the Company may adjourn the Company Stockholders Meeting to permit the Company to further solicit proxies in favor of the Mergers, if a proposal authorizing such adjournment is included in the Joint Proxy Statement/Prospectus and such proposal is affirmatively voted on by the Company Stockholders, by proxy or otherwise.

(b) Parent shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold the Parent Stockholders Meeting, as promptly as practicable, and in any event within forty-five (45) days of the Joint Proxy Statement/Prospectus being declared effective by the SEC. Parent shall also consult with Company regarding the date of the Parent Stockholders Meeting. Parent shall use commercially reasonable efforts to solicit from stockholders of Parent proxies in favor of the Mergers and shall take all other action necessary or advisable to secure the Parent Stockholder Approval. Parent may adjourn or postpone the Parent Stockholder Meeting called to approve the Mergers to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent Stockholders in advance of a vote on the Mergers. In addition, Parent may adjourn the Parent Stockholders Meeting to permit Parent to further solicit proxies in favor of the Mergers, if a proposal authorizing such adjournment is included in the Joint Proxy Statement/Prospectus and such proposal is affirmatively voted on by Parent Stockholders, by proxy or otherwise.

6.3 Access to Information; Disclosure Schedule Updates.

(a) Solely for the purpose of assisting Parent with the smooth transition or integration of Company’s business, properties, personnel and administrative and management systems to Parent, Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to such Company’s properties, books, contracts, commitments and records, and such other information concerning the business, properties and personnel of Company as Parent may reasonably request.

(b) No information or Knowledge obtained in any investigation or notice after the Execution Date pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Mergers. Additionally, during the period from the date hereof and prior to the Effective Time, each party shall promptly notify the other party in writing of:

(i) the discovery of any event, condition, fact or circumstance that (A) occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by such party in this Agreement or any other agreement contemplated hereby or (B) would reasonably be expected to constitute a Material Adverse Effect with respect to that party;

(ii) any breach of any covenant or obligation by such party;

(iii) any event, condition, fact or circumstance that may make the timely satisfaction of any of the covenants or conditions set forth in this Article VI or Article VII impossible or unlikely;

(iv) any notice or other communication from any Person alleging that the consent of that Person is or may be required in connection with the transactions contemplated by this Agreement;

(v) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(vi) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to the representations and warranties of that party in this Agreement, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

6.4 Confidentiality. The parties acknowledge that Parent and Company have previously executed a Mutual Non-Disclosure Agreement dated May 22, 2007 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

6.5 Public Disclosure.

(a) Company and Parent shall consult with each other before issuing any press releases or otherwise make any public statements or make any other public (or non-confidential) disclosures (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue a press release or make any statements or disclosures without prior consultation with the other, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

(b) Before any Merger Communication of Parent, Company or any of their respective “participants” (as defined in Rule 165 of the Securities Act or Item 4 of Schedule 14A of the Exchange Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third party or otherwise made accessible on the website of Parent, Company or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any officer, senior manager, key employee or advisor of Parent, Company or any such participant, as applicable, as a script in discussions or meetings with any such third parties, Parent or Company, as the case may be, shall (or shall cause any such participant to) provide the other such party and its counsel with a reasonable opportunity to review any such Merger Communication for purposes of, among other things, determining whether that communication (x) is required to be filed under Rules 165 and 425 of the Exchange Act or (y) constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act, as applicable. Parent, Merger Sub Corp. and Merger Sub LLC or Company, as applicable, shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such Merger Communication.

6.6 Consents; Cooperation.

(a) Each of Parent and Company shall promptly apply for or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Mergers under applicable laws and regulations (including those required under HSR or any other Antitrust Laws), including preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents. Each of Parent and Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of respective Material Contracts or Parent Material Contracts in connection with the Mergers for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other Antitrust Laws.

(b) Each of Parent and Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”).

(c) Notwithstanding anything to the contrary in Section 6.6(a) or 6.6(b), (i) Parent shall not be required to divest any of its or its Subsidiaries’ businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or of the Surviving Corporation after the Effective Time, and (ii) Company and its Subsidiaries shall not be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company.

(d) Each party shall notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant to this Section 6.6(d), and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any notification requirements under the Antitrust Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.6(a), each party shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement. To the extent reasonably practicable, neither the Company nor Parent shall, nor shall they permit their respective representatives to, participate independently in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed Merger unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

6.7 Company Option Plans.

(a) Company Option and Unvested Company Share Data. Except as set forth on the Company Disclosure Schedule with respect to (iii) of this Section 6.7(a), Schedule 6.7(a) hereto sets forth a true and complete list as of the date hereof of (i) all holders of outstanding Company Options under the Company Stock Plans; (ii) the number of shares of Company Common Stock subject to each such Company Option; (iii) the exercise or vesting schedule, the exercise price per share and the term of each such Company Option, and whether any such Company Option is subject to accelerated vesting as a result of the Mergers or any other transactions contemplated by this Agreement; (iv) all holders of Unvested Company Shares and the number of Unvested Company Shares held by each such holder (all such holders being Non-Continuing Employees); and (v) the vesting schedule, term and repurchase price of each Unvested Company Share and whether any Unvested Company Share is subject to accelerated vesting as a result of the Mergers or any other transactions contemplated by this Agreement. Within ten (10) business days following the Execution Date, Company shall deliver to Parent an updated Schedule 6.7(a) solely with respect subsection (iii) of this Schedule 6.7(a). On the Closing Date, Company shall deliver to Parent an updated Schedule 6.7(a) hereto current as of a date shortly before such date.

(b) Company Options and Unvested Company Shares Held by Non-Employee Directors and Non-Continuing Employees. At the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Sub Corp., Merger Sub LLC, the Company or the holders of Company Options or Unvested Company Shares, the vesting of each Unvested Company Share and the vesting of each Company Option that is outstanding, unexercised and unexpired, immediately prior to the Effective Time, and held by a member of the Board of Directors of the Company who is not an employee of the Company or any Subsidiary or a Non-Continuing Employee as set forth on Schedule 1.57, shall be accelerated in full so that each such Company Option is fully vested and exercisable and each Company Share is fully vested. In addition, at the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Sub Corp., Merger Sub LLC, the Company or the holders of Vested Company Options, each Vested Company Option (taking into account the vesting acceleration provided in the previous sentence) outstanding immediately prior to the Effective Time held by (i) a member of the Board of Directors of the Company who is not an employee of the Company or a Subsidiary of the Company or (ii) Non-Continuing Employees as set forth on Schedule 1.57, will be canceled and converted into the right to receive a cash payment for each share of Company Common Stock that would be obtainable upon exercise of the Vested Company Option as of immediately prior to the Effective Time, equal to the positive result (if any) of: (1) the Cash Exchange Ratio, plus (2) the Stock Exchange Ratio multiplied by the average closing price of Parent Common Stock for the ten (10) trading days immediately preceding the Closing Date (which shall be calculated to five decimal places), minus (3) the exercise price required to be paid to acquire the corresponding share of Company Common Stock (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Vested Company Option). Parent shall, or shall cause the Company to, pay to holders of Vested Company Options the payments hereunder less applicable Taxes required to be withheld with respect to such payments. Each Vested Company Share shall be cancelled and converted into the right to receive a cash payment for each share equal to (1) the Cash Exchange Ratio, plus (2) the Stock Exchange Ratio multiplied by the average closing price of Parent Common Stock for the ten

(10) trading days immediately preceding the Closing Date which shall be calculated to five decimal places. Parent shall, or shall cause the Company to, pay to the holders of Vested Company Options and Vested Company Shares the payments hereunder less applicable Taxes required to be withheld with respect to such payments pursuant to Section 2.6(c).

(c) Company Options Held by Continuing Employees. At the Effective Time, by virtue of the Mergers and without any action of the part of Parent, Merger Sub Corp., Merger Sub LLC, the Company or the holders of Company Options, each outstanding Company Option to purchase shares of Company Common Stock under the Company Stock Plans held by a Continuing Employee, whether vested or unvested, will be assumed by Parent and converted into an option to purchase shares of Parent Common Stock (each a “Parent Option”) as set forth in this Section 6.7. Each such Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions of such option as in effect immediately prior to the Effective Time, including, without limitation all vesting provisions and giving effect to the vesting acceleration provisions triggered by the transactions contemplated by this Agreement, except that (i) each such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock then subject to such Company Option (whether vested or unvested), multiplied by the Option Exchange Ratio rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the per share exercise price for such Company Option by the Option Exchange Ratio, rounded up to the nearest whole cent. The exercise price and the number of shares purchasable pursuant to the assumed Company Options as well as the terms and conditions of exercise of such assumed options shall be determined in order to comply with Sections 424(a) and 409A of the Code. Following the assumption of the Company Options and the Company Stock Plans, all references to Company in the Company Options and the Company Stock Plans shall be deemed to refer to Parent.

(d) Further Actions. Prior to the Effective Time, the Board of Directors of the Company shall adopt any resolutions and take any actions, including obtaining any necessary consents, which are necessary to effectuate the treatment of Company Options and Unvested Company Shares under this Section 6.7. In addition, prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Options and each holder of Unvested Company Shares describing the treatment of such Company Options and Unvested Company Shares in accordance with this Section 6.7.

(e) Section 16. The Board of Directors of Company shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the assumption of the Company Options in the Mergers. Provided that Company shall first provide to Parent the names of its stockholders and the number of shares of Company Common Stock or Company Options which may be subject to Section 16(b) of the Exchange Act and any other information reasonably requested by Parent and relating to the same, the Board of Directors of Parent shall, prior to the Effective Time, take appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, the deemed grant of options to purchase Parent Common Stock under the Company Options (as assumed pursuant hereto).

(f) Form S-8. Parent agrees to file, as soon as practicable after the Closing, a registration statement on Form S-8 covering the sale of shares of Parent Common Stock issuable pursuant to outstanding Company Options under the Company Stock Plans assumed by Parent pursuant to the terms hereof. Company will cooperate and assist Parent in the preparation of such registration statement.

6.8 Employee Benefit Plans.

(a) Effective immediately preceding the Closing, Company will terminate, or cause to be terminated, any and all Employee Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code and, at the request of Parent, Company will provide Parent with evidence that such plans have been terminated effective immediately prior to the Closing pursuant to resolutions duly adopted by the Board of Directors of Company or other duly-designated authority. On and after the Closing Date, Company’s employees who become employees of Parent and/or the Surviving LLC shall receive employee benefits commensurate with those provided by Parent and its subsidiaries to similarly situated employees, as determined by Parent in its sole discretion (which employee benefits may be provided under the Employee Plans acquired by Parent and/or the Surviving LLC upon consummation of the transactions contemplated hereby). Parent and/or the Surviving LLC shall offer outplacement and severance pay benefits in accordance with Schedule 6.8(a) of the Parent Disclosure Schedule to those employees whom Parent elects not to make an offer of employment at or before Effective Time, subject to the employee’s execution of a general release of claims in a form provided by Parent and/or the Surviving LLC, such severance pay benefits to be not less favorable to such employees than the benefits that would be payable by Company under its existing severance policy, a copy of which has been provided to Parent. Parent and/or Surviving LLC shall provide or cause to be provided that under each employee benefit plan, policy, program or arrangement where service is relevant to a determination of an employee’s eligibility to participate and vesting, employees of Company who become employees of Parent and/or the Surviving LLC shall be credited with their period of service with Company or any predecessor employer prior to the Closing, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. To the extent consistent with applicable law and applicable tax qualification requirements, and subject to the consent of any applicable insurance carrier or health maintenance organization, Parent and/or the Surviving LLC shall make available, or cause to be made available, to those employees of Company who become employees of Parent and/or the Surviving LLC, medical, dental, disability and other welfare benefits plans and programs, to the extent the same is offered by Parent and/or the Surviving LLC generally to their respective employees, without regard to any preexisting condition limitation, actively-at-work requirement or similar limitation; provided, and only to the extent, that any analogous restriction applied to such employee under an analogous plan of Company had been satisfied as of the Closing Date. In determining an employee’s share of the cost of coverage under any plan or program of Parent and/or the Surviving LLC for the year in which the Closing occurs, Parent and/or the Surviving LLC shall make commercially reasonable efforts to credit the employee with any pre-Closing co-pays and deductibles made by or on behalf of such employee under each comparable plan maintained by Company prior to the Effective Time for such year. Without limiting the generality of the foregoing, Parent and the Surviving LLC agree to assume the obligations of the Company regarding health insurance benefits under the Company Change in Control Agreements.

(b) Subject to the foregoing, from and after the Closing Date, Parent and the Surviving LLC will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of the Continuing Employees of the Surviving LLC, and nothing herein shall prevent Parent or the Surviving LLC, as applicable, from amending or terminating any employee benefit plans, programs, or arrangements they maintain (including any Employee Plans) in accordance with their terms and applicable law.

6.9 D&O Indemnification and Insurance. Parent shall cause the Surviving LLC, and the Surviving LLC hereby agrees, to do the following:

(a) The Surviving LLC shall indemnify and hold harmless the present and former officers and directors of Company (each an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other applicable laws or provided under Company’s Certificate of Incorporation and Bylaws in effect on the Execution Date; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. The organizational documents of the Surviving LLC shall contain provisions no less favorable with respect to indemnification than are set forth in Company’s Certificate of Incorporation and its Bylaws, as the same may exist on the date of this Agreement.

(b) For six (6) years after the Effective Time, the Surviving LLC shall provide officers’ and directors’ liability insurance (with carriers at least substantially comparable to in claims paying rating to Company’s existing carriers) in respect of acts or omissions occurring at or prior to the Effective Time covering each Indemnified Person on terms with respect to coverage and amount no less favorable than those of Company’s policy in effect on the Execution Date (or, with the consent of Company’s Board of Directors before the Effective Time, on terms no less favorable than those of Parent’s policy in effect on the Execution Date.)

(c) If Parent, the Surviving LLC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving LLC, as the case may be, shall assume the obligations set forth in this Section 9.

(d) The rights of each Indemnified Person under this Section 6.9 shall be in addition to any rights such Person may have under the Certificate of Incorporation or Bylaws of Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Mergers and are intended to benefit, and shall be enforceable by, each Indemnified Person.

6.10 NASDAQ Listing. Parent shall use all commercially reasonable efforts to cause the shares of Parent Stock to be issued in connection with the Mergers to be approved for listing on NASDAQ, subject to official notice of issuance.

6.11 Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated hereby, Parent and Company and the members of their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the Mergers and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation in the transactions contemplated hereby, except, in each such case, to the extent consistent with the fiduciary duties of the Board of Directors of Company under applicable law after consultation with outside counsel. To the extent required, the Board of Directors of Parent and the Board of Directors of Company shall take all further action necessary to render any “poison pill” or rights agreement inapplicable to this Agreement, the Mergers and other transactions contemplated by this Agreement, including, without limitation, amending such rights agreement.

6.12 Notices. Company shall give all notices and other information required to be given to the employees of Company, any collective bargaining unit representing any group of employees of Company, if applicable, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement.

6.13 Commercially Reasonable Efforts and Further Assurances. Each of the parties to this Agreement shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

6.14 Employment and Non-competition Agreements. As of the Execution Date, Roy Banks shall execute and deliver to Parent, and Parent shall execute and deliver to Roy Banks, the Executive Employment Agreement in the form attached hereto as Exhibit A and a Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit B. Such Executive Employment Agreement shall become effective as of the Effective Time.

6.15 FIRPTA. Company shall, on or prior to the Closing Date, provide to Parent a properly executed FIRPTA Certificate, substantially in the form attached hereto as Exhibit E, which states that shares of capital stock of Company do not constitute “United States real property interests” within the meaning of Section 897(c) of the Code. In addition, simultaneously with delivery of such FIRPTA Certificate, Company shall have provided to Parent, a form of notice to the Internal Revenue Service substantially in the form attached hereto as Exhibit F, along with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of Company upon the Closing of the Mergers.

6.16 Board of Directors of Parent as of the Effective Time. At the Effective Time, the Parent Board of Directors shall appoint one (1) new member to the Parent Board of Directors, which member shall have been designated by Company and is identified on Schedule 6.16 (the “Company Designated Director”).

6.17 Stock and Option Restriction Agreement. As of the Execution Date, each Non-Continuing Employee shall execute and deliver to Parent, and Parent shall execute and deliver to each Non-Continuing Employee, the Stock and Option Restriction Agreement in the form attached hereto as Exhibit F.

ARTICLE VII

CONDITIONS TO THE MERGERS

No Party may refuse to close the Mergers and the transactions contemplated hereunder if any condition remains unsatisfied where such party’s failure to fulfill its obligations under this Agreement shall have been the cause of, or resulted in, the condition not being satisfied.

7.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to this Agreement to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the Parties hereto:

(a) Stockholder Approval. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b) Joint Proxy Statement/Prospectus. The SEC shall have declared the Joint Proxy Statement/Prospectus effective in accordance with the provisions of the Securities Act, and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Joint Proxy Statement/Prospectus shall have been issued, no action, suit, proceedings or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Mergers shall have been received.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers or limiting or restricting Parent’s business following the Mergers shall be in effect, nor shall any proceeding brought by any Governmental Authority, seeking any of the foregoing be pending; nor shall there be any action taken by any Governmental Authority, or any applicable statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers, which makes the consummation of the Mergers illegal. In the event an injunction or other order shall have been issued in response to a third party (other than a Governmental Entity) action, each party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(d) Antitrust Approval. The applicable waiting period (and any extension thereof) under the HSR Act and any other applicable Antitrust Laws shall have been terminated or shall have expired.

7.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent in this Agreement shall be true and correct in all respects (disregarding for this purpose all qualifications therein to materiality or Parent Material Adverse Effect) on and as of the Effective Time as though such representations and warranties were made on and as of such time or, in the case of representations and warranties of Parent which speak as of an earlier date, shall be true and correct as of such earlier date, except where the failure to be true and correct has not had, and would not reasonably be expected to result in, whether individually or in the aggregate, a Parent Material Adverse Effect, (ii) Parent shall have performed and complied in all material respects with all covenants, obligations and conditions (including, without limitation, the obligations set forth in Sections 6.14) of this Agreement required to be performed and complied with by Parent as of the Effective Time.

(b) Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer (acting in his or her capacity as an officer, and in no event in his or her individual capacity) to the effect set forth in Section 7.2(a).

(c) No Parent Material Adverse Effect. There shall not have occurred any change, event or effect, nor shall any fact or circumstance have arisen, that, taken together with all other changes, events, effects, facts and circumstances, constitutes a Parent Material Adverse Effect.

(d) NASDAQ Approval. The shares of Parent Common Stock to be issued in the Mergers shall have been approved for listing on NASDAQ, subject to official notice of issuance.

7.3 Additional Conditions to the Obligations of Parent, Merger Sub Corp. and Merger Sub LLC. The obligations of Parent, Merger Sub Corp. and Merger Sub LLC to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Company in this Agreement shall be true and correct in all respects (disregarding for this purpose all qualifications therein to materiality or Company Material Adverse Effect) on and as of the Effective Time as though such representations and warranties were made on and as of such time and or, in the case of representations and warranties of Company which speak as of an earlier date, shall be true and correct as of such earlier date, except where the failure to be true and correct has not had, and would not reasonably be expected to result in, whether individually or in the aggregate, a Company Material Adverse Effect, (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

(b) Certificate of Company. Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer (acting in his or her capacity as an officer, and in no event in his or her individual capacity) to the effect set forth in Section 7.3(a).

(c) No Company Material Adverse Effect. There shall not have occurred any change, event or effect, nor shall any fact or circumstance have arisen, that, taken together with all other changes, events, effects, facts and circumstances, constitutes a Company Material Adverse Effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination.

(a) At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Company and Parent, this Agreement may be terminated:

(i) by mutual written consent duly authorized by each party’s Board of Directors;

(ii) by either Parent or Company, if the Closing shall not have occurred on or before November 30, 2007 (provided a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

(iii) by Company, if the Board of Directors of Parent shall have withdrawn or modified its recommendation of this Agreement or the Mergers in a manner adverse to Company;

(iv) by Parent, if the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Mergers in a manner adverse to Parent;

(v) by Company, if Parent shall breach any representation, warranty, obligation or agreement hereunder which breach results in a Parent Material Adverse Effect and such breach shall not have been cured within fifteen (15) days following receipt by Parent of written notice from Company of such breach, provided that the right to terminate this Agreement by Company under this Section 8.1(a)(v) shall not be available to Company where Company is at that time in breach of this Agreement and such breach constitutes a Company Material Adverse Effect;

(vi) by Parent, if Company shall breach any representation, warranty, obligation or agreement hereunder which breach results in a Company Material Adverse Effect and such breach shall not have been cured within fifteen (15) days following receipt by Company of written notice from Parent of such breach, provided that the right to terminate this Agreement by Parent under this Section 8.1(a)(v) shall not be available to Parent where Parent is at that time in breach of this Agreement and such breach constitutes a Parent Material Adverse Effect;

(vii) by either Parent or Company if (A) any Government Entity shall have issued an order, decree, ruling or permanent injunction or other order or taken any action to prevent the consummation of the Mergers and such order, decree, ruling or permanent injunction or other order shall have become final and nonappealable, or (B) Parent Stockholder Approval or Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders of that Person or at any adjournment thereof; or

(viii) by Company, if Company accepts a Superior Proposal pursuant to Section 6.1(b) and Company has paid the Termination Fee to Parent.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part, of Parent, Merger Sub Corp., Merger Sub LLC or Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from (i) the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement or (ii) failure of either party to fulfill a condition to the performance of the obligations of the other party, in which case any such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of that breach or failure; provided that the provisions of Section 6.4 (Confidentiality), Section 8.3 (Expenses and Termination Fees) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

8.3 Expenses and Termination Fees.

(a) Subject to subsections (b) and (c) of this Section 8.3 and Section 5.3, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided that the parties shall share equally the filing fees due under HSR and any other Antitrust laws.

(b) If (x) this Agreement is terminated by either party pursuant to Section 8.1(a)(vii)(B) due to a failure to obtain Parent Stockholder Approval and at or before Parent’s stockholder meeting (or any adjournment thereof), any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal in respect of Parent and (y) concurrently with or within twelve (12) months after such termination, a Third Party Acquisition Event for Parent occurs, then Parent shall pay the Termination Fee to Company within five (5) business days of the occurrence of that Third Party Acquisition Event;

(c) If (x) this Agreement is terminated by either party pursuant to Section 8.1(a)(vii)(B) due to a failure of Company to obtain Company Stockholder Approval and at or before the Company Stockholders Meeting (or any adjournment thereof), any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal in respect of Company and (y) concurrently with or within twelve (12) months after such termination, a Third Party Acquisition Event for Company occurs, then Company shall pay the Termination Fee to Parent within five (5) business days of the occurrence of that Third Party Acquisition Event;

(d) If this Agreement is terminated by Company pursuant to Section 8.1(a)(iii), then Parent shall pay the Termination Fee to Company within five (5) business days of the termination; or

(e) If this Agreement is terminated by Parent pursuant to Section 8.1(a)(iv), then Company shall pay the Termination Fee to Parent within five (5) business days of the termination.

8.4 Amendment. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto (with the approval of the Boards of Directors of such parties); provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Company shall not (i) alter or change the amount or kind of Merger Consideration, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Mergers, or (iii) alter or change any of the terms and conditions of the Agreement, if such alteration or change would materially adversely affect the holders of Company Common Stock.

8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party granting such waiver or extension.

ARTICLE IX

GENERAL PROVISIONS

9.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Section 6.4 (Confidentiality), Section 6.5 (Public Disclosure), Section 6.7(f) (Form S-8), Section 6.8(a) (Employee Benefits), Section 6.9 (D&O Indemnification), Section 6.13 (Commercially Reasonable Efforts and Further Assurances), Section 8.3 (Expenses and Termination Fees), Section 8.4 (Amendment), and this Article IX shall survive the Effective Time.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent, Merger Sub Corp. or Merger Sub LLC to:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

Attention: David J. Kim, Vice President and General Counsel

Facsimile No.: (650) 625-9145

with a copy to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

Attention: Richard Scudellari

Facsimile: (650) 494-0792

(b)	if to Company, to:

Authorize.Net Holdings, Inc.

293 Boston Post Road West, Suite 220

Marlborough, MA 01752

Attn: Eugene DiDonato, Vice President and General Counsel

Facsimile No.: (508) 229-3255

with a copy to:

Foley Hoag LLP

Seaport World Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210-2600

Attention: John D. Patterson, Esq.

Facsimile: (617) 832-7000

9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Execution Date. A party conducting its business or other affairs or taking any action in the “ordinary course of business” (or in the “ordinary course”) means that such an action taken by or on behalf of such party shall not be deemed to have been taken in the “ordinary course of business” (or in the “ordinary course”) unless: (a) such action is consistent with such party’s past practices in all material respects and is taken in the ordinary course of such party’s operations and (b) such action is not required to be authorized by such party’s stockholders. The phrases “material breach” or “material default” of or under any agreement, contract or like arrangement by a party means the occurrence of any inaccuracy in or breach of, or any failure to comply with or perform, a representation, warranty, covenant, obligation or other provision of such agreement, contract or like arrangement, if such inaccuracy or failure, in any way, materially and adversely would affect the value of, or such party’s rights, title or interest in, any of its assets or property, or its rights and obligations under such agreement, contract or arrangement. Any event, change, condition or effect being “material” with respect to any entity or group of entities means any event, change, condition, circumstance or effect that is material to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.5 Entire Agreement; Parties in Interest. This Agreement, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, the Parent Ancillary Agreements and the

Company Ancillary Agreements, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, and (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as set forth in Sections 2.6(a), and (c)-(e), 2.7, 6.7, 6.8, 6.9 and 6.14.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to such state’s principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any federal or state court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

[Signatures Follow On a Separate Page]

IN WITNESS WHEREOF, Company, Parent, Merger Sub Corp. and Merger Sub LLC have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

“Company”

AUTHORIZE.NET HOLDINGS, INC.

By:	/s/ Robert Donahue
Robert Donahue
Chief Executive Officer

“Parent”

CYBERSOURCE CORPORATION

By:	/s/ William S. McKiernan
William S. McKiernan
Chairman and Chief Executive Officer

“Merger Sub Corp.”

CONGRESS ACQUISITION-SUB, INC.

By:	/s/ William S. McKiernan
William S. McKiernan
President

“Merger Sub LLC”

CONGRESS ACQUISITION SUB 1, LLC

By:	CyberSource Corporation
Its:	Manager

By:	/s/ William S. McKiernan
William S. McKiernan
President

ANNEX B

STOCK AND OPTION RESTRICTION AGREEMENT

THIS STOCK AND OPTION RESTRICTION AGREEMENT (this “Agreement”) is made as of June     , 2007, by and among CyberSource Corporation, a Delaware corporation (“CyberSource”) and each of the Stockholders (as defined below).

WHEREAS, certain individuals (the “Stockholders”) hold shares of common stock, including any shares of common stock subject to restrictions and conditions, of Authorize.Net Holdings, Inc., a Delaware corporation (“ANET,” and such shares, the “Common Stock”) or options to purchase shares of Common Stock (the “Options,” and together with the Common Stock, the “Shares”).

WHEREAS, CyberSource and ANET are parties to that certain Agreement and Plan of Reorganization dated as of June 17, 2007 (the “Merger Agreement”).

WHEREAS, the terms of the Merger Agreement provide that Stockholders will receive certain cash payments in exchange for all Options held by such Stockholders, and such cash payments are conditioned, among other things, upon the execution and delivery of this Agreement by the Stockholders.

WHEREAS, the obligations of CyberSource are conditioned, among other things, upon the execution and delivery of this Agreement by the Stockholders.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Transfer and Exercise. Except as provided in the Merger Agreement or in Section 2 below, the Stockholders may not to sell, transfer (whether by gift, operation of law or otherwise), assign, pledge, hypothecate, encumber or otherwise transfer, dispose of or encumber any Shares, or exercise any Options until this Agreement is terminated pursuant to Section 3 hereof.

2. Permitted Transfers. To the extent not prohibited by the listing requirements of The NASDAQ Stock Market LLC (or other established stock exchange or national market system on which the Common Stock is traded) and applicable law, Stockholder may transfer or surrender shares of Common Stock to the Company in satisfaction of any tax withholding obligations incident to the exercise or vesting of such Stockholder’s Common Stock.

3. Termination. This Agreement shall terminate upon the earlier to occur of: (i) the Effective Time (as defined in the Merger Agreement) or (ii) upon the termination of the Merger Agreement.

4. Miscellaneous.

4.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.2 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

4.3 Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of CyberSource and each Stockholder. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon the CyberSource and each Stockholder.

4.4 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction and Vesting Agreement as of the date first above written.

CYBERSOURCE CORPORATION

By:
William S McKiernan
Chairman and Chief Executive Officer

STOCKHOLDER:

Robert Donahue

By:
Address:

STOCKHOLDER:

Eugene DiDonato

By:
Address:

STOCKHOLDER:

Roy Banks

By:
Address:

STOCKHOLDER:

Timothy O’Brien

By:
Address:

STOCKHOLDER:

Kathleen Harris

By:
Address:

STOCKHOLDER:

John Granara

By:
Address:

STOCKHOLDER:

Rachelle B. Chong

By:
Address:

STOCKHOLDER:

Kevin C. Melia

By:
Address:

STOCKHOLDER:

Gary E. Haroian

By:
Address:

STOCKHOLDER:

Andrew G. Mills

By:
Address:

ANNEX C

Executive Employment Agreement

This Executive Employment Agreement (this “Agreement”) is made as of this 17th day of June 2007, by and between CyberSource Corporation, a Delaware corporation (“Employer” or the “Parent”), and Roy Banks of 6174 Thornton Circle, Highland, Utah 84003 (the “Executive”) (collectively, the “parties”).

WHEREAS, Executive is currently employed by Authorize.Net Holdings, Inc. (“Company”); and,

WHEREAS, pursuant to an Agreement and Plan of Reorganization by and among the Parent, Congress Acquisition-Sub, Inc. (the “Merger Sub”), Congress Acquisition Sub 1 LLC (“Merger Sub LLC”), and the Company (the “Merger Agreement”), the Merger Sub and the Company will be merged and the resulting corporation will be merged with and into the Merger Sub LLC, with the Merger Sub LLC surviving as a wholly-owned subsidiary of the Parent; and

WHEREAS, the parties wish to provide for the Executive’s employment as President of Merger Sub LLC (or Authorize.Net LLC) with Employer following the Merger, beginning on the Effective Date as defined in the Merger Agreement;

NOW, THEREFORE, subject to the terms of the Merger Agreement and contingent upon the consummation of the Merger, the parties agree as follows:

1. Definition of Terms. As used herein, the following terms shall have the following respective meanings. All capitalized terms not defined herein shall have the meanings defined in the Merger Agreement.

(a) “Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to Employer, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of Employer; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Employer may terminate Executive’s employment For Cause at any time, without any advance notice. Employer shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of Employer under this Agreement shall cease.

(b) “Effective Time” shall have the meaning set forth in the Merger Agreement.

(c) “Good Reason” shall mean (i) a reduction in the Executive’s annual base salary, as set forth in Section 3(a) below, or in Executive’s Variable Compensation or Annual Bonus targets as set forth in Section 3(c) and (d), except for across-the-board salary reductions similarly affecting all management personnel of the Company or Employer; or (ii) the relocation of the primary office where the Executive is to perform his duties by more than 35 miles from its location on the Effective Date; or (iii) a significant diminution of duties of Executive such as the Executive no longer directing the activities of the Authorize.Net LLC sales team, or the Executive no longer primarily influencing the delivery of support, services, and features directed to, and associated with, Authorize.Net LLC customers; or (iv) Executive no longer reporting directly to the CEO of Employer.

(d) “Release” shall mean a release of claims by the Executive in favor of Employer and the other parties, in the form attached hereto as Exhibit A.

(e) “Term” shall mean the period commencing as of the Effective Time and continuing in effect through December 31, 2008; provided, however, that commencing on January 1, 2009, and on each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 180 days prior to the scheduled expiration of the Term (or any extension thereof), Employer shall have given the Executive written notice that the Term will not be extended.

2. Position and Responsibilities.

(a) Position. Subject to the consummation of the Merger, Employer shall employ the Executive as President of Authorize.Net LLC reporting to Employer’s Chief Executive Officer. The Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to the Executive by Employer. The Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in Employer’s sole discretion.

(b) Other Activities. Except upon the prior written consent of Employer, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with Employer.

(c) No Conflict. The Executive represents and warrants that his execution of this Agreement, employment with Employer, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

3. Compensation and Benefits.

(a) Base Salary. In consideration of the services to be rendered under this Agreement, Employer shall pay the Executive a salary at the rate of Two Hundred and Seventy-five Thousand Dollars ($275,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with Employer’s regularly established payroll practice. The Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of Employer for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of Employer.

(b) Stock Options. The Executive shall be provided with an option to purchase 395,000 shares of the Common Stock of the Employer (the “Employer Stock Options”), provided that Executive acknowledges and understands that Executive will not be eligible for consideration for additional option grants until 2010. The price per share of the Employer Stock Options shall be the closing price of the Employer’s common stock as listed on the NASDAQ Global Market on the Executive’s first day of employment by the Employer (which is anticipated to be the date on which the Effective Time takes place). The Executive’s entitlement to stock options is conditioned upon his signing of the applicable stock option agreement and is subject to its terms and the terms of the applicable stock option plan under which the options are granted. Among other things set forth in the stock option agreement, one quarter of the stock options will vest upon the first anniversary of the Executive’s employment with Employer, and, thereafter, the remaining unvested options will vest at a rate of 1/48 per month on the first day of each calendar month following the first anniversary.

(c) Variable Compensation. Executive shall be eligible for annual variable compensation of One Hundred Thousand Dollars ($100,000) (“Variable Compensation”), based on achievement of targets established by Employer’s Board of Directors, which targets may be amended at any time at the sole discretion of Employer’s Board of Directors or Compensation Committee. Such Variable Compensation shall be determined and payable on a quarterly basis.

(d) Bonus. Executive shall be eligible for an annual target incentive bonus equal to Twenty-Five Thousand Dollars ($25,000) (“Target Bonus”), based on Employer’s overachievement of overall operating income plan targets established by Employer’s Board of Directors, which targets may be amended at any time at the sole discretion of Employer’s Board of Directors or Compensation Committee.

(e) Benefits. The Executive shall be eligible to participate in the benefits made generally available by Employer to similarly-situated executives, in accordance with the benefit plans established by Employer, and as may be amended from time to time in Employer’s sole discretion, including paid vacation accruing at a rate of five weeks per year.

(f) Expenses. Employer shall reimburse the Executive for reasonable business expenses incurred in the performance of the Executive’s duties hereunder in accordance with Employer’s expense reimbursement guidelines.

4. At-Will Employment; Termination for Cause; Termination Without Cause.

(a) At-Will Termination. The Executive’s employment with Employer shall be “at-will” at all times. Either Employer or the Executive may terminate the employment relationship at any time, with or without cause or advance notice, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of Employer relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of Employer under this Agreement shall cease, except as otherwise provided herein.

(b) Termination for Cause. Employer may terminate Executive’s employment for Cause at any time, without any advance notice. Employer shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of Employer under this Agreement shall cease.

(c) Termination Without Cause; Good Reason.

i) In the event that, between the Effective Date and expiration of the Term on December 31, 2008, Employer terminates the Executive’s employment without Cause, or Executive terminates his employment with Employer for Good Reason, subject to the Executive’s execution of the Release and the provisions of Section (4)(c)(iii) below, (1) Employer shall pay the Executive in one lump sum payment an amount equal to one times his then-current Base Salary plus one times the Variable Compensation earned by the Executive in respect of the immediately preceding calendar year (or, if the Board of Directors or Compensation Committee has not yet made a determination regarding the amount of such Annual Bonus, one times 60% of the Executive’s target Variable Compensation) plus one times the Target Bonus earned by the Executive in respect of the immediately preceding calendar year (or, if the Board of Directors or Compensation Committee has not yet made a determination regarding the amount of such Target Bonus, one times 60% of the Executive’s Target Bonus); and (2) the Executive and his family members will be eligible to continue his group health insurance coverage in accordance with the federal COBRA law. The Executive shall not be entitled to any severance payments or benefits if Executive’s employment is terminated for Cause or due to Executive terminating his employment for other than Good Reason; or due to expiration or non-renewal of the Term.

ii) Should the Executive or any of his family members elect COBRA continuation coverage during the twelve-month period immediately following the Executive’s termination pursuant to Section 4(b)(i) hereof, Employer shall be responsible for paying the difference between the cost of COBRA continuation coverage and the premium contribution amount applicable to the Executive as of the date of such termination of employment, subject to any applicable rate adjustments by carrier or Employer. After such twelve-month period ends, if Executive or any of his family members elect to continue COBRA coverage, Executive will be responsible for all of the premium payments. Information about Executive’s rights under COBRA and forms for electing continuation coverage will be provided to Executive by a separate letter on or about the date of such termination of employment.

iii) Notwithstanding anything herein to the contrary, (a) in the event that the compensation payable to the Executive hereunder would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code, Employee shall have the right to reduce such compensation to an amount that would avoid the application of said Section 280G, and (b) to the extent that Employer in good faith determines that amounts that are or may become payable to the Executive upon termination of employment hereunder are required to be suspended or delayed for a period of six months in order to satisfy the requirements of Internal Revenue Code Section 409A, then Employer shall so advise the Executive, any such payments shall be suspended and accrued for six months, whereupon said payments shall be paid to the Executive in a lump sum.

5. Termination Obligations.

(a) Return of Property. The Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by the Executive incident to the Executive’s employment belongs to Employer and shall be promptly returned to Employer upon termination of the Executive’s employment.

(b) Resignation and Cooperation. Upon termination of the Executive’s employment, the Executive shall be deemed to have resigned from all offices and directorships then held with Employer. Following any termination of employment, the Executive shall cooperate with Employer in the winding up of pending work on behalf of Employer and the orderly transfer of work to other employees. The Executive shall also cooperate with Employer in the defense of any action brought by any third party against Employer that relates to the Executive’s employment by Employer.

6. Inventions and Proprietary Information; Prohibition on Third Party Information.

(a) Confidentiality Agreement. The Executive agrees to sign and be bound by the terms of Employer’s Agreement Regarding Confidentiality and Inventions, which is attached as Exhibit B (“Confidentiality Agreement”).

(b) Restrictive Covenants. The Executive acknowledges that because of his position in Employer, he will have access to material intellectual property and confidential information. The Executive agrees to sign and be bound by the terms of the Non-Competition and Non-Solicitation Agreement to be executed in connection with the Merger Agreement.

(c) Non-Disclosure of Third Party Information. The Executive represents and warrants and covenants that he shall not disclose to Employer, or use, or induce Employer to use, any proprietary information or trade secrets of third parties at any time; and the Executive acknowledges and agrees that any violation of this provision shall be grounds for immediate termination of his employment. The Executive further specifically and expressly acknowledges that no officer or other employee or representative of Employer has requested or instructed him to disclose or use any such third party proprietary information or trade secrets.

7. Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by the Executive and by a duly authorized representative of Employer other than the Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

8. Assignment. The performance of the Executive is personal hereunder, and the Executive agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by Employer; and nothing in this Agreement shall prevent the consolidation, merger or sale of Employer or a sale of any or all or substantially all of its assets. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

9. Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. The Executive shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Employer’s Notice Address:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

ATTN: General Counsel

Executive’s Notice Address:

Roy Banks

6174 Thornton Circle

Highland, Utah 84003

10. Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

11. Taxes. All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by the Executive.

Employer and any successor-in-interest shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code; in such event, any payment to which the Executive would otherwise be entitled during the six (6) month period following the date of the Executive’s termination of employment will be payable on the first business day following the expiration of such six (6) month period.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

14. Obligations Surviving Termination of Employment. The Executive agrees that his obligations under Sections 5 and 6 and Exhibit B of this Agreement, and under the Non-Competition and Non-Solicitation Agreement, shall survive the termination of employment and the termination of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

16. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of the Executive’s employment by Employer and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Confidentiality Agreement attached as Exhibit B and the Non-Competition and Non-Solicitation Agreement). To the extent that the practices, policies or procedures of Employer, now or in the future, apply to the Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. The parties acknowledge and agree that this Agreement supersedes and replaces in its entirety the Executive’s Executive Retention Agreement with the Company dated May 23, 2005.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CYBERSOURCE CORPORATION		ROY BANKS:

By:	/s/ William S. McKiernan	/s/ Roy Banks
William S. McKiernan
Title:	Chairman and CEO

Exhibit A

FORM OF GENERAL RELEASE OF CLAIMS

In exchange for the consideration from CyberSource Corporation (“Company”) described in Section 4(b) of the Executive Employment Agreement between you and CyberSource Corporation dated June 17, 2007 (the “Employment Agreement”), the sufficiency of which is hereby acknowledged, you, on your own behalf and on behalf of your heirs, personal representatives, and assigns, hereby voluntarily and irrevocably release, acquit and forever discharge Company, Employer, their respective parent, subsidiary, affiliated, related, predecessor, and successor entities, and their respective past, present and future officers, directors, agents, representatives, attorneys, servants, employees, predecessors, successors, and assigns (hereinafter the “Releasees”), from any and all claims, demands, liabilities, debts, judgments, damages, expenses (including attorneys’ fees and costs), actions, causes of action or suits of any kind whatsoever which you, your heirs, personal representatives and assigns, and each of them, may have had or may now have, whether known or unknown, including, but not limited to, common law claims, statutory claims, claims for wages, commissions, bonuses or earnings or benefits, claims for overtime, claims or causes of action under the Civil Rights Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.), the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Massachusetts Fair Employment Practices Act, the California Fair Employment and Housing Act and any equivalent state law, tort law, contract law, law of wrongful discharge, discrimination, harassment, fraud, misrepresentation, defamation, libel, emotional distress, breach of the implied covenant of good faith and fair dealing, any other federal, state or municipal statute or ordinance, and claims or causes of action under any other theory, which arise out of or are related in any way, directly or indirectly, to your employment or the termination of your employment.

You further agree that you will not bring any lawsuits or make any other demands against the Releasees, or pursue any lawsuits already brought, based on your employment by Company. You further represent that you have no current or pending actions, charges, lawsuits or complaints against Company. You acknowledge and understand that the consideration provided for in the Employment Agreement constitutes a full, fair and complete payment for the release and waiver of all your possible claims. You acknowledge and understand that Company does not owe you anything for your employment in addition to the consideration set forth in the Employment Agreement.

THIS MEANS THAT YOU MAY NOT SUE COMPANY OR THE OTHER RELEASEES FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF YOUR EMPLOYMENT OR TERMINATION.

In signing this Release, you acknowledge that you understand its provisions, that your agreement is knowing and voluntary, that you have been afforded a full and reasonable opportunity of at least 21 days to consider its terms and to consult with or seek advice from an attorney or any other person of your choosing, and that you have been advised by the Company to consult with an attorney prior to executing this Release.

For a period of seven (7) days following your execution of this Release, you may revoke your signature, and this Release shall not become effective or enforceable until this seven (7) day revocation period has expired. No payments or benefits under Section 4(b) of the Employment Agreement will be made or provided until after this seven-day period has expired without your revoking this Release. You understand and acknowledge that the terms of your employment and the Company’s usual severance policies or practices (if any) would have provided you less severance pay and benefits than those provided to you under the Employment Agreement.

AGREED:		DATED:
Roy Banks

Exhibit B

AGREEMENT REGARDING CONFIDENTIALITY AND INVENTIONS

In consideration of CyberSource Corporation or its subsidiaries or affiliates (referred to separately or together as “Company”) employing me, compensating me and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, I (the “Employee”) understand and agree to the following provisions for the protection of Company property rights:

I. COMPANY CONFIDENTIAL INFORMATION AND MATERIALS. I acknowledge that the following information and materials in written, oral, machine-readable, photographic or other form and whether now existing or developed or created during my employment with the Company (the “Confidential Information”) are proprietary to Company and are highly sensitive in nature:

A. Information Marked Proprietary or Confidential. All data, documents, materials, drawings and information that I receive from Company in tangible form and marked “Proprietary” or “Confidential.”

B. Technology. Any and all Technology (as defined below) which is constructed, designed, improved, altered or used by Company and which is not generally known to the public or within the industries in which Company competes.

C. Business Procedures. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way Company conducts its business and which is not generally known to the public.

D. Legal Rights. Patents, copyrights, mask work rights, trade secrets, trademarks, service marks, and the like.

E. Marketing Plans and Customer Lists. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Company which have been or are being discussed; (ii) financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Company.

F. Third Party Information. Any and all information and materials in Company’s possession or under its control from any other person or entity which Company is obligated to treat as confidential or proprietary (“Third Party Information”).

G. Not Generally Known. Any and all information not generally known to the public or within the industries or trades in which Company competes.

II. NON-CONFIDENTIAL INFORMATION AND MATERIALS. The following information and materials shall not be considered Confidential Information.

A. General Skills and Knowledge. The general skills and experience that I gain during my employment, and information publicly available or generally known within the industries or trades in which Company competes.

B. Public Domain. Information which at the time of disclosure is in the public domain, or which later becomes part of the public domain by publication or otherwise through no breach by any party of any confidentiality obligation to Company.

C. Prior Possession. Information which I can demonstrate was in my possession prior to Company’s disclosure to me. Except as disclosed on Schedule A to this agreement, I have no knowledge of the Company’s Confidential Information, other than information I have learned from the Company in the course of being hired and employed.

D. Third Party. Information which is furnished to me by a third party, as a matter of right without restriction on disclosure, and which was not received directly or indirectly from Company, and which Company is not obligated to keep confidential.

E. Independent Development. Information which I can demonstrate that I independently developed outside the scope and course of my employment and without any reliance upon the Confidential Information.

III. MY OBLIGATIONS AS TO CONFIDENTIAL INFORMATION AND MATERIALS. During my employment, I will have access to the Confidential Information and will occupy a position of trust and confidence regarding Company’s affairs and business. I agree to take the following steps to preserve the confidential and proprietary nature of the Confidential Information.

A. Non-Disclosure. During and after my employment, I will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of my duties with Company, and I will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities. I understand that I am not allowed to sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information.

B. Third Party Information. I will maintain the confidentiality of Third Party Information and will not use the information or disclose it to anyone (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party).

C. Location and Reproduction. I agree to maintain at my workstation and/or any other place under my control only such Confidential Information that is necessary to carry out my responsibilities as an employee of the Company. I agree to return to the appropriate person or location or otherwise properly dispose of Confidential Information once that necessity no longer exists. I also agree not to make copies or otherwise reproduce Confidential Information except to the extent necessary to carry out my responsibilities as an employee of the Company.

IV. INVENTIONS

A. Definitions.

“Technology” comprises all materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other documents; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other products, technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto.

“Inventions” means any and all Technology that (i) is created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, at any time during my employment by the Company or, whether during or within a reasonable time after my employment with the Company, otherwise in connection with my activities as an employee of, or based upon any Confidential Information of, the Company, and (ii) relates in any manner to the actual or reasonably anticipated business, research, development or other activities of the Company, or were created, made, conceived, invented, discovered, developed, reduced to practice or suggested using the Company’s equipment, supplies, facilities, or Confidential Information. “Inventions” shall not include (a) Technology expressly set forth on Schedule A, and (b) other Technology to the extent that California Labor Code Section 2870 or any other mandatory and non-waivable applicable laws, prohibits the assignment thereof as set forth herein. I acknowledge and understand that Section 2870(a) provides as follows:

“Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer [or] (2) Result from any work performed by the employee for the employer.”

B. Ownership of Inventions. I agree and acknowledge that all right, title and interest with respect to all Inventions shall solely vest in, inure to the sole benefit of, and be the sole property of, the Company without any limitations. I agree and acknowledge that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

C. Assignment of Inventions. I agree to assign and transfer to the Company, without further consideration, my entire right, title and interest (throughout the United States and in all other countries or jurisdictions), free and clear of all liens and encumbrances, in and to all Inventions. Such assignment and transfer to the Company shall be continuous during my employment as of the relevant time of development of each such Invention. The Company may, in its sole discretion, agree to provide consideration for certain Inventions through a written agreement between the Company and the undersigned which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Inventions shall be the sole property of the Company, whether or not copyrightable or patentable or in a commercial stage of development. In addition, I agree to maintain adequate and current written records on the development of all Inventions, which shall also remain the sole property of the Company. I also agree that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

D. Moral Rights. To the extent allowed by law, this assignment of inventions includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

E. License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual and transferable license throughout the universe to make, use, import, sell, copy, distribute, display, perform (whether or not publicly) such invention as part of and in connection with the Company property.

F. Assist With Registration. In the event any Invention shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining and maintaining letters patent or other applicable registrations and in vesting the Company with full title. Should the

Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

G. Disclosure. I agree to disclose promptly to the Company all Inventions and relevant records. I further agree to promptly disclose to the Company any idea that I do not believe to be an Invention, but is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company or during the one-year period following termination of my employment. I will disclose the idea, along with all information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Invention subject to this Agreement.

V. FORMER OR CONFLICTING AGREEMENTS

A. Former Agreements. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have listed in Schedule A all other agreements concerning proprietary information or inventions to which I am a party and attached copies of any agreements in my possession. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this agreement or concerns proprietary information, inventions or assignment of ideas.

B. Prohibition On Use Of Third Party Information. I represent and warrant and covenant that I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any. I acknowledge and agree that any violation of this provision shall be grounds for my immediate termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary information or trade secrets.

VI. TERMINATION

A. Return of the Company’s Property. I agree to promptly return to the Company upon termination of my employment all Confidential Information and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Confidential Information or other information pertaining to any Inventions.

B. Termination Certificate. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.

C. Subsequent Employers. I agree that after the termination of my employment with the Company, I will not enter into any agreement that would cause me to violate any of my obligations under this agreement and will inform any subsequent employers of my obligations under this agreement.

D. Survival. The terms and conditions of this agreement and my obligations hereunder shall survive any termination of my employment with the company and any expiration or termination of any employment or other agreement between the Company and me, and such terms and conditions shall remain in full force and effect as set forth herein.

VII. ENFORCEMENT. I acknowledge that monetary damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any Confidential Information and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such Confidential Information. I further understand that Company may waive some of the requirements expressed in this Agreement, but to make such a waiver effective it must be made in writing by the Company and such a waiver should not in any way be deemed a waiver of Company’s right to enforce any other requirements of this Agreement. I agree that each of my obligations specified above is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of the rest of them or of any other covenants in this Agreement.

VIII. REMEDIES. No remedy conferred on Company by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given or now or later existing at law or in equity or by statute or otherwise. The election of one or more remedies by Company or me shall not constitute a waiver of the right to pursue other available remedies.

IX. AT-WILL RETENTION. Although I understand that my employment is contingent on the acceptance and observance of this Agreement, this Agreement shall not be construed to make my employment other than terminable at will at anytime by me or Company at our sole discretion, with or without cause.

X. MISCELLANEOUS PROVISIONS.

A. Prior Disclosures. I agree this Agreement shall apply to any Confidential Information that Company may have provided me prior to the effective date hereof.

B. Construction and Validity. This Agreement shall be governed by the laws of the State of California, excluding its conflict of law principles, and any disputes which cannot be resolved between the parties shall be submitted to the courts within California for resolution. If any provision of this Agreement is held to be void, invalid, or inoperative, such event shall not affect any other provisions, which shall continue and remain in full force and effect as though such void, invalid or inoperative provisions had not been a part of this Agreement.

C. Amendments. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by an officer of the Company and me.

D. Entire and Sole Agreement. This Agreement constitutes the entire understanding and agreement between the Company and me regarding the subject matter of this Agreement and supersedes any and all prior or contemporaneous oral or written communications regarding it.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY CONFIDENTIAL OR PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

EMPLOYEE:	WITNESS: COMPANY

By:
Signature

Name:
Name (Please Print)

Title:
Social Security Number

Date:	Date:

SCHEDULE A

EMPLOYEE’S DISCLOSURE

1.	Confidential Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Confidential Information of Company (the “Company”), other than information I have learned from the Company in the course of being hired:

2.	Prior Inventions. Except as set forth below, there are no ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; or any improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, that I wish to exclude from the operation of this Agreement:

3.	Prior Agreements. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):

Date:

Employee Name

Employee Signature

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING

COMPANY CONFIDENTIAL INFORMATION

This is to certify that I have returned all property of CyberSource (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Confidential Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Company’s Agreement Regarding Confidentiality and Inventions (“Agreement”) signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (i) the reporting of any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, conceived or developed by me alone or with others and covered by the Agreement and (ii) the preservation as confidential all Confidential Information pertaining to the Company. This certificate in no manner limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by                                                               [Name of New Employer] [in the                                  division] and I will be working in connection with the following projects:

[generally describe the projects]

Date:

Employee Name

Employee Signature

ANNEX D

Non-Competition and Non-Solicitation Agreement

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of this 17th day of June 2007, by and between CyberSource Corporation, a Delaware corporation (the “Parent”), and Roy Banks of 6174 Thornton Circle, Highland, Utah 84003 (the “Executive”) (collectively, the “parties”).

WHEREAS, the Executive is a key executive of Authorize.Net Holdings, Inc. (the “Company”); and

WHEREAS, pursuant to an Agreement and Plan of Reorganization by and among the Parent, Congress Acquisition-Sub, Inc. (the “Merger Sub”), Congress Acquisition Sub 1 LLC (“Merger Sub LLC”), and the Company (the “Merger Agreement”), the Merger Sub and the Company will be merged and the resulting corporation will be merged with and into the Merger Sub LLC, with the Merger Sub LLC surviving as a wholly-owned subsidiary of the Parent; and

WHEREAS, the Executive is a holder of options in and shares of capital stock of Company and consequently will receive substantial consideration as a result of the consummation of the Merger, which consideration reflects the goodwill associated with the Company’s business; and

WHEREAS, a material condition to the Parent’s obligation to consummate the Merger and to preserve the value of the assets being acquired by the Parent, the Merger Agreement requires, among other things, that the Executive enter into this Agreement at or prior to the closing of the Merger; and

WHEREAS, the Executive has accepted employment with the Parent in connection with the Merger;

NOW, THEREFORE, subject to the terms of the Merger Agreement and contingent upon the consummation of the Merger, the parties agree as follows:

1. Covenant Not To Compete or Solicit. The Executive acknowledges that one of the material conditions precedent to the consummation of the Merger is the Executive’s agreement to be bound by the restrictions set forth in this Section 1. The Executive further acknowledges and agrees that he has unique knowledge and experience regarding the Company’s business, and further acknowledges that, as a result of the Parent’s acquisition of the Company’s business, the only method of preserving and protecting the assets, business and goodwill acquired by the Company is by restricting the ability of the Executive to engage in certain competitive business activities in the manner set forth in this Section 1. Accordingly, for as long as Executive is employed by Parent and for a period of one (1) year thereafter (the “Noncompetition Period”), the Executive agrees that he will not, either directly or indirectly:

(a) Engage in any business activity (whether as an employee, consultant, proprietor, partner, director or otherwise) that is competitive, in whole or in part, with the Parent or the Company (or with any Affiliated Entity, which is defined to mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Parent or the Company), including but not limited to developing, selling, marketing, manufacturing, licensing, or distributing products or services that are competitive with the products and services being developed, sold, marketed, manufactured, licensed, or distributed by the Parent or the Company; or have any ownership interest in, or participate in the financing, operation, management, or control of, any person, firm, corporation or business whose products, activities, or services compete in whole or in part with those of the Parent or the Company (or of any Affiliated Entity), provided, however, that nothing contained in this Section 1(a) shall be construed to prohibit the Executive from purchasing and owning (directly or indirectly) up to one percent (1%) of the capital stock or other securities of any corporation or other entity whose stock or securities are traded on any national or regional securities exchange or the national over-the-counter market and such ownership shall not constitute a violation of this Section 1(a);

(b) Divert or attempt to divert from the Parent or the Company (or any Affiliated Entity) any business of any kind in which it is engaged, including, without limitation, the solicitation of any past, present, or prospective supplier, partner, or customer, or the interference with or disruption of its business relations with its past, present, or prospective suppliers, partners or customers;

(c) Solicit, hire, recruit, employ or retain any person or entity who is employed by or has a contractual relationship with the Parent or the Company (or any Affiliated Entity), or encourage any person or entity who is employed by or has a contractual relationship with the Parent or the Company (or any Affiliated Entity) to terminate their employment or contractual relationship with the Parent or the Company (or any Affiliated Entity).

2. Equitable Relief. The Parent and the Executive agree and acknowledge that, in the event the Executive breaches or threatens to breach this Agreement, the damage to the Parent will be substantial and incapable of calculation in money damages, and that the remedy at law for any breach of this Agreement is and will be inadequate. Therefore, in the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Parent shall be entitled to equitable remedies without the obligation to post bond or other security in seeking such relief, including, but not limited to, specific performance or temporary, preliminary or permanent injunctive relief restraining the Executive from violating the provisions of this Agreement. Nothing contained in this Agreement shall be construed as prohibiting the Parent from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from the Executive.

3. Enforceability. If any court determines that any of the non-competition or non-solicitation covenants set forth herein (the “Covenants”), or any parts thereof, are invalid or unenforceable, the other Covenants and the remainder of any of the Covenants so impaired shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Covenants, or any parts thereof, are unenforceable because of the duration or geographic scope thereof, the parties agree that the duration or geographic scope of such Covenants, or any parts thereof, shall be the maximum duration or geographic scope, as the case may be, provided by law, of such Covenants, and, in such reduced form, such Covenants shall then be enforceable. It is the intention of the parties that the Covenants contained in Section 1 shall be enforced to the greatest extent in time, area, and degree of participation as is permitted by the laws of the jurisdiction in which enforcement is sought.

4. Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by the Executive and by a duly authorized representative of the Parent other than the Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

5. Assignment. The performance of the Executive is personal hereunder, and the Executive agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Parent; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Parent or a sale of any or all or substantially all of its assets. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

6. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the parties’ agreement concerning its subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

8. Acknowledgment. The Executive acknowledges (a) that he has been advised by independent counsel of his own choice concerning this Agreement and has been advised to do so by the Parent, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9. Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any term of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CYBERSOURCE CORPORATION:		ROY BANKS:

By:	/s/ William S. McKiernan	/s/ Roy Banks
William S. McKiernan
Title:	Chairman and Chief Executive Officer

ANNEX E

OPINION OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

June 17, 2007

Board of Directors

CyberSource Corporation

World Headquarters

1295 Charleston Road

Mountain View, CA 94043

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to CyberSource Corporation (the “Company”) of the Consideration (as defined below) in the aggregate to be paid by the Company in respect of each share of the common stock, par value $0.01 per share (the “Authorize.Net Common Stock”), of Authorize.Net Holdings, Inc. (“Authorize.Net”) pursuant to the Agreement and Plan of Reorganization, dated as of June 17, 2007 (the “Agreement”), by and among the Company, Congress Acquisition-Sub, Inc., a wholly owned subsidiary of the Company (“Acquisition Sub Corp.”), Congress Acquisition Sub 1, LLC, a wholly owned subsidiary of the Company (“Acquisition Sub LLC”), and Authorize.Net. Pursuant to the Agreement, Acquisition Sub Corp. will be merged with and into Authorize.Net, which shall be the surviving corporation (the “Authorize.Net Surviving Corporation”), and the Authorize.Net Surviving Corporation shall then be merged with and into Acquisition Sub LLC (the foregoing mergers being referred to herein as the “Mergers”) and each outstanding share of Authorize.Net Common Stock not owned by the Company, Acquisition Sub Corp., Acquisition Sub LLC, Authorize.Net or any direct or indirect wholly owned subsidiary of the Company or of Authorize.Net (collectively, the “Excluded Entities”), other than Dissenting Shares (as defined in the Agreement), will be converted into the right to receive: (a) cash consideration equal to the quotient obtained by dividing (i) $125,000,000; by (ii) the number of shares of Authorize.Net Common Stock issued and outstanding immediately prior to the effective time of the Mergers, minus all shares of Authorize.Net Common Stock and all other securities of Authorize.Net held by the Excluded Entities (the “Cash Consideration”); and (b) 1.16110 shares of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company (the “Stock Consideration”; together with the Cash Consideration, the “Consideration”).

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time. We also may provide investment banking and other financial services to the Company, Authorize.Net and their respective affiliates in the future. In connection with such services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Authorize.Net and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Authorize.Net for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

E-1

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Authorize.Net for the five fiscal years ended December 31, 2006; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Authorize.Net; certain other communications from the Company and Authorize.Net to their respective stockholders; certain internal financial analyses and forecasts for Authorize.Net prepared by its management; and certain internal financial analyses and forecasts for the Company prepared by its management and certain financial analyses and forecasts for Authorize.Net prepared by the management of the Company (“Forecasts”), including certain cost savings and operating synergies projected by the management of the Company to result from the Transaction (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Authorize.Net regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Authorize.Net. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of Authorize.Net Common Stock, compared certain financial and stock market information for Authorize.Net and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the payment processing industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by us. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company, and that the Synergies will be realized. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Authorize.Net or on the expected benefits of the Transaction in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Authorize.Net or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, nor are we expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration in the aggregate to be paid by the Company in respect of each share of Authorize.Net Common Stock pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)

E-2

ANNEX F

OPINION OF JEFFERIES BROADVIEW

June 15, 2007

The Board of Directors

Authorize.Net Holdings, Inc.

293 Boston Post Road West, Suite 220

Marlborough, Massachusetts 01752

Members of the Board:

We understand that Authorize.Net Holdings, Inc. (the “Company”), CyberSource Corporation (“Parent”), Congress Acquisition-Sub, Inc. (“Merger Sub Corp.”), and Congress Acquisition Sub 1, LLC (“Merger Sub LLC”), propose to enter into an Agreement and Plan of Reorganization (the “Agreement”), pursuant to which (i) the Company will merge with Merger Sub (the “Company Merger”), and (ii) the surviving corporation in the Company Merger will merge with Merger Sub LLC (the “LLC Merger,” and together with the Company Merger, the “Merger”), in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock owned by the Company or owned by Parent, Merger Sub Corp, Merger Sub LLC or any direct or indirect wholly owned subsidiary of the Company or Parent, all of which shares will be canceled (collectively, the “Excluded Shares”), or as to which dissenters rights have been properly exercised, will be converted into the right to receive a combination of (i) 1.1611 shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”), and (ii) an amount in cash equal to the amount obtained by dividing $125 million by the number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares) (such shares and cash referred to in clauses (i) and (ii), respectively, are collectively referred to as the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i) reviewed a draft dated June 15, 2007 of the Agreement;

(ii) reviewed certain publicly available financial and other information about the Company and Parent;

(iii) reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv) reviewed certain information furnished to us by Parent’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Parent;

(v) held discussions with members of the senior managements of the Company and Parent concerning the matters described in clauses (ii) through (iv) above;

(vi) reviewed the share trading price history and valuation multiples for the Company Common Stock and the Parent Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vii) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

(viii) considered the potential pro forma impact of the Merger; and

(ix) conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or Parent or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, or conduct a physical inspection of any of the properties or facilities of, the Company or Parent, or assume any responsibility to obtain any such evaluations or appraisals or to conduct any such physical inspection.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and Parent have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and Parent as to the future financial performance of the Company and Parent, respectively. We express no opinion as to the Company’s or Parent’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Company Common Stock. You have advised us that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Company Common Stock. We express no opinion as to the price at which shares of Company Common Stock or Parent Common Stock will trade at any time.

We have been engaged by the Company to act as its financial advisor in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory services to the Company and have received fees for the rendering of such services. We maintain a market in the securities of Parent, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ JEFFERIES BROADVIEW,
a division of Jefferies & Company, Inc.

ANNEX G

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX H

CERTIFICATE OF AMENDMENT OF THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF CYBERSOURCE CORPORATION

The undersigned certify that:

1.	They are the President and the Secretary of CyberSource Corporation, a Delaware corporation.

2.	All references to (i) “Fifty Million (50,000,000)” in the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of this corporation are hereby amended to “One Hundred Twenty-Five Million (125,000,000)” and (ii) “Fifty-Five Million Six Hundred Ten Thousand Nine Hundred Sixty-Nine (55,610,969)” in the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of this corporation are hereby amended to “One Hundred Thirty Million Six Hundred Ten Thousand Nine Hundred Sixty-Nine (130,610,969)”.

3.	The foregoing amendment of the Second Amended and Restated Certificate of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of the Second Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholder in accordance with Section 242 of the Delaware General Corporation Code.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:	By:
William S. McKiernan, President

Richard Scudellari, Secretary

H-1

ANNEX I

CYBERSOURCE CORPORATION

1999 STOCK OPTION PLAN

(amended and restated April, 2000)

(amended July, 2000)

(amended February, 2001)

(amended and restated February, 2003)

(amended and restated March, 2004)

(amended and restated March, 2006)

1. Purpose. This 1999 Stock Option Plan1 (“Plan”) is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of CyberSource Corporation, a Delaware corporation (the “Company”). Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

2. Types of Awards and Shares. Awards granted under this Plan may be (a) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) nonqualified stock options (also known as “nonstatutory stock options”) (“NQSOs”), (c) Restricted Shares or (d) Restricted Share Units. The shares of stock that may be issued in connection with an Award granted under this Plan (the “Shares”) are shares of Common Stock of the Company (“Common Stock”).

3. Number of Shares. The aggregate number of Shares that may be issued pursuant to Awards granted under this Plan is 11,000,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. Eligibility.

(a) General Rules of Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Awards (“Grantees”). A Grantee may be granted more than one Award under this Plan.

(b) Company Assumption of Options. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by granting an Option under this Plan in replacement of the Option assumed by the Company. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

[1]	Approved by the Company’s Board of Directors and stockholders in January, 1999.

5. Terms and Conditions of Options. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant. No Option shall be exercisable until such Grant is executed by the Company and the Grantee.

(c) Exercise Price. The exercise price of an NQSO and an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Shareholders”) shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted. In the case of Options intended to qualify as Performance-Based Compensation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

(d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee (including the performance criteria set forth in Section 8(d)) as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further, that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may grant an Option whereby the Grantee may elect to exercise any or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

(e) Limitations on Options. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(g) Options Non-Transferable. To the extent provided in an individual Grant, NQSOs shall be transferable by gift to members of the Grantee’s Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Grantee as settlor of the trust, by will, and by the laws of descent and distribution. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee or any permitted transferee.

(h) Assumed Options. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

(i) Termination of Options. Except as otherwise provided in a Grantee’s Grant, Options granted under the Plan shall terminate and may not be exercised if the Grantee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). A Grantee shall be considered to be employed by the Company for all purposes under this Section 5(i) if the Grantee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Grantee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether a Grantee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(j) Termination Generally. If a Grantee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable)(the “Vested Options”) by the Grantee on the Termination Date, may be exercised by the Grantee, but only within three months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date.

(k) Death or Disability. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Grantee or the permanent and total disability of the Grantee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee (or the Grantee’s legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Grantee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee or the Grantee’s legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

6. Director Formula Option Grants. In addition to discretionary grants of Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

(a) Formula Grant. On the date of adoption of this Plan, each Non-Employee Director shall receive a NQSO for 10,000 shares. Following the date of adoption of this Plan, upon initial election or appointment to the Company’s Board of Directors, the elected or appointed Non-Employee Director shall receive a NQSO for 25,000 shares on the first business day following the election or appointment of such Non-Employee Director. Thereafter, annually on January 1, each Non-Employee Director shall receive a NQSO for 10,000 shares.

(b) Terms of Grant. Options granted pursuant to this Section 6 shall be subject to the following terms:

(i) Exercise Price and Payment Terms. The exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant, payable in cash or otherwise in accordance with the alternatives specified in Section 7(b) of this Plan.

(ii) Term. The term of the Options shall be ten (10) years from the date the Option is granted.

(iii) Vesting and Repurchase Period. All Options granted pursuant to the terms of this Section 6 shall be exercisable at anytime on or after the date of grant pursuant to the terms of the Grant is such form as shall be approved by the Committee. The Shares subject to the Options granted pursuant to the terms of this Section 6 shall vest nine (9) months after the date of the grant. The Company shall have a repurchase right (at the exercise price paid for such Shares) with respect to any unvested Shares purchased pursuant to the Option.

(iv) Other Terms. In order to be eligible for the annual automatic option grants, the Non-Employee Director shall be on the date of grant, and shall have maintained for the prior year, continuous status as an active member of the Board of Directors for the entire year or from the date the Non-Employee Director joined the Board of Directors. If, for any reason, a Non-Employee Director ceases to be a member of the Board, such director shall be ineligible for that year’s grant.

7. Exercise of Awards.

(a) Notices. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Grantee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Grantee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: (i) by cancellation of indebtedness of the Company to the Grantee; (ii) by surrender of shares of Common Stock of the Company already owned by the Grantee, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee); (iii) by waiver of compensation due or accrued to Grantee for services rendered; and/or (iv) for Options and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to issuance of the Shares pursuant to an Award, the Grantee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Grantee may provide for payment of withholding taxes by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares acquired. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the “Tax Date”). All elections by Grantees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;

(ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii) all elections shall be subject to the consent or disapproval of the Committee; and

(iv) if the Grantee is an officer or director of the Company or other person (in each case, an “Insider”) whose transactions in the Company’s Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Company is subject to Section 16(b) of the Exchange Act, the election must comply with Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”).

(d) Limitations on Exercise. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

8. Restricted Shares and Restricted Share Units. The Committee shall determine the number of Restricted Shares or Restricted Share Units issued to any Grantee, the purchase price of the Restricted Shares (if any), and all other terms and conditions of the Restricted Shares or Restricted Share Units, subject to the following:

(a) Form of Grant. Restricted Shares and Restricted Share Units granted under this Plan shall be evidenced by a written Restricted Share Grant or Restricted Share Unit Grant (as applicable, the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant for Restricted Shares or Restricted Share Units shall be the date on which the Committee makes the determination to grant such Award unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Restricted Shares or Restricted Share Units will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant.

(c) Individual Restricted Share and Restricted Share Unit Limit. For awards of Restricted Shares and Restricted Share Units that are intended to be Performance-Based Compensation, the maximum number of Restricted Shares and Restricted Share Units which may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below.

(d) Performance Criteria. The Committee may provide that the vesting of an Option, Restricted Shares or Restricted Share Units may vest upon the satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, any Parent or Subsidiary of the Company and/or any individual business units of the Company or any Parent or Subsidiary of the Company. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the applicable Award agreement.

9. Amendment of Awards. The Committee shall have the power to amend the terms of any outstanding Award granted under the Plan, provided that (a) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (b) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (c) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying shares, in exchange for another Option shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a transaction described in Section 13(a) of the Plan. Any outstanding ISO that is amended shall be treated in accordance with Section 424(h) of the Code.

10. Privileges of Stock Ownership. No Grantee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan.

11. No Obligation to Employ; No Right to Future Grants. Nothing in this Plan or any Option granted under this Plan shall confer on any Grantee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Grantee’s employment or other relationship at any time, with or without cause, or (b) to have any Award(s) granted to such Grantee under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

12. Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee and the number of Shares subject to outstanding Awards and the exercise price per share of outstanding Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Award and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Award shall be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

13. Assumption of Awards by Successors.

(a) In the event of (i) a merger or consolidation as a result of which the holders of voting securities of the Company prior to the transaction hold shares representing less than 51% of the voting securities of the Company after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the shareholders of the corporation and the Awards granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards shall be assumed by the successor corporation, which assumption shall be binding on all Grantees, an equivalent award shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Grantees as was provided to shareholders (after taking into account the existing provisions of the Grantees’ awards such as the exercise price (if applicable) and the vesting schedule), and, in the case of outstanding Shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Grantee.

(b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Awards shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Grantees specifying the terms and conditions of such termination (which date shall be at least twenty (20) days after the date the Committee gives the written notice).

14. Adoption and Shareholder Approval. The Plan became effective when adopted by the Board of Directors (the “Board”) in January, 1999. The shareholders of the Company also approved the Plan in January, 1999. In April, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments were approved by the shareholders of the Company. In February, 2001, the Board adopted and approved an amendment to the Plan increasing the number of shares granted to a Non-Employee Director upon initial election or appointment to the Board from 10,000 to 25,000. In February, 2003, the Board adopted and approved an amendment and restatement of the Plan to revise the definition of Fair Market Value such that the fair market value of a share of Common Stock of the Company shall be determined based on the closing price for a share on the date of determination, which amendment is not subject to approval by the shareholders of the Company. In March, 2004, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan and (b) provide that Option repricings shall be subject to shareholder approval, which amendments were later approved by the shareholders of the Company. In March, 2006, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan, (b) provide for the grant of Restricted Shares and Restricted Share Units under the Plan and (c) provide for certain other administrative changes, which amendments are conditioned upon and not to take effect until approved by the shareholders of the Company.

15. Administration.

(a) General. This Plan may be administered by the Board or a Committee appointed by the Board (the “Committee”). As used in this Plan, references to the “Committee” shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any Shares acquired pursuant to an Award.

(b) Administration with Respect to Directors and Officers. With respect to grants of Awards to directors or employees who are also officers or directors of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(c) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to employees or consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers of the Company to grant such Awards and may limit such authority as the Board determines from time to time.

(d) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to a “Committee” shall be deemed to be references to such Committee or subcommittee.

16. Term of Plan. Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2008, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

17. Amendment or Termination of Plan. The Board or Committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 9 or this Section 17. No amendment, suspension or termination of the Plan shall adversely affect any rights under Options already granted to a Grantee.

18. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

(a) “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Shares or Restricted Share Units under the Plan.

(d) “Covered Employee” means a Grantee who is a “covered employee” under Section 162(m)(3) of the Code.

(e) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(f) “Non-Employee Directors” shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

(g) “Option” means an option to purchase shares of Common Stock granted under the Plan.

(h) “Immediate Family” means an individual who is a member of the Grantee’s “immediate family” as that term is defined under Rule 16a-1(e) of the Exchange Act.

(i) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(k) “Restricted Shares” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.

(l) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Committee.

(m) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

19. Applicable Law and Regulations. The obligations of the Company under this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws.

ANNEX J

AMENDMENT TO THE CYBERSOURCE CORPORATION

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

This Amendment (this “Amendment”) to the CyberSource Corporation Amended and Restated 1999 Stock Option Plan (the “Plan”) is dated as of                 , 2007.

WHEREAS, as of August 6, 2007, the Board of Directors of the Company approved this Amendment, and directed that it be submitted to the stockholders of the Company; and

WHEREAS, as of                 , 2007, the stockholders of the Company approved this Amendment in accordance with Section 17 of the Plan.

NOW, THEREFORE, the Plan is hereby amended in the manner set forth below:

1. The first sentence of Section 3 of the Plan shall be deleted in its entirety and be replaced by the following:

“The aggregate number of Shares that may be issued pursuant to Awards granted under this Plan is 15,500,000 Shares, subject to adjustment as provided in this Plan.”

2. The first sentence of Section 16 of the Plan shall be deleted in its entirety and be replaced by the following:

“Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2011.”

3. Except as amended hereby, the Plan remains unchanged and in full force and effect and is hereby ratified, confirmed and reconfirmed.

4. All references from and after the date hereof to the Plan, whether contained in any agreement, instrument, document, note, certificate or writing of any kind or character, shall be deemed to mean the Plan as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

CyberSource Corporation

William S. McKiernan, President

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